UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant {X]  Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-12


                           HIRSCH INTERNATIONAL CORP.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)


                -----------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

                Common Stock of Hirsch International Corp.,
                $.01 par value per share ("Common Stock")

     2)   Aggregate number of securities to which transaction applies:

                15,046,697 shares of Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               The filing free of $2,355 was calculated pursuant to Exchange Act Rule 0-11(c) and was determined by multiplying .0001177 by the product of (a) 15,046,697 (which is the number of shares of Common Stock being issued to the stockholders of the company being acquired) by (b) $1.33 (which is the average of the high and low prices for the registrant's Class A Common Stock on September 28, 2005 as reported on the NASDAQ SmallCap Market) .

     4)   Proposed maximum aggregate value of transaction:

                $20,012,107

     5)   Total fee paid:

                $2,355

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                            Hauppauge, New York 11788




                                             ___________________, 2005

Dear Stockholder:

     We are writing to you regarding our proposed merger with Sheridan Square Entertainment, Inc. ("Sheridan"). Our Board of Directors has unanimously approved this transaction, which we believe will benefit our stockholders by allowing you to participate in a larger, more diverse company with long-term growth potential.

     Our proposed combination with Sheridan will be effected through the merger of a newly formed subsidiary of Hirsch into Sheridan, with Sheridan becoming our wholly-owned subsidiary. We will issue shares of our common stock to the stockholders of Sheridan. After the merger, the former Sheridan stockholders will own approximately 62% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants), subject to adjustment as described in the enclosed proxy statement. Current holders of our common stock, options and warrants will own the remaining approximately 38% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants) subject to further dilution and adjustments as described in the enclosed proxy statement.

     Based on the  closing  price of our  common  stock on the  NASDAQ  SmallCap
Market  on July 20,  2005 of  $1.10,  we  currently  expect  that  the  Sheridan
stockholders   will  receive  in  the  merger  an  aggregate  of   approximately
$16,552,000 worth of our common stock. The actual value of the shares to be issued to Sheridan stockholders will depend on the market value of our common stock at the time the merger is completed. Following completion of the merger, you will continue to be a stockholder of Hirsch and you will be asked to exchange your shares of Class A and Class B common stock for shares of our new common stock.

     Our Board of Directors also has unanimously approved the transactions and has determined that the transactions are advisable and in the interests of our stockholders.

     Harris Nesbitt Corp., the financial advisor to our Board of Directors, has given its opinion to our Board of Directors that the exchange contemplated by the merger is fair to our stockholders from a financial point of view.

     We will not carry out the merger unless our stockholders give their approval. We will ask you to consider and approve the merger at a meeting of our stockholders, which will be in lieu of our 2005 annual meeting, and will be held on __________, 2005 at ________________________, local time, at
____________________________________  as  more  fully  set  forth  in the  Proxy
Statement. You are urged to attend this meeting.

     The notice of meeting, proxy statement and proxy card for the Meeting are enclosed. In addition to our proposed merger with Sheridan, you will be asked to act at the meeting upon proposed changes to our Restated Certificate of Incorporation. These changes to our Restated Certificate of Incorporation are conditions to the merger. You also will be asked to elect a new slate of directors and to increase the number of shares of our common stock available for issuance under our 2003 Stock Option Plan, both of which are related to and conditions of the merger. Our Board of Directors unanimously recommends that you
(a) approve the changes to our Restated Certificate of Incorporation; (b) vote for each director nominated; and (c) vote to increase the number of shares available for issuance under our 2003 Stock Option Plan. An affirmative vote for all of these matters is required for the approval of the merger.

     The proxy statement includes important information. WE URGE YOU TO READ IT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 33, BEFORE GIVING YOUR PROXY. A copy of our 2005 Annual Report to Stockholders is also enclosed.

     Your vote is important regardless of the number of shares you hold. To ensure your representation at the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or respond to your broker's request for instructions. If you choose to attend the Meeting, you may revoke your proxy and personally vote your shares at the Meeting.

Sincerely yours,

/s/ Paul Gallagher
------------------
Paul Gallagher
President, Chief Executive Officer and Chief
Operating Officer

     This document is dated ____________, 2005 and is first being mailed to the stockholders of Hirsch International Corp. on or about _____________, 2005

                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)

                                NOTICE OF SPECIAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 10:00 A.M. ON ___________, 2005

To the Stockholders of Hirsch International Corp.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Hirsch International Corp., a Delaware Corporation ("we", "us", "Hirsch" or the "Company") will be held on __ __, 2005, at 10:00 A.M. at ________for the following purposes:

     1. To consider and vote on a proposal to adopt an Agreement and Plan of Merger dated as of July 20, 2005, by and among the Company, SSE Acquisition Corp., ("Merger Sub") and Sheridan Square Entertainment, Inc. ("Sheridan") and the issuance of our common stock to the stockholders of Sheridan and the other transactions described in the Agreement and Plan of Merger;

     2. To consider and vote on proposals to amend our Restated Certificate of Incorporation that would have the following effects, among others:

     (a) to modify the fixed range of the number of our directors comprising our Board and to designate our initial directors following the merger;

     (b) to convert the two classes of common stock we are authorized to issue into a single class of common stock having equal voting and other rights;

     (c) to increase the number of shares of common stock the Company is authorized to issue to 50,000,000 shares, $.01 par value and;

     (d) to adopt a Second Amended and Restated Certificate of Incorporation that includes the foregoing changes in the event that they are approved by the stockholders and makes the other changes set forth in our proposed Second Amended and Restated Certificate of Incorporation which is included as Annex C to the enclosed Proxy Statement.

     3. to consider and vote upon a proposal to increase the number of shares of our common stock available for issuance pursuant to our 2003 Stock Option Plan from 750,000 to 5,000,000;

     4. to elect a Board of Directors consisting of nine (9) directors;

     5. to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006; and

     6. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof including soliciting additional proxies if there are not sufficient votes in favor of approving the proposed merger, the issuance of our common stock to the stockholders of Sheridan Square Entertainment Inc. and the proposed changes to our Restated Certificate of Incorporation.

     Approval of each of proposals 1, 2, 3 and 4 is conditioned on the approval of all such proposals. Therefore, you should consider proposals 1, 2, 3 and 4 together. If any of proposals 1, 2, 3 or 4 is not approved, none of them will be implemented, even, though one or more of them receive sufficient stockholder votes for approval.

     The Board of Directors has fixed the close of business on ____________, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of our common stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from ____________, 2005 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     The accompanying proxy statement provides you with a summary of proposals on which our stockholders will vote at the Meeting. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT, PARTICULARLY THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 33, BEFORE VOTING. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 THROUGH 5.

     Your vote is important regardless of the number of shares you hold. To ensure your representation at the Meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker. You should follow directions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the Meeting, you may revoke your proxy and personally cast your votes at the Meeting.

     We invite all stockholders to attend our Meeting in person. Those stockholders who are unable to attend are urged to execute and return the enclosed proxy card as promptly as possible. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors

/s/ Beverly Eichel
------------------

Beverly Eichel, Secretary

Hauppauge, New York
_____________, 2005

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT 10:00 A.M. ON ___________, 2005

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hirsch International Corp. ("we", "us", "Hirsch" or the "Company") of proxies to be voted at a Special Meeting of Stockholders and any adjournment or postponement thereof (the "Meeting") to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. The Board of Directors has set ________, 2005, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 7,912,010 shares of Class A Common Stock and 550,018 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy or other written communication with the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1) the approval of the Agreement and Plan of Merger dated as of July 20, 2005 (the "Merger Agreement", by and among the Company, SSE Acquisition Corp. ("Merger Sub") and Sheridan Square Entertainment, Inc. ("Sheridan") and the issuance of our common stock to the stockholders of Sheridan and the other transactions described in the Merger Agreement;

     (2)  the  approval  of  the  amendment  to  our  Restated   Certificate  of
Incorporation ("Restated Certificate") that would have the following effects, among others:

          (a) to modify the fixed range of the number of our directors comprising our Board, and to designate our initial directors following the merger;

          (b) to convert the two classes of common stock we are authorized to issue into a single class of common stock having equal voting and other rights;

          (c) increase the number of shares of common stock we are authorized to issue to 50,000,000 shares, par value $.01 per share and;

          (d) to adopt a Second Amended and Restated Certificate of Incorporation that includes the foregoing changes in the event that they are approved by the stockholders and make the other changes set forth in our proposed Second Amended and Restated Certificate of Incorporation which is included as Annex C to this proxy statement ("Second Restated Certificate").

     (3) the approval of the amendment to our 2003 Stock Option Plan which would increase the number of shares of our common stock available for issuance thereunder from 750,000 to 5,000,000 shares;

     (4) the election of a new Board of Directors consisting of nine (9) directors;

     (5) the ratification and appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006, and;

     (6) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of each of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, estimated at approximately $10,000, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2005 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B common stock will be entitled to one vote per share on all matters, other than the amendments to the Restated Certificate of Incorporation (each of the holders of our Class A and Class B common stock will vote separately, as a class) and the election of directors. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. The Proxy Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Stockholders are being mailed to stockholders on or about _____, 2005.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                         PAGE


SUMMARY TERM SHEET                                                        10
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS                              13
SUMMARY                                                                   19
HIRSCH SUMMARY SELECTED HISTORICAL FINANCIAL DATA                         21
SHERIDAN SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA                     23
HIRSCH INTERNATIONAL CORP. UNAUDITED SUMMARY SELECTED
PRO FORMA COMBINED FINANCIAL DATA                                         24
HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES UNAUDITED
 PRO FORMA CONSOLIDATED BALANCE SHEETS                                    24
HIRSCH INTERNATIONAL CORP. AND SUBSIDIAIRIES UNAUDITED
 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS                          29
RISK FACTORS                                                              33
CAUTIONARY STATEMENTS REGARD FORWARD-LOOKING STATEMENTS                   49
OUR STOCKHOLDERS MEETING                                                  51
PROPOSAL 1 - APPROVAL OF AGREEMENT AND PLAN OF MERGER                     57
THE MERGER AGREEMENT                                                      61
BUSINESS OF SHERIDAN                                                      84
SHERIDAN SELECTED CONSOLIDATED FINANCIAL DATA                             94
SHERIDAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                                      96
BUSINESS OF HIRSCH                                                       102
OUR SELECTED CONSOLIDATED FINANCIAL DATA                                 109
OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                                     112
COMPARATIVE PER SHARE DATA                                               125
CAPITALIZATION                                                           126
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND
 RELATED STOCKHOLDER MATTERS                                             128
DESCRIPTION OF OUR CAPITAL STOCK                                         130
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER              133
INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER          133
RESTRICTIONS ON RESALE OF OUR COMMON STOCK RECEIVED IN
 CONNECTION WITH THE MERGER                                              136
REGISTRATION RIGHTS AGREEMENT                                            137
DIVIDENDS                                                                138
ANTICIPATED ACCOUNTING TREATMENT                                         138
REGULATORY MATTERS                                                       138
PROPOSAL 2 - AMENDMENTS TO OUR RESTATED CERTIFICATE OF
 INCORPORATION - PROPOSALS 2(a) - 2(d)                                   139
PROPOSAL 3 - APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN             143
PROPOSAL 4 - ELECTION OF DIRECTORS                                       146
PROPOSAL 5 - SELECTION OF INDEPENDENT REGISTERED PUBLIC
 ACCOUNTING FIRM                                                         166
OTHER BUSINESS                                                           167
STOCKHOLDERS' PROPOSALS                                                  167
COPY OF ANNUAL REPORT                                                    167
WHERE YOU CAN FIND MORE INFORMATION                                      168
INCORPORATION BY REFERENCE                                               168
INDEX TO FINANCIAL STATEMENTS                                            170

                                     ANNEXES

Annex A     Agreement and Plan of Merger
Annex B     Opinion of Harris Nesbit Corp.
Annex C     Form of Second Amended and Restated Certificate of Incorporation
Annex D     Form of Amended and Restated Bylaws
Annex E     Voting Agreement
Annex F     Proposed 2003 Stock Option Plan, as amended
Annex G     Audited Financial Statements of Sheridan
Annex H     Audited Financial Statements of Compendia
Annex I     Audited Financial Statements of Musicrama
Annex J     Audited Financial Statements of Artemis
Annex K     Unaudited Financial Statements of Sheridan

                               SUMMARY TERM SHEET

The Merger          Our wholly-owned subsidiary SSE Acquisition Corp. will merge with and into Sheridan. As a result, Sheridan will become our wholly owned subsidiary.

Merger              Sheridan stockholders will receive approximately  15,000,000
Consideration       shares of our common  stock in exchange  for their shares of
                    Sheridan  capital  stock.  Following the merger,  the former
                    Sheridan stockholders, together with holders of vested options and warrants will own an aggregate of approximately
                    62% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants), subject to adjustment as described in this proxy statement and current holders of our common stock, together with holders of vested options and warrants to purchase shares of our common stock, will own the remaining approximately 38% of our outstanding common stock
                    (including shares issuable upon the exercise of vested and "in the money" options and warrants)(the "Exchange").

                    Based on the July 20, 2005 closing price of our common stock on the NASDAQ SmallCap Market and the number of shares of common stock we currently expect to issue to the Sheridan stockholders, the shares that Sheridan stockholders will be entitled to receive will have an aggregate market value of approximately $16,552,000. The market price of our common stock will likely fluctuate, however, prior to completion of the merger. (See "Market Price Information")

Material            The  material  conditions  to  the  closing  of  the  merger
Conditions          include,   among   other   things,   the   approval  of  our
                    stockholders  to the  transactions  described  in the Merger
                    Agreement; the receipt by the parties of certain third party consents; neither party shall be subject to a Material
                    Adverse Effect (as defined in the Merger Agreement; and the execution of employment agreements with certain key members of management.

Fairness            Harris Nesbitt Corp., an investment  banking firm, has given
Opinion             its  opinion  to our Board of  Directors  that the  Exchange contemplated by the merger is fair to our stockholders from a financial point of view.

Amendments          Our Restated  Certificate of  Incorporation  will be amended
to Restated         and  restated  to  provide  for (a) a Board of not more than
Certificate         nine (9)  directors;  (b) the  conversion of our Class A and
of Incorporation    nine (9)  directors;  (b) the  conversion of our Class A and
                    Class B common stock into a single class of common stock having equal voting and other rights; (c) an increase in the number of shares of common stock we are authorized to issue to 50,000,000 shares, $.01 per value per share; and (d) the adoption of the Second Amended and Restated Certificate which includes the forgoing amendments.

Amendment to        Our Board of Directors has adopted,  subject to ratification
Second Amended      of the merger,  our  proposed  Second  Amended and  Restated
and Restated        By-Laws pursuant to which not less than 70% of the directors
By-Laws             comprising  the entire Board are required to approve,  among other things,  (a) our annual budget;  (b) the incurrence of indebtedness  in excess  of $2.5  million  in the  aggregate
                    (excluding  indebtedness  incurred in the ordinary course of
                    business);   (c)  the  issuance  of  any  additional  equity
                    securities or securities convertible into equity securities, in excess of $2.5 million in the aggregate,  or the granting of any  options,  warrants  or other  rights to acquire  our equity  securities;  (d) the sale, lease,  exchange or other disposition  of  any  material  asset  by us or  any  of our subsidiaries, or the merger, consolidation or liquidation of us or any of our  subsidiaries;  (e) the  acquisition of any asset or assets  outside of the ordinary  course of business in  one  or a  series  of  related  transactions  having  an aggregate  purchase  price in excess of $5 million;  (f) the declaration  or payment of any dividend on any of our equity
                    securities;    (g)   any   stock   split,   combination   or
                    reclassification  of any of our equity  securities;  (h) any transaction  between us and any of our affiliates (except as
                    provided  in  our   bylaws);   (i)  any   amendment  to  our
                    certificate of incorporation or By-Laws; (j) a change in the number of directors that constitute our Board; and (k) appointment or removal of any executive officer, or the adoption or amendment of any employment contract or terms of employment with any of the executive officers or any manager with authority substantially equivalent to that of one of our executive officers or that of any of our subsidiaries.

Amendment to        Our 2003 Stock  Option Plan will be amended to increase  the
2003 Stock          number of shares of our common stock  available for issuance
Option Plan         thereunder from 750,000 shares to 5,000,000 shares.

Required Vote       (a) The affirmative vote of the holders of a majority of our shares of Class A and Class B common stock present, in person or by proxy, and entitled to vote, voting as one class, is required to adopt the Merger Agreement and approve the merger, the issuance of our common stock in connection with the merger and the amendment to our 2003 Stock Option
                    Plan and the approval of BDO Seidman, LLP to audit our financial statements for fiscal 2006; (b) the amendments to the Restated Certificate of Incorporation must be approved separately by a majority of the holders of each of our Class
                    A common stock and the Class B common stock, voting separately as a class; and (c) the holders of a our outstanding common stock will elect 9 directors by a plurality of the vote.


         QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS

     Q:   Why am I receiving this document?

     A: We have agreed to combine our existing embroidery machine distribution and services business with Sheridan's music production and distribution business under the terms of the Merger Agreement that is described in this document. A copy of the Merger Agreement is attached to this document as Annex A. In order to complete the merger transaction, our stockholders must vote to adopt the Merger Agreement and approve the merger, the issuance of our common stock in the merger, the proposed changes to our certificate of incorporation and to our 2003 Stock Option Plan and to elect nine (9) directors to our board of directors. We will ask our stockholders for these approvals at our special stockholders meeting. This document contains important information about the merger, our new certificate of incorporation and bylaws, and the election of our board of directors consisting of nine
          (9) members and the amendment of our 2003 Stock Option Plan and the election of our board of directors. You should read it carefully. The enclosed voting materials allow you to vote your shares without attending the Meeting.

          Your vote is important. We encourage you to vote as soon as possible.

     Q:   Why are we proposing the merger?

     A: Our board of directors unanimously recommends that our stockholders vote in favor of all of the transactions proposed for approval in this document as it is in the best interest of the Company and our stockholders. The reasons why our Board of Directors recommends the merger transaction are discussed in greater detail in the section titled "The Merger - Proposals - Recommendation of the Board of Directors and Its Reasons for the Transaction," beginning on page 61.

     Q:   When and where is the Meeting of stockholders?

     A:   The Meeting of our  stockholders  will take place at 10:00 a.m.  local
          time,              on               _____________,               2005,
          at________________________________________________.

     Q: What stockholder approvals are required to approve the merger and related transactions?

     A: The affirmative vote of holders of a majority of our shares of Class A and Class B common stock present, in person or by proxy, at the Meeting and entitled to vote as of the record date, voting as a single class, is required to adopt the Merger Agreement, approve the merger and the issuance of our common stock in connection with the merger and the proposed amendment to our 2003 Stock Option Plan. The affirmative votes of holders of a majority of each of our shares of Class A and Class B common stock, voting as separate classes, are required to approve the proposed amendments to our Restated Certificate of Incorporation.

     Q:   What will happen in the merger?

     A: Prior to entering into the Merger Agreement, we formed SSE Acquisition Corp ("Merger Sub"), as our wholly owned subsidiary. On the effective date of the merger, Merger Sub will merge with and into Sheridan, and Sheridan will continue as the surviving company. The surviving company will be our wholly owned subsidiary. Upon completion of the merger, each share of common stock of Merger Sub outstanding will be converted into one share of newly issued common stock of Sheridan. Each outstanding share of common and preferred stock of Sheridan will be canceled and converted into the right to receive shares of our common stock determined in accordance with the exchange ratio set forth in the Merger Agreement. In addition, as of the date hereof, we own approximately $1,000,000 worth of Sheridan's Series B Preferred Stock all of which, upon the closing of the merger, would be cancelled and will be of no effect. As a result, we will own all the outstanding capital stock of Sheridan.

          At the same time, the Company will contribute the assets comprising our embroidery machine distribution and services business to a newly formed wholly-owned subsidiary. At this point, the Company would become a holding company with two operating subsidiaries, one containing our embroidery machine distribution and services business and the other containing the music production and distribution business of Sheridan.

     Following the merger, the former Sheridan stockholders, together with holders of vested options and warrants will own an aggregate of approximately 62% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants), subject to adjustment as described in this proxy statement and current holders of our common stock, together with holders of vested options and warrants to purchase shares of our common stock, will own the remaining approximately 38% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants).

          The merger will be accounted for using purchase accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Sheridan has been designated as the acquiror because immediately after the merger, its stockholders will hold more than 50% of our common stock on a fully diluted basis. The market value of the Company on July 20, 2005, the date of the announcement, was $9.3 million. The purchase price will be allocated to our identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the Merger and any excess of our cost over those fair market values will be accounted for as negative goodwill. The results of final valuations of property, plant and equipment and intangible and other assets, and the finalization of any potential plans of restructuring, have not yet been completed. We will revise the allocation of the purchase price when additional information becomes available.

     Q: What will be the composition of our Board of Directors and Management after the merger?

     A: Immediately following the merger, our Board of Directors will consist of nine directors, two of whom have been nominated by Sheridan, two of whom have been nominated by our Board of Directors and five whom shall be jointly nominated by our Board of Directors and Sheridan. Our nominees shall be Henry Arnberg, our current Chairman of the Board and our largest single stockholder, and Paul Gallagher, our current Chief Executive Officer, President, Chief Operating Officer and a director. The two Sheridan nominees shall be Joseph Bianco the current Co-Chief Executive Officer of Sheridan and a director of Sheridan, and Robert
          E. Michalik, the current Chairman of the Board of Directors of Sheridan. The five jointly nominated directors are MaryAnn Domuracki, Marvin Broitman, Kammy Moalmzadeh, Edward J. Tobin and Jose Axtmayer. Mr. Gallagher will become our President and Chief Operating Officer, and Joseph Bianco will become our Chief Executive Officer following the merger. Henry Arnberg will remain Chairman of our Board of Directors while Anil Narang, the current Co-Chief Executive Officer of Sheridan, will be appointed to the position of Vice Chairman. Beverly Eichel, our present Executive Vice President - Finance, Chief Financial Officer and Secretary will remain in those offices. Concurrently, with the consummation of the merger, Messers Bianco, Gallagher and Narang, and Ms. Eichel will enter into new employment agreements with us. See "Interests of our directors and executive officers in the merger" beginning on page 133.

     Q:   Who will be our largest stockholders after the merger?

     A: After the merger, the following persons will be our largest stockholders: Kinderhook Capital, 41.2%, Henry Arnberg, 6.3%, Redux Records, 6.3% and Music Holdings, 5.5%. For the percentage ownership our largest existing stockholders will have in the combined company, see "Security Ownership of Certain Beneficial Owners and Management," beginning on page 154.

     Q:   What will be our name after the merger?

     A:   Upon   completion  of  the  merger,   our  name  will  remain  "Hirsch
          International Corp."

     Q:   What will I receive for my shares in the merger?

     A: You will not be receiving any payment or other consideration for your shares in the merger. Upon completion of the merger, you will continue to own the same number of shares of our common stock that you owned just prior to the merger. Since our Class A and Class B common stock will be converted into a single class of stock, following the completion of the merger, you will be asked to exchange your old shares of Class A or Class B common stock for an equal number of newly issued shares of common stock. Because we will issue approximately 15,000,000 shares of our common stock to the former Sheridan stockholders, the percentage ownership that your shares represent in the combined company will be substantially reduced.

     Q: What are my U.S. federal tax consequences as a result of the merger and sale transactions?

     A: We and Sheridan intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a result, the merger will have no tax consequences for our current stockholders.

     Q:   Why are there changes being made to our bylaws?

     A: The Board of Directors has approved, subject to the consummation of the merger and the transactions contemplated in the merger agreement, our Second Amended and Restated Bylaws. These amendments require the approval by a super-majority of not less than seventy (70%) percent of our directors of certain significant corporate actions. A copy of our proposed Second Amended and Restated Bylaws is annexed hereto as Annex
          D. Our stockholders will not be voting on the proposed changes to our bylaws.

     Q: Why am I being asked to approve changes to the Restated Certificate of Incorporation?

     A: The changes to our Restated Certificate of Incorporation are being proposed to you solely in connection with the merger. If we do not complete the merger, we will not make these changes, and if our stockholders do not approve the changes, we cannot complete the merger.

     Q:   Why am I being asked to approve changes to our 2003 Stock Option Plan?

     A: Upon the closing of the merger, we will be required to issue options to purchase 3,000,000 shares of our common stock to certain of our executive officers and an additional 924,000 options to the former holders of Sheridan options. Our 2003 Stock Option plan, in effect at present, does not have sufficient shares reserved for issuance thereunder. If we do not complete the merger, we will not make these changes. If our stockholders do not approve the changes, we will not complete the merger.

     Q: Are there risks I should consider in deciding whether to vote for the merger and sale transactions?

     A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the "Risk Factors" section, beginning on page 33, and the other matters discussed in this document.

     Q:   How do I cast my vote?

     A: After carefully reading and considering the information contained in this document, if you are a holder of record, you may vote in person at the Meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted "for" each proposal described in this document, including adoption of the Merger Agreement and approval of the merger, the issuance of our common stock in the merger, and the changes to our certificate of incorporation.

     Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: If you hold your shares in "street name," which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. If you do not provide your broker, banker or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares in connection with the matters covered by this proxy statement which relate to the merger. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone. If you fail to cast your vote by proxy or give voting instructions to your broker, those votes will not be counted as voting or abstaining with respect to such matters, however, an abstention or failure to vote will have the same effect as a vote against the merger.

     Q:   Can I change my vote after I have delivered my proxy?

     A: Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the Meeting by delivering a later-dated, signed proxy card to our company secretary prior to the meeting or by attending the meeting in person and voting. You also may revoke your proxy by delivering, prior to the date of the meeting, a notice of revocation to our company secretary at the address under "The Stockholders Meeting - Revocation of Proxies" on page 54.

     Q:   What will happen if I abstain from voting or fail to vote?

     A: An abstention or failure to vote will have the same effect as a vote against the merger.

     Q:   What should I do if I receive more than one set of voting materials?

     A: You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction cards. Please complete, sign, date and return EACH proxy card and voting instruction card that you receive. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card.

     Q: Where will my shares of common stock be listed after completion of the merger?

     A: We do not know if the listing of our common stock for quotation on the NASDAQ SmallCap Market will be permitted to continue after the merger. If NASDAQ does not continue to list our common stock after the merger, we may apply for listing on the American Stock Exchange and if our listing is not accepted, we expect to list or to seek to have our common stock listed on the OTC Bulletin Board.

     Q:   When do you expect to complete the merger?

     A:   We currently expect to complete the merger shortly after the Meeting.

     Q:   Should I send in my share certificates?

     A: Yes. Following the completion of the merger, you will be asked to exchange your old shares of Class A or Class B common stock. This will be done on a share for share basis so you will own the same number shares following the merger that you owned prior to the merger.

     Q:   Do I have appraisal rights?

     A: No. Our stockholders will not have appraisal rights under Delaware law in connection with the merger.

     Q:   Who can help answer my questions?

     A: If you have any questions about the merger, the amendments to the certificate of incorporation or any of the other proposals, or about how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card, you should contact:

                Hirsch International Corp.
                200 Wireless Boulevard
                Hauppauge,  New York 11788
                Attention:  Paul Gallagher or
                            Beverly Eichel
                (631) 701-2211 or (631)701-2169
                Email: paulg@hirschintl.com or beichel@hirschintl.com

     Q:   Where can I find more information about you and Sheridan?

     A: You can find more information about us from various sources described under "Where You Can Find More Information" on page 168. Because
          Sheridan is a private company that does not file reports with Securities and Exchange Commission, there is limited information available about Sheridan other than what has been provided in this proxy statement.

                                     SUMMARY

     This proxy statement is being provided to you, as a stockholder of Hirsch, in connection with a proposed merger between a wholly-owned subsidiary of Hirsch and Sheridan.

     During the past several fiscal years, Hirsch has noted a decline in the market for the embroidery equipment which it sells and, in order to sharpen its focus on that market, Hirsch has disposed of ancillary operations related to the embroidery equipment business. This effort resulted in improved operations and a significant amount of available cash.

     Since Hirsch has not been able to materially expand its sales of embroidery equipment, it began searching for acquisitions which it hoped would be of benefit to the Hirsch stockholders.

     After reviewing a significant number of potential candidates, management identified Sheridan as an acquisition candidate with long-term growth potential and hence would benefit the Hirsch stockholders. Sheridan is a publisher and distributor of music and as such, its business is significantly different from that of Hirsch. The synergies that Hirsch anticipates are in management and controls rather than in operations and Hirsch sees the significant growth potential of Sheridan as providing a deployment of available assets of Hirsch in a way which is believed to be beneficial to the Hirsch stockholders.

     Following the merger, the former Sheridan stockholders, together with holders of vested options and warrants will own an aggregate of approximately 62% of our outstanding common stock (including shares issuable upon the exercise ofvested and "in the money" options and warrants), subject to adjustment as described in this proxy statement and current holders of our common stock, together with holders of vested options and warrants to purchase shares of our common stock, will own the remaining approximately 38% of our outstanding common stock (including shares issuable upon the exercise ofvested and "in the money" options and warrants).

     The merger will be accounted for using purchase accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Sheridan has been designated as the acquiror because immediately after the merger, its stockholders will hold more than 50% of our common stock on a fully diluted basis. The market value of the Company on July 20, 2005, the date of the announcement, was $9.3 million. The purchase price will be allocated to our identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the Merger and any excess of our cost over those fair market values will be accounted for as negative goodwill. The results of final valuations of property, plant and equipment and intangible and other assets, and the finalization of any potential plans of restructuring, have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

     The managements of Hirsch and Sheridan will be combined and representatives of both companies will sit on the Board of Directors (together with five (5) independent members who will be jointly nominated by Hirsch and Sheridan) and be senior managers.

     Harris Nesbitt, Corp., the financial advisor to the Hirsch Board of Directors, has given its opinion that the Exchange contemplated by the merger is fair to Hirsch stockholders from a financial point of view.

     The purpose of this proxy statement is to solicit the votes of the holders of the outstanding common stock of Hirsch to approve the merger with Sheridan. A Meeting for this purpose has been called for _____, 2005 at ____ local time at _______. The Meeting will also serve as the 2005 annual meeting of Hirsch stockholders.

     The matters to be considered at the Meeting include (a) approving the merger with Sheridan; (b) approving amendments to our Restated Certificate of Incorporation including notably the conversion of our two classes of common stock into one class of common stock in place thereof and increasing the authorized shares of common stock of Hirsch to 50 million shares, (c) approving an increase in the shares of common stock available for issuance pursuant to the our 2003 Stock Option Plan from 750,000 to 5 million shares, (d) electing a new Board of Directors consisting of nine directors, two of whom are nominated by Hirsch, two of whom are nominated by Sheridan, and the other five of whom are "independent", (e) approving BDO Seidman, LLP as our independent registered public accounting firm and to transact such other businesses that come before the meeting.

     Upon approval of the merger, Hirsch will continue as a publicly traded holding company with two operating groups, one of which would consist of the present Hirsch embroidery equipment business and the other of which would consist of Sheridan music business. Future determinations concerning the continuances of all or any part of these businesses will depend upon the judgment of management concerning growth and profitability potential and a deployment of assets in a manner designed to effect long-term growth in revenues and income.

                HIRSCH SUMMARY SELECTED HISTORICAL FINANCIAL DATA

     We are providing the following financial information to assist you in the analysis of the financial aspects of the merger. Our summary selected financial data have been derived from our audited consolidated financial statements and the related notes for each of the last five years and our unaudited consolidated financial statements for the six months ended July 30, 2005 and July 31, 2004. The unaudited consolidated interim financial statements of Hirsch, in the opinion of management, reflect all material adjustments, which consists only of normal recurring adjustments, necessary for a fair presentation of such data.

     This information is only a summary. You should read this summary selected information in conjunction with our historical audited and unaudited consolidated financial statements and the related notes contained in the annual reports and other information that we have previously filed with the SEC.


                                                                 Year Ended                                  Six Months Ended
------------------------------------    -------------------------------------------------------------     -----------------------
                                        January      January       January     January      January         July         July
                                           29,          31,          31,         31,          31,           30,           31,
------------------------------------    ----------   ----------    --------    ---------    ---------     ---------    ----------
Hirsch International Corp. and            2005       2004           2003         2002         2001          2005          2004
Subsidiaries                               (3)        (1,3,4)        (3)        (2,3)         (2,3)
------------------------------------    ----------   ----------    --------    ---------    ---------     ---------    ----------
                                                          (in thousands of dollars, except per share amounts)
Statement of Operations Data:

Net sales............................... $43,641      $46,449      $42,723      $50,156      $63,980       $25,890       $20,004

Cost of sales...........................  29,574       31,120       29,490       36,876       44,992        17,679        13,356

Operating expenses......................  15,874       17,488       16,793       24,925       34,378         7,956         8,210

Income (loss) from continuing            (2,139)      (2,025)      (3,451)     (16,990)     (15,346)           623       (1,548)
operations before income tax
provision (benefit)

Income tax provision (benefit).........        9           25        (504)      (5,881)           --            30            16
                                        ----------   ----------    --------    ---------    ---------     ---------    ----------

Income (loss) from continuing
operations.............................   (2,148)      (2,050)      (2,947)     (11,109)     (15,346)           593       (1,564)

Income (loss) from discontinued
operations.............................      376        2,494       (2,603)      (7,216)        (323)             -         (193)
                                        ----------   ----------    --------    ---------    ---------     ---------    ----------

Net Income (loss).....................  $ (1,772)       $ 444      $(5,550)    $(18,325)    $(15,669)         $593      $ (1,757)
                                        ==========   ==========    ========    =========    =========     =========    ==========

Basic earnings (loss) per share:
Earnings (loss) from continuing
operations.............................  $(0.26)      $(0.24)      $(0.34)      $(1.25)    $  (1.68)      $  0.07      $  (0.19)

Loss (income) from discontinued
operations.............................  $  0.05       $ 0.29      $(0.30)      $(0.81)    $  (0.04)      $  0.00      $  (0.02)

Net income (loss)......................  $(0.21)       $ 0.05      $(0.64)      $(2.06)    $  (1.72)      $  0.07      $  (0.21)
                                        ==========   ==========    ========    =========    =========     =========    ==========

Diluted earnings (loss) per share:
Earnings (loss) from continuing
operations.............................  $(0.26)       $(0.24)     $(0.34)      $(1.25)    $  (1.68)      $  0.06      $  (0.19)

Loss (income) from discontinued
operations.............................   $0.05        $ 0.29      $(0.30)      $(0.81)    $ (0.04)       $  0.00      $  (0.02)

Net income (loss)......................  $(0.21)       $ 0.05      $(0.64)      $(2.06)    $ (1.72)       $  0.06      $  (0.21)
                                        ==========   ==========    ========    =========    =========     =========    ==========

Weighted average number of shares
used in the calculation of
earnings (loss) per share..............
Basic                                      8,351        8,571        8,789        8,894        9,112        8,455        8,339
Diluted                                    8,351        8,571        8,789        8,894        9,112        9,401        8,339

     (1) In fiscal year 2004, the Company completed its plan of restructuring and reversed, as a reduction of operating expenses, $716,000 of restructuring costs that had been previously provided for facilities and severance costs.

     (2) Fiscal year 2002 operating expenses included a write-down of impaired goodwill of $3.5 million and restructuring costs of $2.7 million and Fiscal 2001 includes a write-down of impaired goodwill of $7.6 million.

     (3) Fiscal years 2005, 2004, 2003, 2002 and 2001 have been restated to reflect the discontinued operations of HTT, TUI, HAPL and Pulse.

     (4) In fiscal year 2004, the Company reversed $2.0 million of reserves associated with the UNL lease portfolio which was sold to Beacon Funding in September 2003.


              SHERIDAN SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with the Sheridan Consolidated Financial Statements and the Notes thereto included in Annex G. The consolidated financial statement data as of December 31, 2004 and for the period July 29, 2003 (inception) through December 31, 2003 for Sheridan are derived from, and qualified by reference to, the audited Consolidated Financial Statements included in Annex G. For Musicrama, the audited Consolidated Financial Statements the period January 1, 2003 through July 31, 2003 and the year ended December 31, 2002 included in Annex I as well as the unaudited Consolidated Financial Statements for the years ended December 31, 2001 and 2000, are derived from, and qualified by reference to, the financial statements and should be read in conjunction with those Consolidated Financial Statements and the Notes thereto. We have also provided Sheridan's unaudited consolidated financial statements for the six months ended June 30, 2005 and 2004 in Annex K. The unaudited consolidated financial statements of Sheridan, in the opinion of management, reflect all material adjustments, which consists of normal recurring adjustments necessary for a fair presentation of such data.

                      Sheridan Square                         Musicrama (4)                      Sheridan Square
                      Entertainment                                                              Entertainment (5)

                      Year Ended   July 31 -   January 1-  Year Ended   Year Ended   Year         Six Months Ended
                                                                                     Ended
                      December     December    July 31,    December     December     December
                         31,         31,                      31,           31,        31,            June 30,
-------------------   ---------    ---------   --------    ---------    ---------   ---------     --------------
Sheridan Square       2004           2003        2003        2002          2001        2000       2005      2004
Entertainment and                    (1)
subsidiaries          ---------    ---------   --------    ---------    ---------   ---------     --------------
                                                                (in thousands)
Statement of
Operations Data:

Net sales             $ 37,991    $ 17,279     $ 13,199    $ 26,024    $ 20,765    $ 18,308     $ 19,013    $ 16,960

Cost of sales           24,762      10,605        8,705      18,141      15,458      12,842        9,846      10,944

Operating expenses      18,352       5,933        2,866       5,515       5,146       5,402       10,301       8,042

Other Expenses
(income) (2,3)             859         934           81         104         (8)          -           889         247

Income (loss) from
operations before
income tax
provision (benefit)
(2,3)                   (5,982)       (193)       1,547       2,264        169            64     (2,023)      (2,273)

Income tax
provision                   -            -           34         141         16            37          -            -
                      --------     --------    --------    --------   --------      --------    --------    --------

Net Income (loss)     $ (5,982)   $   (193)   $   1,513    $  2,123   $    153      $     27    $ (2,023)    $ (2,273)
                      =========    ========    ========    ========   ========      ========    ========     ========


     (1)  Represents  period from July 2003  (inception)  through  December  31,
          2003.

     (2)  Includes $194,000 in abandoned acquisition expenses for 2004.

     (3) Includes $760,000 in lease settlement charges associated with the closure of a facility in California for 2003.

     (4) Represents historical financial statement data for the existing entity of Musicrama prior to its acquisition by Sheridan.

     (5) From July 31, 2003 (the date of inception for Sheridan), Musicrama is included in Sheridan's financial results.


                           HIRSCH INTERNATIONAL CORP.
                           UNAUDITED SUMMARY SELECTED
                        PRO FORMA COMBINED FINANCIAL DATA



     The following unaudited pro forma condensed consolidated statements of operations for the six months ended July 30, 2005 and the year ended January 29, 2005 for Hirsch and the six months ended June 30, 2005 and the year ended December 31, 2004 for Sheridan assumes the business combination between Hirsch and Sheridan occurred on February 1, 2004. The unaudited profroma condensed consolidated balance sheet combines Hirsch's balance sheet as of July 30, 2005 with Sheridan's balance sheet as of June 30, 2005 as if the merger occurred as of July 30, 2005. The proforma financial information assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined company's results of operations. The proforma financial information includes adjustments to record the assets and liabilities of Hirsch at their estimated fair value and is subject to further adjustment as additional information becomes available and as additional analyses are performed. The estimated fair value was based upon the closing stock price at the date the merger was announced ($1.10 per share). Included on page 29 are unaudited pro forma statements of operations of Hirsch for the year ended January 29, 2005, Sheridan for the year ended December 31, 2004 and Compendia for the period January 1, 2004 through December 10, 2004. Compendia was acquired by Sheridan on December 11, 2004 and the stub period is presented to reflect the activity of Compendia as if it had been consolidated with Sheridan for the entire year.

     Operating results are not intended to reflect actual results of the two businesses as if combined for the periods noted.

     Pursuant to the Merger Agreement, Sheridan will merge with our wholly owned subsidiary, Merger Sub, with Sheridan surviving. As a result of the merger, each share of the common stock of Merger Sub outstanding just before the merger will be converted into one share of common stock of Sheridan. Sheridan will then become our wholly owned subsidiary.


                   HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
            UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  July 30, 2005
                                 (in thousands)

                                  Historical     Historical      Pro-Forma          Pro-Forma
                                    Hirsch       Sheridan      Adjustments (1)       Hirsch
                                    ------       --------      -----------          -------
        Assets

        Current Assets

Cash and Cash Equivalents           $3,320         $323              -                $3,643

Restricted Cash                      4,900            -              -                 4,900

Accounts Receivable-Net              4,802       11,725              -                16,527

Inventories, Net                     8,083        7,187              -                15,270

Other Current Assets                   384          996              -                 1,380

Advances to Artists                      -        2,868              -                 2,868

Net Assets of Discontinued
  Operations                           610            -              -                   610

                                   -------    ---------    -----------       ---------------
Total Current Assets                22,099       23,099              -                45,198
                                   -------    ---------    -----------       ---------------

Property, Plant and Equipment,
  Net                                1,737          386        (1,737)(2)                386

Music Catalogs, Net                      -       14,460              -                14,460

Goodwill                                 -        2,590              -                 2,590

Non-contractual
  customer obligations                   -        8,643              -                 8,643

Deferred Financing Fees                  -        2,349              -                 2,349

Other Assets, Net                    1,521          358        (1,521)(2)                358
                                    -------       ------         ------               ------


Total Assets                       $25,357      $51,885        (3,258)               $73,984
                                   =======      =======        ======                =======


Liabilities and
Stockholders' Equity

          Current Liabilities

Accounts Payable & Accrued
Expenses                            $6,914      $10,094           450 (2)            $17,458

Capitalized Lease
Obligation - Current                   161            -             -                   161

Deferred Gain - Current                120            -          (120)(2)                 -

Customer Deposits                      334            -             -                   334

Royalties Payable                        -        2,385             -                 2,385

Reserve for Returns                      -        1,512             -                 1,512

Notes Payable - Current                  -          829             -                   829

Other current liabilities                -        2,293             -                 2,293

Net Liabilities of Discontinued
Operations                           1,440            -             -                 1,440
                                    -------       ------         ------               ------

Total Current Liabilities            8,969        17,113           330                26,412
                                    -------       ------         ------               ------

Capitalized Lease Obligations,
less current maturities              1,185             -             -                 1,185

Deferred Gain                          549             -          (549)  (2)               -

Notes Payable, less current portion      -         9,338             -                 9,338

Revolving credit facility                -         9,526             -                 9,526

Other long term  liabilities             -           180             -                   180

Deferred Tax liability                   -         2,590             -                 2,590
                                    -------       ------         ------               ------
Total Liabilities                    10,703       38,747          (219)                49,231
                                    -------       ------         ------               ------

Minority Interest                         -           96             -                    96

        Stockholder's Equity
        --------------------

Preferred Stock, $1.00 par value          -            1            (1)  (3)               -
Class A Common Stock, $.01 par value     90            1           (91)  (3)               -
Class B Common Stock, $.01 par value      6            -            (6)  (3)               -
Common Stock, $0.01 par value             -            -            234  (4)             234
Additional Paid In Capital           41,471       21,238        (31,993) (3)          30,716

Accumulated Deficit                 (24,896)      (8,198)        26,801 (3)           (6,293)

Treasury Stock                       (2,017)           -          2,017 (3)                -
                                    -------       ------         ------               ------
Total Stockholder's Equity           14,654       13,042         (3,039)              24,657
                                    -------       ------         ------               ------

Total Liabilities &
Stockholders' Equity                $25,357       $51,885        (3,258)             $73,984
                                    =======       =======        ======              =======




(1) The pro forma financial information assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate of Hirsch's fair value. The determination of the fair values of Hirsch's assets and liabilities is subject to further adjustments as additional information becomes available and additional analyses are performed.

(2) These adjustments reflect a preliminary allocation of the purchase price to the identifiable net assets acquired and the excess to negative goodwill:

   (A)  Issuance of 8,462,000  common shares to Hirsch  shareholders  at $1.10 per share  (Stock  price on date of  announcement  of merger  July 20,
        2005)

            Common Stock ($0.01 par value)                   $    85
            Additional paid in capital                         9,223
                                                               -----
                Total Value                                    9,308

   (B)  Transaction costs incurred by Hirsch
        through July 30, 2005                                    402

   (C)  Additional  estimated  transaction
        costs to be incurred by Hirsch                           450
                                                                 ---
               Estimated Total Consideration                  10,160

   (D)  Book value of Hirsch's net assets acquired
        by Sheridan                                           25,357

   (E)  Preliminary estimate of Hirsch's assumed
        liabilities before adjustments                       (10,703)
        Adjustments:
                Adjustment to write-off deferred gain
                on building
                              Short term gain                    120
                              Long term gain                     549
                                                                 ---
         Net Assets Acquired                                  15,323
                                                              ------

   (F)  Preliminary estimate of excess of net
        assets acquired over total consideration              (5,163)

   (G)  Writedown property, plant and equipment of
        Hirsch to zero                                        (1,737)

   (H)  Writedown of remaining other assets to zero           (1,521)
                                                              ------

   (I)  Negative goodwill to be recorded in income
        in connection with the acquisition                  $ (1,905)
                                                            ========

(3) Represents the purchase price adjustments related to the merger as follows:

   (A)   Elimination of Sheridan's preferred stock                (1)

   (B)  Elimination of Hirsch's and Sheridan's Class A
        common stock                                             (91)

   (C)  Elimination of Hirsch's Class B common stock              (6)

   (D)  Elimination of Treasury stock                          2,017

   (E)  Elimination of Hirsch's accumulated deficit           24,896

   (F)  Creation of newly issued common stock at
        par value                                                234

   (G)  Adjustment for negative goodwill as calculated
        in note 2 above                                        1,905

   (H)  Elimination of other assets                            1,521

   (I)  Elimination of Property, Plant and Equipment           1,737

   (J)  Elimination of deferred gain on sale of building       (669)

   (K)  Adjustment for accrued transaction costs not
        yet received                                            450
                                                              -----

        Net adjustment to additional paid in capital         31,993
                                                             ======

(4) The pro-forma balance sheet gives effect to the Hirsch acquisition of Sheridan as if such transaction occurred on July 30, 2005. It also reflects the issuance of common stock of Hirsch to Sheridan as set forth in the following table:


Number of newly issued shares of common stock to Sheridan           15,047,000

Number of newly issued shares of common stock to Hirsch              8,462,000

Total number of new issued shares of common stock                   23,509,000

Par value of newly issued shares of common stock                         $0.01

Newly issued shares of common stock at par                                 234

                                                        HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
                                               UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                              FOR THE YEAR ENDED JANUARY, 29, 2005

                                     Historical        Historical                   Historical                     Pro-Forma
                                       Hirsch        Compendia (2)   Compendia      Sheridan (1)                    Hirsch
                                       ------        -------------   ---------      ------------      Pro-        ----------
                                      Year ended     January 1 thru   Pro-Forma     Year ended        Forma       Year ended
                                      January 29,     December 10,    Adjust-       December 31,      Adjust-     January 29,
                                         2005            2004         ments            2004           ments          2005
                                      -------------------------------------------------------------------------------------
                                                                          (In thousands)


NET SALES                                  $43,641       $6,114         -             $37,991        -             $87,746

COST OF SALES                               29,574        3,990         -              24,762        -              58,326
                                     --------------   ----------     ------          ------------    ---------    -----------

GROSS PROFIT                                14,067        2,124         -              13,229        -              29,420
                                     --------------   ----------     ------           ------------   ---------    -----------

OPERATING EXPENSES                          15,874        7,002        469    (4)      18,352        (786)  (3)     40,911
                                     --------------   ----------     ------           ------------   ---------    -----------

OPERATING LOSS                             (1,807)      (4,878)      (469)            (5,123)         786         (11,491)
                                     --------------   ----------     ------           ------------   ---------    -----------

OTHER EXPENSE
Interest expense                               185        2,507        -                 645         897  (5)        4,234
Other expense (income) - net                   147          (3)        -                 214         -                 358
                                     --------------   ----------     ------           ------------   ---------    -----------
           Total other expense                 332        2,504        -                 859           897             4,592
                                     --------------   ----------     ------           ------------   ---------    -----------


LOSS FROM OPERATIONS BEFORE
PROVISION FOR INCOME TAXES,
AND DISCONTINUED OPERATIONS                (2,139)      (7,382)        -              (5,982)       (111)         (16,083)

INCOME TAX PROVISION                             9          -          -                -           -                    9
                                     --------------   ----------     ------           --------      ---------     ----------

LOSS FROM CONTINUING OPERATIONS            (2,148)      (7,382)       (469)           (5,982)       (111)         (16,083)


INCOME FROM DISCONTINUED OPERATIONS            376                      -               -           -                  376
                                     --------------   ----------     -------          -------       ---------     ----------
(Includes $943,000 gain on sale of
Hometown Threads for fiscal 2005)

                                     --------------   ----------     ------           ------------   ---------    ----------
NET LOSS                                  ($1,772)     ($7,382)      ($469)           ($5,982)       (111)        ($15,716)
                                     ==============   ==========     ======           ============   =========    ===========

LOSS PER SHARE:
  Basic and diluted:
  Loss from continuing operations          ($0.26)                                                                  ($0.68)

  Income from discontinued
  operations                                  0.05                                                                     0.02
                                     --------------                                                                ----------

  Net income (loss)                        ($0.21)                                                                  ($0.66)
                                     ==============                                                                ==========


WEIGHTED AVERAGE NUMBER OF SHARES IN
THE CALCULATION OF
LOSS PER SHARE
Basic and diluted                            8,351                                                                    23,509
                                     ==============                                                                ==========

(1) Additional acquisitions occurred in fiscal 2004 by Sheridan but were not material to the pro-forma financial statements.

(2) Compendia was acquired by Sheridan on December 11, 2004. Its proforma statement of operations is being presented as if the acquisition occurred on January 1, 2004

(3) Represents a reduction to depreciation and amortization expense of $786,000 for Hirsch due to its property, plant and equipment and other long term assets having been reduced to zero in order to reflect the application of negative goodwill as a result of purchase accounting.

(4) Represents an addition to depreciation and amortization expense of $469,000 for Sheridan to reflect the amortization of the Compendia music catalog as if the acquisition had occurred on January 1, 2004.

(5) Represents an addition to interest expense of $897,000 for interest on the debt related to the Compendia acquisition that would have been incurred as if it occurred on January 1, 2004.

                   HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 30, 2005

                                                  Historical           Historical                              Pro-Forma
                                                   Hirsch              Sheridan                                Hirsch
                                                  Six months           Six months       Pro-                   Six months
                                                    ended                ended          Forma                   ended
                                                  July 30,             June 30,         Adjust-                July 30,
                                                    2005                 2005           ments                   2005
                                                ----------------    ----------------    ------------        ------------
                                                                              (in thousands)
                                                                                (unaudited)


NET SALES                                               $25,890             $19,013          -                  $44,903

COST OF SALES                                            17,679               9,846          -                   27,525
                                                ----------------    ----------------    ------------        ------------

GROSS PROFIT                                              8,211               9,167                              17,378
                                                ----------------    ----------------    ------------        ------------

OPERATING EXPENSES                                        7,956              10,301           (334) (1)          17,923
                                                ----------------    ----------------    ------------        ------------

OPERATING INCOME (LOSS)                                     255             (1,134)           (334)               (545)
                                                ----------------    ----------------    ------------        ------------

OTHER EXPENSE
Interest  income (expense)                                 (78)               (813)                               (891)
Other income (expense) - net                                446                (76)          -                      370
                                                ----------------    ----------------    ------------        ------------
           Total other income (expense)                     368               (889)          -                    (521)
                                                ----------------    ----------------    ------------        ------------

INCOME (LOSS) FROM OPERATIONS
BEFORE PROVISION FOR INCOME TAXES                           623             (2,023)           (334)             (1,066)

INCOME TAX PROVISION                                         30                -             -                       30
                                                ----------------    ----------------    ------------        ------------

NET INCOME (LOSS)                                          $593            ($2,023)           (334)            ($1,096)
                                                ================    ================    ============        ============

LOSS PER SHARE:
  Basic:
      Net income (loss)                                   $0.07                                               ($0.05)
                                                ================                                            ============

  Diluted:
      Net income (loss)                                   $0.06                                               ($0.05)
                                                ================                                            ============

Weighted Average Number of
Shares used in the calculation
of income (loss) per share
     Basic                                                8,455                                                  23,509
                                                ================                                            ============

     Diluted                                              9,401                                                  23,509
                                                ================                                            ============

(1) Represents adjustment to depreciation and amortization expense for Hirsch due to its property, plant and equipment having been reduced to zero in order to reflect the application of negative goodwill as a result of purchase accounting.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other information contained in this proxy statement in evaluating the proposed merger and the other proposals related to the merger. Any of the following risks could materially and adversely affect our business, financial condition results of operations or prospects. In such event, you may lose all or part of your original investment.


Risks Relating To The Merger

The value of shares of our common stock after the merger will fluctuate and may be less than the value of shares of our common stock as of the date of the Merger Agreement, the date of this proxy statement or on the date of the Meeting.

     Upon completion of the merger, shares of Sheridan common stock and preferred stock (other than shares of Series B Preferred Stock owned by us) will be converted into the right to receive shares of our common stock. The ratios at which the shares will be converted will not be adjusted for changes in the values of Sheridan common or preferred stock or in the market price of our common stock since the date of the Merger Agreement. Neither company may abandon the merger, nor can't we re-solicit the vote of our stockholders, solely because of changes in the value or market price of either company's capital stock.

     There may be some lapse of time between the date when you vote on the merger at the meeting and the date when the merger is completed. The price of shares of our common stock may vary significantly between the dates of the Merger Agreement, this document and the completion of the merger. These variations may be caused by, among other factors, changes in our businesses, operations, results and prospects, market expectations of the likelihood that the merger will be completed and the timing of its completion, the market's perception of the merits of the merger, the prospects for our post-merger operations, and general market and economic conditions. Accordingly, neither the value of the Sheridan common and preferred stock nor the trading price of our common stock on the dates of the Merger Agreement, this document or the Meeting may be indicative of the price of our common stock after the merger is completed.


Our operations and those of Sheridan have generally resulted in losses.

     For the five years ended January 29, 2005, our operations resulted in a cumulative net loss of $40,872,000, and during the two years ended December 31, 2004, Sheridan's operations resulted in a cumulative net loss of $6,175,000. The history of our operating losses and those of Sheridan suggests that the combined companies after the merger will require very significant funding while they attempt to effect profitable earnings. There is no assurance that such funding can be obtained, on terms acceptable to us and if obtained, that profitable operations can be achieved. If funding is not available or if profitable operations are not achieved, our business and operations together with the price of our common stock could be materially, adversely affected.


Certain of our directors, officers and stockholders may have interests in the merger that are different from, or in addition to, the interests of Hirsch's stockholders generally.

     Some of the directors who are recommending that you vote in favor of the merger may have interests in that transaction that differ from that of our stockholders generally. Those interests could have affected their decision to vote in favor of the proposals to be voted on at the Meeting. Four of our directors will remain on our Board of Directors following the merger and two of our executive officers will become executive officers of the combined company. All of our directors will be entitled to the continuation of indemnification arrangements on the terms specified in the Merger Agreement following completion of the merger. In addition Paul Gallagher, our present Chief Executive Officer, President and Chief Operating Officer and Beverly Eichel, our present Executive Vice President of Finance, Chief Financial Officer and Secretary will be entering into new employment agreements. In addition, in conjunction with the merger, we are proposing that our stockholders approve an amendment to our 2003 Stock Option Plan under which certain of our senior executives, including Mr. Gallagher and Ms. Eichel, will receive additional stock option grants. These interests, which may cause their interests to differ from yours, may have influenced these parties to support, advocate or recommend the merger.


Our ability to complete the merger is subject to numerous contingencies, the failure of any one of which could prevent the merger from being completed.

     Under the Merger Agreement, numerous conditions must be satisfied before we and/or Sheridan are required to complete the merger. See "The Merger Agreement-Conditions to Completion of the merger." These conditions include, but are not limited to, the following:

     o the approval of our stockholders to the merger, the Merger Agreement and the transactions contemplated therein;

     o the accuracy of the representations and warranties made by each party to the Merger Agreement provided that any inaccuracy does not have a Material Adverse Effect (as defined in the Merger Agreement) on the representing party;

     o approval from any required governmental entity and any necessary third party consents;

     o our entry into a registration rights agreement with respect to certain of the shares to be issued pursuant to the merger; and

     o the amendment of the Management Service's Agreement between Kinderhook Industries, LLC and Musicrama (the "Kinderhook Agreement").

We will incur significant costs in connection with the merger, whether or not we complete it.

     We and Sheridan expect to incur significant costs related to the merger. These expenses include financial advisory, legal and accounting fees and expenses, severance/employee benefit-related expenses, filing fees, printing expenses, proxy solicitation and other related charges. The companies may also incur additional unanticipated expenses in connection with the merger. A portion of the costs related to these transactions will be incurred regardless of whether the transactions are completed.


Integration following the merger will present significant challenges that may result in the combined companies not operating as effectively as expected or in a failure to achieve the anticipated potential benefits of the merger.

     The integration of two independent companies is a complex, costly and time-consuming process and may disrupt both companies' businesses if not completed in a timely and efficient manner. The difficulties of combining the operations of the companies include, among others:

     -  retaining and assimilating key officers and employees;

     -  consolidating administrative infrastructures;

     -  transitioning to common information technology systems; and

     -  coordinating geographically separate organizations.


Certain contracts with customers, suppliers, licensors, lenders, lessors and other business counterparties require us or Sheridan to obtain consent from these parties in connection with the merger and some of these parties may terminate or otherwise reduce the scope of their relationship with the combined companies in anticipation, or as a result of, the merger.

     Both we and Sheridan have contracts with certain suppliers, customers, licensors, lenders, lessors and other third parties. Some of these contracts require us, Sheridan or our respective subsidiaries to obtain consent from these other parties in connection with the merger. If consents cannot be obtained, the combined company may suffer a loss of potential future revenue or may have certain of our or Sheridan's debts accelerated prior to their stated maturities. For example, the consummation of the merger may give Tajima Industries ("Tajima") the right to terminate our distribution agreements if they do not consent to the merger transaction, and approximately 75% of our present revenues are derived directly from the sale of embroidery machines supplied by Tajima.

Additional stock offerings may dilute current stockholders.

     As a result of acquisitions, additional capital raising, management stock option programs, or the future conversion or exercise of other convertible securities, we may issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including junior preferred stock, options or warrants. The issuance of additional capital stock may further dilute the ownership of our current stockholders.


After the merger, ownership of our common stock will be concentrated among a small number of major stockholders who will have the ability to exercise significant control over us, and whose interests may differ from the interests of other stockholders.

     As a result of the merger, major stockholders of Sheridan will become major holders of our common stock. These stockholders will have the practical ability to control, or significantly influence, the outcome of stockholder votes. The interests of these stockholders may differ from the interests of our other stockholders. These stockholders acting alone or collectively will be able to determine, or exert significant influence over, the outcome of future matters submitted to our stockholders, including the terms of any post-merger proposal to acquire our Company. Each of these stockholders will cause its respective shares of our Common Stock to be voted on matters on which it is entitled to vote in a manner that it believes to be in its best interests. These interests may be different from your interests and may not conform to our strategy or business goals.


Concentrated ownership of large blocks of our common stock after the merger may affect the value of shares held by others and the Company's ability to access public equity markets.

     Large blocks of our common stock will be concentrated among a few major stockholders after the merger. Such share ownership concentration may reduce the market value of the common stock held by other investors for several reasons, including:

     o the perception of a "market overhang," that is, the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors; or

     o the perception that these stockholders will control, either directly or indirectly, the outcome of all significant decisions regarding the operations and direction of our company.

     o We may desire to access the public equity markets to secure additional capital to pursue acquisition or other investment opportunities that may arise. Our registration rights obligations to our significant stockholders could limit our ability or make it more difficult for us to raise funds through common stock offerings upon desirable terms or when required.


Our common stock does not have significant trading volume and its trading price may continue to be volatile.

     Our common stock has not had significant trading volume over the past several years, and its trading price has been highly volatile. For example, between May 1, 2003 and May 1, 2005, our stock price ranged from a low of $0.65 to a high of $3.12 per share. In addition, the trading volume has averaged only 31,000 shares per day during that period. Accordingly, trades of only a small number of shares can have a significant impact on our stock price. We expect this situation to persist until our public float increases through sales of large numbers of shares we are obligated to register for the Sheridan stockholders who will be receiving our common stock in the merger. The registration and sale, or perceived availability for sale, of the large number of shares of stock we will be obligated to register following the merger may also contribute to the volatility of our stock or depress its trading price. In addition, the market for stocks of companies with lower market capitalizations, such as us, have from time to time experienced and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company. These broad fluctuations may adversely affect the market price of our common stock.


As a result of the merger, the market for our common stock will likely change, which may have a materially adverse effect on your ability to sell shares of our common stock.

     Our common stock is presently listed on the NASDAQ SmallCap Market. We anticipate that upon the Merger we will be required to, but will not meet, the qualifications for a new listing on the NASDAQ SmallCap Market which may result in the delisting of our common stock from the NASDAQ SmallCap Market. Accordingly, we may file an application for listing of our common stock on the American Stock Exchange. Our present common stock price does not qualify us for such listing, and we may need to seek a waiver of this requirement. If the waiver is not granted, and our common stock is not listed on the American Stock Exchange, we anticipate the same will be listed on the OTC Bulletin Board. That marketplace does not have the liquidity and reputation of the NASDAQ SmallCap Market or the American Stock Exchange, which could have a materially adverse effect on the quoted prices for our common stock.


Sales of stock by certain stockholders who hold registration rights may negatively affect the market price of our common stock.

     We have granted certain stockholders of Sheridan certain registration rights pursuant to which we may become obligated to file registration statements with the SEC to register significant numbers of shares proposed to be issued in the merger to holders of Sheridan's capital stock. These stockholders will not be restricted as to the prices at which they may offer these shares. Shares sold below the current level at which the shares of our common stock are trading may adversely affect the market price of our common stock.

     Assuming exercise of all currently outstanding warrants by these stockholders, these registrable shares will represent approximately 53.1% of our outstanding common stock immediately following the merger. The availability of this large amount of stock, or actual sales of this stock, either all at once or in blocks, could have a negative effect on the market price of our common stock.


Our current Restated Certificate of Incorporation as well as our proposed Second Restated Certificate of Incorporation, contain provisions that may prevent changes in control, even if in the best interest of the stockholders.

     Our Restated Certificate of Incorporation contains provisions that may have the effect of discouraging, delaying or preventing a change in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of the stockholders to approve transactions that they may deem to be in their best interests. For instance, our Restated Certificate of Incorporation authorizes two classes of common stock, Class A and Class B. The holders of Class B common stock, presently Henry Arnberg and his family members, are permitted to elect up to two-thirds of our Board of Directors.

     In addition, our Restated Certificate of Incorporation permits our Board of Directors to issue up to 1,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. If we issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock. We have no present plans to issue additional shares of preferred stock.


Non-Merger Risks related to Sheridan's business

If sales in the recorded music industry continue to decline, Sheridan's revenues may decline as well.

     Recorded music sales have steadily declined over the last several years due to a number of factors including, among others:

     o    illegal downloading of music from the internet;

     o    bankruptcies   of  record   wholesalers   and  retailers  and  growing
          competition, discretionary spending and retail shelf space.

     Additionally, the period of growth in recorded music sales driven by the introduction and penetration of the CD format has ended. While DVD-Audio, Super Audio CD, DualDisc and downloadable digital files represent potential new avenues for growth, no significant new audio format has yet emerged to take the place of the CD. If the recorded music industry continues to decline, Sheridan's recorded music sales may decline, and Sheridan's revenues will decline as well. In addition, since most sales of prerecorded music are made with a right of return of unsold goods, Sheridan's profitability may decrease if returns of Sheridan's products are higher than what Sheridan has historically experienced.


Catalog sales represent a portion of Sheridan's business, so Sheridan's revenues may decline if the market for catalog sales continues to decline.

     While recorded music sales have steadily declined over the last several years, the decline has been very dramatic in the catalog sales area. As catalog sales represent a significant portion of Sheridan's revenues, Sheridan's revenues will decline if the market for catalog sales continues to decline.


Piracy is still a significant problem impacting the music industry and may impact Sheridan's ability to generate revenues.

     The combined effect of the decreasing cost of electronic and computer equipment and related technology, such as CD burners and the conversion of music into digital formats, have made it easier for consumers to create unauthorized copies of recordings, for example, in the form of CDs and MP3 files. There is a continued risk that piracy will continue to restrict the growth of the music industry and contribute to a continuing decline in recorded music sales which would adversely affect Sheridan's ability to generate revenues. If Sheridan's industry fails to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions, or (if judicial decisions are not in its favor) if it is unsuccessful in its efforts to lobby governments to enact and enforce stronger legal penalties for copyright infringement, or if it fails to develop effective means of protecting intellectual property (whether copyrights or other rights such as patents, trademarks and trade secrets) for entertainment-related products or services, Sheridan's revenues will suffer.

Retail shelf space for catalog products may shrink which could adversely impact Sheridan's revenues and profitability.

     The impact of digital distribution and the greater retail profitability of other products may lead to a shift in retail shelf space away from recorded music goods. It is likely that slower moving product will be the first to be eliminated from retail shelves and catalog titles are by nature slower turning product as compared to new releases. As a result, in the event that retailers decrease the amount of shelf space available for Sheridan's products, especially as the number of catalog titles offered by Sheridan grows, Sheridan's revenues and profitability would be adversely affected.

Sheridan's existing indebtedness and any future incurred indebtedness may adversely affect Sheridan's ability to obtain additional funds and may increase Sheridan's vulnerability to economic or business downturns.

     Sheridan's indebtedness aggregated approximately $20,694,000 as of June 30, 2005. Sheridan has entered into a financing arrangement in the amount of $10 million primarily to provide financing for the Compendia acquisition of which $7 million has been drawn down as of June 30, 2005. In addition, Sheridan intends to borrow additional funds in connection with future acquisitions. As a result, Sheridan is subject to the risks associated with significant indebtedness, including:

     o Sheridan must dedicate a portion of its cash flows from operations to pay debt service costs and, as a result, Sheridan may have less funds available for operations and other purposes;
     o it may be more difficult and expensive to obtain additional funds through financings, if available at all;
     o Sheridan is more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in Sheridan's industry and general economic conditions; and
     o if Sheridan defaults under any of its existing credit facilities or loans or if Sheridan's creditors demand payment of a portion or all of Sheridan's indebtedness, Sheridan may not have sufficient funds to make such payments and may be forced out of business.


Sheridan has pledged substantially all of its assets to secure certain of its borrowings and is subject to covenants that may restrict its ability to operate its business.

     A large portion of Sheridan's indebtedness is secured by substantially all of Sheridan's assets. If Sheridan defaults under the indebtedness secured by Sheridan's assets, those assets will be available to the secured creditor(s) to satisfy Sheridan's obligations to the secured creditor(s).

     In addition, Sheridan's credit facilities impose certain restrictive covenants, including financial, ownership, operational and net worth covenants. Failure to satisfy any of these covenants could result in all or any of the following:

     o    acceleration of the payment of Sheridan's outstanding indebtedness;
     o Sheridan's inability to borrow additional amounts under Sheridan's existing financing arrangements; and
     o Sheridan's inability to secure financing on favorable terms or at all from alternative sources.

     Any of these consequences could significantly reduce the amount of cash and financing available to Sheridan, which in turn would adversely affect its ability to operate its business, including financing its working capital needs and acquisitions.

The music industry may be subject to pricing pressure that may reduce the retail price point of catalog products, thereby reducing Sheridan's profitability.

     Although the retail price point of recorded music catalogs has held steady over the past several years, the appeal of the downloadable digital format and constricting retail shelf space may reduce the demand for physical recorded media. If the demand for physical recorded music catalog product decreases, Sheridan may need to offer retail discounts to maintain or increase sales of its products. However, we cannot be assured that a reduction in the sales price of its products would result in increased unit sales volume, that would maintain Sheridan's revenues. In addition, unless Sheridan was able to reduce the cost of producing its products, any decrease in the sales price of Sheridan's products would adversely affect Sheridan's profitability.

Sheridan's   strategy  of  acquiring  catalog  assets  or  other   complementary
businesses for growth may not succeed, which could adversely affect Sheridan's financial condition, results of operations and cash flows.

     A significant aspect of Sheridan's business strategy is to acquire catalogs of master recordings or other complementary businesses and Sheridan is constantly searching for such acquisitions. This strategy of growth through acquisitions presents risks that could materially adversely affect Sheridan's business and financial performance, including:

     o    the diversion of Sheridan's management's attention;
     o the risks associated with the past operations of, and unanticipated problems arising from, the acquired assets or business;
     o    the risks associated with the integration of the acquired businesses;
     o    the potential loss of artists or songwriters from Sheridan's roster;
     o    the  need  to  expand  management,   administration,  and  operational
          systems; and
     o the competition for acquisition opportunities from private equity or strategic bidders, such as major music companies, which could increase the pricing of these assets or businesses.

     Sheridan cannot predict whether:

     o Sheridan will be able to identify suitable assets or complementary acquisition candidates;
     o Sheridan will be able to acquire such assets or businesses on terms favorable to Sheridan if at all;
     o Sheridan will be able to successfully integrate into its business the assets or operations of any new businesses;
     o    Sheridan   will   realize  any   anticipated   benefits  of  completed
          acquisitions;
     o    Sheridan will be able to obtain regulatory approval, if required;
     o there will be substantial unanticipated costs associated with new acquisitions; or
     o Sheridan will have to issue its securities or obtain debt financing in connection with future acquisitions.

     At the time of the acquisition of Sheridan Square Entertainment, LLC d/b/a Artemis Records, Sheridan Square Entertainment, LLC was a party to a distribution contract with KOCH Entertainment Distribution LLC, "KOCH", through December 31, 2004. Sheridan has given a termination notice to KOCH and, as of May 1, 2005, the majority of Sheridan's products are self-distributed and the majority of its products are being sold by Sheridan's in-house salesforce through Sheridan's own distribution system. If Sheridan is unable to successfully integrate the sales of these products through Sheridan's existing distribution system, Sheridan could face increased costs and a slowdown in the sale of its products into the marketplace, which would result in a reduction of Sheridan's revenues.

Sheridan's success depends on the scope of Sheridan's intellectual property rights and not infringing the intellectual property rights of others and if Sheridan is unable to adequately protect its intellectual property rights, its business prospects and profitability could be adversely affected.

     Sheridan's success depends in part on Sheridan's ability to:

     o obtain copyrights or trademarks or rights to copyrights or trademarks and to maintain their validity and enforceability;

     o    operate without infringing upon the proprietary rights of others; and

     o    prevent others from infringing on Sheridan's proprietary rights.

     Sheridan will be able to protect its proprietary intellectual property rights from unauthorized use by third parties only to the extent that its proprietary rights are covered by valid and enforceable copyrights or trademarks. Sheridan's inability to protect its proprietary rights could materially adversely affect Sheridan's business prospects and profitability. If Sheridan is unable to operate without infringing upon proprietary rights of others, it may result in a reduction of Sheridan's revenues.

     Litigation also may be necessary to:

     o    enforce and protect  Sheridan's  proprietary  rights;
     o    determine the scope and validity of such proprietary rights; and
     o    defend claims of infringement of other parties' proprietary rights.

     If Sheridan is alleged to infringe the intellectual property rights of a third party, any litigation to defend the claim could be costly and would divert the time and resources of management, regardless of the merits of the claim.

If a copyright or trademark infringement claim is brought against Sheridan for uninsured liabilities or exceeds Sheridan's insurance coverage, Sheridan could be forced to pay substantial damage awards, which could adversely affect Sheridan's profitability.

     The marketing and sale of recorded music and home video products, most of which have been created using the input of a number of creative personnel, including musicians, producers, mixers, film directors and others, sometimes results in disputes over ownership of rights. Although Sheridan makes every effort to clarify and protect its rights as owner or licensor of the products it sells, it relies on the representations and indemnification obligations of the persons involved in creating the products. If a dispute arises challenging such ownership or other rights, Sheridan may be exposed to copyright and/or trademark claims by third parties. Sheridan currently has worldwide errors and omissions liability insurance coverage in the amount of $10 million. However, such insurance coverage may not protect Sheridan against any or all of the copyright and/or trademark claims which may be brought against it in the future. In addition, Sheridan may not be able to maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect Sheridan against potential losses.

     In the  event  a  copyright  and/or  trademark  claim  is  brought  against
Sheridan:

     o Sheridan may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against Sheridan; or
     o such party could secure injunctive or other equitable relief, which could effectively block Sheridan's ability to make, use, sell, distribute or market Sheridan's products.

     If Sheridan fails to obtain a necessary license or other right to proprietary rights held by third parties, such third party could preclude the sale, manufacture or distribution of such products and could materially adversely affect Sheridan's revenues and profitability. This is particularly true as regards the sales by Sheridan's distribution of CD's manufactured abroad where copyright owners may have royalty claims and/or consent rights with respect to the importation of such goods. Defending any copyright and/or trademark claim or claims could require Sheridan to expend significant financial and managerial resources, which could have an adverse effect on Sheridan's business operations and results of operations.

Copyright laws may negatively affect the value of certain assets Sheridan owns.

     Under existing United States copyright law, sound recordings may be protected. United States copyright law, however, also gives record artists (or their heirs) the right to recapture the rights to their copyrighted material to the extent they are not considered "works made for hire." If any of Sheridan's recordings are determined not to be "works made for hire," the recording artists (or their heirs) will have the right to recapture Sheridan's rights in those recordings starting 35 years from the date of transfer or assignment of those rights to Sheridan. As a result, certain of Sheridan's assets may be lost if challenged by recording artists seeking to recapture their copyrighted material, thereby potentially adversely affecting Sheridan's revenues.

Sheridan's ability to increase its revenues will depend on its ability to increase market penetration of its current products and to evolve its product mix.

     The music industry is, by its nature, a business which relies upon the acceptance of its creative product by the marketplace. Sheridan's ability to increase revenues will depend, to a material extent, on:

     o    expanding the market penetration of Sheridan's current products; and
     o    the successful evolution of Sheridan's product mix.

     While Sheridan is continually evaluating the marketplace and evolving its product mix, Sheridan may not be able to anticipate shifting tastes of its customer base and the creative content offered by Sheridan may fall out of favor with its consumers. If Sheridan is unable to expand the market penetration of its current products or anticipate changes in consumer taste, Sheridan's revenues would decline.

Consolidation in the music industry could reduce the number of outlets available to market and distribute Sheridan's products, thereby reducing profitability.

     Increased consolidation of radio stations, video promotional outlets and retail outlets, as well as the growth in U.S. mass merchant music penetration, has reduced the potential outlets for artist exposure and airplay. Such reduction is likely to result in an increase in promotional spending in order for record companies to market its artists and products. Any increase in Sheridan's promotional spending may have an adverse effect on Sheridan's profitability.

Intense competition in the music industry may adversely affect Sheridan's revenues and profitability.

     Sheridan operates in a highly competitive environment and competes with numerous well established music companies, as well as many smaller music companies. In addition to music, there are numerous entertainment products and services available to consumers and, as a result, Sheridan also competes with companies that operate in the television, movie and video game industries. If Sheridan is unable to differentiate its products and generate sufficient appeal in the marketplace, Sheridan's ability to achieve its business plan would be adversely affected. The effect of such competition has been to put pressure on profit margins and to involve Sheridan in vigorous competition to obtain and retain customers.

     As compared to Sheridan, many of its competitors have:

     o    significantly longer operating histories and broader product lines;
     o    significantly  greater  brand  recognition;  and
     o    greater financial, management and other resources.

     As a result, Sheridan's competitors may be able to:

     o    adapt  more  quickly  to  changing  market   conditions  and  customer
          preferences;
     o    devote greater resources to the promotion and sale of their products;
     o    reduce their prices in an effort to increase market share;
     o    introduce new products or services;
     o    improve the quality of their products or services;
     o    respond more effectively to competitive pressures; and
     o    have greater access to distribution channels.

     If Sheridan is unable to compete effectively in its market, Sheridan's revenues and profitability would be adversely affected.

     Sheridan's music publishing business competes not only with other music publishing companies, but also with songwriters who publish their own works. Sheridan's recorded music business is to a large extent dependent on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, Sheridan's recorded music business may be adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer file-sharing and CD-R activity; by its inability to enforce its intellectual property rights in digital environments; and by its failure to develop a successful business model applicable to a digital online environment. Sheridan also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, pre-recorded films on videocassettes and DVD, the Internet and computer and videogames.

     Sheridan also sells non-exclusive merchandise and competes directly with other companies who are selling the same merchandise in direct competition with Sheridan. Increased competition from other distributors for retail business of non-exclusive product could increase the need for sales discounts and compress the wholesale unit price and profit margin to Sheridan on these products.

If Sheridan is unable to attract and retain key employees, Sheridan may be unable to successfully attract and develop top recording artists and acquire additional recorded music catalogs.

     Sheridan's success depends in part on Sheridan's ability to attract and retain highly qualified management and personnel. Because Sheridan has a limited number of management personnel, Sheridan is currently dependent upon the efforts of its executive officers. If Sheridan loses any of its executive officers or other key personnel, or if Sheridan is unable to attract, motivate and retain qualified professionals, it could significantly and adversely impact Sheridan's ability to attract and develop top recording artists, and to carry out Sheridan's strategic objectives.

If Sheridan is unable to obtain foreign product to import, Sheridan's revenues would be reduced.

     From time to time, as opportunities arise, Sheridan imports from foreign countries for distribution in the United States, CDs which are manufactured or owned by a third party label that are not available in such third party label's catalog in the U.S. It is possible that the opportunities available to Sheridan for these products may become more limited due to factors beyond Sheridan's control, including tariffs, duties, export controls and other trade barriers. Such a situation would constrict the availability and appeal of product that Sheridan would be able to offer its retail customers and, therefore, may reduce the order flow which Sheridan has experienced to-date, thereby reducing Sheridan's revenues.

The purchase of finished goods in foreign currencies may reduce Sheridan's margins.

     Sheridan purchases finished goods from overseas suppliers in local currency and imports these products into the U.S. for sale. A continued weakening of the dollar could increase the price paid for the product and reduce Sheridan's margins. Although Sheridan is constantly seeking ways to reduce its exposure to currency movements so as to improve the profit predictability of Sheridan's goods, such as licensing the product for sale in the U.S. instead of purchasing finished goods, if Sheridan is not able to reduce this exposure, Sheridan's potential profitability could decline.

The failure to finance Sheridan's significant working capital needs could adversely affect a number of aspects related to Sheridan's business, such as Sheridan's ability to source, manufacture and/or distribute its products.

     As a producer of recorded music, Sheridan has significant working capital requirements, principally to finance artist investment and accounts receivable. Although Sheridan believes that cash from operations and cash available under Sheridan's credit facilities or lines will be sufficient to meet Sheridan's working capital requirements over the next 12 months, Sheridan will need to obtain additional financing in the future, especially in connection with acquisitions. The failure to finance Sheridan's working capital needs or the failure to obtain additional financing upon favorable terms when required in the future for the operation of Sheridan's business or in connection with acquisitions, could cause Sheridan to curtail its business operations and reduce the growth of Sheridan's business. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve significant restrictive covenants.

Sheridan's prospects and financial results may be materially and adversely affected if it fails to identify, sign and retain artists and songwriters.

     Sheridan is dependent on identifying, signing and retaining artists with long-term potential, whose debut albums are well received on release, whose subsequent albums are anticipated by consumers and whose music will continue to generate sales as part of Sheridan's catalog for years to come. Sheridan is also dependent on signing and retaining songwriters who will write the hit songs of today and the classics of tomorrow. The competition among record companies for such talent is intense. Sheridan's competitive position is dependent on its continuing ability to attract and develop talent whose work can achieve a high degree of public acceptance. Sheridan's financial results may be adversely affected if Sheridan is unable to identify, sign and retain such artists and songwriters under terms that are economically attractive to Sheridan.

The recorded music industry is under investigation by the attorney general for the state of New York, regarding its practices in promoting its records to radio stations.

     The Attorney General of the State of New York, has served subpoenas on several major music companies with requests for information in connection with an investigation of the relationship between music companies and radio stations, including the use of independent promoters. The investigation is pursuant to consumer fraud statutes. This investigation could potentially result in changes in the manner in which the recorded music industry promotes its records or financial penalties, which could adversely affect Sheridan's business.

Due to the nature of Sheridan's music business, its results of operations and cash flows may fluctuate significantly from period to period.

     Sheridan's net sales, operating income and profitability, like those of other companies in the music business, are largely affected by the number and quality of albums that Sheridan releases, its release schedule, and, more importantly, the consumer demand for these releases. Sheridan also makes advance payments to recording artists and songwriters, which impact Sheridan's operating cash flows. Sheridan reports results of operations quarterly and its results of operations and cash flows in any reporting period may be materially affected by the timing of releases and advance payments, which may result in significant fluctuations of its results of operations and cash flow from period to period.

A significant portion of Sheridan's music publishing revenues is subject to rate regulation, either by government entities or by local third-party collection societies throughout the world, which may limit its profitability.

     Mechanical royalties and performance royalties are the two largest sources of income to Sheridan's music publishing business and mechanical royalties are a significant expense to Sheridan's recorded music business. In the U.S., mechanical rates are set pursuant to industry negotiations contemplated by the U.S. Copyright Act and performance rates are set by performing rights societies and subject to challenge by performing rights licensees. Outside the U.S., mechanical and performance rates are typically negotiated on an industry-wide basis. The mechanical and performance rates set pursuant to such processes may adversely affect Sheridan by limiting its ability to increase the profitability of its music publishing business. If the mechanical rates are set too high it may also adversely affect Sheridan by limiting its ability to increase the profitability of its recorded music business.

The enactment of legislation limiting the terms by which an individual can be bound under a "personal services" contract could impair Sheridan's ability to retain the services of its artists.

     California Labor Code Section 2855 limits the duration of time any individual can be bound under a contract for "personal services" to a maximum of seven years. In 1987, Subsection (b) was added, which provides a limited exception to Section 2855 for recording contracts, creating a damages remedy for record companies. Legislation was introduced in California to repeal Subsection
(b) but was subsequently withdrawn. Legislation was introduced in New York to create a statute similar to Section 2855, which did not advance. There is no assurance that New York, California or any other state will not reintroduce or introduce similar legislation in the future. The repeal of Subsection (b) of
Section 2855 and/or the passage of legislation similar to Section 2855 by other states would make it more difficult to retain artists and could materially adversely affect Sheridan's prospects.


Non-Merger Risks Related To Our Business

Approximately 75% of our revenues are derived from our agreements with Tajima and therefore termination of such agreements would eliminate most of our revenues.

     For the fiscal year ended January 29, 2005, approximately 74.2% of our revenues resulted from the sale of embroidery equipment supplied by Tajima. Two separate distributorship agreements govern our rights to distribute Tajima embroidery equipment in the United States. The agreements collectively provide us with the exclusive rights to distribute Tajima's complete line of standard embroidery, chenille embroidery and certain specialty embroidery machines in 50 states of the United States. The main agreement, which now covers 39 states, is effective through February 21, 2011. This agreement may be terminated by Tajima and/or us on not less than two years' prior notice. The other agreement covers nine western continental states, Alaska and Hawaii. This second agreement expired February 20, 2005. We are in the process of negotiating an extension of this agreement; however, there can be no assurance that an agreement will be reached on terms acceptable to us. Our failure to obtain an extension on terms acceptable to us could result in a loss of our right to distribute embroidery machines in the territories covered by that agreement, which would negatively impact our revenues. Each of the agreements contains language that permits termination if we fail to achieve certain minimum sales quotas or annual targets. In fiscal 2004, we met our quotas and in fiscal 2005, we obtained a waiver from Tajima for failure to meet our sales quotas. The agreements may also be terminated if (a) Henry Arnberg is no longer our Chairman and/or CEO or (b) the merger is deemed in the opinion of Tajima, to be a change in control of us. The consummation of the merger may give Tajima the right to terminate the distributorship agreements if Tajima does not give its consent to the merger. We are presently in discussions with Tajima, there can be no assurance we will receive their consent. The termination of the Tajima agreements would materially and adversely impact our revenues, business and results of operations.

Due to our reliance on products produced by Tajima in Japan and the United States, any significant interruption to Tajima's manufacturing facilities or any change in Tajima's costs could negatively impact our profitability.

     Tajima manufactures and assembles its embroidery machines in several locations in Japan and the United States. Should any of these facilities be seriously damaged, thereby interrupting our supply, our revenues would be negatively impacted. Also, if Tajima increases the cost of the equipment, it would negatively impact our profitability. A cost increase can also result if the U.S. dollar is devalued in relationship to the Japanese yen. Such a devaluation has been under way in recent years.


Since we pay for the embroidery machinery in Japanese Yen, a weakening of the U.S. Dollar could have a negative impact on our profitability.

     We pay for our Tajima embroidery machinery in Japanese yen. Any change in the valuation of the U.S. dollar compared to the Japanese yen either increases our cost of the embroidery machine inventory or results in competitive pressures for reduced U.S. Dollar pricing among yen-based equipment distributors and manufacturers. A reduction in the value of the U.S. dollar against the Japanese yen has been going on for the past several years which has resulted in increasing pricing pressures and pressures on our margins. We have generally been able to recover the resulting increased costs through price increases to our customers or, in limited circumstances, price reductions from Tajima. If we are unable to recover such increased costs in the future or reduce overhead, this will have a negative impact on our profitability. These transactions are not currently hedged through any derivative currency product. Currency gains and losses in foreign exchange transactions are recorded in the statement of operations.


Due to the ordering cycle, if we do not accurately predict the appropriate amounts of inventory required, this will negatively effect our finances and operations.

     Our ordering cycle for new embroidery machines is approximately three to four months. Since we generally deliver new machines to our customers within one week of receiving orders, we order inventory based on past experience and forecasted demand. Due to the relatively long lead times of the ordering cycle, any significant unanticipated downturn in equipment sales could result in an increase in inventory levels, which could negatively effect our profitability.


Increased competition may cost us customers and cause us to reduce our margins, which would have a negative impact on our profitability.

     We compete with distributors of embroidery machines produced by manufacturers other than Tajima and with manufacturers who distribute their own embroidery machines directly, as well as with other providers of embroidery products and services. We believe that competition in the embroidery industry is based on technological capability and quality of embroidery machines, price and service. If other manufacturers develop embroidery machines which are more technologically advanced than Tajima's or if the quality of Tajima embroidery machines diminishes, we would not be able to compete as effectively, which could have a negative impact on our revenues. Our future success will depend, to a certain extent, on the ability of Tajima to adapt to technological change and address market needs, including price competition. There can be no assurance that Tajima will be able to keep pace with technological change in the embroidery industry, the current demands of the marketplace or be able to compete favorably on price. The failure of Tajima to do so would have a material adverse effect on our ability to compete.

     The Company also faces competition in selling software, embroidery supplies, accessories and proprietary products, as well as providing customer training, support and services. Due to the decline in overall demand in the industry during the last several years, potential customers may emphasize price differences over value-added services and support in purchasing new embroidery machines. Price competition may impair our ability to provide customers with value-added services and support. Although we attempt to compete on the basis of price and to maintain our profit margins, there can be no assurance that we will be able to do so. Our failure to compete effectively in these areas would have a negative impact on our profitability.

If we were to lose certain key members of our management, that would have a material adverse effect on our ability to operate and could cause the termination of our agreement with Tajima.

     Changes in the embroidery industry and recent restructuring of our business have resulted in increased responsibilities for management and have placed increased demands on our operating, financial and technical resources. Our continued success will depend to a significant extent upon the abilities and continued efforts of Henry Arnberg, our Chairman of the Board, and Paul Gallagher, our Chief Executive Officer. The loss of the services of Messrs. Arnberg or Gallagher, or the services of other key management personnel, could have a material adverse effect on our ability to operate the business. Also, Tajima may terminate our distribution agreements if Henry Arnberg is no longer our Chairman and/or Chief Executive Officer. The termination of those vital agreements would have a significant adverse effect on our business and revenues.

                         CAUTIONARY STATEMENTS REGARDING
                           FORWARD-LOOKING STATEMENTS

     This  proxy  statement  contains  "forward-looking  statements"  within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement by appearing in other documents filed with the Securities and Exchange Commission by Hirsch International Corp. or they may be incorporated by reference in this proxy statement. These statements may include statements regarding the period following the completion of the merger.

     Words such as "may," "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "goal," "should" and words and terms of similar substance used in connection with any discussion of operating or financial performance, other than statements of historical facts included in this proxy, of us, Sheridan or Merger Sub or of the mergers identify forward-looking statements. All forward-looking statements are management's present expectations or forecasts of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors relating to the merger discussed under the caption "Risk Factors" beginning on page 33 above and the following risks related to our business and the business of Sheridan, among others, could cause actual results to differ materially from those described in the forward-looking statements:

     o the continued decline in the global recording industry and the rate of overall decline in the music industry;

     o    changes in consumer confidence, tastes, preferences and spending;

     o the threat posed to our business by piracy of music of home and Internet peer-to-peer file-sharing;

     o anticipated cash flow and our and Sheridan's ability to maintain sufficient operating cash flow and liquidity;

     o the possibility that new business and strategic options for one or more business segments will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships;

     o trade restrictions, tariffs, and other factors potentially affecting the ability to do business with qualified vendors and access products in an efficient manner;

     o the significant threat posed to the music industry by organized industrial piracy;

     o social and political conditions such as war, political unrest and terrorism or natural disasters;

     o    volatility in financial markets;

     o    the ability to maintain product pricing in a competitive environment;

     o the impact of seasonal buying patterns, which are difficult to forecast with certainty;

     o    general economic conditions and normal business uncertainty; and

     o    failure to attract and retain key personnel.

                            OUR STOCKHOLDERS MEETING


Date, time and place

     This proxy statement and the accompanying form of proxy are being furnished to holders of record of our Class A and Class B common stock, par value $0.01 per share, in connection with the solicitation of proxies by our Board of Directors for use at a Meeting of our stockholders, to be held on ________, 2005, at __________________________________, commencing at _________, local time, and at any adjournment or postponement of that meeting.

Purposes of the meeting

     At the Meeting, we are asking our stockholders to consider and vote on the following proposals:

     1. to consider and vote on a proposal to adopt the Merger Agreement dated July 20, 2005, by and among the Company, Merger Sub and Sheridan and the issuance of shares of our common stock to the stockholders of Sheridan pursuant to the Merger;

     2. to consider and vote on proposals to amend our Restated Certificate of Incorporation that would have the following effects:

          (a) to modify the fixed range of the number of our directors comprising our Board and to designate our initial directors following the merger;

          (b) to convert the two classes of common stock we are authorized to issue into a single class of common stock having equal voting and other rights;

          (c) to increase our authorized common stock to 50,000,000 shares, $.01 par value per share;

          (d) to adopt the Second Amended and Restated Certificate of Incorporation that includes the foregoing changes in the event that they are approved by the stockholders and makes the other changes set forth in our proposed Second Amended and Restated Certificate of Incorporation which is included as Annex C to the this proxy statement.

     3. to amend our 2003 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 750,000 to 5,000,000

     4. to elect nine (9) directors to a new Board of Directors;

     5. to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2006; and

     6. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof, including the solicitation of proxies if there are not sufficient votes in favor of approving the merger.

     Approval of each of proposals 1, 2, 3 and 4 together is conditioned on the approval of all of those proposals. If any of proposals 1, 2, 3 or 4 is not approved, none of them will be implemented, even if one or more of them receive sufficient stockholder votes for approval.

Recommendation of our Board of Directors

     Our Board of Directors has unanimously determined that the merger and the related Merger Agreement are in the best interests of our stockholders and have approved the Merger Agreement. Our Board of Directors has also unanimously approved, and recommended to you, the other proposals described in this Proxy Statement.

Our Board of Directors unanimously recommends that you vote "for" the approval of the merger, "for" each amendment to Certificate of Incorporation and the Restatement of our Certificate of Incorporation, "for" the amendment to our 2003 Stock Option Plan,"for" each director nominated by the Board.

Record date; shares entitled to vote; quorum requirement; broker non-votes;

     Our board of directors has fixed the close of business on ________, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the meeting. At the close of business on the record date, there were 7,912,010 and 550,018 shares of our Class A and Class B common stock respectively outstanding and entitled to vote, held by approximately ________ beneficial holders.

     Each holder of record of shares of our common stock on the record date is entitled to cast one vote per share on each proposal properly submitted for the vote of the stockholders at the Meeting. Votes may be cast either in person or by proxy.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum for the transaction of business at the Meeting. If a quorum is not present at the meeting, the stockholders present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum is present in person or by proxy. Shares represented by proxies that are marked "ABSTAIN" and broker "non-votes" will be counted as present for the purpose of determining the presence or absence of a quorum at the meeting. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers do not have authority to vote on proposals 1, 2, and 3.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as voting or abstaining with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "votes cast" and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.


Required vote; broker voting procedures

     The approval of the merger and the proposed amendments to our 2003 Stock Option Plan requires the affirmative vote of holders of a majority of the shares of our Class A and Class B common stock outstanding and entitled to vote at the Meeting as of the record date, either in person or by proxy. The approval of the amendments to our Restated Certificate of Incorporation requires the affirmative vote of a majority of the holders of each of the Class A and Class B common stock, voting as separate classes. Thus, if you abstain from voting your shares or direct your proxy to abstain from voting your shares, or if you do not complete and return a proxy card and do not attend the meeting, the effect will be a vote against these proposals. Additionally, broker non-votes, if any, will effectively be a vote against proposal 2 and, consequently, against the merger and the transactions contemplated in the Merger Agreement since their consummation is conditioned upon the adoption of each of Proposals 1, 2, and 3.

     Directors will be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote at the Meeting. You may vote either "FOR" each director nominee or you may "WITHHOLD AUTHORITY" for each director nominee separately. Only shares that are voted in favor of a particular nominee will be counted towards that nominee's achievement of a plurality. Thus, shares represented at the meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for the nominee, and broker non-votes, if any, will not be counted towards a nominee's election.

Voting by directors and executive officers

     At the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote approximately 29% of our common stock outstanding on that date. They have indicated they intend to vote in favor of the proposals in this Proxy Statement. Holders of 1,676,677 of such shares have entered into a voting agreement with Sheridan and have agreed to vote in favor of proposals 1, 2, 3 and 4.

Voting

     You may vote by proxy or in person at the Meeting.

     Voting in Person

     If you plan to attend the Meeting and wish to vote in person, you will be given a ballot at the meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Meeting, you must bring to the Meeting a proxy from the record holder of the shares authorizing you to vote at the Meeting.

     Voting by Proxy

     Shares of our stock represented by properly executed proxies received at or prior to the meeting and not revoked will be voted in the manner specified on such proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" each of the proposals. Properly executed proxies marked "ABSTAIN," although counted for purposes of determining whether there is a quorum at the meeting, will not be voted.

     The enclosed proxy provides that you may vote your shares of common stock "FOR" each of the director nominees or you may "WITHHOLD AUTHORITY" for each of the nominees, and that you may vote "FOR," "AGAINST" or "ABSTAIN" from voting with respect to each of the other proposals. The board of directors recommends that you vote "FOR" each of the director nominees named in this document and "FOR" each of the other proposals.

Revocation of proxies

     A stockholder who has given a proxy has the power to revoke it at any time before the vote is taken at the Meeting by:

     - submitting to our secretary a written instrument revoking the proxy;

     - submitting a duly executed proxy bearing a later date; or

     - voting in person at the Meeting.

     Any written notice of revocation or subsequent proxy should be sent so to us at 200 Wireless Boulevard, Hauppauge, New York, 11787, Attention: Secretary, or hand-delivered to our secretary at that address, at or before the taking of the vote at the special meeting.

Adjournment of meeting; other business

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Meeting of the date, time and place at which the adjourned meeting will reconvene. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Meeting. No proxy voted against the proposal to approve the merger will be voted in favor of any adjournment.

     We do not expect that any matters other than those set forth in the notice accompanying this document will be brought before the Meeting. If, however, other matters are properly presented at our meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.


Solicitation of proxies

     Proxies being solicited hereby are being solicited on behalf of our Board of Directors. We will pay the costs incurred in connection with the printing and mailing of this proxy statement and the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, telegram or other means of communication. Our directors, officers and employees will receive no additional compensation for such services, but we may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Some of these directors and executive officers may have interests in the proposed transactions that differ from yours, as described in "The Merger - Proposal 1-Interests of Our Directors and Executive Officers in the Transactions." Brokers, custodians, nominees and fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and we will reimburse them for the reasonable, out-of-pocket expenses they incur in doing so. We will retain a proxy solicitor to aid in the proxy solicitation at an estimated cost of approximately $10,000, plus expenses.


Appraisal rights

     Neither our Restated Certificate of Incorporation nor the laws of the State of Delaware provide appraisal rights or any other statutory remedy to dissenting stockholders in connection with any of the proposals described in this proxy statement.


Assistance

     If you need assistance in completing your proxy card or have questions regarding our Meeting, please contact, Paul Gallagher or Beverly Eichel as follows:

By Mail:    Hirsch International Corp.
            200 Wireless Boulevard
            Hauppauge, New York 11787

By Phone:   (631) 701-2211 or (631) 701-2169
By Email:   paulg@hirschintl.com or beichel@hirschintl.com

              PROPOSAL 1: APPROVAL OF AGREEMENT AND PLAN OF MERGER

     The following is a description of the material aspects of the merger with Sheridan. Although we believe that this description covers the material terms of this transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement included with this document as Annex A for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

Description of the merger

     Pursuant to the merger, we will acquire all of the outstanding capital stock of Sheridan. Sheridan stockholders will receive our common stock as consideration in the merger. To complete the merger, Merger Sub will merge with and into Sheridan, with Sheridan continuing as the surviving company and becoming our wholly-owned subsidiary. Each outstanding share of Sheridan's common and preferred stock will be canceled and converted into the right to receive shares of our common stock (other than shares of Sheridan's Series B preferred stock held by us, which will be cancelled). Each outstanding share of Merger Sub common stock will be converted into one new share of common stock of Sheridan, in its capacity as the surviving company.

     Following the merger, the former Sheridan stockholders, together with holders of vested options and warrants will own an aggregate of approximately 62% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants), subject to adjustment as described in this proxy statement and current holders of our common stock, together with holders of vested options and warrants to purchase shares of our common stock, will own the remaining approximately 38% of our outstanding common stock (including shares issuable upon the exercise of vested and "in the money" options and warrants). For details about the ratios for the conversion of Sheridan's capital stock into our common stock, which we refer to as the merger exchange ratios, see "The Merger Agreement-Merger Consideration," beginning on page 61. As of July 30, 2005, there were 7,912,000 and 550,018 shares of our Class A and Class B common stock respectively issued and outstanding, 1,176,000 shares of our common stock issuable upon exercise of outstanding options and 100,000 shares of our common stock issuable upon exercise of outstanding warrants.

Background of the merger

     In June 1994, we concluded an initial public offering of our Class A common stock. The price to the public was $8.00 per share. Our Class A common stock was traded on the NASDAQ National Market. In August, 2002 our common stock was moved from the NASDAQ National Market and became listed on the NASDAQ SmallCap Market.

     From June 1994 until February 1998 our common stock traded in the range of $8.00 to $25.50 per share. During the period beginning with fiscal 1994 through the end of fiscal 1998, our gross revenues increased at an average annual rate of approximately 32.5%. In fiscal 1999, at a time when our common stock was trading in the range of $6.91 per share, our Board of Directors determined that our common stock was undervalued and authorized a repurchase by the Company of its shares. In total, from March 1998 to October 2001, the Company repurchased approximately 695,000 shares of its Class A common stock in the open market at a total cost of approximately $1,602,000.

     Beginning in the fiscal year ended January 31, 1999, and continuing through the present, the U.S. embroidery industry as a whole and our business experienced a decrease in overall demand driven by the reduction of large, multi-head equipment customers, that resulted in reduced domestic demand for large embroidery machines. During the same period, our gross revenues decreased by approximately 66% from $127,546,000 in fiscal 1999 to $43,641,000 in fiscal 2005. In addition, during the same period, our stock traded in the range of $0.16 to $11.38 per share.

     The relocation of large embroidery equipment purchasers off shore and the resulting effect on the market for embroidery equipment in the United States adversely effected the Company's business. In 2001, the Company reported a net loss of approximately $15,700,000 or approximately $1.72 per share. In September 2001, recognizing the need for a turnaround, the Company hired Paul Gallagher as its Chief Operating Officer. Our balance sheet continued to deteriorate together with our cash position. In addition, we were in default of the financial covenants contained in our bank agreement with PNC Bank. During the year ended January 31, 2002, the Company initiated a restructuring program designed to address the market shifts in the embroidery industry, including the closing and consolidation of certain divisions, a reduction of total employment and disposition of facilities that were no longer required. The ultimate goal of this restructuring was to improve cash flow and to simplify our business to both position us within a shrinking embroidery equipment market, and to focus on our core business. In the fourth quarter of fiscal 2002, we discontinued the operations of our HAPL Leasing Co., Inc. subsidiary after determining that its operations and business was not strategic to our business objectives. Effective October 31, 2002, we completed the sale of our interest in our Pulse Microsystems Ltd. subsidiary and entered into a supply agreement with the purchaser to ensure a continued and adequate supply of Pulse software. Effective January 31, 2004, we sold our remaining 55% equity interest in our Tajima USA Inc. manufacturing subsidiary to Tajima Industries. Tajima USA Inc. manufactures small (based on number of sewing heads) embroidery equipment in the United States. More recently, during the first quarter of fiscal 2005, we determined that our Hometown Threads, LLC subsidiary was not strategic to our business objectives. Consequently, on October 22, 2004, we sold substantially all of the assets of Hometown Threads to Embroidery Acquisitions LLC, a wholly owned subsidiary of PCA LLC. As a result of these transactions, our business now consists solely of our embroidery equipment distribution business.

     As a result of this restructuring, our business was simplified, we have realized improved margins, a reduction in our losses and an improved cash position of approximately $12 million at the end of fiscal 2005. Our management has continued to focus on the persistent weakness in the overall embroidery equipment market in the United States and the need to identify and implement new avenues of growth. During 2003, our Board recommended that we retain an outside consultant to evaluate our business diversification options both within and outside the embroidery equipment industry. Management subsequently held conversations with a consultant regarding possible acquisitions of other businesses to augment our core business. During the next several months, management held preliminary discussions with several potential acquisition candidates related directly or indirectly to the embroidery equipment industry. None of these discussions resulted in management conducting in-depth due diligence. During 2004, our Board authorized management to begin the process of interviewing investment bankers and business consultants concerning an engagement to identify additional acquisition candidates. During November 2003, management made initial contact with Michael Volk, who was subsequently engaged by us as a consultant and broker to identify such acquisition candidates directly or indirectly related to the embroidery business to augment our core business. From February through July 2004, with the assistance of Mr. Volk, management profiled numerous acquisition candidates, contacted a significant number of them and conducted preliminary due diligence on approximately ten. Following the conclusion of the preliminary due diligence, none of these candidates were deemed by management, to be beneficial to us or our business. In May 2004, management began the further process of interviewing investment bankers which culminated in the engagement of Duncan Capital Group LLC on July 30, 2004. With the assistance of Duncan Capital, our management identified the need for us to enter new growth businesses outside of the embroidery industry having limited business risk and substantial asset value. Duncan Capital provided us with profiles of a variety of candidates. We performed limited due diligence on seven of these candidates, and substantial due diligence on one of these candidates, which was Sheridan.

     On October 27, 2004, Paul Gallagher, our Chief Executive Officer, held an initial meeting with Joseph Bianco, Co-Chief Executive Officer of Sheridan at the offices of Duncan Capital to discuss a potential transaction. The meeting followed a day later by another meeting between Mr. Gallagher and Mr. Bianco at the offices of Sheridan located in New York City. In the next six months Mr. Gallagher and Henry Arnberg, our Chairman of the Board, held numerous meetings with management of Sheridan concerning a potential transaction and conducted due diligence. On November 26, 2004, Mr. Gallagher and Mr. Arnberg met with Emanuel Gerard of Harris Nesbitt, Corp. for the purpose of exploring the retention of Harris Nesbitt to act as our advisor for the transaction. Mr. Gerard is an investment banker focusing on the music industry.

     Management became interested in Sheridan, a full service, independent producer and distributor of recorded music, due to its unique position in the industry, its past growth through acquisition and the overall state of the recorded music industry. Management believes that the (a) emergence of alternative distribution channels; (b) consolidation of the industry of both record labels and retailers; (c) emergence of pay-for-service digital distribution; and (d) impact of piracy on "Top 40" revenues, has temporarily reduced liquidity and asset values. We believe that Sheridan's strategy of (i) acquiring and aggregating niche music content with established and recurring fan bases; (ii) leveraging the economics of its distribution business to further reduce acquisition costs; and (iii) building and maintaining a catalog of established, profitable music content distributed through traditional and alternative channels, including via digital means, could create an opportunity for our stockholders to benefit through potential long term growth of Sheridan's business.

     Sheridan had informed us that it believed a combination with us would be beneficial in that it was seeking to (i) make additional acquisitions to support its growth strategy through the issuance of shares of our common stock since our common stock is `publicly traded'; (ii) utilize our existing cash to support its ongoing operations and growth strategy; and (iii) benefit from our management's experience in creating efficient business operations.

     On January 6, 2005, Beverly Eichel, our Chief Financial Officer, began a more comprehensive due diligence review of Sheridan at the offices of Sheridan. On January 7, 2005, a meeting was held between our management, Sheridan management and their advisors, to discuss the structure of a potential acquisition by merger by us of Sheridan. For the next two months, our management and Sheridan's management held frequent meetings concerning due diligence, the structure of a potential transaction and the relative valuation of each participant.

     On March 16, 2005, we engaged Harris Nesbitt, Corp. to provide a fairness opinion to our Board and advise our management with respect to the music industry and the Exchange contemplated by the merger. In addition, Emanuel Gerard, vice-chairman, was to provide the Company with an overview of the music industry. Both we and Sheridan continued the efforts to finalize a non-binding term sheet with respect to the merger.

     On April 18, 2005, we announced the signing of a non-binding term sheet with Sheridan for the merger, and issued a press release announcing that we had signed the term sheet. On April 20, 2005, we filed a report on Form 8-K with the SEC which contained as an Exhibit a copy of the press release. The Company engaged Ruskin Moscou Faltischek, P.C., regular outside counsel to the Company, to act as our counsel for the transaction.

     On April  26,  2005,  Ruskin  Moscou  submitted  to Olshan  Grundman  Frome
Rosenzweig and Wolosky, LLP ("Olshan"), counsel to Sheridan, comments to the draft Agreement and Plan of Merger than had been previously prepared by Olshan, including a reduction in scope of the representations and warranties to be provided by us and, an increase in the scope of the representations and warranties to be provided by Sheridan and the concept that certain additional shares of common stock would be issued to the Sheridan stockholders or Hirsch stockholders, as the case may be, in the event of a breach, by Sheridan or Hirsch, as the case may be, of its representations, warranties or covenants set forth in the Merger Agreement. Over the next three (3) months, negotiations ensued with respect to the draft Merger Agreement and ancillary documents. Approximately ten (10) additional drafts were circulated before the parties signed the final version of the Merger Agreement on July 20, 2005.

     In June 2005, Sheridan identified a short term need for additional working capital for its ongoing operations. Sheridan approached our management and requested that we provide them up to $1 million for this purpose. Following several discussions as to whether the requested cash infusion would take the form of equity or debt and due to constraints placed upon Sheridan by its existing lenders, it was agreed that we would purchase up to $1 million of Sheridan's newly authorized Series B Convertible participating stock ("Series B Preferred Stock") in one or more traunches. Our management also conditioned the purchase of the Series B Preferred Stock upon the execution of the Merger Agreement.

     As of the date hereof, we have purchased approximately $1,000,000 worth of Sheridan's Series B Preferred Stock.

     The Series B Preferred Stock is senior to all other equity securities of Sheridan in terms of dividends, distributions and liquidation preference. Dividends, whether or not declared, accrue at the rate of 8% per annum of the sum of the stated value of each share ($25,000) commencing January 1, 2006, provided that in the event a "Disposition Transaction" (as defined in the Certificate of Designations of the Series B Preferred Stock) has not occurred by April 1, 2006, the dividend rate shall increase to 14% per annum and provided further that if a Disposition Transaction does not occur by July 1, 2006, the dividend rate shall increase to 18% per annum. Upon consummation of the merger, the Series B Preferred Stock will be cancelled and of no further force and effect.

     Sheridan and Kinderhook Capital Fund I, L. P., or an affiliate ("Kinderhook Capital Fund") thereof, has the right to redeem the shares of Series B Preferred Stock for an amount equal to the stated value of each such share plus all accumulated and unpaid dividends, provided that if either Sheridan or Kinderhook Capital Fund exercises this right within 90 days following termination of the Merger Agreement, then the redemption price shall be equal to 80% of the stated value of each share of Series B Preferred Stock. Kinderhook Capital Fund and its affiliate Kinderhook Capital SBIC Fund I, L.P. are collectively the largest beneficial owner of Sheridan capital stock, and, we believe, will be the largest holder of our common stock immediately following the merger.

     On June 23, 2005, Harris Nesbitt delivered its oral opinion to our Board of Directors to the effect that, as of such date, based upon and subject to certain qualifications; the merger is fair, from a financial point of view, to our stockholders on July 19, 2005.

     Our Board approved the Merger Agreement, the transactions contemplated thereunder and our purchase of Sheridan's Series B Preferred Stock. The Board was authorized and permitted to consider other offers as an alternative to the transaction with Sheridan. However, notwithstanding our public announcement of the proposed transaction with Sheridan, no other expressions of interest in a transaction with us have been received.


                              THE MERGER AGREEMENT


     We, Merger Sub and Sheridan are parties to the Merger Agreement dated as of July 20, 2005. The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A and incorporated in this proxy statement by reference.

The merger

     Pursuant to the Merger Agreement, Sheridan will merge with our wholly-owned subsidiary, SSE Acquisition Corp. ("Merger Sub"), with Sheridan surviving. As a result of the merger, each outstanding share of Sheridan common stock and preferred stock will be converted into Hirsch common stock as described below, and each of the shares of the common stock of Merger Sub outstanding just before the merger will be converted into one share of common stock of Sheridan. Sheridan will then become our wholly owned subsidiary. We then plan to transfer our current business to another wholly-owned subsidiary of Hirsch, so that Hirsch will thereafter be a holding company with two operating subsidiaries.

Consideration to Sheridan security holders

     The  Merger  Agreement   provides  for  the  following   cancellations  and
conversions of Sheridan common stock and preferred stock at the effective time of the merger (subject to adjustment as provided therein):

     (a) Each of the 107,422.72 shares of Sheridan common stock expected to be outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive approximately
30.7234 shares of our common stock.

     (b) Each of the 901.90621 shares of Sheridan's Series A convertible preferred stock expected to be outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive approximately 13,023.87 shares of our common stock.

     (c) Each outstanding warrant and option to purchase Sheridan common stock shall be converted into a warrant or option to purchase our common stock in accordance with the Merger Agreement.

     The total increase in the shares of our common stock on account of outstanding Sheridan common stock and preferred stock is approximately 15,047,000 shares, as compared to 8,462,000 shares outstanding at July 30, 2005.

     If between July 20, 2005 and the time of the merger, the outstanding shares of our common stock or Sheridan's capital stock that is being converted in the merger are changed, respectively, into a different number of shares or different class by reason of any reclassification, recapitalization, split-up, combination or exchange of shares or readjustment, or a stock dividend is declared with a record date within that period, or if we issue additional shares of our common stock for a financing or acquisition, the Merger Agreement provides that the merger exchange ratios will be appropriately adjusted to maintain the economic effect contemplated by the Merger Agreement.

Procedures for exchange of share certificates; no fractional shares

     Upon completion of the merger, the former stockholders of Sheridan may deliver to us for cancellation, stock certificates that immediately prior to the merger, represented outstanding shares of Sheridan's common stock and Series A convertible preferred stock. We will then deliver to each of such former Sheridan stockholders a certificate for shares of our common stock representing the stockholder's share of the merger consideration. Upon completion of the merger, the stock certificates that immediately prior to the merger represented all of the shares of Sheridan's common stock and Series A convertible preferred stock will represent only the right to receive shares of our common stock set forth above. We will not issue any fractional shares of our common stock in the merger, instead, any fractional shares held by a stockholder that aggregates at least one-half a share, will be rounded up from .5 or more to a whole share. Also, following the merger, our current stockholders will be asked to exchange their current shares of our common stock for new shares of our common stock, on a share for share basis.

Amendment and restatement of our existing Restated Certificate of Incorporation

     Immediately prior to the merger, we will amend our existing Restated Certificate of Incorporation, and file same with the Delaware Secretary of State. The amendment would (a) increase the size of our Board of Directors to nine directors; (b) increase our authorized common stock to 50,000,000 shares, $.01 par value and (c) cause each shares of Class A common stock and Class B common stock to be automatically converted into one share of our common stock as described in the Second Amended and Restated Certificate of Incorporation. For more information about those changes, see "Amendments to Our Certificate of Incorporation - Proposal," and "Description of Our Capital Stock."

Adoption of Second Amended and Restated Bylaws

     Our Board of Directors has approved our Second Amended and Restated Bylaws, subject to the consummation of the merger, by requiring not less than seventy (70%) percent of the directors comprising the entire Board approve (a) our annual budget; (b) the incurrence of indebtedness in excess of $2.5 million in the aggregate (excluding indebtedness incurred in the ordinary course of business); (c) the issuance of any additional equity securities or securities convertible into equity securities, in excess of $2.5 million in the aggregate, or the granting of any options, warrants or other rights to acquire our equity securities; (d) approval of the sale, lease, exchange or other disposition of any material asset by us or any of our subsidiaries, or the merger, consolidation or liquidation of us or any of our subsidiaries; (e) the approval of the acquisition of any asset or assets outside of the ordinary course of business in one or a series of related transactions having an aggregate purchase price in excess of $5 million; (f) approval or payment of any dividend on any of our equity securities; (g) approval of any stock split, combination or reclassification of any of our equity securities; (h) subject to the bylaws, the approval of any transaction between us or any of our affiliates; (i) approval of any amendment to our Certificate of Incorporation or bylaws; (j) approval of a change in the number of directors that constitute our Board; and (k) the approval of the appointment or removal of any executive officer, or the adoption or amendment of any employment contract or terms of employment with any of the executive officers or any manager with authority substantially equivalent to that of one of our executive officers or that of any of subsidiaries. Our stockholders will not vote on the approval of our Second Amended and Restated Bylaws.

Representations and warranties

     We and Merger Sub, on the one hand, and Sheridan and its subsidiaries, on the other hand, have made a number of factual statements, called representations and warranties, to the other about aspects of our respective businesses and other matters pertinent to the merger. The topics covered by these representations and warranties include, but are not limited to, the following:

        -    corporate organization, foreign qualification and good standing;
        -    capital stock;
        -    corporate authority;
        -    no violations;
        -    accuracy of financial statements; and, in our case, SEC reports
        -    no undisclosed liabilities;
        -    no default and compliance with applicable laws;
        -    environmental matters;
        -    litigation;
        -    permits;
        -    employee plans;
        -    labor matters;
        -    absence of certain changes or events;
        -    accuracy of the information contained in this proxy statement;
        -    tax matters;
        -    absence of questionable payments;
        -    title to properties and related matters;
        -    material contracts;
        -    insurance;
        -    subsidies;
        -    intellectual property;
        -    minutes and stock record books;
        -    bank accounts and powers of attorney;
        -    accuracy and completeness of disclosure;
        -    disputes with customers;
        -    accounts receivable;
        -    transactions with insiders;
        -    brokers or finders;
        -    no prior activities of Merger Sub; and
        -    Sheridan's music library and music products


Covenants related to conduct of business and approval of the merger

     We and Sheridan have made a number of covenants in the Merger Agreement, including, but not limited to, the following:

     - we and Sheridan will operate our business in the ordinary course and use commercially reasonable efforts to preserve the business, customer, supplier and employee relationships, except for the possible purchase by us of up to $1 million of Sheridan Class B preferred stock, to provide working capital for Sheridan.

     -    neither we nor Sheridan;

          --   will amend our respective certificate of incorporation or by laws
          --   issue any common stock or instruments related thereto, except for exercise of our outstanding options or warrants
          --   recapitalize our respective capital stock
          --   adopt a liquidation,  dissolution,  merger,  recapitalization  or restructuring  plan
          --   incur funded debt, make guarantees,  make loans or grant security interest or mortgages outside of the ordinary course of business
          --   lease office space
          --   enter into, modify or terminate any employee benefit plan
          --   buy or sell assets  outside the ordinary  course of our business, respectively
          --   make acquisitions
          --   settle material litigation or claims
          --   take any action to impede the merger
          --   fail to comply with applicable laws
          --   effect a mass layoff of employees or a plant closing
          --   dispose of intellectual  property  outside of the ordinary course of business
          --   modify banking arrangements
          --   fail to maintain book and accounts
          --   agree to do any of the above

     - we and Sheridan will continue to give each other access to our business information

     -    we and Sheridan will continue our insurance  coverages,  respectively;
          and

     - we and Sheridan agreed to jointly prepare this proxy statement and process the same with the SEC, and to provide all information required to keep the same current and accurate as of the time of submission to our stockholders

Voting agreement

     Pursuant to the Merger Agreement, holders of a total of 1,676,677 shares of our common stock, representing approximately 21% of our presently outstanding shares of common stock, have entered into a Voting Agreement with us and Sheridan whereby they have agreed to vote for the merger. In addition, the holders have agreed not to enter into transactions which are inconsistent with the merger and not to transfer their common stock or any interest therein. A copy of the Voting Agreement is annexed to this proxy statement as Annex E.

Standstill provisions

     Under the terms of the Merger Agreement, and subject to exceptions described below, we and Sheridan have agreed that, prior to the completion of the merger or the earlier termination of the Merger Agreement, neither we nor Sheridan, nor any of our respective subsidiaries, nor any of our and our respective subsidiaries' officers, directors, employees, advisors or other representatives will:

     - solicit, initiate or encourage any "acquisition transaction," as defined below;

     - approve, accept or recommend any acquisition transaction, or enter into any agreement, agreement in principle or letter of intent with respect to any acquisition transaction, or resolve or publicly propose to take any of these actions; or

     - participate in any discussions or negotiations regarding, or furnish to any person or entity, any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that is or could reasonably be expected to lead to, any takeover proposal.

     The Merger Agreement permitted us to issue a press release announcing the Merger Agreement and to promptly file a current report on Form 8-K that included a copy of the Merger Agreement.

     Under the Merger Agreement, an "acquisition transaction" is an inquiry, proposal or offer, from any person or entity, relating to a merger, consolidation, business combination, purchase or disposition of any amount of assets or capital stock or other equity interest in us, Sheridan or Merger Sub.

     Notwithstanding these provisions, the Merger Agreement permits us to engage in discussions and negotiations with, and provide information to, any third party that has made an unsolicited proposal for an acquisition transaction, if and only to the extent that:

     -    our stockholders have not adopted the Merger Agreement;

     - our Board of Directors concludes in good faith, that the takeover proposal is or is reasonably likely to lead to a "superior proposal," as defined below;

     - prior to providing any information to or entering into discussions or negotiations with the third party, we notify Sheridan, within 48 hours, of the proposal and otherwise comply with our respective obligations under the no solicitation provisions described above; and

     - our Board of Directors concludes in good faith, after consultation with outside legal counsel, that it is required to provide information to or have discussions with the third party in order to comply with its fiduciary duties.

     A "superior proposal" means a bona fide written takeover proposal:

     - on terms that our Board of Directors concludes in good faith would result in a transaction that is more favorable to our stockholders from a financial point of view than the merger (including any proposal by the other party to modify the terms of the Merger Agreement), in each case:

     - after taking into account all relevant factors, including the conditions to the proposal, the timing and likelihood of completing the proposed transaction, the financing of the proposal and required consents, filings and approvals; and

     - obtaining the advice of a financial advisor to the extent that the proposal does not require cash consideration and/or has a financing contingency.


Registration rights agreement

     Our common stock to be issued in the merger will be restricted securities and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Merger Agreement, we will enter into a registration rights agreement with certain holders of 5% or more of the outstanding Sheridan capital stock which will provide that, at our expense, we will provide one or more registration statements under the Securities Act for the sale of some or all of our common stock received in the merger. Since the common stock to be issued in the merger represents approximately 190% of our common stock now outstanding, the offer and sale of such common stock could materially and adversely affect the market price of our common stock.

Timing of merger

     The closing of the merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement, unless we and Sheridan agree to a different date or time or the Merger Agreement has been terminated prior to that time. We currently expect to complete the merger by November, 2005.

Conditions to completion of the merger

     The obligations of the parties to the Merger Agreement to complete the merger are subject to the satisfaction or waiver of conditions specified in the Merger Agreement.

     The conditions to the merger applicable to all of the parties' obligations to complete the merger include the following:

     - the adoption of the Merger Agreement, the proposed new charter, the new board of directors and the addition of shares to our 2003 stock option plan, by the affirmative vote of the holders of the requisite number of the outstanding shares of our common stock;

     - the absence of any law, rule, regulation, executive order, injunction, order or decree prohibiting or making illegal the completion of the merger; and

     - an existing management agreement between Kinderhook Industries, LLC., an affiliate of one of the beneficial stockholders of Sheridan, and Sheridan's Musicrama subsidiary, will be amended so that it will be capped at 20 months and $500,000 in fees, payable in monthly installments of $25,000, subject to acceleration in certain events (it is anticipated that affiliates of Kinderhook Industries, LLC will be our principal stockholder following the merger).

     Our obligation and the obligation of Merger Sub to complete the merger are subject to the satisfaction or waiver by us of the following additional conditions:

     - The representations and warranties Sheridan has made in the Merger Agreement and related documents must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date.

     - Sheridan must have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the merger.

     - There is no material adverse effect relating to the business of Sheridan.

     -    We receive a certificate as to the above conditions being satisfied.

     -    We receive a legal opinion from Sheridan's counsel.

     -    There is no court order preventing the merger.

     - Sheridan has received all governmental and other approvals of the merger the failure to receive which would have a material adverse effect on the combined companies.

         The obligation of Sheridan to complete the merger is subject to the satisfaction or waiver of additional conditions by Sheridan of the following additional conditions:

     - The representations and warranties we and Merger Sub have made in the Merger Agreement and related documents must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date.

     - We and Merger Sub must have performed in all material respects all obligations required to be performed by us under the Merger Agreement.

     -    There is no material adverse effect relating to our business.

     - Sheridan receives a certificate as to the above conditions being satisfied.

     - The Board of Directors contemplated by this proxy statement have been elected.

     -    Sheridan receives a legal opinion from our counsel.

     -    There is no court order preventing the merger.

     - The senior executives of the combined companies disclosed in this proxy statement have entered into employment agreements with us on the terms disclosed beginning on page 134 of this proxy statement.

     - We and Merger Sub have received all governmental and other approvals of the merger the failure of which to receive would have a material adverse effect on the combined companies.

Termination of the Merger Agreement

     The Merger Agreement may be terminated, and the merger abandoned, at any time before the merger is completed, whether before or after our stockholders have voted at the Meeting:

     - by mutual agreement of Sheridan, Merger Sub and us, with the approval of each of our boards of directors;

     -    the action of the board of directors of either Sheridan or us, if

          -- the merger is not completed by December 31, 2005, unless the Meeting has not yet been held, in which case, it may only be terminated by Sheridan;

          -- any judgment, law, rule, regulation, ordinance, order, decree or other legal restraint prohibiting or making illegal the completion of the merger is in effect, has become final and non-appealable; or

          -- our stockholders do not approve the merger and the other matters set forth in this proxy statement at the Meeting;

     -    by Sheridan, if:

          -    there  is  a   failure   of  the   conditions   related   to  our
               representations, warranties or covenants;

          - our Board of Directors withdraws or adversely modifies its recommendation of the merger or recommends another proposal to our stockholders; or


          -    a material adverse effect concerning our business has occurred;


     -    by us,  if  prior  to the  time  our  stockholders  adopt  the  Merger
          Agreement:

          - there is a failure of the conditions related to Sheridan's representations, warranties or covenants;

          - a material adverse effect concerning Sheridan's business has occurred;

          - our Board of Directors determines that it is obligated to accept a superior proposal.

     In any case, the party wishing to terminate the merger agreement must give written notice to the other parties. Unless termination is due to breach of a party, on termination, the Merger Agreement shall become null and void.

Remedies for Breach of Representations
 and Warranties, Covenants

     If the merger is consummated and within 180 days thereafter, a party has breached its representations and warranties, or if until covenants are performed in full, a party breaches its obligation to perform the same, the other party can send a claim notice to adjust the relative holdings of our common stock as of the date of the merger, by our stockholders and Sheridan's former stockholders. Damages which are determined shall be paid in additional shares of our common stock valued as of the date of the merger, provided aggregate damages exceed $150,000 and provided that not more than an additional 1,000,000 shares of our common stock are issued in the aggregate.

Expenses

     Whether or not the merger is not completed pursuant to the Merger Agreement, each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Actions to complete the merger

     In general, we, Merger Sub and Sheridan have each agreed to use all commercially reasonable efforts to take all actions and do all things reasonably necessary or advisable under applicable laws and regulations to permit completion of the merger and the other transactions contemplated by the Merger Agreement. This expressly includes obtaining all consents, approvals and authorizations required for completion of the transactions contemplated by the Merger Agreement and, if we and Sheridan agree (but only if we agree), contesting any action, and seeking to have reversed or put aside any legislation, administrative or judicial action, that restricts or prohibits completion of those transactions.

     In addition, we agreed to file this proxy statement after giving Sheridan and its counsel reasonable opportunity to review it. We also agreed to use commercially reasonable efforts to respond promptly to any comments or requests by the SEC with respect to this proxy statement, after consulting with Sheridan, and not to file any amendment or supplement to this proxy statement without Sheridan' consent unless the amendment or supplement pertains only to us and our subsidiaries. In addition, we agreed to mail this document to you within five days after the SEC tells us that it has completed its review. For its part, Sheridan agreed to use commercially reasonable efforts to cooperate and provide us with information for use in this document.

     We, Merger Sub and Sheridan have agreed to cooperate and consult with each other to prepare and file all documentation, make all necessary applications and give all necessary notices, execute all necessary documents and use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of governmental or other entities necessary to complete the transactions contemplated by the Merger Agreement. However, no party may modify a note, bond, license, permit, contract, lease or other document or instrument to increase the amount payable thereunder or otherwise to be more favorable, or less burdensome, in any material respect to us and our subsidiaries, or Sheridan and its subsidiaries, as applicable, taken as a whole, without the written consent of the other party.


Officers and directors

     The Merger Agreement provides that immediately after the merger, our Board of Directors will consist of nine directors, two whom Sheridan has nominated, two of whom we have nominated and five independent directors who shall be nominated jointly by us and Sheridan. It also requires us to cause certain of our officers to resign, effective upon completion of the merger. At that time, our new board of directors will appoint new officers.

Registration rights agreement; blue sky

     The Merger Agreement contemplates, as a condition to closing, that certain stockholders of Sheridan will enter into a registration rights agreement with respect to the shares of our common stock that we will issue to the Sheridan stockholders in connection with the merger

     In addition, we agreed to take any actions necessary so that the common stock we issue to Sheridan' stockholders in connection with the merger will qualify with applicable state securities laws.


Amendment; extension and waiver

     Any provision of the Merger Agreement may be waived in writing by the party benefited by the provision, or amended or changed with the written agreement of all parties to the Merger Agreement. However, after our stockholders have adopted the Merger Agreement, no amendment may be made that adversely affects the rights of our stockholders, or that would require our stockholders' approval under applicable law or rules of the NASDAQ Stock Market, Inc., without the further approval of our stockholders.

     Any party may extend the time for performance of any obligations of another party or waive any inaccuracies in representations and warranties by another party or compliance by another party with any agreements or conditions contained in the Merger Agreement. Any agreement to any of these extensions or waivers must be in writing.


The parties to the merger

     Hirsch

     We were founded in 1970 and have become a leading single source provider of electronic computer-controlled embroidery machinery and related value-added products and services. The Company markets itself under the brand "Tajima USA Sales and Support by Hirsch International Corp." and offers a complete line of technologically advanced single-head and multi-head embroidery machines, proprietary application software, a broad line of embroidery parts, supplies, accessories and embroidery products. In addition, we provide a comprehensive service program, and user training and support. We believe our wide-range of product offerings together with its related value-added products and services place it in a competitively advantageous position within its marketplace.

     Sheridan

     Sheridan generated net sales of approximately $38.0 million and had a net loss of approximately $6.0 million for the twelve month period ended December 31, 2004. Sheridan had net sales of approximately $19.0 million and had a net loss of approximately $2.0 million for the six month period ended June 30, 2005.

     Sheridan was formed in July 2003 for the purpose of acquiring established independent record labels and music catalogs, the releasing of new music, developing proprietary catalogs internally and acquiring a full-service distribution operation. In July 2003, Sheridan acquired all of the stock of Musicrama, Inc., a New York corporation ("Musicrama"), a leading importer and distributor of music products (e.g., CDs and DVDs) since its founding in 1978; and in August 2003 Sheridan acquired all the membership interests of Sheridan Square Entertainment, LLC, a leading, independent record company doing business as Artemis Records, and its affiliate Artemis Classics, LLC.

     Since these acquisitions, Sheridan has purchased and/or licensed additional catalogs from third parties and continued to release new music and develop its music catalogs internally. At present Sheridan is comprised of (i) the Label Group, consisting of Artemis Records, Artemis Classics/Vanguard Classics, Tone-Cool Records, Corp., Triloka Records, Artemis Gospel, Ropeadope, Sheridan Square Records and labels comprising Compendia Music; (ii) the Distribution Group, being Musicrama and (iii) the Publishing Group, being Sheridan Square Publishing Group, LLC.

     Merger Sub

     We formed Merger Sub solely for the purpose of merging with Sheridan. To date, Merger Sub has conducted no activities other than activities in connection with its formation, the signing of the Merger Agreement and the preparation of this document. If we complete the transactions described in this document, Merger Sub will merge into Sheridan and will not survive the merger.

Recommendation of our board of directors

     At its meeting on July 19, 2005, after due consideration, our Board of Directors unanimously:

     o determined that it was advisable for us to enter into the Merger Agreement and that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of our company and our stockholders;

     o approved the Merger Agreement and the transactions contemplated by the Merger Agreement;

     o    approved the proposed amendments to our Restated Certificate;

     o approved the purchase of up to $1 million in the aggregate of Sheridan's Series B Preferred Stock;

     o authorized us to enter into a Securities Purchase Agreement with Sheridan for the purchase of Series B Preferred Stock; and

     o recommended that our stockholders vote to approve the merger with Sheridan under the Merger Agreement, the related amendments to our Restated Certificate of Incorporation and to our 2003 Stock Option Plan, and the election of our new Board of Directors.

Common stock listing

     Our common stock is presently listed on the NASDAQ SmallCap Market. We anticipate that upon completion of the Merger we will be required to, but will not meet, the qualifications for a new listing on the NASDAQ SmallCap Market and consequently, there is a substantial likelihood that our common stock may be delisted from the NASDAQ SmallCap Market. Accordingly, if this occurs, we may make application for listing of our common stock on the American Stock Exchange. Our present common stock price does not qualify us for such listing, and if we make such application, we would have to seek a waiver. If the waiver is not granted, and our common stock is not listed on the American Stock Exchange, we anticipate the same will be listed on the OTC Bulletin Board. That marketplace does not have the liquidity and reputation of the NASDAQ SmallCap Market or the American Stock Exchange, which could have a material adverse effect on the quoted prices for our common stock and our ability to sell our common stock.


Anticipated accounting treatment

     The merger will be accounted for using purchase accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Sheridan has been designated as the acquiror because immediately after the merger, its stockholders will hold more than 50% of our common stock on a fully diluted basis. The market value of the Company on July 20, 2005, the date of the announcement, was $9.3 million. The purchase price will be allocated to our identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the Merger and any excess of our cost over those fair market values will be accounted for as negative goodwill. The results of final valuations of property, plant and equipment and intangible and other assets, and the finalization of any potential plans of restructuring, have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.


Directors and management following the merger

     Upon completion of the merger, our Board of Directors will consist of nine members, two of whom have been nominated from the current members of our Board of Directors and two have been nominated by Sheridan. The remaining five members have been jointly nominated by us and Sheridan. After the merger, the board will be as follows:

              Henry Arnberg                   Company
              Paul Gallagher                  Company
              Joseph J. Bianco                Sheridan
              Robert E.  Michalik             Sheridan
              Marvin Broitman                 Independent
              Mary Ann Domuracki              Independent
              Kammy Moalemzadeh               Independent
              Edward J. Tobin                 Independent
              Jose Axtmayer                   Independent


     However, if we do not complete the merger, the individuals who are not currently serving on our Board will immediately resign, and a separate stockholders meeting will be scheduled to elect new directors.

     Upon completion of the merger, the following individuals will serve as our executive officers in the capacities listed below:

         Name                         Corporate Office/Title
         ----------------------------------------------------------------------
         Joseph J. Bianco             Chief Executive Officer
         Paul Gallagher               President and Chief Operating Officer
         Anil K. Narang               Vice-Chairman
         Beverly Eichel               Executive Vice President, Chief Financial
                                      Officer and Secretary


Amendments to our restated certificate of incorporation

     In connection with the merger, you will be asked at the Meeting to consider and approve amendments to our current Restated Certificate of Incorporation, and to replace it with the Second Amended and Restated Certificate of Incorporation the form of which is attached to this document as Annex C.

         Each significant amendment will be presented as a separate proposal at the Meeting. The following chart lists these proposals:

     1. To modify the fixed range of the number of our directors and designate our initial directors after the merger.

     2. To convert the two presently authorized classes of common stock (Class A and Class B) into a single class of common stock having equal voting and other rights.

     3. To increase the number of authorized shares of common stock to 50,000,000 shares, $.01 par value per share.

     4. To amend and restate our Restated Certificate of Incorporation to reflect the foregoing.


Stockholders entitled to vote; vote required

     Each holder of record of Class A or Class B shares of our common stock on _________, 2005 is entitled to cast one vote per share on each proposal properly submitted for the vote of our stockholders at the Meeting.

     Approval of the merger and the issuance of the shares of our common stock pursuant to the Merger Agreement, and the amendment of our 2003 Stock Option Plan requires the approval of the holders of a majority of our shares of common stock present at the meeting and entitled to vote thereon. The amendments to our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of our Class A and Class B common stock outstanding voting as separate classes.

Fairness opinion of our financial advisor

     On June 23, 2005, Harris Nesbitt delivered its oral opinion to our Board of Directors to the effect that, as of such date, based upon and subject to certain qualifications the Exchange contemplated by the merger is fair, from a financial point of view to our stockholders. Harris Nesbitt subsequently confirmed this oral opinion by delivery of a written opinion, dated July 18, 2005, to our Board of Directors. The full text of Harris Nesbitt's written opinion is attached as Annex B to this document, and the opinion is incorporated by reference into this proxy statement. The opinion of Harris Nesbitt does not constitute a recommendation to any of our stockholders regarding how you should vote on the proposals to approve the transactions. You should carefully read the opinion in its entirety.

     Hirsch retained Harris Nesbitt in March 2005 to provide a fairness opinion in connection with the merger (the "Merger") of SSE Acquisition Corp, a wholly owned subsidiary of Hirsch ("SSE") with and into Sheridan Square Entertainment, Inc. ("Sheridan"), with Sheridan continuing on as the surviving corporation and a wholly-owned subsidiary of Hirsch. The stockholders of Hirsch immediately prior to the Merger will own thirty-eight (38%) of Hirsch immediately following the Merger and the stockholders of Sheridan immediately prior to the Merger will own sixty-two (62%) of Hirsch immediately following the Merger (the "Exchange"). Harris Nesbitt is an affiliate of the BMO Financial Group.

     Hirsch's board of directors retained Harris Nesbitt based on Harris Nesbitt's qualifications, experience and expertise in investment banking, particularly its experience and expertise in providing investment banking services to the media industry. As part of Harris Nesbitt's investment banking business, it is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, restructurings, recapitalizations, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The board requested that Harris Nesbitt evaluate the fairness of the Exchange, from a financial point of view, to Hirsch's stockholders.

     At the meeting of Hirsch's board of directors held on July 18, 2005, Harris Nesbitt rendered its written opinion (the "Fairness Opinion") that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limits of review as set forth in its opinion, the Exchange was fair, from a financial point of view, to those stockholders.

     The full text of the Fairness Opinion, dated July 18, 2005, is attached as Annex B to this proxy statement. The Fairness Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Harris Nesbitt in rendering its opinion. We urge you to read the entire opinion carefully. Harris Nesbitt's opinion is directed to Hirsch's board of directors and addresses only the fairness of the Exchange, from a financial point of view, to holders of Hirsch common stock as of the date of the opinion. Harris Nesbitt's opinion does not address any other aspect of the Merger and does not constitute a recommendation to any holder of Hirsch common stock as to any matter relating to the merger or how to vote at the Special Meeting. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion.

     In connection with rendering its opinion, Harris Nesbitt, among other things:

     o Reviewed a draft of the Merger Agreement provided to them on July 15, 2005, substantially incorporating the terms set forth in that certain Term Sheet dated March 30, 2005 between Hirsch and Sheridan;
     o Reviewed Hirsch's report on Form 10K and related financial information for the fiscal years ended January 29, 2005 and January 31, 2004 and Hirsch's report on Form 10-Q and related unaudited financial information for the three months ended April 30, 2005 and the definitive proxy statement dated August 6, 2004;
     o Reviewed Sheridan's audited financial information for the fiscal year ended December 31, 2004 and for the period from July 29, 2003 to December 31, 2003 and Sheridan's unaudited financial information for the three months ended March 31, 2005;
     o Reviewed certain financial and operating information relating to the business, earnings, cash flow, assets, liabilities and prospects of Hirsch and of Sheridan, furnished to Harris Nesbitt by Hirsch and Sheridan, respectively;
     o Reviewed the confidential private placement memorandum of Sheridan dated December 3, 2004;
     o Conducted discussions with members of Hirsch's senior management and that of Sheridan concerning Hirsch's and their respective operations, financial condition and prospects;
     o Compared Hirsch's financial performance and that of Sheridan with that of certain companies that Harris Nesbitt deemed to be reasonably similar to Hirsch and to Sheridan, respectively;
     o Compared the proposed financial terms of the transactions contemplated by the merger agreement with the financial terms of other mergers and acquisitions which Harris Nesbitt deemed to be relevant;
     o    Performed discounted cash flow analysis for Sheridan; and
     o Reviewed such other financial studies and performed such other analysis and investigations and took into account such other matters as Harris Nesbitt deemed appropriate.

     In its review and analysis and in formulating its opinion, Harris Nesbitt relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information publicly-available or provided to it. With respect to the financial forecasts, projections and other information provided to it, Harris Nesbitt assumed that those financial forecasts, projections and other information were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments at the time of both Hirsch's and Sheridan's senior management teams of their respective company's future competitive, operating and regulatory environments and the related financial performance of Hirsch and Sheridan. Harris Nesbitt expresses no opinion as to those financial forecasts, projections and other information, the reasonability of their preparation, the judgments made or the assumptions on which they were based.

     Harris Nesbitt did not conduct a physical inspection of any of Hirsch's properties or facilities or those of Sheridan. In addition, it assumed that the executed version of the merger agreement will not differ in any material respect from the last draft it had reviewed and that the Merger will be consummated on the terms set forth therein, without waiver or modification of any material term. Harris Nesbitt based its opinion on economic, market and other conditions and circumstances as they existed and could be evaluated and the information made available to it as of the date of the opinion.

     In arriving at its opinion, Harris Nesbitt did not ascribe a specific range of values to Hirsch and Sheridan, but rather made its determination as to fairness, from a financial point of view, of the Exchange contemplated by the Merger on the basis of the financial and comparative analyses summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant method of financial and comparative analysis and the application of these methods to the particular circumstances. Consequently, a fairness opinion is not readily susceptible to summary description. Harris Nesbitt believes that its analyses must be considered as a whole and that considering any portions of those analyses and factors without considering all of them could create a misleading or incomplete view of the process underlying its opinion.

     The following is a summary of the material financial analyses performed by Harris Nesbitt in connection with the preparation of the Fairness Opinion, dated as of July 18, 2005. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Harris Nesbitt, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Harris Nesbitt's financial analyses.

Review of Sheridan operations

     Harris Nesbitt reviewed actual and projected Sheridan operating statements including fiscal year 2004 (actual), twelve months ended March 31, 2005 (actual) and fiscal years 2005, 2006, 2007, 2008 and 2009 (estimated) based upon growth rates provided by management ("Base Case"). In addition, Harris Nesbitt prepared a recasted 2006 through 2009 estimate at a lower assumed rate of revenue growth and operating margins ("Modified Case").

Sheridan comparable company analysis

     Harris Nesbitt compared selected financial information of Sheridan with publicly-available information of selected comparable public companies. The selected comparable companies were chosen because they are involved in the media industry and they demonstrate certain similar characteristics to those of Sheridan. Specifically, the comparable companies considered by Harris Nesbitt were:

     o    EMI Group plc

     o    Warner Music Group

     o    Edel Music AG

     o    Sanctuary Group plc


     For each of the selected comparable companies, Harris Nesbitt analyzed the respective multiples of the enterprise value of these companies to their sales, and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The following table summarizes the analysis:

                                                 Implied Valuation ($ in millions)
                         SSE Result        Multiple Range    Enterprise Value     Less Net Debt       Equity Value
                         ----------        --------------    ----------------     -------------       ------------
LTM Sales                   $39.5            0.8x-1.2x          $31.6-$47.4           $20.9            $10.7-$26.5
2005E EBITDA                $4.0             6.0x-8.0x          $24.0-$32.0           $20.9            $2.8-$10.7
2006E EBITDA (Base Case)    $7.0             5.0x-7.0x          $35.0-$49.0           $20.9            $14.1-$28.0
2006E (Modified Case)       $6.4             5.0x-7.0x          $32.0-$44.8           $20.9            $11.2-$23.8


     No company included in the peer group is identical to Sheridan. In selecting and evaluating the comparable companies, Harris Nesbitt made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of Sheridan and those of the selected comparable companies, Harris Nesbitt believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis.

Precedent M&A transactions valuation analysis

     The precedent merger and acquisition transactions valuation analysis provides a benchmark based on the consideration paid in selected comparable merger and acquisition transactions. For this analysis, Harris Nesbitt compared financial statistics from publicly-available information for selected comparable transactions completed in Sheridan's industry. The following table presents the selected transactions utilized in Harris Nesbitt's analysis:

Date            June-04             Feb-04                   May-03               Apr-02

Target          Fantasy Records     Warner Music Group       Newscorp,            Fonovisa Records
                                                             Mushroom Records

Acquiror        Concord Music,      Investor Group           Warner Music Group   Univision Music Group
                Tailwind


     Harris Nesbitt analyzed these transactions to discern a multiple of each company's respective revenues and derived a sales price to revenue multiple range of 0.9x - 1.3x. Applying this multiple to Sheridan's revenues resulted in a hypothetical transaction value range of approximately $14.7 million to $30.4 million.

     No transaction included in the comparable transactions analysis is identical to the Merger. Harris Nesbitt made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Hirsch, such as the impact of competition on the business of Sheridan, industry growth and the absence of any material adverse changes in the financial condition and prospects of Sheridan, Sheridan's industry or the financial markets in general.

Discounted cash flow analysis

     The discounted cash flow analysis provides a net present value of the projected unlevered free cash flows of Sheridan for the fiscal years 2005 through 2009. Harris Nesbitt applied a range of discount rates of 16% to 20% and a range of exit multiples of 6.0x to 8.0x of estimated 2009 EBITDA. This analysis indicated a value range, as illustrated by the tables below, of $37.2 million to $61.8 million based on Sheridan's projections and $13.4 million to $26.9 million based on the projections as modified by Harris Nesbitt.


                            Discount Rate (Base Case)
                              16%      17%        18%        19%        20%

                  6.0x    $  45.8   $  43.5    $  41.3    $  39.2    $  37.2

EBITA             6.5x    $  49.8   $  47.3    $  45.0    $  42.8    $  40.6
 Exit
Multiple          7.0x    $  53.8   $  51.2    $  48.7    $  46.4    $  44.1

                  7.5x    $  57.8   $  55.1    $  52.4    $  49.9    $  47.5

                  8.0x    $  61.8   $  58.9    $  56.2    $  53.5    $  51.0

                          Discount Rate (Modified Case)
                              16%      17%        18%        19%        20%
EBITA
 Exit             6.0x    $  18.2   $  16.9    $  15.7    $  14.5    $  13.4
Multiple
                  6.5x    $  20.4   $  19.0    $  17.7    $  16.4    $  15.2

                  7.0x    $  22.6   $  21.1    $  19.7    $  18.4    $  17.1

                  7.5x    $  24.7   $  23.2    $  21.7    $  20.3    $  19.0

                  8.0x    $  26.9   $  25.3    $  23.8    $  22.3    $  20.9

Review of Hirsch operations

     Harris Nesbitt reviewed Hirsch's operating statements for fiscal years ending January 31, 2003, 2004 and 2005 in addition to Hirsch's estimated operating statement for fiscal year ending January 31, 2006.

Hirsch comparable company analysis

     Harris Nesbitt compared selected financial information of Hirsch with publicly-available information of selected comparable public companies. The selected comparable companies were chosen because they are involved in the industrial distribution industry. Specifically, the comparable companies considered by Harris Nesbitt were:

     o    Key Technologies, Inc.

     o    Oilgear Co.

     o    Quipp, Inc.

     For each of the selected comparable companies, Harris Nesbitt analyzed the respective multiples of the enterprise value of these companies to their sales, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), as well as equity value to book value. The following table summarizes the analysis:

                                Implied Valuation
                        Hirsch Result      Multiple Range    Enterprise Value     Plus Net Cash       Equity Value
                        -------------      --------------    ----------------     -------------       ------------
LTM EBITDA                  $0.2             7.5x-9.5x           $1.5-$1.9             $9.3            $10.8-$11.2
2005E EBITDA                $0.8             6.5x-8.5x           $5.2-$6.8             $9.3            $14.5-$16.1
3/31/05                     $14.2            1.0x-1.2x           $4.9-$7.7             $9.3            $14.2-$17.0
Book Value
Implied Valuation Range                                                                                $13.2-$14.9

     No company included in the peer group is identical to Hirsch. In selecting and evaluating the comparable companies, Harris Nesbitt made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of Hirsch and those of the selected comparable companies, Harris Nesbitt believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis.

     Harris Nesbitt also determined that Hirsch's market capitalization indicated a valuation range of $7.4 million to $12.1 million for Hirsch based on its fifty-two (52) week high and low closing price. Based upon these analyses Harris Nesbitt determined a summary value range of $13.2 million to $14.9 million for Hirsch.

Relative valuation of Hirsch and Sheridan

     Harris Nesbitt compared the valuation ranges for Sheridan and Hirsch in order to derive sets of relative ownership percentages of the combined company by stockholders of Sheridan and Hirsch. Hirsch's summary valuation range of $13.2 million to $14.9 million was compared to Sheridan's valuation ranges based on sales multiples, EBITDA multiples for various periods, multiples related to precedent M&A transactions and discounted cash flow valuation amounts. The following table summarizes the analysis:

                                                 Relative Hirsch Ownership

Sheridan valuation methodology

Comparable Public Companies
                                           High                     Low
                                           ----                     ---
LTM Sales Multiple                         58.2%                   33.3%
2005E EBITDA Multiple                      84.0%                   55.2%
2006E EBITDA Multiples Base Case           51.5%                   32.0%
2006E EBITDA Multiples Modified Case       57.4%                   35.6%

Precedent Transactions
                                           High                     Low
                                           ----                     ---
LTM Sales Multiple                         50.4%                   30.2%

Discounted Cash Flow Analysis
                                           High                     Low
                                           ----                     ---
Base Case                                  28.6%                   17.6%
Modified Case                              52.7%                   32.9%


     Based on the above, Harris Nesbitt formed the opinion that the relative valuation in the merger agreement of 38% for Hirsch and 62% for Sheridan is fair to Hirsch's stockholders from a financial point of view.

     The preparation of a fairness opinion is a complex process and, consequently, a fairness opinion is not easily summarized. Harris Nesbitt believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its opinion. In addition, Harris Nesbitt may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of considerations resulting from any particular analysis described above should not be taken to be Harris Nesbitt's view of the actual value of the Exchange. In performing its analyses, Harris Nesbitt made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond the control of Hirsch and any estimates contained in Harris Nesbitt's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     Harris Nesbitt conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Exchange resulting from the Merger and its delivery of the Fairness Opinion to the Hirsch board of directors. These analyses do not purport to be appraisals or to reflect the prices at which the securities to be issued in the Merger to the stockholders of Hirsch may trade at any time.

     The type and amount of the Exchange contemplated in the Merger was determined through arm's-length negotiations between Hirsch and Sheridan and were approved by Hirsch's and Sheridan's board of directors. Harris Nesbitt did not recommend any specific consideration to Hirsch or that any specific amount of consideration constituted the only appropriate consideration. In addition, Harris Nesbitt's opinion was one of several factors taken into consideration by Hirsch's board of directors in making its decision to approve the Merger. Consequently, Harris Nesbitt's analysis as described above should not be viewed as determinative of the opinion of the board of directors with respect to the value of the Exchange or whether the board of directors would have been willing to agree to different merger consideration.

     Under the terms of an engagement letter, dated March 16, 2005, as amended, between Hirsch and Harris Nesbitt, Hirsch agreed to pay Harris Nesbitt a fairness opinion fee in an amount equal to $250,000 payable upon delivery of the Fairness Opinion. In addition to the above described compensation, Hirsch agreed to reimburse Harris Nesbitt for all of its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Harris Nesbitt and its affiliates and their respective directors, officers, agents and employees against liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Harris Nesbitt's engagement.

                              BUSINESS OF SHERIDAN

Overview

     Sheridan is a full-service, independent music company that had net sales of approximately $38.0 million with a net loss of $6.0 million for the year ended December 31, 2004. Sheridan had net sales of approximately $19.0 million with a net loss of $2.0 million for the six month period ended June 30, 2005.

     Sheridan was formed in July 2003 for the purpose of building a full-service independent music company through acquisition of established independent record labels and music catalogs, the release of new music, the development of proprietary catalogs internally and acquisition of a full-service distribution operation. In July 2003, Sheridan acquired all of the stock of Musicrama, Inc., ("Musicrama"), a leading importer and distributor of music products, such as CDs and DVDs, since its founding in 1978. In August 2003, Sheridan acquired all the membership interests of Sheridan Square Entertainment, LLC, an independent record company doing business as Artemis Records, and its affiliate, Artemis Classics, LLC.

     Since the initial acquisitions in 2003, Sheridan has purchased and/or licensed additional catalogs from third parties and continues to release new music and develop its music catalogs internally. At present, Sheridan is comprised of (i) the Label Group, consisting of Artemis Records, Artemis Classics/Vanguard Classics, Tone-Cool Records, Corp., Triloka Records, Artemis Gospel, Ropeadope, Sheridan Square Records and labels comprising Compendia Music; (ii) the Distribution Group, led by Musicrama and (iii) the Publishing Group consisting of Sheridan Square Publishing Group, LLC.

The Sheridan Label Group

     Artemis Records. Artemis Records is an independent record label formed in 1999. Since its formation, Artemis Records has grown its annual revenues to over $14 million and has had a compounded annual growth rate, or CAGR, of approximately 3.9% over the past four years, during a period in which the music industry experienced significant decline. During that time, Artemis Records has had five albums achieve gold status, which means sales level of greater than 500,000 units per album, among them Warren Zevon's "The Wind" and The Baha Men's "Who Let the Dogs Out", and received a number of Grammy awards and nominations. In 2000 and 2001, Billboard Magazine named Artemis Records the number one independent label in the United States based on actual sales.

     The diversified Artemis Records' roster has produced albums by recording artists including , but not limited to, the : The Pretenders, Jimmy Cliff, Better Than Ezra, Zakk Wylde's Black Label Society, Steve Earle, Kittie, Susan Tedeschi, Warren Zevon, Russell Crowe, Jesse Malin, Sugarcult, Dope, Jaguar Wright, Ruff Ryders, Freddie Jackson and Little Barrie.

     Artemis Classics/Vanguard Classics. In January 2003, Artemis acquired the Vanguard Classics catalogue for approximately $300,000. Founded in 1950, Vanguard Classics includes works ranging from eighteenth century to contemporary music. The catalogue of 1,200 masters includes such titles as, "Cantaloube:
Songs of the Auverne" - complete, "Beethoven: Late String Quartets" - Yale String Quartet, "Bach: Sonatas and Partitas for Solo Violin" - Joseph Szigeti, as well as the recordings of Alfred Deller, counter-tenor and The Mahler, Brahms and Sibelius symphony cycles with the Utah Symphony Orchestra and pianist Alfred Brendel. The label has also seen recent success with releases from Leon Fleisher ("Two Hands"), Gil Shaham, and Matt Haimovitz.

     Triloka Records/Karuna Music. In October 2003, Sheridan purchased substantially all of the assets of Triloka Records/Karuna Music, ("Triloka"), for approximately $800,000. Triloka is an independent label that was formed in 1991 to focus on music for yoga, meditation and relaxation. Triloka's leading artist is Krishna Das, one of the most well-known artists in the yoga community and a top performer for Triloka. Triloka sells its product to both conventional music retailers as well as through specialty yoga and wellness stores, a form of non-traditional distribution that Sheridan believes is becoming a bigger and more important part of the overall music business.

     Tone-Cool. In May 2004, Sheridan purchased all of the outstanding equity of Tone-Cool Records, Corp., ("Tone-Cool"), for $750,000. Tone-Cool is the proprietor of a highly regarded blues specialty catalog, including Susan Tedeschi, The North Mississippi All-Stars, Sean Costello, Hubert Sumlin, and The Fabulous Thunderbirds and many others.

     Ropeadope. In September 2004, Sheridan purchased all of the catalogue assets of Ropeadope Records, or Ropeadope, for $150,000. Ropeadope is the proprietor of a highly regarded alternative and jazz catalog, including Charlie Hunter, Antibalas, Tin Hat Trio and the Dirty Dozen Brass Band.

     Compendia Media Group. In December 2004, Sheridan purchased substantially all of the music assets of the Nashville based Compendia Media Group ("Compendia"), including the names and assets of the record labels Intersound, Light Records and Compendia Records, for approximately $7.8 million, with payment of the remaining $3 million to be suspended for a period of two years to cover certain indemnity obligations by the sellers. The group consists of four labels, Artemis Gospel; Artemis Strategic Marketing; Light Records; and Intersound Records. Through these labels, we produce, market and sell music in a variety of genres, including gospel, smooth jazz, country, classical, adult rock and blues. Sheridan's archives include master recordings and artist agreements by artists including Joan Osborne, Robert Palmer, the Tony Rich Project, The Beach Boys, Peter Cetera, Dionne Warwick, The Band, Roger Daltrey, Taylor Dayne, Oak Ridge Boys, Pete Townshend, Suzy Bogguss, Sixpence None The Richer, Juice Newton, Rick Springfield, Mighty Clouds of Joy, Eddie Rabbitt, Crystal Gayle, Kansas, George Clinton, Lakeside, Cameo, Dazz Band, Vickie Winans, Andrae Crouch and Britain's Royal Philharmonic Orchestra. The purchased assets include master recordings and related artwork, artist and producer agreements, as well as compositions and songwriter agreements related to a large library of musical compositions.


Sheridan Distribution Group

     Musicrama, Inc. ("Musicrama") is a leading distributor and importer of music products, such as CDs and DVDs. Musicrama was founded in 1978 by Mark Jarzebek, its current President and Charles Jarzebek, its current Vice
President. Musicrama has experienced consistent growth in the niche market of imported music where there is minimal threat of downloading piracy and few competitors. Musicrama's revenues have grown from approximately $12.8 million in 1999 to approximately $26.5 million in 2004, resulting in a CAGR of 20%, and has been profitable.

     Musicrama specializes in distributing titles that are not readily available in the United States, mainly featuring musical artists who are already well-received in the United States. Musicrama's management uses its extensive industry knowledge, combined with its relationships with retail buyers, to make determinations of which products to distribute. Recently, Musicrama also successfully developed and distributed, with United States based producers, domestically originated product that now accounts for approximately 35% of Musicrama's revenues.

     Revenues are  generated  primarily  from  national  retail  chains and mass merchants, with a smaller portion of Musicrama's revenue generated from independent stores, wholesalers, and rack-jobbers. Musicrama has diversified its customer base in anticipation of Sheridan's planned migration to self-distribution, and as a result is not dependent upon any one national account.

     Sheridan is using the sales expertise and retail relationships of Musicrama to distribute a variety of Sheridan products. On May 1, 2005, Musicrama entered into a two-year agreement with Koch Entertainment Distribution of Port Washington, New York to provide Musicrama with all pick, pack and ship functions for its products. This outsourcing of fulfillment functions will allow Musicrama to focus its management resources and capital on the expansion of the sales and account base, and will convert a substantial portion of Musicrama's distribution costs from fixed to variable.

Sheridan Square Publishing Group

     The assets purchased described above included ownership in the underlying compositions of approximately 1,200 songs. Sheridan has consolidated all of these copyrights in this subsidiary. The Publishing Group has started to successfully exploit these compositions through use on records, films, television programs and commercials. Recently a sample of a composition by Andrae Crouch was licensed to Universal Music for use on an album by Snoop Dogg.

Industry overview

     Sheridan believes that current conditions in the recorded music industry represent the confluence of several factors, including, among others:

     o    the emergence of alternative distribution channels;
     o    the consolidation of the industry, both labels and retailers;
     o    the  emergence  of  pay-for-service  digital  distribution;  and
     o    the impact of piracy on "Top 40" revenues.

     Historically, the transition from one format to another, such as LP's to CD's, has caused severe short term dislocation and impacted pricing models. Sheridan believes that the uncertainty caused by the factors outlined above and discussed below has reduced liquidity and asset prices in the music industry, representing a unique opportunity to invest. Sheridan also believes that current conditions in the recorded music industry present an opportunity to aggregate content at attractive values, while the industry transitions from physical retail as the dominant distribution channel to digital distribution channels with specialty physical distribution. The factors leading to this situation include (i) the emergence of alternative distribution channels which has allowed music content to become widely available; (ii) the rise in popularity of new formats for digital distribution of music content which have contributed to the existing dislocation within the music industry; and (iii) label and retail consolidation in the music industry which has led to an increased availability of music content for acquisition.


     Despite the loss of revenues associated with illegal downloading from "top 40" artists, the following new distribution channels have emerged, which have allowed music content to become widely available:

     o Branded specialty retail compilations, such as Pottery Barn and Starbucks;
     o    Cellular phone ring tones synchronization and music downloading;
     o Music licensing and soundtrack sales, such as movies, television, video games and commercials; and
     o    Satellite radio.

     Although not yet accounting for a significant portion of recorded music sales, the rise in popularity of new formats for digital distribution of music content has demonstrated the willingness and enthusiasm of consumers to purchase music content in non-traditional formats, which has contributed to the existing dislocation within the music industry. Insight Digital Media forecasts that within five years, 15-20%, or $4.0 - $6.0 billion, of the industry's total recorded music sales will be accounted for via online music sales. Sheridan believes that the following factors will continue, and accelerate, the development and growth of digital distribution channels:

     o The entry of Apple iTunes, Real Networks Rhapsody, AOL, Amazon, MTV, Dell, Sony and Microsoft as online music service providers;
     o The shift in sales mix to discount retailers, which will accelerate the move towards lower cost digital distribution;
     o The growth in MP3 players, digital ring tunes, audio-video players and satellite radio;
     o The growth in high-speed broadband connections to the internet, which will continue to drive demand for content rich media services such as online music services; and
     o The aggressive servicing of such digital distribution channels by content and rights owners who will benefit from these new channels, even at lower per unit price points, due to the difference in the economics of digital distribution, such as lower manufacturing, printing, wholesale and retail expenses, as compared to physical retail channels.

     The consolidation of major music companies has resulted in an increased overhead cost structure and a reliance by the major music companies on "platinum plus", meaning sales levels of greater than 1,000,000 units per album, performance requirements to justify their A&R investment. As a result, artists whose sales levels are unprofitable for the major labels, meaning sales levels ranging from 50,000 to 500,000 units per album, can be very profitable for smaller independent labels such as Artemis. In addition, these artists can be more predictable for sales estimates than newer acts, as they have an established record history with a more quantifiable sales base. This recording history allows for a more proportional and, therefore, less risky, A&R commitment and royalty advance, which increases the likelihood of recoupment and reduces the label's cash exposure.

     Historically, major record labels have been the principal source of liquidity for music catalogue assets, but due to their weakened financial positions, resulting from debt financed expansions and lost revenues associated with illegal downloading of their "Top 40" acts, liquidity for catalogue assets has nearly disappeared. As a result, music and music related content are now available at historically low price levels. Sheridan believes that this is an opportune time to aggregate content.


Sheridan's strategy

     Sheridan's strategy is to take advantage of the opportunities made available through the dislocations occurring in the music industry and the decrease in liquidity for music assets, by:

     o    Increasing content ownership;

     o Increasing exploitation of Sheridan's owned and licensed content through existing and emerging distribution channels, including through online and other digital distribution markets; and

     o Participating in the new retail models evolving within the music industry.

     Sheridan believes that even during the correction period being experienced by the music industry, controlling the sale of one's own product is of critical importance in ensuring priority treatment of owned content and maintaining a connection with the marketplace. Physical distribution is not going away but is rather changing into a means of distribution for more specialized product and less "Top 40" popular music.

     Music is no longer restricted to being sold only in music stores. The evolution of the sales medium has developed to include almost any location where goods are sold, such as convenience stores, Starbucks, big-box and specialty retailers to online. In fact, music products continue to be among the biggest beneficiaries of impulse purchases by consumers. As such, the challenge of distribution in this new environment of ubiquity will be getting product to where the ears are and reducing the reliance on consumers actively seeking product at traditional storefronts.

     Acquiring  and  aggregating   niche  music  content  with  established  and
recurring fan bases.

     Sheridan believes that current conditions in the recorded music industry present a unique opportunity to aggregate niche content at attractive prices, while the industry completes a realignment during the transition from predominantly physical retail distribution channels to multiple physical and digital distribution channels. Sheridan's strategy for building its catalogue and its roster in the Label and Publishing Groups is to exploit the temporary uncertainty surrounding the music industry by opportunistically aggregating recording rights from selected new artists, musically exquisite established artists, and from under-valued independent labels with a history of profitability and recurring cash flow streams. Specifically, Sheridan intends to avoid major label "Top 40" artists and focus on artists of undeniable artistic integrity, with a loyal and devoted fan base, that will generate reasonably predicable sales that are commensurate with the investment Sheridan will be required to make in production and marketing.

     o Selective acquisition of new artists. To find and selectively sign new never before signed artists, with undeniable talent, by leveraging Artemis's strength of management team and its reputation for integrity.

     o Selective acquisition of previously signed artists. To find and selectively sign artists who have previously released albums and have a sales history, but who still reflect the dynamics of a developing act. Artemis believes these artists did not reach their potential at their prior label frequently as a result of the prior label's priority structure and promotion strategy.

     o    Acquisition  of  "Established"   artists.  To  exploit  the  temporary
          uncertainty surrounding the music industry to acquire rights to " established" artists formerly signed to major labels, with built-in fan bases and recurring cash flow streams, but who are no longer strategic to the major label's long-term plans. The displacement in the market has created a situation where some of the most respected artists in American music are available to a company with Sheridan's strength and expertise.

     o Maintaining a diversified roster. To maintain a musically diversified roster that reflects the industry change in paying music consumer demographics (for example, the older adult consumer).

     o Acquisition of catalogues. To acquire catalogues that may provide stable, predictable revenue streams with minimal ongoing maintenance costs.

     o Release of content created by culturally significant artists. To sign culturally significant artists whose releases provide incremental revenue as well as building an attractive base to facilitate future acquisitions (for example, Les Nubians, Krishna Das, Hubert Sumlin and Al Franken).

     Leveraging the economics of Sheridan's music distribution company to further reduce Sheridan's acquisition costs.

     The execution of Sheridan's strategy involves using music distribution operations. Sheridan believes that combining the ownership of proprietary musical content and distribution will lead to significant margin expansion opportunities as a result of the savings from transferring distribution agreements internally.

     Building and monetizing a catalogue of established, profitable music content distributed through traditional and alternative channels, including digital.

     In addition to using Sheridan's traditional distribution channel, Sheridan intends to exploit its existing and future catalogue assets through various actions including:

     o    catalogue  licensing,   for  uses  such  as  television   commercials,
          compilations and videogames;
     o    music branding opportunities;
     o    sponsorship and promotional tie-ins;
     o    film soundtrack licensing and distribution; and
     o    alternative   distribution,   such  as  specialty  retail  compilation
          opportunities.


     The announced and impending additions of MTV Networks, Sony Music, Dell Computer, AOL, Microsoft, Amazon, Apple iTunes, RealNetworks Rhapsody, Listen.com, Napster and Virgin Megastores as online music service providers will continue to accelerate the development of pay for service digital distribution channels, which also includes MP3 players, cellular phones, and satellite radio.

     Sheridan has entered into digital distribution agreements for the distribution of its owned and licensed content with Apple iTunes, Audiolunchbox, Real.com, Napster, eMusic, Music Now (affiliated with Best Buy and Circuit
City), Microsoft Music Service, Liquid Audio (affiliated with Wal-Mart and Tower Records), MusicMatch (owned by Yahoo!), Buy.com, DiscLogic, MusicNet, Karma Download, Next Radio (owned by BellSouth), Puretracks (Canadian), Altnet, DownloadPunk, Music Choice (for streaming videos), Audible.com (for audiobooks and spoken word recordings), and Starbucks (for download use by its in-store kiosks). Sheridan has also entered into agreements with Zingy, Faithwest/Modtones, and WiderThan.com for the digital downloading of its master recordings as ring tones, ring tunes and ringback tunes.

     In 2004, Sheridan entered into a joint venture with JSM Music ("JSM"), one of the major providers of music for television commercials. Through this joint venture, Sheridan hopes to achieve sales of recordings by Artemis Records artists through their placement in television commercials whose music is sourced by JSM. JSM has produced and placed in a Chevrolet commercial a new master recording of "Magic Carpet Ride" performed by Artemis Records' recording artist Jeffrey Gaines, and has placed in a national Burger King commercial the recording "Sugar" from the new album of Artemis Records' recording artist Kittie entitled "Until the End."

Revolving credit facility, term loan and other indebtedness

     Sheridan has a $12.5 million revolving credit facility that terminates in July 2008 and provides for loans, subject to availability based upon eligible accounts receivable and inventory as defined under the facility. Interest on the facility is based on the higher of the bank's base rate or the federal funds rate in effect on that date plus 0.75%. At June 30, 2005, the effective interest rate was 6.5% per annum and the borrowings totaled $8.5 million. Borrowings under the facility are secured by all of the assets of Musicrama and Artemis' distribution receivables and is guaranteed by Sheridan.

     Sheridan also had a $2.5 million term loan which matures in August 2006. Interest on the loan is based on the higher of the bank's base rate or the federal funds rate in effect on that date plus 3.50%. At June 30, 2005, the effective interest rate was 9.25% per annum and the outstanding balance was $78,600. Borrowings under the term loan are secured by all of the assets of Musicrama and is guaranteed by Sheridan. As of August 1, 2005, the term loan has been repaid in full.

     In connection with the Compendia acquisition, Sheridan has a $10 million senior secured term loan credit facility that matures in December 2009. On December 10, 2004, Sheridan drew down $7 million in connection with the Compendia acquisition. The remaining $3 million can be drawn by Sheridan, subject to certain conditions, to satisfy, and in accordance with, the holdback arrangement between Sheridan and Compendia. At June 30, 2005, interest on the facility was 14.11% per annum and the outstanding balance was $ 7 million.

     Sheridan expects these facilities to continue after the merger.

Employees

     As of June 30, 2005, Sheridan had 111 full-time employees, 49 of whom were engaged in record production and marketing operations, 30 of whom were engaged in distribution operations, and 32 of whom were engaged in corporate management/administration. Sheridan's employees are not covered by any collective bargaining agreement with any unions. Sheridan believes that it maintains satisfactory relations with its employees.

Facilities

     Sheridan's principal executive offices, and the headquarters of the Artemis Label Group, are located at 130 Fifth Avenue, New York, New York 10011. The phone number at such address is (212) 433-1800. Sheridan has a lease for this office that expires on November 30, 2005, with a monthly rent of $32,289.16. Musicrama leases approximately 15,000 square feet for its warehouse and distribution operations at 43-01 22nd St. 6th Floor, Long Island City, NY 11101. Musicrama's lease for this property expires on August 31, 2007 and has a monthly rent of $7,270.87. Artemis Nashville leases approximately 8,000 square feet of office space at 210 25th Avenue North, Suite 1200, Nashville, TN 37203. Artemis Nashville's lease for this property expires on October 31, 2005 and has a monthly rent of $9,221.70. In addition, Sheridan leases two small offices in Los Angeles and Connecticut, which it pays $4,726 and $1,000 a month respectively.

Legal proceedings

     Currently, Sheridan is not a party to or engaged in any material legal proceedings other than the following:

Sheridan Square Entertainment, Inc./24/7

     On May 6, 2003, the record company 24/7 filed a lawsuit in the United States District Court for the Southern District of New York, being Case No. 03 Civ. 3204, against SSE and Sony Music Entertainment Inc. Sony is indemnifying SSE's legal fees and expenses in the action. The action alleges that SSE and Sony, respectively, breached 24/7's distribution contract with 24/7 and engaged in tortious interference with contract in connection with SSE's decision to retract the release of 24/7's recording of "The Ketchup Song." SSE and Sony filed a motion for summary judgment on all counts. The Court granted the motion, entering judgment on the case in favor of SSE and Sony, as well as dismissing the case in its entirety. At the end of October, 2004, Sheridan received a Notice of Appeal to the Second Circuit; the appeal was heard on July 15, 2005.

Sheridan Square Entertainment, Inc./Machat

     On August 11, 2005, The Machat Company, whose principal is Steven Machat, filed a lawsuit in the Supreme Court of the State of New York, New York County, being Case No. 602903/05, against SSE. Steven Machat was a principal in Free, Inc., one of two venture partners in the Heat Group/ Free, Inc., the entity who assigned to SSE the masters embodied in the album THUG MISSES performed by the recording artist Khia Chambers. The action alleges that SSE has not properly accounted to and paid Plaintiff, that SSE breached its agreement with Plaintiff by releasing Khia Chambers from her recording contract, and that SSE tortiously interfered with Plaintiff's relationship with Khia Chambers. Sheridan believes it has properly accounted to and paid all parties in interest, and has behaved properly in all respect in connection with this matter. SSE believes the allegations are frivolous and without merit. SSE intends to engage counsel and answer the complaint.

Sheridan Square Entertainment, Inc./Basil Fitzpatrick

     In April 2005 an individual named Basil C. Fitzpatrick filed a Petition to Cancel before the Patent and Trademark Office Trademark Trial and Appeal Board to cancel Sheridan's registration of the mark "Artemis Records". On May 13, 2005 Sheridan filed an Answer to the Petition to Cancel on May 13, 2005, including counterclaims against Mr. Fitzpatrick. Sheridan believes Mr. Fitzpatrick's allegations are without merit.

Compendia/Value Music Concepts

     William Kaye, as Credit Representative for Value Music Concepts, Inc. et. Al v. Compendia Media Group: Pending action in the United States Bankruptcy Court for the Northern District of Georgia (Case No. 04-06204). The plaintiff in this action seeks to avoid and recover an alleged preferential transfer of approximately $85,000 to Compendia Music Group arising from a Chapter 11 bankruptcy proceeding filed by plaintiff on or about January 27, 2003. SSE is indemnified against claims relating to pre-closing liabilities of Compendia.

Compendia/Dead Reckoning Records

     There is a  threatened  litigation  relating  to the  Exclusive  Master Use
License between Compendia Music Group and Dead Reckoning Records, dated as of April 17, 2002. A third party claims that Dead Reckoning Records did not have the rights to license the album entitled "Woodstock Nation" by Big House to Compendia Music Group. SSE is indemnified against claims relating to pre-closing liabilities of Compendia.

                  SHERIDAN SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the following selected consolidated financial data in conjunction with "Sheridan Square's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Sheridan Square consolidated financial statements and the related notes included in Annex G.

     The following selected consolidated financial data should be read in conjunction with the Sheridan Consolidated Financial Statements and the Notes thereto included in Annex G. The consolidated financial statement data as of December 31, 2004 and for the period July 29, 2003 (inception) through December 31, 2003 for Sheridan are derived from, and qualified by reference to, the audited Consolidated Financial Statements included in Annex G. For Musicrama, the audited Consolidated Financial Statements the period January 1, 2003 through July 31, 2003 and the year ended December 31, 2002 included in Annex I as well as the unaudited Consolidated Financial Statements for the years ended December 31, 2001 and 2000, are derived from, and qualified by reference to, the financial statements and should be read in conjunction with those Consolidated Financial Statements and the Notes thereto. We have also provided Sheridan's unaudited consolidated financial statements for the six months ended June 30, 2005 and 2004 in Annex K. The unaudited consolidated financial statements of Sheridan, in the opinion of management, reflect all material adjustments, which consists of normal recurring adjustments necessary for a fair presentation of such data.


                      Sheridan Square                         Musicrama (4)                      Sheridan Square
                      Entertainment                                                              Entertainment (5)

                      Year Ended   July 31 -   January 1-  Year Ended   Year Ended   Year         Six Months Ended
                                                                                     Ended
                      December     December    July 31,    December     December     December
                         31,         31,                      31,           31,        31,            June 30,
-------------------   ---------    ---------   --------    ---------    ---------   ---------     --------------
Sheridan Square       2004           2003        2003        2002          2001        2000       2005      2004
Entertainment and                    (1)
subsidiaries          ---------    ---------   --------    ---------    ---------   ---------     --------------
                                                                (in thousands)
Statement of
Operations Data:

Net sales             $ 37,991    $ 17,279     $ 13,199    $ 26,024    $ 20,765    $ 18,308     $ 19,013    $ 16,960

Cost of sales           24,762      10,605        8,705      18,141      15,458      12,842        9,846      10,944

Operating expenses      18,352       5,933        2,866       5,515       5,146       5,402       10,301       8,042

Other Expenses
(income) (2,3)             859         934           81         104         (8)         --           889         247

Income (loss) from
operations before
income tax
provision (benefit)
(2,3)                   (5,982)       (193)       1,547       2,264        169            64     (2,023)      (2,273)

Income tax
provision                   -           -            34         141         16            37         -            -
                      --------     --------    --------    --------   --------      --------    --------    --------

Net Income (loss)     $ (5,982)   $   (193)   $   1,513    $  2,123   $    153      $     27    $(2,023)    $ (2,273)
                      =========    ========    ========    ========   ========      ========    ========     ========

     (1)  Represents  period from July 2003  (inception)  through  December  31,
          2003.

     (2)  Includes $194,000 in abandoned acquisition expenses for 2004.

     (3) Includes $760,000 in lease settlement charges associated with the closure of a facility in California for 2003.

     (4) Represents historical financial statement data for the existing entity of Musicrama prior to its acquisition by Sheridan.

     (5) From July 31, 2003 (the date of inception for Sheridan), Musicrama is included in Sheridan's financial results.



    Sheridan Square Entertainment, Inc. and                    December 31,               June 30,
    subsidiaries                                         (in thousands of dollars)     (in thousands
                                                                                        of dollars)
    ---------------------------------------              -------------------------    ------------------

                                                          2004              2003             2005
                                                         ----------     -----------   ------------------
    Balance Sheet Data:
        Working capital...........................          $2,056            $3,135                $5,987

    Total assets..................................          50,019            38,728                51,885

    Long-term debt, less current maturities.......          15,532             7,138                18,865

    Stockholders' equity..........................         $11,537           $13,423               $13,042



Sheridan Square Entertainment, Inc.
Summarized Quarterly Data

                                                                             Fiscal Quarters
                                                                             $ in thousands
                                                       ------------------------------------------------------------
                                                                               (unaudited)
2004                                                      First          Second           Third          Fourth
                                                       ------------    ------------    ------------    ------------
Net Sales.......................................           $ 8,017         $ 8,942        $ 11,168         $ 9,864
Gross profit....................................             3,024           2,992           3,950           3,263
Net income (loss)...............................             (949)         (1,324)         (1,520)         (2,189)
                                                       ============    ============    ============    ============

2003                                                      First          Second           Third          Fourth
                                                       ------------    ------------    ------------    ------------
Net Sales.......................................               $ 0             $ 0         $ 8,034         $ 9,245
Gross profit....................................                 0               0           3,128           3,546
Net income (loss)...............................                 0               0           1,439         (1,632)
                                                       ============    ============    ============    ============

                  SHERIDAN MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions as they relate to Sheridan or its management are intended to identify such forward-looking statements. Sheridan's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences should be read in conjunction with, and are qualified in their entirety by, Sheridan's Consolidated Financial Statements, including the Notes thereto. Historical results are not necessarily indicative of trends in operating results for any future period. As used herein, "fiscal year" and "fiscal" refers to the applicable fiscal year ending December 31 of the applicable calendar year. Fiscal year 2004 ended on December 31, 2004.

General

     Sheridan is a full-service, independent music company that had generated net sales of approximately $38.0 million for the twelve month period ended December 31, 2004, and had a net loss of approximately $6.0 million for the twelve month period ended December 31, 2004. Sheridan had net sales of approximately $19.0 million and had a net loss of $2.0 million of the six month period ended June 30, 2005.

     Sheridan was formed in July 2003 for the purpose of building a full-service independent music company through acquisitions of established independent record labels and music catalogs, the release of new music, the development of proprietary catalogs internally, and acquisition of a full-service distribution operation. In July 2003, Sheridan acquired all of the stock of Musicrama, Inc., a New York corporation ("Musicrama"), an importer and distributor of music products (e.g., CDs and DVDs) since its founding in 1978; and in August 2003 Sheridan acquired all the membership interests of Sheridan Square Entertainment, LLC, an independent record company doing business as Artemis Records, and its affiliate Artemis Classics, LLC.

     Since the initial acquisitions in the summer of 2003, Sheridan has purchased and/or licensed additional catalogs from third parties and continued to release new music and develop its music catalogs internally. At present Sheridan is comprised of (i) the Label Group, consisting of Artemis Records, Artemis Classics/Vanguard Classics, Tone-Cool Records, Corp., Triloka Records, Artemis Gospel, Ropeadope, Sheridan Square Records and labels comprising Compendia Music; (ii) the Distribution Group, spearheaded by Musicrama and (iii) the Publishing Group, Sheridan Square Publishing Group, LLC.

Results of Operations

     The following table presents certain income statement items expressed as a percentage of total revenue for the six months ended June 30, 2005 and the fiscal years ended December 31, 2004 and for the period July 29, 2003 (inception) through December 31, 2003:


                                                                 December 31,
                                                         ----------------------------        June 30,
                                                               2004            2003             2005
                                                         ------------    ------------    -------------

Net sales........................................               100%            100%             100%

Cost of sales....................................              65.2%           61.4%            51.8%

Operating expenses...............................              48.3%           34.3%            54.1%

Interest expense, net............................               1.7%            1.0%             4.3%

Other expense (income), net......................               0.6%            4.4%             0.4%
                                                         ------------    ------------    -------------

(Loss) income from operations
  before income taxes............................            (15.8%)          (1.1)%           (10.6%)

Income tax provision.............................                -               -                 -

  Net loss.......................................            (15.8%)          (1.1%)           (10.6%)
                                                         ============    ============    =============


Use of Estimates and Critical Accounting Policies

     The preparation of Sheridan's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period. Future events and their effects cannot be determined with absolute certainty; therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to our financial statements. Management continually evaluates its estimates and assumptions, which are based on historical experience and other factors that are believed to be reasonable under the circumstances.

Critical Accounting Policies

     Management believes the following critical accounting policies affect its more significant estimates and assumptions used in the preparation of its consolidated financial statements:

     Revenue Recognition - Sheridan derives its revenue substantially from sales arising from the distribution of pre-recorded music, the sale of music recordings (predominantly compact discs) produced by Sheridan, and from the licensing of Sheridan-owned master recordings. Revenue from music sales is recognized at the time of shipment to the customer, while licensing revenue is recognized as income is earned over the term of the agreement. Most sales of pre-recorded music are made with a right of return of unsold goods. Estimated reserves for returns are established by management based upon historical experience and product mix and are subject to ongoing review and adjustment by Sheridan. These reserves are recorded at the time of sale and are reflected as a reduction in revenues. The accompanying consolidated balance sheet includes a provision for returns which has been netted against the accounts receivable of Musicrama and a liability for the reserve for returns for Artemis, Tone Cool and Compendia.

     Income Taxes - Sheridan files a consolidated federal tax return with its subsidiaries, and separate state and local corporate tax returns. A deferred income tax provision based on currently enacted tax rates is included in the Sheridan's accounts to reflect the temporary differences between the financial reporting basis and tax basis of the Sheridan's operations. A valuation allowance of 100% of the deferred tax benefit for the year ending December 31, 2004, in the amount of $2,378,000, was established to provide for income tax loss carryforwards that potentially will not be utilized against taxable income.

     At December 31, 2004, Sheridan had a net operating loss carryforward of $6,218,000, which expires through 2024, available to reduce taxable income, if any, in subsequent years. State and local corporate taxes are based on capital and not on income.

     Royalties - Sheridan is obligated to pay royalties to the owners of music copyrights used in master recordings. Sheridan accrues royalties using contractual rates and certain estimated rates on units sold. The contractual liability is computed quarterly and the accrued royalty balance is adjusted accordingly. The royalty agreements are subject to audit by licensors.

     Allowance for Doubtful Accounts - Sheridan does not have a provision for doubtful accounts. Amounts deemed unrecoverable by management, based on specific analysis, are written off as they are identified. Estimated reserves for returns are established by management and at December 31, 2004 and December 31, 2003, Musicrama's reserve was $1,560,581. Musicrama also provides for an allowance for customer trade discounts which was $113,105 and $92,674 at December 31, 2004 and December 31, 2003, respectively.

     Inventories - Inventory consists of musical recordings, such as compact discs, audiocassettes, digital discs, videotapes, and record albums stated at lower of cost or market as determined under the average cost method, or net realizable value.

     Long lived Assets - Sheridan reviews its long-lived assets, including property, plant and equipment, identifiable intangibles and purchased technologies, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, Sheridan evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets.

     Advances to Artists - Advances to artists, which are recoupable against future royalties, are capitalized only in the case of "proven" artists, which are defined as those whose past performance and current popularity supports capitalization. Unearned balances are reviewed periodically and if future performance is no longer assured, the balances are appropriately reserved.

Six months ended June 30, 2005 compared to six months ended June 30, 2004

     Net sales. Net sales for the six months ended June 30, 2005 were $19.0 million, an increase of $2.0 million, or 11.8%, compared to $17.0 million for the six months ended June 30, 2004. The increase in sales for the six months ended June 30, 2005 is primarily attributable to the acquisition of Compendia Media Group in December of 2004, as well a better than expected performance of certain first quarter new releases in the Label Group, including Zakk Wylde's Black Label Society.

     Cost of sales. For the six months ended June 30, 2005, cost of sales decreased $1.1 million to $9.8 million from $10.9 million for the six months ended June 30, 2004. For the six months ended June 30, 2005 gross margin was 48.2% an improvement of 12.8% over 35.4% for the six months ended June 30, 2004. The decrease in cost of sales was primarily a result of reduced distribution costs from the transfer of 3rd party distribution to in-house, increased digital sales as a percentage of total sales as well as a more than 20% reduction in manufacturing costs and reduced royalty expenses associated with the increase in digital download revenue.

     Operating Expenses. For the six months ended June 30, 2005, operating expenses increased $2.3 million to $10.3 million from $8.0 million for June 30, 2004 primarily as a result of the Compendia acquisition. Operating expenses as a percentage of sales remained relatively constant resulting from the rationalization of revenues to the costs associated with the acquisition.

     Other Expense (Income). Interest expense for the six months ended June 30, 2005 increased $0.6 million to $0.8 million from $0.2 million for the six months ended June 30, 2004. The increase in interest expense is directly related to increased borrowings to support additional working capital needs associated with higher sales activity.

     Net Income (Loss). Net loss for the six months ended June 30, 2005 was $2.0 million a decrease of $0.3 million over the net loss of $2.3 million for the six months ended June 30, 2004.


Fiscal year 2004 compared to fiscal year 2003

     Net sales. Net sales for fiscal year 2004 were $38.0 million, an increase of $20.7 million, or 120% compared to $17.3 million for fiscal year 2003. Inception of Sheridan was July of 2003, as a result the net sales for the fiscal year ended December 31, 2003 only reflect six months of activity.

     Cost of sales. For fiscal year 2004, cost of sales increased $14.2 million or 133%, to $24.8 million from $10.6 million for fiscal year 2003. Cost of Sales as a percentage of sales increased 4% to 65% in 2004 versus 61% in 2003. During the period ended December 31, 2004, Musicrama contributed a slightly higher percentage of sales than the Music Group compared to the prior year. The resulting increase in cost of sales is directly related to a higher cost for Musicrama sales versus a lower cost for Music Group sales.

     Operating Expenses. For fiscal year 2004, operating expenses increased $12.5 million or 212%, to $18.4 million from $5.9 million for fiscal year 2003. The operating expense variance is primarily the result of the additional 6 months of activity included in the 2004 results as well as the timing of the periods being reported. As a percentage of sales, operating expenses increased 14.0% to 48.3% of sales for the fiscal year ended December 31, 2004 from 34.3% for the fiscal year ended December 31, 2003. The increase in expenses as a percentage of sales is due to the timing. The music business typically generates the majority of its revenue in the last four months of the year while operating expenses are for the most part fixed and do not vary from month to month resulting in a decreased percentage of sales in 2003 where the percentage was applied to only the heaviest sales months.

     Other (Income) Expense. Other expense for fiscal 2004 decreased $75,000 to $859,000 from $934,000 for fiscal 2003. Included in other expense for fiscal 2004 was a $470,000 increase in interest expense, $195,000 in abandoned acquisition charges and $20,000 in minority interest offset by a $760,000 non-recurring lease settlement charge from fiscal 2003.

     Net Income (Loss). The net loss for fiscal year 2004 was $6.0 million, an increase of $5.8 million, compared to net loss of $193,000 for fiscal year 2003 for the reasons set forth above.

Liquidity and capital resources

     The Company's working capital decreased $1.1 million or 34% to $2 million at December 31, 2004 from $3.1 million at December 31, 2003.

     During fiscal 2004, the Company's cash decreased $4.4 million or 83% to $.9 million from $5.3 million at December 31, 2003. The majority of the decrease was cash used in operating activities of $8.7 million and net cash used in investing activities of $6.2 million and net cash provided by financing activities of $10.5 million.

     Investing activities used $6.2 million in cash during fiscal 2004. Investing activities during fiscal 2004 used $6 million for acquisitions and related costs and $0.2 million in capital expenditures for the purchase of additional fixed assets.

     Financing activities provided $10.5 million during fiscal 2004, which included $3 million in borrowings under a revolving credit facility, $7 million from the proceeds of a new note and $4.1 million from the issuance of preferred stock, net of financing costs of $1.7 million and $1.8 million in payments under a term loan.

Revolving credit facility and borrowings

     The Company's subsidiary, Musicrama, has a Loan and Security Agreement ("the Agreement") with PNC Business Credit which expires on July 31, 2008. The Agreement, as amended, provides for a credit facility of $12.5 million. Advances made pursuant to the Agreement may be used for working capital and general corporate needs with certain limitations. The terms of the Agreement require Musicrama to maintain certain financial covenants. The Company was in compliance with all financial covenants at December 31, 2004. Borrowings under the credit facility were $8.5 million at December 31, 2004.

Future capital requirements

     We believe our existing cash and funds generated from operations, together with our credit facility and equity investment commitments from certain institutions and investors will be sufficient to meet our working capital requirements. Capital expenditures are expected to be immaterial.

                               BUSINESS OF HIRSCH

Overview

     We were founded in 1970 and became a leading single source provider of electronic computer-controlled embroidery machinery and related value-added products and services. We market our business under the brand "Tajima USA Sales and Support by Hirsch International Corp." and offer technologically advanced single- and multi-head embroidery machines, proprietary application software, a diverse line of embroidery parts, supplies, accessories and embroidery products. In addition, we provide a comprehensive service program, and user training and support. We believe our range of product offerings together with our related value-added products and services place us in a competitive position within our marketplace.

     Beginning in the fiscal year ended January 31, 2000 (fiscal 2000) and continuing through the present day, the U.S. embroidery industry as a whole experienced a decrease in overall demand driven by the relocation offshore of large, multi-head equipment customers that resulted in reduced domestic demand for large embroidery machines. As a result, in the year ended January 31, 2002 (fiscal 2002) we initiated a restructuring program designed to address the market shifts in the industry, including closing and consolidating certain divisions, reducing total employment and disposing of facilities no longer required to support our business model.

     Our customer base includes large operators who run numerous machines (which accounts for a smaller percentage of our business than in years past) as well as individuals who customize products on a single machine. Principal customer groups include: (i) contract embroiderers, who serve manufacturers that outsource their embroidery requirements; (ii) manufacturers, who use embroidery to embellish their apparel, accessories, towels, linens and other products with decorative appeal; and (iii) embroidery entrepreneurs, who produce customized products for individuals, sports leagues, school systems, fraternal organizations, promotional advertisers and other groups.

The embroidery industry

     The embroidery industry today uses electronic computer-controlled machinery that, on a world-wide basis, benefits from the demand for licensed products distributed by apparel and other manufacturers. Licensed names, logos and designs provided by, among other sources, professional and collegiate sports teams and the entertainment industry appear on caps, shirts, outerwear, luggage and other softgoods for sale at affordable prices. In addition, the intricacy of the designs capable of being embroidered have attracted commercial appeal for special event promotional marketing. Embroidery equipment may contain single or multiple sewing heads, each sewing head consisting of one to a group of needles that are fed by spools of thread attached to the equipment. The design and production capabilities of the sewing heads are enhanced through the application and integration of computers and specialized software.

Tajima

     We have certain exclusive United States rights to sell new embroidery machines manufactured by Tajima and certain non-exclusive rights to distribute to U.S. based customers who expand their operating facilities into the Caribbean region. Tajima, located in Nagoya, Japan, is one of the world's leading manufacturers of embroidery machines, and is regarded as a technological innovator and producer of high quality, reliable and durable embroidery equipment. We also have certain exclusive rights to distribute Tajima machines in the continental United States and Hawaii.

     We enjoy a good relationship with Tajima, having spanned more than 30 years. We are one of Tajima's largest distributors and collaborate with Tajima in the development of new embroidery equipment and enhancements to existing equipment. Until early 1997, all Tajima equipment sold in the U.S. was assembled in Japan. At that time, we formed a new subsidiary, Tajima USA, Inc ("TUI"), to assemble two, four, six and eight-head Tajima machines in the United States. In December 1997, Hirsch sold a forty-five (45%) percent interest in TUI to Tokai Industrial Sewing Machine Company, Ltd. ("Tokai"), Tajima's parent company's manufacturing arm. As of January 31, 2004, the Company sold its remaining interest in TUI to Tajima Industries, Ltd. The sale was reflected in the financial statements as a discontinued operation.

     During fiscal 2005, Tajima introduced MicroSmart(TM) technology and launched the all-new M series family of computer-controlled embroidery equipment. MicroSmart(TM) - a Tajima exclusive - is a groundbreaking proprietary technology that acts as the "brains" of the machine. MicroSmart(TM) Technology optimizes microchip integration into the design and operation of the machine and simultaneously executes each task command in the stitch production process - thereby producing the world's smartest and easiest machine to operate. Frame drive is MicroSmart(TM) controlled, yielding a more precise stitch length and higher quality embroidery.

Other Products and Services

     In addition to offering a complete line of technologically-advanced embroidery machines and customer training, support and service, we provide an array of value-added products to our customers. We are now a distributor in the United States of software developed by our former software subsidiary, Pulse Microsystems Ltd. ("Pulse"). Pulse develops and supplies proprietary application software programs which enhances and simplifies the embroidery process, as well as enables the customization of designs and reduction of production costs.

     Until October 2001, our leasing subsidiary, HAPL Leasing Co., Inc. ("HAPL Leasing"), provided a wide range of financing options to customers wishing to finance their purchases of embroidery equipment. In the fourth quarter of fiscal 2002, we determined that the HAPL Leasing subsidiary was not strategic to our business objectives and discontinued its operations. We have continued to work with customers to help them obtain financing through independent leasing and financing companies, as an attractive alternative for purchasers looking to begin or expand operations.

     We also sell a broad range of embroidery supplies, machine parts, accessories and proprietary embroidery products. Our equipment and value-added products are marketed directly by an employee sales force, whose efforts are augmented by trade journal advertising, informational "open house" seminars, an e-commerce presence and trade shows. Our long-term goal is to leverage our reputation, knowledge of the marketplace, Tajima distribution rights, industry expertise and technological innovation to enable us to increase the overall size of the embroidery equipment market and our market share.

Business strategy

     Our objective is to establish and maintain long-term relationships with our customers by providing them with a single source solution for their embroidery equipment, software and related services. To achieve this goal, we have developed a comprehensive approach under which we (i) sell a broad range of Tajima embroidery machines, (ii) distribute Pulse's proprietary application software programs for embroidery machines, (iii) sell a broad range of embroidery supplies, accessories and products, (iv) sell used embroidery machinery, and (v) provide comprehensive customer training, support and service for these embroidery machines. We believe that this comprehensive approach positions us to become our customers' preferred vendor for their embroidery equipment and related services.

Products and services

     Embroidery Machines

     We market and distribute over 80 models of Tajima embroidery machines, ranging in size from 1 head per machine, suitable for sampling and small production runs, to 30 heads per machine, suitable for high production runs for embroidered patches and small piece goods which become parts of garments and other soft goods. Embroidery equipment may contain single or multiple sewing heads. The prices of these machines range from approximately $10,000 to $150,000. Each sewing head consists of a group of needles that are fed by spools of thread attached to the equipment. The needles operate in conjunction with each other to embroider the thread into the cloth or other surface in such configuration as to produce the intended design. Thread flowing to each needle can be of the same or varying colors. Each head creates a design and heads operating at the same time create the same size and shape designs, although designs created at the same time can differ in color. Thus, a 30-head machine with all heads operating simultaneously creates an identical design on thirty surfaces. The design and production capabilities are enhanced through the integration of computers and specialized software applications.

     Contracted Assembly Operations

     Our former subsidiary Tajima USA, Inc. ("TUI") maintains facilities located in Ronkonkoma, New York, near our headquarters and East Rancho Dominguez, California. Assembly of Tajima machines of up to eight heads are completed at these locations, using both Tajima supplied sub-assembly kits and locally supplied components. Shorter lead times and production flexibility enables the Company to be responsive to changing needs of the market.

     Pulse Microsystems Ltd. Software

     Pulse, a former subsidiary of us, offers a wide range of proprietary application software products to enhance and simplify the embroidery process. Pulse's computer-aided design software packages target the different functions performed by embroiderers, and are contained in an integrated product line. A majority of Pulse's proprietary application software products are designed to operate in the Microsoft(R), Windows(R) 98 and Windows(R) XP environments that we believe will enhance creativity, ease of use and user flexibility. All Tajima machines, as well as other manufacturers' embroidery machines, can be networked through Pulse software. We aggressively market this software with embroidery equipment and as an upgrade to our installed base of over 20,000 embroidery machines. We believe that these products have broad appeal to purchasers of single-head and multi-head embroidery machines and present opportunities for the Company to increase sales of embroidery equipment and software as the Company continues to emphasize marketing activities.

     Embroidery Supplies, Accessories, Machine Parts and Products

     Our parts, supplies and accessories division offers a broad range of embroidery supplies, accessories and proprietary products. An expansion of our marketing efforts is directed toward trade publications and advertising as well as to both industry and trade show participation. During fiscal 2005, the Company launched an on-line embroidery store allowing customers to order parts and supplies 24 hours a day, 7 days a week.

     Used Embroidery Machinery

     We accept used embroidery machines from customers on a trade-in basis as a condition to the sale of a new machine on a case by case basis. Our ability to accept used machines is an important sales tool and necessary element in our sales strategy. On occasion, we will also purchase used machines from customers and third-party leasing companies. The Company believes that the market for used embroidery machines represents an established share of the machine market.

Marketing and customer support

     We reinforce recognition of our name through trade magazine advertising and participation in seminars and over 20 trade shows annually. Our sales staff is headed by Kris Janowski, our Executive Vice-President, and currently consists of salespeople who maintain frequent contact with customers in order to understand and satisfy each customer's needs.

     We believe that a key element in its business is our focus on service, and investment in sales support and training, infrastructure and technology to support operations. We provide comprehensive one to five day training programs to assist customers in the use, operation and servicing of embroidery machines and software. Customers are trained in the operation of embroidery machines as well as in embroidery techniques and the embroidery industry in general. We provide our customers with manuals as training tools. Our personnel also provide technical support by telephone, field maintenance services and quality control testing, as well as advice with respect to matters generally affecting embroidery operations. Telephone software support is provided by Pulse.

     We maintain a training center at our Hauppauge, New York headquarters for the training of service technicians. Senior service technicians also receive formal training from Tajima in addition to technical updates throughout the year. We plan to continue to dedicate resources to education and training as the foundation for providing the highest level of service.

     We provide our customers with a limited warranty of up to five years against malfunctions from defects in material or workmanship on the Tajima machines it distributes. The warranty covers specific classes of parts and labor. Tajima provides us with a limited two year warranty. As a consequence, we absorb a portion of the cost of providing warranty service on Tajima products.

Relationships with Tajima

     On  August  30,  2004,  we  entered  into  new  consolidated   distribution
agreements (the "Consolidated Agreements") with Tajima granting us certain rights to distribute the full line of Tajima commercial embroidery machines and products.

     One of the Consolidated Agreements (the "Main Agreement") grants us distribution rights on an exclusive basis in 39 states for the period February 21, 2004 through February 21, 2011. In addition, we were was also granted certain distribution rights in the remaining 11 western states (the "West Coast Distribution Agreement") for the period February 21, 2004 through February 21, 2005. We are negotiating an extension of the West Coast Distribution Agreement.

     Each agreement may be terminated upon the failure by us to achieve certain minimum sales quotas. During fiscal 2005, we failed to meet these minimum sales quotas. However, Tajima waived our failure for fiscal 2005. For fiscal 2004, the minimum sales quotas were met. Furthermore, the agreements may be terminated if
(a) Henry Arnberg is no longer Chairman and/or CEO of the Company or (b) if Tajima determines that a change in control of the Company has occurred. Following the consummation of the merger, it is possible that Tajima may determine that a change in control has occurred and consequently elect to terminate our distribution agreements. We are, therefore, seeking Tajima's consent to the merger and the transactions contemplated thereunder, however, there can be no assurance that Tajima will give its consent. The termination of the distribution agreements could have a material adverse effect on our business and operations.

     Under existing circumstances, Tajima may take the position that the Consolidated Agreements are terminated upon the Merger or otherwise. Although there can be no assurance that we will be able to maintain our relationship with Tajima, our management believes it is less than likely that we will lose Tajima as a source of supply because: (i) we have maintained a relationship with Tajima for over 30 years and are one of Tajima's largest distributors; (ii) Tajima's success in the United States is, in large part, attributable to our knowledge of the marketplace as well as our reputation for customer support; and (iii) we support Tajima's development activities.

Other supplier relationships

     We obtain our inventory for our embroidery supplies and accessories business from many different sources. We believe that alternate sources of supply are readily available.

Customers

     Our customers range from large operators utilizing numerous machines to individuals who customize products on a single machine. Principal customer groups include: (i) contract embroiderers, who serve manufacturers that outsource their embroidery requirements; (ii) manufacturers, who use embroidery to embellish their apparel, accessories, towels, linens and other products with decorative appeal; and (iii) embroidery entrepreneurs, who produce customized products for individuals, sports leagues, school systems, fraternal organizations, promotional advertisers and other groups. There are no major customers who exceed 10% of revenues.

Competition

     We compete with original equipment manufacturers, such as Barudan, Brother International, Happy, Melco Industries and SWF. We believe we compete on the basis of our knowledge and experience in the marketplace, name recognition, customer service and the quality of the embroidery equipment we distribute. Due to the recent decline in overall demand for the embroidery industry, potential customers may emphasize price over technology when selecting a machine. Although we attempt to compete on the basis of price to the greater degree practicable, we focus as well on maintaining our profit margins, and there can be no assurance that we will be able to do so, the failure of which would have a material adverse effect on us.

     Further, our customers are subject to competition from importers of embroidered products, which could materially and adversely affect our customers, and consequently could have a material adverse effect on our business, financial conditions and results of operations.

     Our success is dependent, in part, on the ability of Tajima to continue producing products that are technologically superior and price competitive with those of other manufacturers. The failure of Tajima to produce technologically superior products at a competitive price could have a material adverse effect of our business, financial condition and results of operations.

     Our embroidery supplies and accessories business competes with ARC, a division of Melco Industries, MIM, a division of Brother Industries, and other vendors of embroidery supplies. We believe that the market for embroidery supplies is fragmented and that we will benefit from the breadth of our product line and the fact that the we are a single source provider.

Employees

     As of July 30, 2005, we employed approximately 102 persons who are engaged in sales, service and supplies, product development, finance, administration and management. None of our employees are represented by unions. We believe our relationship with our employees is good.

Litigation

     From time to time, we may be named as a party to legal claims and proceedings in the ordinary course of business. We are not aware of any claim or proceeding that could reasonably be expected to have a material adverse effect on our business and operations.


                    OUR SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the following selected consolidated financial data in conjunction with "Our Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes.

     The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and notes thereto filed with our Annual Report on Form 10-K for the fiscal years ended January 29, 2005, January 31, 2004, 2003, 2002 and 2001. The consolidated financial statement data as of January 29, 2005 and January 31, 2004 and for the fiscal years ended January 29, 2005, January 31, 2004, 2003, 2002 and 2001 are derived from, and qualified by reference to, the audited Consolidated Financial Statements filed with our Annual Report on Form 10-K and should be read in conjunction with those Consolidated Financial Statements and the Notes thereto. We have also provided the unaudited consolidated financial statements for the six months ended July 30, 2005 and July 31, 2004 which should be read in conjunction with the Consolidated Financial Statements and notes thereto filed with our Quarterly Report on Form 10-Q for the quarters ended July 30, 2005 and July 31, 2004. The unaudited consolidated financial statements of Hirsch, in the opinion of management, reflect all material adjustments, which consists of normal recurring adjustments necessary for a fair presentation of such data.


                                                                 Year Ended                                  Six Months Ended
------------------------------------    -------------------------------------------------------------     -----------------------
                                        January      January       January     January      January         July         July
                                           29,          31,          31,         31,          31,           30,           31,
------------------------------------    ----------   ----------    --------    ---------    ---------     ---------    ----------
Hirsch International Corp. and            2005       2004           2003         2002         2001        2005         2004
Subsidiaries                               (3)        (1,3,4)        (3)        (2,3)        (2,3)
------------------------------------    ----------   ----------    --------    ---------    ---------     ---------    ----------
                                                          (in thousands of dollars, except per share amounts)
Statement of Operations Data:

Net sales..............................  $ 43,641      $46,449      $42,723      $50,156      $63,980       $25,890       $20,004

Cost of sales...........................   29,574       31,120       29,490       36,876       44,992        17,679        13,356

Operating expenses......................   15,874       17,488       16,793       24,925       34,378         7,956         8,210

Income (loss) from continuing             (2,139)      (2,025)      (3,451)     (16,990)     (15,346)           623       (1,548)
operations before income tax
provision (benefit)

Income tax provision (benefit)..........        9           25        (504)      (5,881)           --            30            16
                                        ----------   ----------    --------    ---------    ---------     ---------    ----------

Income (loss) from continuing
operations.............................   (2,148)      (2,050)      (2,947)     (11,109)     (15,346)           593       (1,564)

Income (loss) from discontinued
operations
.......................................        376        2,494      (2,603)      (7,216)        (323)             -         (193)
                                        ----------   ----------    --------    ---------    ---------     ---------    ----------

Net Income (loss).....................  $ (1,772)        $ 444     $(5,550)     $(18,325)    $(15,669)         $593      $(1,757)
                                        ==========   ==========    ========     =========    =========     =========    ==========

Basic earnings (loss) per share:
Earnings (loss) from continuing
operations.............................  $(0.26)     $ (0.24)      $(0.34)      $(1.25)     $ (1.68)      $  0.07      $  (0.19)

Loss (income) from discontinued
operations.............................    $0.05       $ 0.29      $(0.30)     $ (0.81)     $ (0.04)      $  0.00      $  (0.02)

Net income (loss)......................  $(0.21)       $ 0.05      $(0.64)      $(2.06)     $ (1.72)      $  0.07      $  (0.21)

                                        ==========   ==========    ========    =========    =========     =========    ==========

Diluted earnings (loss) per share:
Earnings (loss) from continuing
operations.............................  $(0.26)     $ (0.24)      $(0.34)      $ (1.25)    $ (1.68)      $  0.06      $   (0.19)

Loss (income) from discontinued
operations.............................    $0.05       $ 0.29      $(0.30)      $ (0.81)    $  (0.04)     $  0.00      $  (0.02)

Net income (loss)......................  $(0.21)       $ 0.05      $(0.64)      $ (2.06)    $  (1.72)     $  0.06      $  (0.21)

                                        ==========   ==========    ========    =========    =========     =========    ==========

Weighted average number of shares
used in the calculation of
earnings (loss) per share..............
Basic                                      8,351        8,571        8,789        8,894        9,112      8,455        8,339
Diluted                                    8,351        8,571        8,789        8,894        9,112      9,401        8,339

(1) In fiscal year 2004, the Company completed its plan of restructuring and reversed, as a reduction of operating expenses, $716,000 of restructuring costs that had been previously provided for facilities and severance costs.

(2) Fiscal year 2002 operating expenses included a write-down of impaired goodwill of $3.5 million and restructuring costs of $2.7 million and Fiscal 2001 includes a write-down of impaired goodwill of $7.6 million.

(3) Fiscal years 2005, 2004, 2003, 2002 and 2001 have been restated to reflect the discontinued operations of HTT, TUI, HAPL and Pulse.

(4) In fiscal year 2004, the Company reversed $2.0 million of reserves associated with the UNL lease portfolio which was sold to Beacon Funding in September 2003.


                                                                         (in thousands of dollars)
                                              --------------------------------------------------------------------------------
                                              January 29,                         January 31,                       July 30,
                                              ------------ --- --------------------------------------------------   ----------
                                                 2005            2004         2003          2002         2001         2005
                                              ------------     ---------    ----------    ---------    ----------   ----------
Balance Sheet Data:
    Working capital...........................    $13,269       $14,698       $14,616      $16,161       $18,136      $13,130

Total assets..................................     26,626        30,346        30,796       33,430        50,002       25,357

Long-term debt, less current maturities.......      1,270         1,418         1,559        1,642            16        1,066

Stockholders' equity..........................    $14,055       $15,848       $16,065      $21,459       $40,278      $14,654


Hirsch International Corp
Summarized Quarterly Data**

$ in thousands, except for per share amounts                                           Fiscal Quarters
                                                                 ------------------------------------------------------------
                                                                                         (unaudited)
2005                                                                First          Second           Third          Fourth
                                                                 ------------    ------------    ------------    ------------
Net Sales.......................................                      $9,387         $10,617         $11,867         $11,770
Gross profit....................................                       3,082           3,567           3,881           3,537
Gain on sale of Hometown Threads................                           0               0             943               0
Income (loss) from discontinued operations                              (83)           (110)           (374)               0
Net income (loss)...............................                     (1,107)           (650)             508           (523)
                                                                 ------------    ------------    ------------    ------------

Basic and diluted income (loss) per share.......                     ($0.13)         ($0.08)           $0.06         ($0.06)
                                                                 ============    ============    ============    ============

2004                                                                First          Second           Third          Fourth
                                                                 ------------    ------------    ------------    ------------
Net Sales.......................................                     $11,951         $11,096         $11,892         $11,510
Gross profit....................................                       4,138           3,719           3,738           3,734
Restructuring costs (income)..................                         (497)           (200)               0            (19)
Income (loss) from discontinued operations                              (69)           1,592             765             206
Net income (loss)...............................                         105           1,151            (79)           (733)
                                                                 ------------    ------------    ------------    ------------

Basic and diluted income (loss) per share.......                       $0.01           $0.13         $(0.01)         $(0.08)
                                                                 ============    ============    ============    ============

**Note: The quarterly data has been restated to reflect the discontinued operations of Tajima USA, Inc and Hometown Threads, LLC.

              OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. Our actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences should be read in conjunction with, and are qualified in their entirety by, our Consolidated Financial Statements, including the Notes thereto. Historical results are not necessarily indicative of trends in operating results for any future period. As used herein, "fiscal year" and "fiscal" refers to the applicable fiscal year ending January 31 of the applicable calendar year. Fiscal year 2005 ended on January 29, 2005.

General

     We are a leading single source supplier of electronic computer-controlled embroidery machinery and related value-added products and services to the embroidery industry. We offer a complete line of technologically advanced single- and multi-head embroidery machines, proprietary application software and a diverse line of embroidery supplies and accessories. We believe our comprehensive customer service, user training, software support through Pulse and broad product offerings combine to place us in a competitive position within its marketplace. We sell embroidery machines manufactured by Tajima and TUI, as well as a wide variety of embroidery supplies.

     In fiscal 1998 we formed TUI for the purpose of assembling Tajima embroidery machines in the United States. Production at TUI consists of models in configurations of up to eight heads per machine. In January 1998 Tokai Industries (Tajima's manufacturing arm) purchased a 45 percent interest in TUI. In July 1999 Tajima granted to us the non-exclusive right to distribute to its existing US customers who have expanded their operations into the Caribbean region. As of January 31, 2004, we sold our majority interest in TUI to Tajima Industries.

     We grew rapidly from the time of our initial public offering through fiscal 1998. Growth during this period was fueled by rapid technological advances in software and hardware, the strong demand for embroidered products, the creation of new embroidery applications and the strength of the "embroidery entrepreneur" as a growing segment of the marketplace. We believe that the purchasers of smaller embroidery machines are a significant source of repeat business for the sale of additional embroidery machines as the entrepreneurs' operations expand.

     The market is affected by weakening value in foreign exchange of the US dollar versus the Yen resulting in dollar price pressure for machine sales. Most Japanese equipment-based competitors in the industry (including us) faced difficulty in meeting these new market demands. In fiscal 2002, we initiated a restructuring program to address the market shifts in the industry, including closing and consolidating certain divisions, reducing total employment, and consolidating facilities that were no longer required to support our new business model. In fiscal 2004, we completed our plan of restructuring and reversed, as a reduction of operating expenses, $716,000 of restructuring costs that had been provided for facilities and severance costs due to the re-negotiation of the office facility in Solon, Ohio.

Results of operations

     The following table presents certain income statement items expressed as a percentage of total revenue for the fiscal years ended January 29, 2005 and January 31, 2004 and 2003 and the quarters ended July 30, 2005 and July 31, 2004.

                                                                  Year Ended                         Six Months Ended
                                                   ------------------------------------------     -----------------------
                                                   January        January 31,     January         July 30,      July 31,
                                                      29,                            31,
                                                   -----------    ------------    -----------     ----------    ---------
                                                      2005           2004            2003           2005          2004
                                                   -----------    ------------    ----------- --- ---------- -- ---------

Net sales......................................          100%            100%         100.0%           100%         100%

Cost of sales..................................         67.8%             67%            69%          68.3%        66.8%

Operating expenses.............................         36.4%           37.6%          39.3%          30.7%        41.0%

  Income (loss) from continuing operations
  before income taxes                                   -4.9%           -4.4%          -8.1%           2.4%        -7.8%

Income tax (benefit) provision.................         0.02%           0.05%         -0.12%          0.01%         0.1%

  Income (loss) from discontinued operations,
  net of tax...................................          0.9%             5.4%          -6.1%          0.00%        -0.9%
                                                   -----------    ------------    ----------- --- ---------- -- ---------

  Net Income (loss)............................         -4.1%            1.0%         -13.0%           2.3%        -8.8%
                                                   ===========    ============    =========== === ========== == =========

Note:The results of operations have been restated to reflect the discontinued operations of TUI, and Hometown Threads.

Use of  estimates  and  critical  accounting  policies

     The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period. Future events and their effects cannot be determined with absolute certainty; therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to our financial statements. Our management continually evaluates its estimates and assumptions, which are based on historical experience and other factors that are believed to be reasonable under the circumstances.

Critical accounting policies

     We believe  the  following  critical  accounting  policies  affect our more
significant   estimates  and   assumptions   used  in  the  preparation  of  our
consolidated financial statements:

     Revenue Recognition - We distribute embroidery equipment that we offer for sale. Where installation and customer acceptance are a substantive part of the sale, by its terms, we have deferred recognition of the revenue until such customer acceptance of installation has occurred. In fiscal years 2005, 2004 and 2003, most sales of new equipment did not require installation within the terms of the sales contract and accordingly sales are booked when shipped. Service revenues and costs are recognized when services are provided. Sales of computer hardware and software are recognized when shipped provided that no significant vendor and post-contract and support obligations remain and collection is probable. Sales of parts and supplies are recognized when shipped.

     Long lived Assets - We review our long-lived assets, including property, plant and equipment, identifiable intangibles and purchased technologies, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of our long-lived assets, we evaluate the probability that future undiscounted net cash flows will be less than the carrying amount of the assets.

     Income Taxes - Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences resulting from temporary differences in the financial reporting and tax bases of assets and liabilities. We provide a valuation allowance for our deferred tax assets when, in the opinion of management, it is more likely than not that such assets will not be realized.

     Allowance for Doubtful Accounts - We maintain an allowance for estimated losses resulting from the inability of our customers to make required payments. An estimate of uncollectible amounts is made by our management based upon historical bad debts, current customer receivable balances, age of customer receivable balances, the customer's financial condition and current economic trends. If the actual uncollected amounts significantly exceed the estimated allowance, then our operating results could be significantly adversely affected.

     Inventories - Inventories are valued at the lower of cost or market. Cost is determined using the "FIFO" weighted average cost for supplies and parts and specific cost for embroidery machines and peripherals. The inventory balance is recorded net of an estimated allowance for obsolete or unmarketable inventory. The estimated allowance for obsolete or unmarketable inventory is based upon management's understanding of market conditions and forecasts of future product demand. If the actual amount of obsolete or unmarketable inventory significantly exceeds the estimated allowance, our cost of sales, gross profit and net income
(loss) could be significantly adversely affected.

     Warranty - We instituted a five-year limited warranty policy for our embroidery machines. Our policy is to accrue the estimated cost of satisfying future warranty claims on a quarterly basis. In estimating its future warranty obligations, we consider various relevant factors, including our stated warranty policies and practices, the historical frequency of claims, and the cost to replace or repair its products under warranty. If the number of actual warranty claims or the cost of satisfying warranty claims significantly exceeds the estimated warranty reserve, our operating expenses and net income (loss) could be significantly and adversely affected.

Six months ended July 30, 2005 compared to six months ended July 31, 2004

     Net sales. Net sales for the six months ended July 30, 2005 were $25.9 million an increase of $5.9 million or 29.5%, compared to $20.0 million for the six months ended July 31, 2004. The increase in sales for the six months ended July 30, 2005 is attributable to increased sales of small (2 through 8 head) and mutli-head (12 and larger) machines versus sales of single-head machines. The market for small and multi-head machines has demonstrated some growth during the first six months of fiscal 2006.

     Cost of sales. For the six months ended July 30, 2005 cost of sales increased $4.3 million, or 32.1%, to $17.7 million from $13.4 million for the six months ended July 31, 2004. Our gross margin decreased to 31.7% for the six months ended July 30, 2005 as compared to 33.2% for the six months ended July 31, 2004. Gross margin as a percentage of sales decreased during the six months ended July 30, 2005 primarily as the result of continued pricing pressures in what remains an extremely competitive market and changes in product mix to lower margin multi-head machines. The recent adverse fluctuation in the yen, which is the currency the company's embroidery machines are priced in, has affected and is likely to continue to affect and exert pressure on our machine sales pricing competitiveness.

     Operating Expenses. For the six months ended July 30, 2005, operating expenses decreased by $0.2 million to $8.0 million from $8.2 million for the six months ended July 31, 2004. The decrease in SG & A expenses for the six months ended July 30, 2005 is directly related to the Company's continuing efforts to control operating costs. Included in operating expenses for the six months ended July 31, 2005 was $147,000 in severance costs associated with our continuing reorganization. Operating expense for the six months ended July 31, 2004 included a reversal of the provision for doubtful accounts of $100,000.

     Interest Expense (Income). For the six months ended July 30, 2005 interest expense was $0.08 million as compared to interest expense of $0.08 million for the six months ended July 31, 2004. Interest expense is primarily associated with the sale/leaseback transaction of the corporate headquarters.

     Other Income (Expense). For the six months ended July 30, 2005 other income was $0.4 million as compared to other income of $0.09 million for the six months ended July 31, 2004. The majority of the increase in other income is related to favorable currency translations during the first six months of fiscal 2006.

     Income tax provision. The income tax expense recorded for the six months ended July 30, 2005 and July 31, 2004 represents taxes due on year end income for various state and local income taxes, for which the Net Operating Loss carry-forwards from prior years do not apply.

     Income (Loss) from Continuing Operations. Income from Continuing Operations for the six months ended July 30, 2005 was $0.6 million, an increase of $2.2 million from a $1.6 million loss for the six months ended July 31, 2004. The increase in sales volume and the maintenance of operating costs directly contributed to the net income for the first six months of fiscal 2006.

     Loss from Discontinued Operations. During the quarter ended April 30, 2004, the Company determined that its Hometown Threads, LLC subsidiary was not strategic to the Company's long-term objectives. On October 22, 2004, the Company sold substantially all of the assets of its Hometown subsidiary to Embroidery Acquisition LLC, a wholly owned subsidiary of PCA, LLC. As a result, Hometown Threads, LLC was accounted for as discontinued operations in the consolidated financial statements for all periods presented. There was no activity for the discontinued operations of Hometown Threads for six months ended July 30, 2005. The loss from the discontinued operations of Hometown Threads was $193,000 for the six months ended of July 31, 2004.

     Net Income (Loss. Net income for the six months ended July 30, 2005 was $0.6 million, an increase of $2.4 million from the net loss of $1.8 million for the six months ended July 31, 2004.


Fiscal year 2005 as compared to fiscal year 2004

     Net Sales. Net sales for fiscal year 2005 were $43.6 million, a decrease of $2.8 million, or 6.0% compared to $46.4 million for fiscal year 2004. We believe that the reduction in the sales level for fiscal 2005 is mainly attributable to an on-going decrease in demand for large multi-head embroidery machines and greater competition in the small machine market which resulted in lower prices for embroidery machines. There are no major customers who exceed 10% of revenues.

     Cost of Sales. For fiscal year 2005, cost of sales decreased $1.5 million or 4.8%, to $29.6 million from $31.1 million for fiscal year 2004. The decrease was partially a result of the related decrease in net sales for fiscal year 2005 as compared to fiscal year 2004. Our gross margin decreased slightly for fiscal year 2005 to 32.2%, as compared to 33.0% for fiscal year 2004. The recent fluctuation of the dollar against the yen, which is the currency our embroidery machines are priced in, has adversely affected and is likely to continue to adversely affect our machine sales pricing competitiveness. Embroidery machinery prices have either been maintained or risen in US dollars due to these exchange rate fluctuations. As a result, in order for us to maintain various product margins for our imported embroidery machines, our competitiveness has been adversely affected. Some, but not, all of our competitors face similar circumstances.

     Operating Expenses. As reported for fiscal year 2005, operating expenses decreased $1.6 million or 9.1%, to $15.9 million from $17.5 million for fiscal year 2004. The decrease in operating expenses for the fiscal year ended January 29, 2005 is directly related to our continuing efforts to control operating costs in relation to the overall decline in sales revenues. During the year ended January 31, 2004, we reversed, as a reduction of operating expenses, $716,000 of restructuring costs associated with the completion of the restructuring plan.

     Interest Expense. Interest expense for fiscal year 2005 and fiscal year 2004 remained constant at $0.2 million. Interest expense is primarily associated with the sale/leaseback transaction of the corporate headquarters.

     Other (Income) Expense. Other expense for fiscal 2005 was $147,000 versus income of $349,000 for fiscal 2004. In fiscal 2005, other expense included a $119,000 gain on sale of assets offset by $333,000 in currency losses. In fiscal 2004 other income included a $230,000 gain on sale of fixed assets, $216,000 in currency loss and $322,000 in interest income on the refund of NOL carryback claims.

     Income tax (benefit) provision. The income tax provision reflected an effective tax rate of 0% for the twelve months ended January 29, 2005 as compared to an income tax benefit rate of 1.2% for fiscal year 2004. The benefit rate for the fiscal 2004 year is a direct result of the Job Creation and Worker Assistance Act temporarily extending the carryback of net operating losses from two years to five years. This change has enabled us to carryback recent year's losses and obtain a refund of approximately $6 million. During fiscal 2004, we received the carryback claim refund from the IRS along with applicable interest through the refund date. The difference of the above rate to the federal statutory rate for 2005 is the valuation allowance established on deferred tax assets since we cannot determine the future utilization of those assets.

     Income (Loss) from Discontinued Operations. We executed an Agreement with Tajima pursuant to which the Company sold all of the common stock (the "Shares") constituting a 55% equity interest of our TUI subsidiary owned by us to Tajima, upon the terms and conditions set forth in a certain Purchase and Sale Agreement by and among us, Tajima and TUI (the "Agreement"). The sale was effective as of January 31, 2004. Upon the consummation of the sale, Tajima owned 100% of the issued and outstanding common stock of TUI.

     The purchase price (the "Purchase Price") for the Shares was equal to the Book Value (as defined in the Agreement), calculated in accordance with generally accepted accounting principles. At the closing, Tajima paid us the sum of $500,000 (the "Initial Payment") in partial payment of the Purchase Price. The remaining balance due on the Purchase Price of $4,482,000 was paid promptly thereafter in accordance with the terms of the Agreement.

     In addition, we paid TUI the sum of $7,182,002, representing amounts owed by us to TUI as of January 31, 2004 (the "Net Intercompany Payable"). The Net Intercompany Payable was paid as follows:

     (a) the Initial Payment ($500,000) was paid by Tajima to TUI on our behalf,
     (b) the assignment by us to TUI of our right to receive the sum of $2,200,000 from Tajima upon payment of the balance due on the Purchase Price, and
     (c) the payment by us of the sum of $4,482,000 in five (5) equal monthly installments of $735,167 each and a sixth payment of $806,165, commencing February 29,2004 and continuing through and including July 31, 2004.

         The Consolidated Financial Statements have been restated to reflect the discontinued operations of TUI for all periods presented.

     During the quarter ended April 30, 2004, we determined that our Hometown Threads subsidiary was not strategic to our long-term objectives. On October 22, 2004, we sold substantially all of the assets of Hometown Threads to Embroidery Acquisition LLC ("Buyer"), a wholly owned subsidiary of PCA, LLC ("PCA") pursuant to the terms of a certain Asset Purchase Agreement ("Agreement") entered into between us, Hometown Threads, Buyer and PCA. Prior to the transaction, Hometown Threads had been engaged in the business of operating and franchising retail embroidery service centers in Wal-Mart stores and other retail locations (the "Business"). The purchase price for the assets acquired by Buyer was $1,500,000. In addition, Buyer agreed to assume certain enumerated liabilities of Hometown Threads. Pursuant to the Agreement, PCA guaranteed the obligations of the Buyer. We and Hometown Threads entered a non-competition, non-disclosure and non-solicitation agreement, we and Hometown Threads are precluded from directly and indirectly competing with Buyer for seven (7) years in the United States. We and Hometown Threads are also required to keep confidential certain Confidential Information (as defined therein) for a period of ten (10) years. Pursuant to the Hometown Agreement, we, Hometown Threads and Buyer have entered into a certain supply agreement having a term of five (5) years. Under the terms of the Supply Agreement, we agreed to supply to Buyer and Buyer is required to purchase from us all products previously purchased by Hometown Threads from us and utilized in the Business upon the prices, terms and conditions contained therein.

     As a result of the sale of Hometown Threads, we recognized a gain of approximately $943,000.

     The Buyer has withheld $200,000 from the selling price primarily associated with a note receivable on the books of Hometown Threads and $142,000 in deferred income from deposits received for stores not yet opened. We deferred the recognition of income on these items until the contingencies are resolved during the six month hold-back period. We expect to resolve the contingencies in the early part of fiscal 2006; however, we are unable to predict the outcome at this time.

     Hometown Threads was accounted for as discontinued operations in the consolidated financial statements for all periods presented.

         Net Income (Loss). The net loss for fiscal year 2005 was $1,772,000, an increase of $2.2 million, compared to net income of $444,000 for fiscal year 2004.


Fiscal year 2004 as compared to fiscal year 2003

     Net sales. Net sales for fiscal year 2004 were $46.5 million, an increase of $3.8 million, or 8.8% compared to $ 42.7 million for fiscal year 2003. We believe that the increase in the sales level for the fiscal year ended January 31, 2004 is primarily attributable to an increased penetration of single head and small machines in the market as well as the aggressive marketing campaign targeting new and existing customers with the new value added packages and renewed focus on growing parts and supply sales.

     Cost of sales. For fiscal year 2004, cost of sales increased $1.6 million or 5.4%, to $31.1 million from $29.5 million for fiscal year 2003. The increase was a result of the related increase in net sales for fiscal year 2004 as compared to fiscal year 2003. Our gross margin improved for fiscal year 2004 to 33.0%, as compared to 31.0% for fiscal year 2003. While the fluctuation of the dollar against the yen has historically had a minimal effect on Tajima equipment gross margins, since currency fluctuations are generally reflected in pricing adjustments in order to maintain consistent gross margins on machine revenues, increased cost of sales reflects the continuing product mix shift from larger equipment with higher gross margins to smaller equipment with lower gross margins. The improvement in gross margin is mainly attributable to increased margins on software sales pursuant to the terms of the purchase agreement with Pulse, in addition to a reduction in sales of older inventory carried at higher costs.

     Operating Expenses. As reported for fiscal year 2004, operating expenses increased $0.7 million or 4.1%, to $17.5 million from $16.8 million for fiscal year 2003. Excluding the reversal of the non-recurring charges for restructuring costs of $0.7 million, operating expenses were $18.2 million, an increase of $1.4 million or 8.3% from $16.8 million. This increase was due to expenses associated with increased sales, increased advertising and marketing programs, and increased professional fees.

     Interest Expense. Interest expense for fiscal year 2004 was $215,000 versus interest expense of $259,000 for fiscal year 2003. Interest expense is primarily associated with the sale/leaseback transaction of the corporate headquarters.

     Other (Income) Expense. Other income for fiscal 2004 was $349,000 versus $368,000 for fiscal 2003. In fiscal 2004, other income included a $234,000 gain on sale of assets interest income of $334,000, primarily from the tax refund was recognized during fiscal 2004 offset by $219,000 in currency losses. In fiscal 2003 other income included a $214,000 gain on sale of fixed assets, $55,000 currency gain and $94,000 in interest income.

     Income tax (benefit) provision. The income tax provision reflected an effective tax benefit rate of approximately 1.2% for the twelve months ended January 31, 2004 as compared to an income tax benefit rate of 14.6% for fiscal year 2003. The benefit rate for the fiscal 2004 year is a direct result of the Job Creation and Worker Assistance Act temporarily extending the carryback of Net Operating Losses from two years to five years. This change has enabled us to carryback its two most recent years losses and obtain a refund of approximately $6 million. During fiscal 2004, we received the carryback claim refund from the IRS along with applicable interest through the refund date. The difference of the above rate to the federal statutory rate for 2004 is the valuation allowance established on deferred tax assets since we cannot determine the future utilization of those assets.

     Income (Loss) from Discontinued Operations. In the fourth quarter of Fiscal 2002, we determined that our HAPL Leasing subsidiary was not strategic to our ongoing objectives and discontinued operations. We have made provisions for the cost of winding down the operations as well as the potential losses that could be incurred in disposing of its minimum lease payments and residual receivables. The operating loss in fiscal 2002 includes $4.6 million provision for the Ultimate Net Loss ("UNL") liability and the sale of the residual receivable associated with it. The operating loss in fiscal 2003 includes an additional $4.0 million to account for expected additional losses in liquidating the leasing subsidiary's remaining lease portfolio. Our Statements of Operations have been restated to reflect the results of the HAPL Leasing subsidiary as a loss on discontinued operations. In July 2003, we entered into a transaction whereby we assigned its interest in the remaining UNL lease portfolio from the CIT Group/Equipment Financing, Inc. ("CIT") to Beacon Funding and the residual receivables associated with the lease portfolio for approximately $375,000. We reversed, as part of discontinued operations, $2.0 million of reserves associated with the UNL Lease portfolio.

     We executed the TUI Agreement with Tajima pursuant to which we sold all of the common stock (the "Shares") constituting a 55% equity interest of our TUI subsidiary owned by us to Tajima. The sale was effective as of January 31, 2004. Upon the consummation of the sale, Tajima owned 100% of the issued and outstanding common stock of TUI.

     The purchase price (the "Purchase Price") for the Shares was equal to the Book Value (as defined in the TUI Agreement), calculated in accordance with generally accepted accounting principles. At the closing, Tajima paid us the sum of $500,000 (the "Initial Payment") in partial payment of the Purchase Price. The remaining balance due on the Purchase Price of $4,482,000 was paid promptly thereafter in accordance with the terms of the Agreement.

     In addition, we paid TUI the sum of $7,182,002, representing amounts owed by us to TUI as of January 31, 2004 (the "Net Intercompany Payable"). The Net Intercompany Payable was paid as follows:

     (a) the Initial Payment ($500,000) was paid by Tajima to TUI on our behalf,
     (b) the assignment by us to TUI of our right to receive the sum of $2,200,000 from Tajima upon payment of the balance due on the Purchase Price, and
     (c) the payment by us of the sum of $4,482,000 in five (5) equal monthly installments of $735,167 each and a sixth payment of $806,165, commencing February 29,2004 and continuing through and including July 31, 2004.

The Consolidated Financial Statements have been restated to reflect the discontinued operations of TUI for all periods presented.

     During the quarter ended April 30, 2004, we determined that our Hometown Threads subsidiary was not strategic to our long-term objectives. On October 22, 2004, we sold substantially all of the assets of our Hometown Threads subsidiary to Embroidery Acquisition LLC ("Buyer"), a wholly owned subsidiary of PCA, LLC ("PCA") pursuant to the terms of a certain Asset Purchase Agreement ("Agreement") entered into between us, Hometown, Buyer and PCA. Prior to the transaction, Hometown Threads had been engaged in the business of operating and franchising retail embroidery service centers in Wal-Mart stores and other retail locations (the "Business"). The purchase price for the assets acquired by Buyer was $1,500,000. In addition, Buyer agreed to assume certain enumerated liabilities of Hometown. Pursuant to the Agreement, PCA guaranteed the obligations of the Buyer. We and Hometown entered a Non-Competition, Non-Disclosure and Non-Solicitation Agreement, We and Hometown are precluded from directly and indirectly competing with Buyer for seven (7) years in the United States. We and Hometown are also required to keep confidential certain Confidential Information (as defined therein) for a period of ten (10) years. Pursuant to the Agreement, We, Hometown and Buyer have entered into a certain Supply Agreement having a term of five (5) years. Under the terms of the Supply Agreement, we agreed to supply to Buyer and Buyer is required to purchase from us all products previously purchased by Hometown from us and utilized in the Business upon the prices, terms and conditions contained therein.

     As a result of the sale of the Hometown Threads subsidiary, we recognized a gain of approximately $943,000.

     The Buyer has withheld $200,000 from the selling price primarily associated with a note receivable on the books of Hometown Threads and $142,000 in deferred income from deposits received for stores not yet opened. We deferred the recognition of income on these items until the contingencies are resolved during the six month hold-back period. We expect to resolve the contingencies in the early part of fiscal 2006; however, we are unable to predict the outcome at this time.

     Hometown Threads, LLC was accounted for as discontinued operations in the consolidated financial statements for all periods presented.

     Net Income (Loss). The net income for fiscal year 2004 was $444,000, an increase of $5.1 million, compared to a net loss of $5.5 million for fiscal year 2003. This increase is attributable to the increase in net sales, an increase in the cost of sales, an increase in operating expenses, reversals of restructuring accruals, and the change in income (loss) on discontinued operations of $5.1 million.


Liquidity and capital resources

     Our working capital decreased $1.3 million or 8.9% to $13.3 million at January 29, 2005 from $14.7 million at January 31, 2004.

     During fiscal 2005, our cash (exclusive of restricted cash) decreased $2.6 million or 29% to $6.4 million from $9.0 million at January 31, 2004. The majority of the decrease was cash used in financing activities of $2.8 million, the majority of which was $2.7 million used to collateralize open standby letters of credit, cash used in operating activities of $0.7 million and net cash provided by investing activities of $0.9 million

     Investing activities provided $0.9 million in cash during fiscal 2005. Investing activities during fiscal 2005 included $0.2 million in capital expenditures for the purchase of additional fixed assets, $1.1 million in proceeds from the sale of Hometown Threads.

     Financing activities used $2.8 million during fiscal 2005, which included $2.65 million in additional collateral to cover Standby Letters of Credit at Congress Financial Corporation, $0.08 million in dividend payments during the first quarter of fiscal 2005, $0.15 million in long term debt repayments and cash of $0.06 million provided by stock options exercised.

Future commitments

     The following table shows our contractual obligations and commitments as of January 29, 2005 Payments due by period (in thousands)

                                                   Total         Less than           1-3              4-5          More than
Contractual Obligations/Commitments                                1 year           years            years          5 years
-----------------------------------            -----------    -------------    -------------    ------------    -------------

Capital lease obligations                            $2,012             $306             $976            $701              $29

Operating lease obligations                           1,935              598              883             436               18

Purchase commitments                                    800              800                0               0                0

Total                                                $4,747           $1,704           $1,859          $1,137              $47
                                                 ===========    =============    =============    ============    =============


Revolving credit facility and borrowings

     We have a Loan and Security Agreement ("the Congress Agreement") with Congress Financial Corporation ("Congress") for a three year term expiring on November 26, 2005. The Congress Agreement as amended, August 31, 2004, provides for a credit facility of $12 million for Hirsch and all subsidiaries. Advances made pursuant to the Congress Agreement may be used by us and our subsidiaries for working capital loans, letters of credit and deferred payment letters of credit. The terms of the Congress Agreement require us to maintain certain financial covenants. We were in compliance with all financial covenants at January 29, 2005. We have placed $5.7 million in restricted cash to support standby letters of credit of approximately $4.5 million at January 29, 2005.

Future capital requirements

     Subsequent to the close of fiscal 2002, the Federal Government passed the Job Creation and Worker Assistance Act temporarily extending the carry back of Net Operating Losses from two years to five years. This provided approximately $6.0 million in cash available for operations. Approximately $3.0 million was received during the fiscal year ended January 31, 2003 and the balance was received during fiscal 2004, along with applicable interest. We believe these proceeds, with our existing cash and funds generated from operations, together with our credit facility, will be sufficient to meet our working capital requirements. Capital expenditures are expected to be immaterial.

Backlog and inventory

     Our ability to fill orders quickly is an important part of our customer service strategy. The embroidery machines held in inventory by us are generally shipped within a week from the date the customer's orders are received, and as a result, backlog is not meaningful as an indicator of future sales.

Inflation

     We do not believe that inflation has had, or will have in the foreseeable future, a material impact upon our operating results.

Liquidity and capital resources July 30, 2005

     Our working capital was $13.1 million at July 30, 2005, decreasing $0.2 million, or 0.2%, from $13.3 million at January 29, 2005.

     During the six months ended July 30, 2005, our cash and cash equivalents decreased by $3.1 million to $3.3 million. Net cash of $3.2 million was used by our operating activities primarily used to increase inventory, $0.7 million was provided by financing activities primarily related to the reduction of restricted cash during the six months and cash of $0.5 million was used for investing activities primarily related to the investment in Sheridan's Series B Preferred stock.

     Our strategy is to mitigate its exposure to foreign currency by utilizing purchases of foreign currency on the current market as well as forward contracts to satisfy specific purchase commitments. Inventory purchase commitments may be matched with specific foreign currency futures contracts or covered by current purchases of foreign currency. Consequently, we believe that no material foreign currency exchange risk exists relating to outstanding trade acceptances payable. The cost of such contracts is included in the cost of inventory. As of July 30, 2005 we did not own any foreign currency futures contracts.

Future Commitments

The following table shows our contractual obligations as of July 30, 2005.

Payments due by period (in thousands)

Contractual Obligations              Total        Less than      1 - 3          4-5 years      More than
                                                  1 year         years                        5 years
------------------------------     ---------      ---------    ----------     -----------    -----------

  Capital lease obligations

  Principal                        $1,347           $161         $ 679            $507             $0

  Interest                            512            150           311              51              0

  Operating Lease obligations       1,915            580           567             417            351

  Purchase Commitments              3,900          1,200         2,400             300              0
                                    -----          -----         -----             ---              -

         Total                    $ 7,674        $ 2,091       $ 3,957          $1,275          $ 351
                                  =======        =======       =======          ======          =====


Revolving Credit Facility and Borrowings

     We have a Loan and Security Agreement (the "Congress Agreement") with Congress Financial Corporation ("Congress") for three years expiring on November 26, 2005. The Congress Agreement provides for a credit facility of $12 million for Hirsch and all subsidiaries. Advances made pursuant to the Congress Agreement may be used us and our subsidiaries for working capital loans, letters of credit and deferred payment letters of credit. The terms of the Congress Agreement require us to maintain certain financial covenants. We were in compliance with our covenants at July 30, 2005. We have placed $4.9 million in restricted cash to support standby letters of credit of approximately 3.8 million at July 30, 2005 and a $0.6 million standby letter of credit backing the lease on our facilities in Hauppauge.

Critical Accounting Policies and Estimates

     There have been no material changes in our critical accounting policies and estimates from those disclosed in Item 7 of our Annual Report on Form 10-K for the year ended January 29, 2005.

Future Capital Requirements

     We believe that our existing cash and funds generated from operations, together with our revolving credit facility, will be sufficient to meet our working capital and capital expenditure requirements in the near future.

Backlog and Inventory

     Our ability to fill orders quickly is an important part of our customer service strategy. The embroidery machines held in inventory by us are generally shipped within a week from the date the customer's orders are received, and as a result, backlog is not meaningful as an indicator of future sales.

Inflation

     We do not believe that inflation has had, or will have in the foreseeable future, a material impact upon our operating results.

COMPARATIVE PER SHARE DATA

     Set forth below are net income and book value per common share amounts for Sheridan and for us on a historical basis, for the combined company on a pro forma combined basis per Sheridan common share, and for the combined company on a pro forma combined basis per Hirsch common share. Neither we nor Sheridan paid a cash dividend during any of the periods presented below.

     The pro forma combined data were derived by combining the adjusted historical consolidated financial information of Hirsch and Sheridan using the purchase method of accounting for business combinations.

     You should read the information below together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and that we have incorporated by reference in this document and with the historical financial statements and notes of Sheridan contained in this document. See "Where You Can Find More Information." The unaudited pro forma combined data below are for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on this information to be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                               Six Months      Year Ended
                                               Ended July       January
                                                30, 2005        29, 2005
                                                --------        --------

HIRSCH HISTORICAL DATA PER COMMON SHARE
Net income (loss) - basic                        $.07            ($.21)
Net income (loss) - diluted                      $.06            ($.21)
Book value at end of period                      $1.73           $1.68

SHERIDAN HISTORICAL DATA, PER COMMON SHARE
Net Income (loss) - basic                        $(28.78)        $(64.41)
Net income (loss) - diluted                      $(28.78)        $(64.41)
Book value at end of period                      $ 137.54        $ 134.95

HIRSCH AND SHERIDAN COMBINED PRO FORMA
DATA, PER SHERIDAN COMMON SHARE
Net income (loss) - basic                        $(.07)          $(1.04)
Net income (loss) - diluted                      $(.07)          $(1.04)
Book value at end of period                      $1.64               -

SHERIDAN AND HIRSCH COMBINED PRO FORMA
DATA, PER HIRSCH COMMON SHARE
Net income (loss) - basic                        $(.13)          $(1.86)
Net income (loss) - diluted                      $(.13)          $(1.86)
Book value at end of period                      $2.91                -


                                 CAPITALIZATION

     The  following  table  sets  forth  our  cash  and  cash   equivalents  and
capitalization  as of July 30, 2005 on:

     -  an  actual basis; and

     -    a pro forma basis, to reflect:

          -    the merger of Merger Sub into Sheridan;

          - the issuance of approximately 15,047,000 shares of our common stock to the stockholders of Sheridan in connection with the merger

     You should read this table together with "The Merger" "Hirsch's Management's Discussion and Analysis of Financial Condition and Results of Operations," "Sheridan's Management Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and our and Sheridan's' consolidated financial statements and related notes included elsewhere in this document.


                                                                               JULY 30, 2005
                                                                               (in thousands)
                                                           HIRSCH       SHERIDAN        PRO FORMA           PRO FORMA
                                                                                         ADJUST-
                                                                                          MENTS
                                                      ------------    --------------    -----------        ------------
Cash and cash equivalents                                 $ 3,320             $ 323              -             $ 3,643
Restricted cash                                             4,900                 -              -               4,900
                                                      ------------    --------------    -----------        ------------
         Total cash........                                 8,220               323              -               8,543
                                                      ------------    --------------    -----------        ------------

Total debt:

Revolving credit facility                                   $  --            $9,526              -              $9,526
Other debt                                                  1,185            11,168              -              12,353
                                                      ------------    --------------    -----------        ------------

Total debt                                                  1,185            20,694              -              21,879
                                                      ------------    --------------    -----------        ------------

Minority Interest                                                                96                                 96

Stockholders' equity:

Preferred Stock, $.01 par value; authorized
1,000,000 shares; issued: none                                  -                $1           $(1)  (1)              -
Class A common stock, $.01 par value shares                    90                 1           (91)  (1)              -
authorized, 20,000,000; proforma 50,000,000 shares
of common stock; issued, actual : Class A Common
Stock: 9,076,010;
Class B common stock, $.01 par value shares                     6                 -            (6)  (1)              -
authorized, 3,000,000; proforma: none; issued,
actual : Class B Common Stock: 550,000
Common Stock $0.01 par value; authorized 50,000,000             -                 -            234  (1)            234
shares

Additional paid-in capital                                 41,471            21,238       (31,993)  (1)         30,716
Accumulated Deficit                                      (24,896)           (8,198)         26,801  (1)        (6,293)
Treasury stock, at cost 1,164,000 shares                  (2,017)                 -          2,017  (1)              -
                                                      ------------    --------------    -----------        ------------

Total stockholders' equity                                 14,654            13,042        (3,039)              24,657
                                                      ------------    --------------    -----------        ------------

Total capitalization                                      $15,839            33,832       $(3,039)             $46,632
                                                      ============    ==============    ===========        ============

(1)  Represents adjustments related to the merger as required under SFAS No. 141
     - Business Combinations. These include the elimination of $98,000 of historical common (Class A and Class B) and preferred stockholders' equity, $32 million of historical additional paid-in capital, $27 million of historical accumulated deficit and $2 million in historical treasury stock.

               MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     Our outstanding common stock consists of two classes, Class A common stock and Class B common stock. The Class A Common Stock, par value $.01 per share, trades on the NASDAQ SmallCap Market under the symbol "HRSH". Class B stock is not traded. The following table sets forth for each period indicated the high and low closing bid prices for the Class A common stock as reported by the NASDAQ Stock Market. The following over-the-counter market quotations represent inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


Fiscal 2006                                                  High       Low

First Quarter ended April 30, 2005...................       $ 1.48     $ 0.85
Second Quarter ended July 30, 2005...................       $ 1.61     $ 0.98

Fiscal 2005                                                  High       Low

First Quarter ended April 30, 2004...................       $ 2.48     $ 1.35
Second Quarter ended July 31, 2004...................       $ 1.75     $ 0.81
Third Quarter ended October 30, 2004.................       $ 1.13     $ 0.81
Fourth Quarter ended January 29, 2005................       $ 1.63     $ 0.96

Fiscal 2004                                                  High       Low

First Quarter ended April 30, 2003...................       $ 0.75     $ 0.28
Second Quarter ended July 31, 2003...................       $ 1.19     $ 0.65
Third Quarter ended October 31, 2003.................       $ 1.25     $ 0.84
Fourth Quarter ended January 31, 2004................       $ 3.12     $ 1.01

     As of ______, 2005, we believe that there were approximately _____ beneficial owners of our Class A common stock.

     During the third and fourth quarters of fiscal 2004, and the first quarter of fiscal 2005, we declared and paid a quarterly dividend of $.01 per share on its common stock. There were no dividends declared for the remaining quarters of fiscal 2005. The Class A common stock and Class B common stock share ratably in any dividends declared by us on our common stock. Any stock dividends on the Class A common stock and the Class B common stock would be paid in shares of Class A common stock.

     The following is our equity compensation plan information:

                                         (a) Number of                                       (c) Number of securities
                                         securities issuable        (b) Weighted-average     remaining available for
           Plan category                 upon exercise of           exercise price of        future issuance under equity
                                         outstanding options,       outstanding options,     compensation plans excluding
                                         warrants and rights        warrants and rights      column (a)
                                         --------------------      --------------------     ----------------------------


Equity compensation plans approved           1,153,000                    $0.55                   678,000
by security holders
Equity compensation plans not                  100,000                    $0.50                       0
approved by security holders
                                         ---------------------      --------------------     ----------------------------
Total                                        1,253,000                    $0.54                   678,000
                                         ---------------------      --------------------     ----------------------------

     One independent Board member and one past board member were granted warrants to purchase 50,000 shares each of Class A Common Stock at $0.50 per share for their past and ongoing services to us. Our board of directors approved these grants on January 25, 2002. These individuals were also granted certain registration rights for the shares of Class A Common Stock issuable upon the exercise of the warrants pursuant to the terms of a registration rights agreement between us and such independent board members.

                        DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

     The Class A common stock and Class B common stock are substantially identical except that two-thirds of the directors of the Company will be elected by the holders of the Class B common stock (presently Henry Arnberg and his family). Each share of Class B common stock automatically converts to Class A common stock upon transfer to a non-Class B common stockholder unless transferred to a spouse or child of a Class B common stockholder or to a trust created for the benefit of a Class B common stockholder or a spouse or a child of a Class B common stockholder.

     The Class A common stock and Class B common stock are entitled to share equally in dividends from sources available therefore when, and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, and to share equally in the assets of the Company available for distribution to stockholders. Stockholders have no preemptive rights. All stock dividends and stock splits on the Class A common stock and Class B common stock will be paid in shares of Class A common stock. No further Class B common stock will be issued. All outstanding shares are fully paid, non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Restated Certificate of Incorporation without stockholder action.

     At present, 23,000,000 shares of common stock are authorized (20,000,000 - Class A; 3,000,000 - Class B), and we seek approval to increase the same to 50,000,000 shares, $.01 par value per share, consisting of a single class of common stock.

     These classes would be converted pursuant to the Second Amended and Restated Certificate of Incorporation into a single class of common stock having equal voting and other rights. The holders of shares of our new common stock would be entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to our new common stock and in any of our assets available for to stockholders upon its liquidation. Upon our liquidation, assets will only be available for distribution after satisfaction or provision for all of our debts and other obligations, including to holders of preferred stock designated as senior in right of payment upon liquidation. The holders of shares of our new common stock have one vote per share, in person or by proxy, at all meetings of stockholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of a majority of the shares of our common stock voting in an election for directors so long as the holder of a majority of our outstanding common stock are present in person or by proxy, can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to our common stock.


Preferred Stock

     Our preferred stock may be issued from time to time without stockholder approval in one or more classes or series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion rights or rights of exchange, any voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock, the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. The Company has no present plans to issue any shares of Preferred Stock.

     Depending upon the rights of such preferred stock, the issuance of preferred stock could adversely effect the holders of common stock by delaying or preventing a change in control, making removal of the present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

         The Preferred Stock will not be affected by the proposed amendment to the Revised Certificate of Incorporation.

Section 203 of the Delaware general corporation law

     Section 203 of the Delaware General Corporation Law generally restricts a corporation from entering into certain business combinations with an interested stockholder (defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock) or its affiliates for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) the transaction is approved by the board of directors of the corporation prior to such business combination, (ii) the interested stockholder acquires 85% of the corporation's voting stock in the same transaction in which it exceeds 15%, or (iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. The Delaware General Corporation Law provides that a corporation may elect not to be governed by Section 203. At present, the Company does not intend to make such an election. Section 203 may render more difficult a change in control of the Company or the removal of incumbent management.

Action by written consent

     Delaware law permits our stockholders to take action by their written consent without the need for a stockholders' meeting. The vote required to take action by written consent is the minimum number of votes that would be necessary to authorize or take the action at a meeting at which holders of all shares entitled to vote were present and voted. Therefore, the holders of a majority of the voting stock can take any action by written consent which would otherwise be available to our stockholders. The ability of the stockholders to act in writing without holding an annual or special meeting provides us with flexibility to make important corporate decisions without the delay and expense of holding a stockholders' meeting. The possibility of stockholder action without a meeting may also make it easier for large stockholders to affect our decision making, because they may be able to direct votes from a majority of our voting shares to serve their desired purposes without involving other stockholders. It is anticipated that the five largest stockholders resulting from the Merger will hold, collectively, approximately 64% of our then outstanding common stock.

Limitation of liability and indemnification agreements

     Our current charter provides that to the fullest extent permitted by Delaware law, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, a company may not limit the liability of a director:

     - for any breach of the director's duty of loyalty to the company or its stockholders,

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - in respect of certain unlawful dividend payments or stock redemptions or repurchases, and

     - for any transaction from which the director derives an improper personal benefit.

     The effect of this provision of our Restated Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in the bullet points above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. In addition, our current charter and bylaws collectively provide that we will indemnify our directors, officers and employees against losses incurred by reason of the fact that such person was acting as our director, officer or employee, as applicable.

     We have entered into agreements with our directors and certain of our officers under which we have agreed to indemnify the director or officer for any damages, judgments, fines, expenses, costs, penalties or amounts paid in settlement in connection with any claim, action, suit or proceeding in which the director or officer is involved as a party or otherwise by reason of the fact that he is or was a director or officer of us, or of any other corporation or other entity of which he served as a director or officer at our request, to the maximum extent permitted by applicable law. In addition, this indemnification agreement entitles the director or officer to an advance of expenses to the maximum extent authorized or permitted by law.

     Any future limitation on or repeal of our ability to provide indemnification as set forth in our current charter and bylaws may not be effective as to directors and officers who are parties to these indemnification agreements because the indemnification agreements contractually assure their rights to full protection. We anticipate that we may enter into similar contracts with our future directors and officers.

           MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to holders of our common stock. This discussion is based upon the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax law.

     THIS SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. IT DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THESE TRANSACTIONS TO YOU.

     The following discussion is not binding on any party or the Internal Revenue Service. Neither we nor Sheridan has requested a ruling from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the discussion below.

     We believe that for U.S. federal income tax purposes, the merger of Merger Sub with and into Sheridan will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, neither we nor Merger Sub, or Sheridan should recognize gain or loss as a result of the merger; and our stockholders should recognize no gain or loss.

     As a result of limitations imposed by Section 382 of the Internal Revenue Code, in the event of an ownership change such as that related to the Merger, our ability to use our net operating losses, which we refer to as "NOLs," for tax purposes in future years would be limited and, to the extent the NOLs cannot be fully utilized under these limitations within the carry-forward periods, the NOLs would expire unutilized. In general, a company reaches the "ownership change" threshold if the "5% shareholders" increase their aggregate ownership interest in the company over a three-year testing period by more than 50 percentage points. The ownership interest is measured in terms of total market value of our capital stock. In connection with the merger, Sheridan's stockholders will own approximately 62% of our common stock, thereby causing an "ownership change" under Section 382. Accordingly, our prospective use of our accumulated and unused NOLs will be limited.

         INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Our directors and executive officers may have interests in the merger that may differ from, or be in addition to, your interests. These interests include:

     - four of our present directors (Henry Arnberg, Paul Gallagher, Marvin Broitman and Mary Ann Domuracki) will remain on our board after the merger. Paul Gallagher, our Chief Executive Officer, President and Chief Operating Officer and Beverly Eichel, our Executive Vice President - Finance, Chief Financial Officer and Secretary will be executive officers of the combined company;

Employment Agreements

     As a condition to the consummation of the merger, Joseph Bianco, Paul Gallagher, Anil Narang and Beverly Eichel, will enter into employment agreements with the Company upon the following terms and conditions:

     Joseph Bianco's agreement will be for a term of two years and provide for an annual salary of $300,000 per year in consideration of which he will act as our Chief Executive Officer. In addition to his annual salary, Mr. Bianco shall be entitled to participate in the Company's Annual Incentive Plan for our executive officer's, which shall be developed and approved by the Compensation Committee of our Board of Directors within ninety (90) days following the closing of the Merger and will cover, among other matters, target bonus levels, maximum bonus levels, and minimum performance thresholds. Mr. Bianco will also be granted options to purchase 1,000,000 shares of our common stock at an exercise price equal to the greater of (i) $1.35 or (ii) the fair market value on the date of the closing of the Merger. Mr. Bianco would be permitted to participate in our existing benefit plans as may be in effect and shall be entitled to reimbursement of his reasonable business expenses in accordance with Company policy. The employment agreement will also provide, upon the termination of Mr. Bianco's employment without cause, upon his resignation with good reason and upon a change in control, with a payment equal to one year's base annual salary plus the average annual payment received by Mr. Bianco under our Annual Incentive Plan during his prior two years of employment.

     Paul Gallagher's agreement will be for a term of two years and provide for an annual salary of $350,000 per year in consideration of which he will act as our President and Chief Operating Officer. In addition to his annual salary, Mr. Gallagher shall be entitled to participate in the Company's Annual Incentive Plan for our executive officer's, which shall be developed and approved by the Compensation Committee of our Board of Directors within ninety (90) days following the closing of the Merger and will cover, among other matters, target bonus levels, maximum bonus levels, and minimum performance thresholds. Mr. Gallagher will also be granted options to purchase 667,000 shares of our common stock at an exercise price equal to the greater of (i) $1.35 or (ii) the fair market value on the date of the closing of the Merger. Mr. Gallagher would be permitted to participate in our existing benefit plans as may be in effect and shall be entitled to reimbursement of his reasonable business expenses in accordance with Company policy. The employment agreement will also provide, upon the termination of Mr. Gallagher's employment without cause, upon his resignation with good reason and upon a change in control, with a payment equal to one year's base annual salary plus the average annual payment received by Mr. Gallagher under our Annual Incentive Plan during his prior two years of employment.

     Anil Narang's agreement will be for a term of two years and provide for an annual salary of $300,000 per year in consideration of which he will act as our Vice Chairman. In addition to his annual salary, Mr. Narang shall be entitled to participate in the Company's Annual Incentive Plan for our executive officer's, which shall be developed and approved by the Compensation Committee of our Board of Directors within ninety (90) days following the closing of the Merger and will cover, among other matters, target bonus levels, maximum bonus levels, and minimum performance thresholds. Mr. Narang will also be granted options to purchase 1,000,000 shares of our common stock at an exercise price equal to the greater of (i) $1.35 or (ii) the fair market value on the date of the closing of the Merger. Mr. Narang would be permitted to participate in our existing benefit plans as may be in effect and shall be entitled to reimbursement of his reasonable business expenses in accordance with Company policy. The employment agreement will also provide, upon the termination of Mr. Narang's employment without cause, upon his resignation with good reason and upon a change in control with a payment equal to one year's base annual salary plus the average annual payment received by Mr. Narang under our Annual Incentive Plan during his prior two years of employment.

     Beverly Eichel's agreement will be for a term of two years and provide for an annual salary of $275,000 per year in consideration of which she will act as our Executive Vice President, Chief Financial Officer and secretary. In addition to her annual salary, Ms. Eichel shall be entitled to participate in the Company's Annual Incentive Plan for our executive officer's, which shall be developed and approved by the Compensation Committee of our Board of Directors within ninety (90) days following the closing of the Merger and will cover, among other matters, target bonus levels, maximum bonus levels, and minimum performance thresholds. Ms. Eichel will also be granted options to purchase 333,000 shares of our common stock at an exercise price equal to the greater of
(i) $1.35 or (ii) the fair market value on the date of the closing of the Merger. Ms. Eichel would be permitted to participate in our existing benefit plans as may be in effect and shall be entitled to reimbursement of her reasonable business expenses in accordance with Company policy. The employment agreement will also provide, upon the termination of Ms. Eichel's employment without cause, upon her resignation with good reason and upon a change in control with a payment equal to one year's base annual salary plus the average annual payment received by Ms. Eichel under our Annual Incentive Plan during her prior two years of employment.

     Robert E. Michalik, who will be a director following the merger, is also a principal of Kinderhook Industries, LLC. Kinderhook at present has a management services agreement with Musicrama, Inc., a wholly-owned subsidiary of Sheridan. As a condition to the merger, that agreement will be amended to provide for a term of twenty (20) months and for an aggregate fee payable to Kinderhook of $500,000, payable in equal monthly installments of $25,000 per month.


Governance structure

     The Merger Agreement provides for the determination of the composition of our initial Board of Directors and for the appointment of persons to fill selected executive officer positions after the Merger. Under these documents, we will designate two of our current directors will remain on our Board of Directors after the merger. In addition, Paul Gallagher our Chief Executive Officer and Beverly Eichel, our Chief Financial Officer will be executive officers of the combined company. See "Directors and Management Following the Merger." Sheridan will designate two members for our Board of Directors and the other five directors will be jointly nominated by us and Sheridan.

Treatment of stock options

     The terms of all stock options granted under our existing stock option plans to our directors and officers will be unaffected by the completion of the merger.

Indemnification and insurance

     For a period of six years following the merger, we will maintain directors' and officers' liability insurance for the benefit of our current and pre-merger officers and directors with respect to claims arising from actions or omissions occurring before the merger. This insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided to these individuals, subject to the limitation that such insurance coverage can be procured by the Company on commercially reasonable terms.



             RESTRICTIONS ON RESALE OF OUR COMMON STOCK RECEIVED IN
                           CONNECTION WITH THE MERGER

     The shares of our common stock issued to the stockholders of Sheridan in connection with the merger will not be registered, if at all, until after the merger is completed. Accordingly, those shares will be subject to restrictions on transfer under the Securities Act. Any former stockholder of Sheridan may not sell the shares of our common stock it receives in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     -    an exemption  under  Securities Act Rule 144 under the Securities Act;
          or

     -    another exemption under the Securities Act.

In general, absent registration, former stockholders of Sheridan would be required to hold our common stock received in the merger for one year before they could begin reselling these shares in compliance with the requirements of Rule 144. In addition, any former stockholder of Sheridan that becomes an "affiliate" of ours within the meaning of Rule 144 will be subject to volume limitations and other requirements in Rule 144 with respect to any unregistered resales of our common stock at any time. Among the Sheridan stockholders, we expect that Kinderhook and the individuals who will be members of our new management group will be "affiliates" of ours under for purposes of Rule 144 immediately after the Merger. See "Directors and Management Following the Merger". For more information about individuals and entities that will be our affiliates after the merger, including our existing stockholders, see "Security Ownership of Certain Beneficial Owners and Management."

     As a result of a private placement of Sheridan's Series A Preferred Stock through the Maxim Group, as placement agent, certain Sheridan stockholders were granted registration rights with respect to the shares of Sheridan's Class A Common Stock issuable upon conversion of the shares of Series A Preferred Stock and exercise of warrants received in the private placement. These stockholders would be entitled to have their securities registered within ninety (90) days of the earliest to occur of (i) the effective date of an initial public offering by Sheridan or (ii) the consummation of a transaction in which Sheridan becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended or in which Sheridan's securities become publicly traded. If a registration statement is not filed by the required date, then payments, as liquidated damages, to each purchaser in the offering, of an amount equal to 1.5% of the aggregate dollar amount of securities purchased by such investor for each thirty (30) day period or pro rata for any portion thereof shall be made until the registration statement is filed. In addition, if the registration statement is not declared effective by the Securities and Exchange Commission within one hundred and eighty (180) days following the first to occur of clause
(i) or (ii) above, then pro-rata payments, as liquidated damages, shall be made to each purchaser of such securities in an amount equal to 1.5% of the aggregate dollar amount of securities purchased by such investor for each thirty (30) day period or, pro rata for any portion thereof following the expiration of such period that the registration statement has not been declared effective. We do not believe the transactions contemplated by the merger will trigger these rights.


                          REGISTRATION RIGHTS AGREEMENT

     As a condition to entering into the Merger Agreement, we have agreed to enter into a registration rights agreement with the holders of at least 5% of the outstanding Sheridan' capital stock prior to the merger who will receive our common stock in the merger. The registration rights agreement, the form of which is an exhibit to the Merger Agreement, obligates us at any time after 180 days following completion of the merger, and upon the request of a party thereto to use our commercially reasonable efforts to file a registration statement (short form, if available, and if not available, a long form registration statement). Upon being declared effective by the SEC, these registration statements would generally permit delayed or continuous offerings of all of our common stock issued to these Sheridan' stockholders in the merger.

     Under the registration rights agreement, these Sheridan stockholders will be entitled to an unlimited number of short-form demand registrations provided that the minimum amount of securities to be registered is at least $2,500,000 per registration statement and no more three (3) long form demand registrations provided that the minimum amount of securities to be registered under each registration statement is at least $7,500,000. These Sheridan stockholders will also be granted certain "piggy-back" registration rights.

     We will pay all expenses incurred in connection with registrations pursued under the terms of the registration rights agreement, whether or not these registrations are completed. These expenses include SEC, exchange and blue sky filing, compliance and listing fees, messenger, delivery, and printing expenses, all of our out-of-pocket expenses, fees and expenses of our attorneys, accountants, and other outside advisors, as well as fees of any underwriters' counsel with respect to blue sky compliance and the reasonable fees and expenses of one counsel for all selling stockholders. The selling stockholders will pay all underwriting discounts and commissions with respect to the shares they are selling for their own accounts.

     Under the registration rights agreement, we also will agree to indemnify the stockholders and their affiliated and controlling parties for violations of federal and state securities laws and regulations, including material misstatements and omissions in the offering documents with respect to any registration, except with respect to any information furnished in writing to us by a stockholder expressly for use in the registration statement or any holder's failure to deliver a prospectus timely supplied by us that corrected a previous material misstatement or omission. In the event indemnification is unavailable to a party, or insufficient to hold the party harmless, we have further agreed to contribute to the losses incurred by the party.

                                    DIVIDENDS

     We anticipate that we will not pay cash dividends on our common stock after the merger. In addition, our present loan agreement with Congress Financial Corporation does not permit the payment of cash dividends without their prior written consent.

                        ANTICIPATED ACCOUNTING TREATMENT

     The merger will be accounted for using purchase accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Sheridan has been designated as the acquiror because immediately after the merger, its stockholders will hold more than 50% of our common stock on a fully diluted basis. The market value of the Company on July 20, 2005, the date of the announcement, was $9.3 million. The purchase price will be allocated to our identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the Merger, and any excess of our cost over those fair market values will be accounted for as negative goodwill. The results of final valuations of property, plant and equipment and intangible and other assets, and the finalization of any potential plans of restructuring, have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

                               REGULATORY MATTERS

     We are not aware of any material governmental consents or approvals that are required prior to the completion of the Merger. We have agreed with Sheridan that if any additional governmental consents and approvals are required, each company will use commercially reasonable efforts to obtain these consents and approvals.

     Although we do not expect state regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to our company after the merger.

Approval and recommendation of our Board of Directors

     The Board of Directors, based in part on the opinion of Harris Nesbitt, has unanimously approved the Merger Agreement. A copy of the Merger Agreement is Annex A to this proxy statement. A description of the Merger Agreement is included in "The Merger Agreement." A description of the merger and its consequences is included in the section of the proxy statement entitled "The Merger" and beginning on page 57. Proposal 1 is the adoption and approval of the Merger Agreement by our stockholders.

     Our Board of Directors believes the adoption of Proposal 1 is in our best interests and those of our stockholders and unanimously recommends that you vote for this proposal. Each proxy card executed and returned will be voted for this proposal unless contrary instructions are indicated on the proxy card.


     PROPOSAL 2 -- AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION -
                               PROPOSALS 2(a)-2(d)

     In connection with the merger, you will be asked at the Meeting to consider and approve amendments to our current Restated Certificate of Incorporation to replace it with our proposed Second Amended and Restated Certificate of Incorporation. Upon completion of the merger, you will be asked to exchange your existing shares of our common stock for the newly created shares of common stock on a share for share basis. Your rights as a stockholder will continue to be governed by Delaware law. Our board of directors has unanimously adopted a resolution approving, and recommending to our stockholders for approval, a proposal to approve all of the changes to our current charter reflected in the proposed Second Restated Certificate.

     We have separated the significant amendments to the Second Amended and Restated Certificate of Incorporation that will be effected by the proposed Second Amended and Restated Certificate of Incorporation as separate Proposals 2
(a)-(d) to allow you to focus on each significant change. However, if any one of these proposals is not approved, or if the Merger and the issuance of the shares of our common stock or the amendment of our 2003 Stock Option Plan is not approved, then none of these amendments will be made, and to the Second Amended and Restated Certificate of Incorporation will not be filed.

     The form of our proposed Second Amended and Restated Certificate of Incorporation, marked to show all of the changes that are being proposed, is included in this document as Annex C and is incorporated herein by reference.

     The proposed Second Amended and Restated Certificate of Incorporation includes a number of significant changes to our Second Amended and Restated Certificate of Incorporation. These changes are broken out for your consideration as follows:


-------------------------------------------------------------------------------
Proposal 2(a)       To modify the fixed range of the number of our  directors to permit a Board of up to nine (9) members;

-------------------------------------------------------------------------------
Proposal 2(b)       To convert the two classes of common stock  authorized under our current charter (Class A and Class B) and provide for a single class of common stock having equal voting and other rights;

-------------------------------------------------------------------------------
Proposal 2(c)       To  increase  the  number of  shares of common  stock we are authorized to issue to 50,000,000

-------------------------------------------------------------------------------
Proposal 2(d)       To  adopt a  Second  Amended  and  Restated  Certificate  of
                    Incorporation that includes the foregoing changes in the event they are approved by the stockholders and makes other changes set forth in the form of our proposed amended and Restated Certificate of Incorporation.

-------------------------------------------------------------------------------


     Significant differences exist between your rights as a stockholder under the Restated Certificate and under the proposed Second Amended and Restated Certificate of Incorporation. The material differences are summarized below. However, this discussion of the proposed Second Amended and Restated Certificate of Incorporation is necessarily general and is not intended to be a complete statement of all proposed changes that may affect your rights as a stockholder, and it is qualified in its entirety by reference to the Delaware General Corporation Law, the Restated Certificate of Incorporation, and the proposed Second Amended and Restated Certificate of Incorporation.

                    Recommendation of our Board of Directors

     Our Board of Directors believes the adoption of proposals 2(a) through (d) is in the best interests of the company and our stockholders and unanimously recommends that you vote for each of these proposals. Each proxy card executed and returned will be voted for each of these proposals unless contrary instructions are indicated on the proxy card.

Proposal 2(a) -- Modify the fixed range of the number of our directors

     Our Restated Certificate of Incorporation sets the size of our Board of Directors at between one and seven members, with the exact number of directors to be specified in the manner set forth in our bylaws and charter. The Restated Certificate of Incorporation currently authorizes two class of common stock, Class A and Class B. The holders of Class B common stock have the right to elect two thirds of the directors on the board while the holders of our Class A common stock may elect one third of the directors. The current size of our board is five directors, three of whom were elected by the holders of our Class B common stock (presently Henry Arnberg, our Chairman of the Board, and two of his family members) and the remaining two were elected by the holders of our Class A common stock.

     The Second Amended and Restated Certificate of Incorporation sets the size of the Board of Directors between one and nine members, with the exact number of directors to be determined by resolution of our Board of Directors. The Merger Agreement provides for an initial board of nine directors, two of who are our nominees; two of whom are nominees of Sheridan and five of whom are jointly nominated by Hirsch and Sheridan.

Proposal 2(b) - Convert Class A common stock and Class B common stock.

     The Restated Certificate of Incorporation provides for Class A Common Stock, which has been publicly held, and which has a right to elect one-third of the Board of Directors and Class B Common Stock is presently held by Henry Arnberg and his affiliates and has the right to elect two-thirds of the Board of Directors.

     The Second Amended and Restated Certificate of Incorporation provides that Class A Common Stock and Class B common stock will each be converted, share for share, into new Common Stock, all of which will be one class, and all of which shall, after creation of same, vote, as a class, for the election of the entire Board of Directors and on all other matters.

     The Second Amended and Restated Certificate of Incorporation would convert different voting classes of common stock, into one class of common stock with the right to vote, as a class, on all matters on which stockholders are entitled to vote under Delaware law.

Proposal 2(c) - Increase in authorized common stock.

     Our present Restated Certificate of Incorporation authorizes us to issue up to 23,000,000 shares of Common Stock. At present there are 8,642,000 shares of Common Stock (both Class A and Class B combined) issued and outstanding. In addition, following completion of the merger, we will be required to issue additional 15,047,000 shares of Common Stock to the present holders of Sheridan common stock. Moreover, we have reserved for issuance or will be required to reserve for issuance following the merger a total of 924,000 shares of Common Stock for outstanding warrants and stock options. The total of these exceeds our currently authorized 23,000,000 shares of common stock (20,000,000 - Class A; 3,000,000 - Class B).

     Unless deemed advisable by our Board of Directors, no further requests for stockholder approval would be sought for the issuance of the additional 27,000,000 shares. The 27,000,000 additional shares could be used for general corporate purposes, including future financings or acquisitions, and for issuance of stock options or warrants. Except as noted above, our Board of Directors has no immediate plans, intentions or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy, contest or other change in control of the Company.

     As of July 30, 2005 there were 9,076,010 shares of Class A common stock issued and 550,018 shares of Class B common stock issued, of which 1,164,000 were treasury shares. None of the authorized shares of our preferred stock have been issued. Neither our common stock nor our preferred stock provides pre-emptive rights to purchase newly issued shares.

Proposal 2(d) - Amend and Restated Certificate of Incorporation

     The Second Amended and Restated Certificate of Incorporation includes the changes described in Proposals 2(a) through (c) and also includes several other changes in the language of our Second Amended and Restated Certificate of Incorporation. Except as described in proposals 2(a) through (c), the changes made by the Second Amended and Restate Certificate of Incorporation are not substantive. The form of proposed Second Amended and Restated Certificate of Incorporation included in this document shows you all of these other changes. In proposal 2(d), we are seeking stockholder approval to amend and restate our Restated Certificate of Incorporation to reflect the amendments described in proposals 2(a) through (c), in the event those proposals are approved by the stockholders, and to reflect the other non-substantive amendments that will be effected by adoption of the Second Amended and Restated Certificate of Incorporation.

Vote required

     Approval of each of proposals 2(a) through (d) requires the affirmative vote of the holders of a majority of the shares of each of our Class A and Class B common stock outstanding, voting separately as a class and entitled to vote at the Meeting as of the record date, either in person or by proxy. Thus, if you abstain from voting your shares or direct your proxy or broker to abstain from voting your shares, or if you do not complete and return a proxy card or instruction card and do not attend the Meeting and vote, the effect will be a vote against these proposals. Additionally, broker non-votes, if any, will effectively be a vote against these proposals. We have conditioned approval of each of proposals 2(a) through (d) on approval of all of these proposals and on approval of the Merger as described in Proposal 1 as well as Proposals 3 and 4 described below. If any of these proposals is not approved, none of them will be implemented, even if one or more of these proposals receives sufficient stockholder votes for approval.

Appraisal rights

     Under Delaware law and the provisions of our Restated Certificate, you are not entitled to dissenters' rights of appraisal with respect to the proposed amendments to our Revised Certificate of Incorporation.


          PROPOSAL 3 -- APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN


     At our Meeting, you will be asked to approve an amendment to the terms of the Company's 2003 Stock Option Plan (the "2003 Plan") increasing the number of shares available for issuance thereunder from 750,000 to 5,000,000. The 2003 Plan was adopted by the Board of Directors of the Company in May, 2003 and approved by the stockholders at the 2003 Annual Meeting.

     Under the terms of the Merger Agreement, we will enter into employment agreements with Messrs. Bianco, Gallagher and Narang and Ms. Eichel pursuant to which we will be required to issue them options to purchase an aggregate of 3,000,000 shares of our common stock. We will also be obligated to issue options to purchase up to approximately 924,000 shares of common stock to certain employees of Sheridan in exchange for the options to purchase Sheridan common stock held by them prior to the merger. At the present time, the 2003 Plan has 750,000 authorized for issuance thereunder of which options to purchase 263,8000 shares are outstanding as of the date hereof, leaving 486,200 options remaining available for issuance. Moreover, we anticipate issuing additional options to employees of the combined company from time to time in the ordinary course of business following the completion of the merger. In order to meet our obligations under the Merger Agreement and in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for certain directors, officers and employees of the Company and certain other persons instrumental to the future success of the Company and to continue to promote the well-being of the Company, it is in the best interests of the Company and its stockholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's common stock. Our Board has historically found that the grant of options has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the significant changes we face as a result of the merger, should be continued through the adoption of the proposed amendments to the 2003 Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) consequently will prove beneficial to the Company's ability to be competitive.

     If the proposed amendments to the 2003 Plan are approved by the stockholders, additional options will likely be granted under the 2003 Plan, the timing, amounts and specific terms of which cannot be determined at this time (other than as described in this proxy statement).

     The following summary of the 2003 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2003 Plan, as proposed to be amended, set forth as Exhibit "A" to this Proxy Statement.

Summary of the 2003 Plan

     The 2003 Plan, as proposed to be amended, would have 5,000,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 2003 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's common stock.

     The purpose of the 2003 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. If approved, the 2003 Plan would be administered by the Stock Option Committee. The Committee, within the limitations of the 2003 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 2003 Plan may not be granted at a price less than the fair market value of the common stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 2003 Plan will terminate in December, 2013 which means no options may be granted after such date. Options granted under the 2003 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 2003 Plan will continue until they expire by their terms. Options granted under the 2003 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences of the 2003 Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 2003 Plan, as proposed to be amended, based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option. See "Non-Qualified Stock Options."

     Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options in general (i) upon grant of the option, the participant will recognize no income (and the Company will not be entitled to a deduction); (ii) upon exercise of the option (if the shares of common stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

Recommendation and Vote Required

     The Board of Directors recommends that the stockholders approve the amendment to the 2003 Plan. The vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the 2003 Plan. We have conditioned approval of Proposal 3 on approval of each of Proposals 1, 2 and 4. If any of these proposals is not approved, none of them will be implemented, even if one or more of these proposals receive sufficient stockholder votes for approval.


                       PROPOSAL 4 - ELECTION OF DIRECTORS


     Nine directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

     There are nine nominees for the nine board of director positions as fixed by the Board of Directors.

          o    Henry Arnberg

          o    Paul Gallagher

          o    Joseph J. Bianco

          o    Robert E. Michalik

          o    Marvin Broitman

          o    Mary Ann Domuracki

          o    Kammy Moalemzadeh

          o    Edward J. Tobin

          o    Jose Axtmayer


     Management believes that each nominee will be able to serve as a director of the Company. All of the nominees have consented to serve as directors if elected. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines. If the merger is not consummated, those directors who are not currently serving our Board will immediately resign, and we will schedule and hold a stockholders meeting for the purpose of electing a new board.

Recommendation and vote required

     The Board of Directors recommends a vote "for" each of the nominees listed above. Each of the nominees for Director shall be elected by a plurality of votes cast at the Meeting by the holders of the Company's common stock.

Board of directors and management following the merger

     The following table sets forth the names and ages of the our directors and executive officers and the positions they will hold following the merger:

    Name                 Age      Position
    ----                 ---      --------
Henry Arnberg            63       Chairman of the Board of Directors
Joseph J. Bianco         55       Chief Executive Officer, Director
Paul Gallagher           55       President, Chief Operating Officer, Director
Anil K. Narang           41       Vice Chairman
Beverly Eichel           47       Executive Vice President, Chief Financial
                                  Officer and Secretary
Robert E.  Michalik      36       Director
Marvin Broitman          66       Director
Mary Ann Domuracki       50       Director
Kammy Moalemzadeh        36       Director
Edward J. Tobin          48       Director
Jose Axtmayer            56       Director


     Henry Arnberg has held the position of Chairman of our Board of the Board of Directors since 1980 and served our President until December 1998 and our Chief Executive Officer until November 2004. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from the Adelphi University in 1971.

     Joseph J. Bianco will be our Chief Executive Officer and director following the Merger. Mr. Bianco, currently, is the Co-Chief Executive Officer and director of Sheridan and has been since its inception in July 2003. Prior hereto, he was Chairman of Interlink Group until 2001 and Chairman of Cognitive Arts, Inc. (a leading creator of educational software) from 1997 to 2000. From 1990 to 1996, Mr. Bianco co-founded Alliance Entertainment Corp., with Anil K. Narang, an independent music distributor where he was Chief Executive Officer. Mr. Bianco graduated from Yale Law school in 1975.

     Paul Gallagher became our Chief Operating Officer in September 2001. In early 2003, Mr. Gallagher was also appointed the Company's President as well as a director. On December 1, 2004, Mr. Gallagher was appointed Chief Executive Officer. For several years prior thereto, Mr. Gallagher was employed by Cornerstone Group Inc., a consulting firm focused on corporate turnarounds and restructurings, as well as mergers and acquisitions. Mr. Gallagher received a Bachelor of Science from the University of Cincinnati in 1976 and an MBA from Xavier University in 1978.

     Anil K. Narang will be our Vice Chairman following the merger. Mr. Narang is currently the Co-Chief Executive Officer of Sheridan. From 1998 to 2001, he held various position at Interlink Group (a leading distributor of magazines to booksellers and other retailers) and prior to that he served in a variety of executive capacities at Alliance Entertainment Corp. from 1990 to 1995 including Chief Financial Officer, Chief Operating Officer, Vice-Chairman and President. Mr. Narang co-founded Alliance Entertainment Corp. Mr. Narang holds a BA in
Economics, an MBA in Finance and has a CPA among his other professional accreditations.

     Beverly Eichel has been our Executive Vice President and Chief Financial Officer since February 1, 2002. Prior thereto, she was Executive Vice President and Chief Financial Officer of Donnkenny, Inc. from October 1998 to June 2001. From June 1992 to September 1998, Ms. Eichel served as Executive Vice President and Chief Financial Officer of Danskin, Inc. and had been its Corporate
Controller  from October  1987 to June 1992.  Ms.  Eichel is a Certified  Public
Accountant in the State of New York and a member of the AICPA. Ms. Eichel received a Bachelor of Science in Accounting from the University of Maryland in 1980.

     Robert E. Michalik is a Managing Director of Kinderhook Industries, LLC a middle market private equity firm that manages $200 million in two funds, Kinderhook Capital Fund I, LLP and Kinderhook Capital SBIC Fund I, LLP. Kinderhook Industries, through its funds, is the largest beneficial shareholder of Sheridan Square Entertainment, Inc where Mr. Michalik is the Chairman of the Board. Prior to founding Kinderhook Industries, Mr. Michalik was a Managing Director at Thayer Capital, a middle market buyout fund with over $1.2 billion of capital under management and prior to being at Thayer Capital, an Associate at UBS Capital Corporation, the North American merchant bank of the Union Bank of Switzerland. Mr. Michalik spent two years in the Merger and Acquisitions group at Morgan Stanley & Co., Inc. Mr. Michalik graduated from Yale University (B.A., Economics, magna cum laude 1991), and the Harvard Business School (Baker Scholar, 1995). Mr. Michalik currently serves on the Board of Directors of
Sheridan Square Entertainment, Inc., United Tote Company, Notification Technologies, Inc., and Raleigh Cycle Ltd.

     Marvin Broitman has served as a director of the Company since April 1994, and is currently Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery since 1968. Mr. Broitman received a Bachelor of Electrical Engineering degree from City College in 1961 and an MBA from the Harvard Business School in 1968. Mr. Broitman serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Mary Ann Domuracki has served as a director of the Company since September 2001, and is a Managing Director at Financo, Inc. since September 2001. Ms. Domuracki has more than 25 years experience of accounting, advisory and operating management services. Her industry experience includes, senior management positions as President of Danskin, Inc., Executive Vice President of Administration and Finance of Kasper A.S.L., and Executive Vice President and Chief Financial Officer of Pegasus Apparel Group, Inc. Ms. Domuracki is a CPA and a member of the AICPA, and has a Bachelor of Business Administration from the Pennsylvania State University with a concentration in Accounting. Ms. Domuracki serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Kammy Moalemzadeh is currently Founder and Managing Partner of Arcadia Investment Partners, a private investment firm focused on deploying capital on behalf of family offices and select institutions. Prior to founding Arcadia, Mr. Moalemzadeh was a Managing Director at Mentmore Venture Partners (MVP). Mr. Moalemzadeh also spent several years at an affiliated MVP entity focusing on leveraged transactions, financings, and business development. Previously, Mr. Moalemzadeh worked in the High Yield and Merchant Banking groups at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Moalemzadeh received a B.S. in Economics with a concentration in Finance from the Wharton School of the University of Pennsylvania. Prior to Wharton School, he attended Stanford University.

     Edward J. Tobin is a Director of Global Emerging Markets North America, Inc., a private equity group in New York City. Prior to joining GEM, Mr. Tobin was Managing Director of Lincklaen Partners, a private venture capital group. Previously, he had been a portfolio manager with Neuberger and Berman and prior to that Vice President of Nordberg Capital, Inc., an institutional brokerage firm. Mr. Tobin received his MBA from the Wharton School, as well as a Master of Science in Engineering and a Bachelor of Science in Economics from the University of Pennsylvania.

     Jose Axtmayer is a principal at Axtmayer, PSC located in San Juan Puerto Rico. He is legal counsel for USB Family of Puerto Rico Investment Companies, and an arbitrator for the World Court for Sports Arbitration of the International Olympic Committee in Lausanne, Switzerland. Before becoming a principal at Axtmayer, PSC Mr. Axtmayer was a partner at Axtmayer, Adsuar, Muniz & Goyco prior to which he as a partner of Goldman, Antonetti Cordova & Axtmayer. Mr. Axtmayer was admitted to the bar of the Commonwealth of Puerto Rico in 1975, the bar of the State of New York in 1978 and the bar of the Supreme Court of the United States in 1992. Mr. Axtmayer received his Juris Doctor from Yale Law school in 1975 and a M.A. in Economics from Yale University in 1974.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $175,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The indemnity agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitees obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Meetings and committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. Each member of the Audit Committee as determined by the Board is an "independent director" as defined in Rule 4200(a)(15) of the NASDAQ Small Cap Market listing standards, as applicable and as may be modified or supplemented.

     The Company does not have a Nominating Committee. The view of the Board of Directors is that it is appropriate for the Company not to have such a committee as each member of the Board participates in the consideration of the nominee. Of the five current Board members, three are "independent" under the existing standards of NASDAQ SmallCap Market issuers. The Board generally relies on its network of industry and professional contacts in connection with identifying potential Board members. The Board will only consider nominees that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. At a minimum, each nominee: (i) must be prepared to represent the best interest of all of the Company's shareholders, (ii) must be an individual who has demonstrated integrity and ethics in his/her personal and professional field and has established a record of professional accomplishment in his/her chosen field, (iii) must not have (and his/her family members must not have) any material personal, financial or professional interest in any present or potential competitor of the Company; and
(iv) must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and not have other personal or professional commitments that would interfere or limit his or her ability to do so.

     The Board of Directors met on five (5) occasions during the year ended January 31, 2005 and had numerous informal telephonic conferences and did not act by unanimous written consent during the last fiscal year. Each of the Stock Option Committee and Compensation Committee held one (1) meeting during such fiscal year and did not act by written unanimous consent.

Directors' compensation

     Directors who are employees of the Company or its subsidiaries will receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries will receive an annual directors' fee of $6,000 plus $1,250 for each board or stockholder's meeting attended and $1,000 for each meeting of an executive committee of the Board attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors will participate in the Company's 2004 Non-Employee Director Stock Option Plan. In fiscal 2002, the Board approved the issuance of 50,000 warrants to one of the independent directors for services rendered to the Company. Such director was also granted certain registration rights associated with the warrants. The warrants had an exercise price of $.50 per share, which was the fair market value on the date of grant. In fiscal 2004, each independent director was issued 10,000 options under the Company's 2004 Non-Employee Stock Option Plan. The options have an exercise price of $1.01-$1.02 per share, which was the fair market value as of the date of the grant.

Audit committee report

     The current members of the Audit Committee are Marvin Broitman, Mary Ann Domuracki and Chris Davino. MaryAnn Domuracki serves as our Audit Committee Chairperson. The Audit Committee Charter is annexed hereto as Exhibit A. The Audit Committee held four (4) meetings either in person or telephonically and had numerous informal telephonic conferences during the fiscal year ended January 29, 2005. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent registered public accounting firm of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent registered public accounting firm, review and approve non-audit services of the independent registered public accounting firms, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee meets with the independent registered public accounting firm on a quarterly basis to review the quarterly filings with the SEC on Form 10-Q and Form 10-K, in accordance with current regulatory requirements. The Audit Committee has adopted and has complied with its charter in accordance with current regulatory requirements.

     In fulfilling its responsibilities for the year ended January 29, 2005, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended January 29, 2005 with management and BDO Seidman, LLP, the Company's independent registered public accounting firm; as appropriate, the Audit Committee reviews, evaluates and discusses with the Company's management, internal financial and accounting personnel and the independent registered public accounting firm, the following:

          o The plan for, and the independent registered public accounting firm's report on the Company's financial statements;

          o The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

          o Management's selection, application and disclosure of critical accounting policies;

          o    Changes  in  the  Company's  accounting  practices,   principles,
               controls or methodologies;

          o    Significant   developments   or  changes  in   accounting   rules
               applicable to the Company; and

          o The adequacy of the Company's internal controls and accounting and financial personnel.

     o Discussed with BDO Seidman, LLP the matters required to be discussed by SAS 61. This guidance requires the Company's independent registered public accounting firm discuss with the Audit Committee, and other communication requirements specified under rules and regulations of the SEC, Independence Standards Board and NASDAQ, among other things, the following:

          o    Methods to account for significant unusual transactions;

          o The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o The process used by management in formulating particularly sensitive accounting estimates and basis for the auditor's conclusions regarding the reasonableness of those estimates; and

          o Disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditor's provision of the other, non-audit related services to us, which are referred to in "Independent Registered Public Accounting Firm's Fees" below, is compatible with maintaining such auditor's independence.

     During the year, the Audit Committee also considered several other matters in conjunction with management and with our auditors. These included:

          o Implications of the Sarbanes-Oxley legislation and the adequacy of the Company's control and disclosure policies and procedures in light of this legislation;

          o Implications of new accounting standards for the Company's financial statements. This included, but was not limited to new guidelines around the use of pro forma or non-GAAP financial measures;

          o The issue of impairment of tangible assets and the need to perform periodic impairment tests to determine whether any intangible assets being carried on the balance sheet are impaired.

     Based on the Audit Committee's review of the audited financial statements, the representations and information provided by management and the independent registered public accounting firm and discussions with management and BDO Seidman, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the Securities and Exchange Commission.


Compensation Committee Report

     The function of the Compensation Committee is to determine and to make recommendations to the Board regarding the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options. Marvin Broitman, Mary Ann Domuracki and Christopher Davino are the members of the Compensation Committee. Mr Broitman serves as Chairman.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1) reward executives for strategic management, the achievement of key business objectives and enhancement of stockholder value;
     (2)  reflect each executive's success at resolving key operational issues;
     (3)  facilitate both the short-term and long-term planning process; and
     (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of (i) a fixed base salary, (ii) performance-related annual bonus awards and (iii) long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which in the aggregate provide a level of compensation the committee believes is approximately equal to those provided by comparatively sized and managed companies.

     In reviewing the Company and executives' performance, the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow. The Committee has received outside guidance from compensation consultants in its efforts to have comparability and fairness in their determinations.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program generally ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Those executives not signatory to an employment agreement are able to earn a percentage of their base salary as a performance-related bonus. Where there is an employment agreement, an executive may earn a percentage of their base salary based upon the entity's pre-tax profits as a performance-related bonus.

Long-Term Incentives

     In  order  to  align  long-term   executive   compensation  with  long-term
stockholder value improvements, the Committee has from time to time awarded stock option grants to executives of the Company in recognition of the value of these grants in motivating long-term strategic decision making. The Company's long-term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long-term growth of the Company's Common Stock price. During the fiscal year ended January 31, 2005, 190,000 stock options were granted to the Company's senior executive officers.

Chief Executive Officer

     Mr. Gallagher's base salary and long-term incentive compensation are determined by the Compensation Committee, based upon the same factors as those used by the Compensation Committee for executives in general. Effective September 11, 2004, Mr. Gallagher entered into a two year agreement that provides for his annual base salary at $325,000 for the first year and $350,000 for the second year.

     In addition to his base salary, Mr. Gallagher is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. Mr. Gallagher did not receive a short-term incentive bonus payment from the Company for fiscal 2005.

Security holder communications with Board of Directors

     Security holders wishing to communicate directly with the Company's Board of Directors or specific members of the Board may direct their communications to: Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, NY 11788, to the attention of the appropriate individual(s).

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a class of securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. In addition, officers, directors, and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms the file.

     To our knowledge, based solely on our review of the copies of such forms received by us and representations from certain reporting persons, we believe that during the fiscal year ended January 29, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were satisfied.

Security ownership of certain beneficial owners and management

     The following table sets forth the beneficial ownership of shares of (a) Class A common stock and Class B common stock as of September 2, 2005, by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A or Class B common stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group, and (b) for our new common stock the same persons on a pro-forma assuming the consummation of the merger:

                                                                     Proforma assuming consummation of the merger
                                            Amount and                                  Amount and
                                            Nature of       Percent                     Nature of         Percent
Name and Address of          Title of       Beneficial       of         Title of        Beneficial          of
Beneficial Owner (1)         Class (3)      Ownership       Class       Class (4)       Ownership         Class
--------------------         ---------      ---------       -----       ---------       ---------         -----

Henry Arnberg (1)           Class A         981,658         12.4%       Common         1,481,676(4,5)     6.34%
                            Class B         500,018 (3)       91%

Paul Levine (1)             Class A       1,074,621         13.6%       Common         1,074,621(6)       4.6%
                            Class B            -              -                             -

Paul Gallagher (1)          Class A         653,332          8.3%       Common           770,000(10)      2.75%
                            Class B            -              -                             -

Marvin Broitman (1)         Class A          81,498          1.0%       Common            89,166(7)        *
                            Class B            -              -                             -

Mary Ann Domurack (1)       Class A          23,333           *         Common            36,666(8)        *
                            Class B            -              -                             -

Christopher J. Davino (1)   Class A           3,333           *         Common             6,666(9)        *
                            Class B            -              -                             -

Beverly Eichel (1)          Class A         202,166          2.6%       Common           268,000(11)       *
                            Class B            -              -                             -

Joseph Bianco (2)           Class A            -              -         Common         1,479,332(12)      6.33%
                            Class B            -              -

Anil Narang (2)             Class A            -              -         Common         1,479,332(13)      6.33%
                            Class B            -              -

Robert E. Michalik (2)      Class A            -              -         Common         9,625,421(14)     41.16%
                            Class B            -              -

Edward J. Tobin (2)         Class A            -              -         Common             3,333(15)       *
                            Class B            -              -

Jose Axtmayer (1)           Class A            -              -         Common             3,333(16)       *
                            Class B            -              -

Kammy Moalemzadeh  (1)      Class A            -              -         Common             3,333(17)       *
                            Class B            -              -

MH Investors, LLC (2)       Class A            -              -         Common         1,285,469(18)     5.50%
                            Class B            -              -

Redux Records, LLC (2)      Class A            -              -         Common         1,479,332(19)     6.33%
                            Class B            -              -

Goldberg Records, LLC (2)   Class A            -              -         Common         1,180,163         5.05%
                            Class B            -              -

Kinderhook Capital
  Fund I, L.P. (2)          Class A            -              -         Common         3,860,961(20)    16.52%
                            Class B

Kinderhook Capital SBIC     Class A            -              -         Common         7,043,275        30.13%
  Fund I, L.P. (2)          Class B            -              -

All Executive Officers      Class A         3,019,941       38.2%       Common
and Directors as a group    Class B           500,018         91%

*        Less than one percent

(1) All addresses are c/o Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

(2) All addresses are c/o Sheridan Square Entertainment, Inc. 130 Fifth Avenue, New York, NY 10011

(3) The Company's outstanding Common Stock presently consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are identical except that two-thirds of the directors of the Company elected by the holders of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares. Warrants and options to purchase shares held by a person that are exercisable or become exercisable within 60 days after September 2, 2005 are deemed to be outstanding for the purpose of calculating the percentage of outstanding shares owned by that person only.

(4) Following the merger, all shares of Class A and Class B common stock shall be converted to a single class of common stock on a share for share basis.

(5) Includes 400,018 shares of Class B Common Stock held by an estate planning entity for the benefit of Mr. Arnberg's children. Mr. Arnberg exercises voting control over these shares.

(6) Includes 100,000 shares of Class A Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(7) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.96, 12,500 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.02 per share. Also includes warrants to purchase 50,000 shares of Class A Common Stock at $0.50 per share. Does not include options to purchase purchase 3,334 shares of Class A Common Stock at an exercise price of $1.02 per share.

(8) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.89, 10,000 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and 6,666 shares of Class A Common Stock at an exercise price of $1.02 per share. Does not include options to purchase 3,333 shares of Class A Common Stock at an exercise price of $1.02 per share.

(9) Includes options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.01 per share. Does not include options to purchase 3,334 shares of Class A Common Stock at an exercise price of $1.01 per share.

(10) Includes options to purchase 100,000, 300,000 and 75,000 shares of Class A Common Stock at an exercise price of $0.95, $0.27 and $1.12 per share respectively. Does not include options to purchase 75,000 shares of Class A Common Stock at an exercise price of $1.12 per share, respectively. Does not include options to purchase 667,000 shares of common stock to be issued in accordance with the terms of the merger agreement at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(11) Includes options to purchase 50,000, 168,000 and 20,000 shares of Class A Common Stock at an exercise price of $0.52, $0.27 and $1.12 per share respectively. Does not include options to purchase 20,000 shares of Class A Common Stock at an exercise price $1.12 per share, respectively. Does not include options to purchase 333,333 shares of common stock to be issued in accordance with the terms of the merger agreement at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(12) Includes 1,479,332 shares of common stock owned by Redux Records, LLC, with which entity Mr. Bianco is a principal. Does not include options to purchase 1,000,000 shares of common stock to be issued in accordance with the terms of the merger agreement at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(13) Includes 1,479,332 shares of common stock owned by Redux Records, LLC, with which entity Mr. Narang is a principal. Does not include options to purchase 1,000,000 shares of common stock to be issued in accordance with the terms of the merger agreement at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(14) Includes 2,578,825 and 7,043,275 shares of common stock owned by Kinderhook Capital Fund I, L.P. and Kinderhook Capital SBIC Fund I, L.P., respectively. Mr. Michalik is a managing director and principal in these entities. Newly elected directors receive a grant of 10,000 options and an exercise price equal to the fair market value of a share of our common stock on the date of grant upon their appointment to our board. One third of these options vest on the date of grant, one third on the first anniversary and one third on the second anniversary thereof.

(15) Newly elected directors receive a grant of 10,000 options and an exercise price equal to the fair market value of a share of our common stock on the date of grant upon their appointment to our board. One third of these options vest on the date of grant, one third on the first anniversary and one third on the second anniversary thereof.

(16) Newly elected directors receive a grant of 10,000 options and an exercise price equal to the fair market value of a share of our common stock on the date of grant upon their appointment to our board. One third of these options vest on the date of grant, one third on the first anniversary and one third on the second anniversary thereof.

(17) Newly elected directors receive a grant of 10,000 options and an exercise price equal to the fair market value of a share of our common stock on the date of grant upon their appointment to our board. One third of these options vest on the date of grant, one third on the first anniversary and one third on the second anniversary thereof.

(18) MH Investors, LLC is an entity controlled by Kammy Moalemzadeh, Mr. Narang and Kinderhook Capital Fund I, L.P.

(19) Mr. Bianco and Mr. Narang are principals in Redux Records, LLC.

(20) Includes 1,282,136 shares owned by Music Holdings, LLC.

We are unaware of any arrangements between stockholders that may result in a change in control of the Company other than the agreements and transactions contemplated by the merger agreement.

Certain relationships and related transactions

     Effective October 31, 2002, we completed the sale of all of the outstanding equity interests in our wholly-owned subsidiary, Pulse Microsystems Ltd. ("Pulse"), pursuant to the terms of the purchase agreement by and between us and 2017146 Ontario Limited. All periods presented have been restated to reflect the discontinued operations of Pulse (See Note 7 to the Consolidated Financial Statements).

     Effective January 31, 2004. we executed the TUI Agreement with Tajima pursuant to which we sold all of the common stock constituting a 55% equity interest of its subsidiary owned by it to Tajima. Our Consolidated Financial Statements have been restated to reflect the discontinued operations of TUI (See
Note 7 to the Consolidated Financial Statements).

     During the quarter ended April 30, 2004, we determined that Hometown Threads was not strategic to our long-term objectives. On October 22, 2004, we sold substantially all of the assets of Hometown subsidiary to buyer, a wholly owned subsidiary of PCA, pursuant to the terms of the Hometown Agreement entered into between us, Hometown Threads, Buyer and PCA. Hometown Threads, LLC was accounted for as discontinued operations in the consolidated financial statements for all periods presented.

     Prior to January 2003, we had advanced approximately $496,000 for premiums on split dollar life insurance for Henry Arnberg, the Company's Chairman and Paul Levine, the former Vice-Chairman of the Board. The spouse of each Messrs. Arnberg and Levine are the beneficiaries of these respective policies. These advances are collateralized by the cash surrender value of the policies, which totaled in the aggregate approximately $555,000 at January 29, 2005 for both policies. The premiums for these policies are currently being paid out of the accumulated dividends for the policies.

     On April 2, 2004, we entered into a 36 month consulting agreement with Paul Levine, former Vice-Chairman of the Board of Directors. Under the agreement, Mr. Levine resigned from the Board of Directors and was relieved of all fiduciary positions or committees. Mr. Levine is no longer an employee of the Company and for the term of the agreement is considered an independent contractor. A monthly fee of $9,166.67 will be paid to Mr. Levine, in addition to the cost of medical benefits as provided to our executive level employees, premiums for his disability policy and payments under an automobile lease which expired January 18, 2005. Mr. Levine will provide consulting services for up to 4 days per month during the term of the agreement including attendance at trade shows, business development activities, contact with key customer accounts, product assessment and undertaking special projects.

     During the fourth quarter of fiscal 2005, Howard Arnberg, former President of Hometown Threads, received a lump sum payment in the amount of $92,500. This payment was made pursuant to a change of control provision in an employment agreement between Mr. Howard Arnberg and us in connection with the sale of Hometown Threads in October, 2004. Howard Arnberg in no longer affiliated with the Company.

     On December 1, 2004, we entered into a 36 month consultant agreement with Henry Arnberg, Chairman of the Board of Directors. Under the agreement, Mr. Arnberg is no longer an employee of the Company, but will remain Chairman of the Board of Directors. A monthly fee of $12,500 will be paid to Mr. Arnberg in lieu of any other compensation for his service on the Board of Directors. Mr. Arnberg will continue to receive medical benefits as provided to our executive level of employees, premiums for his disability policy and payments under the current automobile lease until the lease expires. Mr. Arnberg will provide consulting services for up to 10 days per month during the term of the agreement including attendance at trade shows, contact with key customer accounts, product assessment and undertaking special projects.

     On July 19, 2005, we entered into an agreement with Sheridan pursuant to which it was agreed that we would purchase up to $1 million of Sheridan's newly authorized Series B Preferred Stock in one or more traunches. Our management also conditioned the purchase of the Series B Preferred Stock upon the execution of the Merger Agreement.

     As of the date hereof, we have purchased approximately $500,000 worth of Sheridan's Series B Preferred Stock.

     The Series B Preferred Stock is senior to all other equity securities of Sheridan in terms of dividends, distributions and liquidation preference. Dividends, whether or not declared, accrue at the rate of 8% per annum of the sum of the stated value of each share ($25,000) commencing January 1, 2006, provided that in the event a "Disposition Transaction" (as defined in the Certificate of Designations of the Series B Preferred Stock) has not occurred by April 1, 2006, the dividend rate shall increase to 14% per annum and provided further that if a Disposition Transaction does not occur by July 1, 2006, the dividend rate shall increase to 18% per annum. Upon consummation of the merger, the Series B Preferred Stock will be cancelled and of no further force and effect.

     Sheridan and Kinderhook Capital Fund thereof, has the right to redeem the shares of Series B Preferred Stock for an amount equal to the stated value of each such share plus all accumulated and unpaid dividends, provided that if either Sheridan or Kinderhook Capital Fund exercises this right within 90 days following termination of the Merger Agreement, then the redemption price shall be equal to 80% of the stated value of each share of Series B Preferred Stock. Kinderhook Capital Fund is the largest beneficial owner of Sheridan capital stock, and, we believe, will be the largest holder of our common stock immediately following the merger.


Executive compensation

The following table sets forth the compensation earned during the three fiscal years ended January 29, 2005 by the Company's Chairman of the Board and by the four most highly paid Company's executive officers whose total compensation for such periods exceeded $100,000 (the "Named Executives"):

        Summary Compensation Table

                                                                                Long-term compensation
                                              Annual Compensation                   Awards                      Payouts
                                                                                                Securities
                                                                      Other                      Under-
                                                                      Annual        Restricted   lying          LTIP    All Other
                             Fiscal                                   Compen-       Stock        Options        Pay     Compen-
                             Year        Salary ($)     Bonus($)      sation ($)    Awards($)    SARs(#)       outs($)  sation($)
                             ----        ----------     --------      ----------    ---------    -------      --------  ---------
Henry Arnberg
Chairman of the Board
  of Directors                2005        $218,000          -           -             -            -               -      $2,919

                              2004        $250,000          -           -             -            -               -      $2,060

                              2003        $279,166          -           -             -            -               -      $2,060

Paul Gallagher
Chief Executive Officer
  and President               2005        $310,000          -           -             -         150,000            -      $4,187

                              2004        $300,000       $150,000  2    -             -            -               -      $3,675

                              2003        $300,000       $75,000   1    -             -         300,000            -      $3,675
                                                                                                                   -
Beverly Eichel
Executive Vice President and
  Chief Financial Officer
  and Secretary               2005        $265,000          -           -             -          40,000            -        -

                              2004        $250,000       $87,500   2    -             -            -               -        -

                              2003        $235,000       $35,250   1    -             -         218,000            -        -

Kristof Janowski
Executive Vice President -
  Sales and Marketing         2005        $250,000          -           -             -            -               -        -

                              2004        $289,000       $50,000   2    -             -            -               -        -

                              2003        $200,000       $54,000   1    -             -          80,600            -        -

Nicholas Paccione
Vice President - Operations   2005        $155,000                      -             -            --              -        -

                              2004        $ 82,500       $ 21,500       -             -          20,000            -        -

                              2003            -              -          -             -            -               -        -

1    Bonuses  were earned in fiscal 2003 but paid in fiscal 2004
2    Bonuses were earned in fiscal 2004 but paid in fiscal 2005


     The following table sets forth the individual grants of stock options made during the fiscal year ended January 29, 2005 by the Company's Chairman of the Board and the Named Executives:

        Options/SAR Grants Table

                                               Percent of
                            Number of            total
                            Securities         Options/SARs       Excise
                            Underlying         Granted to        at base
                            Options/SARs       Employees in        Price       Expiration         5%             10%
        Name                Granted (#)        fiscal year        ($/Sh)          date            ($)            ($)
        ----                -----------        -----------        ------          ----            ---            ---
  Henry Arnberg                 -                  -                -             -               -              -
  Paul Gallagher             150,000              79%           $168,000       12/1/2009        $214,000       $225,000
  Beverly Eichel              40,000              21%            $44,800       12/1/2009         $57,000        $60,000
  Kristof Janowski              -                  -                -             -               -              -
  Nicholas Paccione             -                  -                -             -               -              -



        Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 29, 2005 the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 29, 2005.


                       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                Number of Securities            Value of Unexercised
                                                               Underlying Unexercised          In-the-Money Options at
                                                                     Options at                 Fiscal Year-End ($)
                                                                Fiscal Year-End (#)
                          Share
                          Acquired on       Value
 Name                     Exercise (#)A     Realized $      Exercisable/Unexercisable          Exercisable/Unexercisable
 ----                     -------------     ----------      -------------------------          -------------------------

Henry Arnberg                  0               $0                     0/0                            $       0/0
Paul Gallagher                 0               $0              358,000/192,000                       $ 0/115,500
Beverly Eichel                 0               $0              173,000/85,000                        $  0/40,040
Kris Janowski                  0               $0               54,000/27,000                        $   0/7,290
Nicholas Paccione              0               $0                7,000/13,000                        $  0/11,180

     In connection with the execution of their respective employment agreements, Mr. Gallagher received options to purchase 150,0000 shares and Ms. Eichel received options to purchase 40,000 shares of the Company's Class A common stock.

     Mr. Gallagher's employment agreement provides for the payment of an annual base salary of $325,000 during the first year of the agreement, and $350,000 during the second year of the agreement. The agreement also entitles Mr. Gallagher to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of up to 100% of Mr. Gallagher's annual base salary. In addition, the employment agreement provides for the reimbursement of certain business expenses, the provision of health insurance and an automobile allowance.

     The employment agreement requires Mr. Gallagher to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the Gallagher Agreement).

     In the event the Company terminates the employment agreement other than for cause, or materially breaches its obligations thereunder, Mr. Gallagher is entitled to receive payment of his salary for up to six months plus a pro-rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year. The employment agreement also provides that Mr. Gallagher shall not compete with the Company during the term of the agreement and for a period of one (1) year thereafter. A change of control provision under which Mr. Gallagher would be entitled to receive an amount equal to his base salary for a period of one year following the termination of employment is included, in addition to any and all health and dental, disability, survivor income and life insurance plan or other benefit plan maintained by the Company.

     Ms. Eichel entered into a two-year employment agreement to serve as the Company's Vice-President-Finance and Administration, Chief Financial Officer and Secretary

     Ms. Eichel's employment agreement provides for the payment of an annual salary of $265,000 per year. The agreement also entitles Ms. Eichel to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of 70% of Ms. Eichel's annual base salary. In addition, Ms. Eichel's employment agreement provides for the reimbursement of business expenses including an automobile and cellular phone allowance, the provision of health insurance and related benefits.

     The employment agreement requires Ms. Eichel to devote her entire business time and attention to the Company and provides for termination upon her death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Ms. Eichel not compete with the Company during the term of the agreement and for a period of one (1) years thereafter. A change of control provision under which Ms. Eichel would be entitled to receive an amount equal to her base salary for a period of one year following the termination of employment, in addition to any and all health and dental, disability, survivor income and life insurance plan or other benefit plan maintained by the Company, is included.

Corporate performance graph

     We believe that we are the only publicly-held firm in the embroidery equipment industry, and therefore do not believe that we can reasonably identify an embroidery industry-based peer group. We have elected to define a peer group based on a group of five industrial distributors, trading in similar SIC Codes, with relatively low market capitalization for a benchmark. The following graph and table compares the change in the cumulative total stockholder return for the five-year period beginning on January 31, 2001, and ending on January 31, 2005, based upon the market price of the Company's Class A common stock, with the cumulative total return of the NASDAQ Composite Index and the defined peer group. The peer group includes the following companies: Lancer Corp.; Quipp Inc.; Paul Mueller Company; Oilgear Company; and Key Technology Inc. The graph assumes a $100 investment on January 31, 2001 in each of the indices and the reinvestment of any and all dividends.


         [GRAPHIC OMITTED]


Comparison of five-year cumulative total return among Hirsch International Corp., NASDAQ Composite Index and an industry-based market capitalization-based peer group

                              1/31/01   1/31/02   1/31/03   1/31/04    1/31/05
                              -------   -------   -------   -------    -------

Hirsch International Corp.     $100      $49       $42       $225      $99
NASDAQ Composite Index          100       70        48         75       74
Peer Group                      100       75        79        106       90


     PROPOSAL 5 - SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees paid to our auditors

     The following table sets forth the fees paid to our auditor's BDO Seidman, LLP for professional services for each of the two fiscal years ended January 29, 2005 and January 31, 2004:

                                         Year Ended             Year ended
                                       January 29, 2005       January 31, 2004
                                       ----------------       ----------------

      Audit Fees                          $172,500               $175,000
      Audit-Related Fees                    26,000                 29,000
      Tax Fees                              33,000                 55,000
                                       ----------------       ----------------
                                          $231,500               $259,000
                                       ================       ================

     Audit fees include fees billed for (a) the audit of the Company and our consolidated subsidiaries, (b) the review of quarterly financial information,
(c) attendance at the annual stockholders' meeting and (d) the statutory audit for one subsidiary.

     Audit-related fees include fees billed for (a) consultation on accounting matters and (b) the audit of an employee benefit plan.

     Tax fees include fees billed for the preparation of tax returns and consulting on tax examinations and planning matters.

     The Audit Committee negotiates the annual audit fee directly with our independent registered public accounting firm. The Audit Committee has also established pre-approved services for which out management can engage the independent registered public accounting firm. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining BDO Seidman, LLP's independence. All fees for both audit and tax services were approved by the Audit Committee.

Recommendation and vote required

     The Board of Directors recommends that the stockholders vote "for" the appointment of BDO Seidman, LLP independent registered public accounting firm, which served as the our independent registered public accounting firm for the fiscal year ended January 29, 2005, as independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending January 28, 2006. A representative of BDO Seidman, LLP is expected to be present at the stockholders' meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to our consolidated financial statements for the year ended January 29, 2005.

     The affirmative vote of a majority of the holders of the Company's Common Stock present in person or represented by proxy at the stockholders' meeting is required for the adoption of the foregoing proposal.

                                 OTHER BUSINESS

     Our Board of Directors has no knowledge of any other business that may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Class A Common Stock represented by the accompanying proxy in accordance with their best judgment on such matters.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual stockholders meeting and who wishes to have such proposal presented in the Company's proxy statement for such meeting must submit such proposal in writing to the Company at 200 Wireless Boulevard, Hauppauge, New York 11788, on or before _____, 2005. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested, the mailing date of which will be considered the date of submission.

                              COPY OF ANNUAL REPORT

     We will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K, for its fiscal year ended January 29, 2005. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov. Copies of documents filed by us with the Securities and Exchange Commission are also available at the offices of The NASDAQ Stock Market, Inc., 1 Liberty Plaza, New York, New York 10006.

                                INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this proxy statement other documents filed with the Securities and Exchange Commission by us. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the Securities and Exchange Commission will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and before the date of our meetings:

Filings:                        Periods

Annual Report on Form 10-K      Year ended January 29, 2005

Quarterly Reports on
Form 10-Q                       Quarters ended April 30, 2005 and July 30, 2005

Current Reports on
Form 8-K Filed July 26, 2005, April 18, 2005, December 1, 2004, November 24, 2004, October 22, 2004, September 20, 2004, September 17, 2004, September 13, 2004, August 20, 2004, August 25, 2004, June 14,
                                2004, February 10, 2004

     You may request a copy of the documents incorporated by reference into this proxy statement. Requests for documents should be directed to:

     By Mail:           Hirsch  International Corp.
                        200 Wireless Blvd
                        Hauppauge,  NY 11788
                        Attention: Office of the Secretary

     By Telephone:      (800) 394-4426

     This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. The delivery of this proxy statement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in our affairs since the date of this proxy statement. The information contained in this proxy statement with respect to us was provided by the Company.

                                    By Order of the Board of Directors
                                    /s/ Beverly Eichel
                                    ----------------------------------
                                    Beverly Eichel, Secretary

                          INDEX TO FINANCIAL STATEMENTS

                                [TO BE COMPLETED]

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 20, 2005, is among Hirsch International Corp., a Delaware corporation ("Hirsch"), SSE Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hirsch ("Merger Sub") and Sheridan Square Entertainment, Inc., a Delaware corporation ("Sheridan"). Certain capitalized and non-capitalized terms used herein are defined in Section 8.11.

                                    RECITALS

     WHEREAS, the Boards of Directors of Sheridan, Hirsch and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1 below), and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

     WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Sheridan (other than shares of Sheridan Series B Preferred Stock (as defined herein)) shall be converted into the new shares of common stock, par value $.01 per share, of Hirsch (the "Hirsch Common Stock") provided for in the amended certificate of incorporation of Hirsch to be adopted prior to the Effective Time pursuant to Section 1.8(a);

     WHEREAS, after the Merger, Sheridan shall become a wholly owned subsidiary of Hirsch.

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, concurrently with the execution of this Agreement, Hirsch and Sheridan shall enter into a transaction (the "Series B Transaction") pursuant to which Hirsch shall purchase up to $1,000,000 shares of Series B Convertible Preferred Stock of Sheridan (the "Sheridan Series B Preferred Stock"); and

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), Merger Sub shall be merged with and into Sheridan (the "Merger"), with Sheridan being the surviving corporation of the Merger (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Hirsch. Following the Merger, the separate existence of Merger Sub shall cease.

     Section 1.2 Effective Time. At the Closing (as defined in Section 1.3), the parties shall cause the Merger to be consummated by executing and filing a duly executed certificate of merger substantially in the form attached hereto as Exhibit A and other appropriate documents (the "Certificate of Merger") with respect to the Merger, with the Secretary of State of the State of Delaware, in such form as Sheridan and Hirsch reasonably determine is required by and in accordance with the relevant provisions of Delaware Law. The Merger shall become effective upon the filing of the Certificate of Merger or such later date as may be set forth therein (the "Effective Time").

     Section 1.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ruskin Moscou Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556 as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and place as Hirsch and Sheridan shall mutually agree (the date on which such closing occurs being herein referred to as the "Closing Date"); provided, however, that this Agreement has not been terminated pursuant to Article VI hereof.

     Section 1.4 Merger Consideration.

     (a) For purposes of this Agreement, the following terms have the following meanings:

     "Effective Time Sheridan Share Number" means the sum of (i) the number of Sheridan Common Shares plus (ii) the aggregate number of Sheridan Common Share Equivalents as of immediately prior to the Effective Time attributable to all of the Sheridan Preferred Shares.

     "Exchange Ratio" means (i) the number of Merger Shares divided by (ii) the Effective Time Sheridan Share Number.

                  "Merger Shares" means 15,046,697 shares of Hirsch Common Stock, all unencumbered and free and clear of all liens, charges, pledges, security interests or any other restrictions, except for those as may be imposed by federal and state securities laws.

     "Sheridan Certificate of Incorporation" means Sheridan's Certificate of Incorporation, as in effect as of the date hereof.

     "Sheridan Class A Stock" means Sheridan's Class A Common Stock, par value $.01 per share.

     "Sheridan Class B Stock" means Sheridan's Class B Common Stock, par value $.01 per share.

     "Sheridan Common Share Equivalents" means with respect to any Sheridan Preferred Share as of any time, that number of shares of Sheridan Class A Stock that would be issuable with respect to such Sheridan Preferred Share if such Sheridan Preferred Share was converted into shares of Sheridan Class A Stock as of such time pursuant to an Automatic Conversion Event (as such term is defined in the Sheridan Certificate of Incorporation) and Sheridan elected for the holder of such Sheridan Preferred Share to receive the then accrued and unpaid dividends on such Sheridan Preferred Share in additional shares of Sheridan Class A Stock in the manner provided for in the Sheridan Certificate of Incorporation.

     "Sheridan Common Shares" means the 107,422.72 shares of Sheridan Common Stock issued and outstanding as of the date hereof.

     "Sheridan Common Stock" means the Sheridan Class A Stock and the Sheridan Class B Stock.

     "Sheridan Preferred Shares" means the 901.90621 shares of Sheridan Series A Preferred Stock issued and outstanding as of the date hereof.

     "Sheridan Series A Preferred Stock" means Sheridan's Series A Convertible Preferred Stock, par value $1.00 per share.

     The number of Merger Shares shall be subject to adjustment as provided in Sections 1.4(b) and 1.4(c) below. At the Effective Time, by virtue of the Merger, and without further action by any Person or entity, (i) each issued and outstanding share of Sheridan Class A Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the Exchange Ratio, (ii) each issued and outstanding share of Sheridan Class B Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the Exchange Ratio, (iii) each issued and outstanding share of Sheridan Series A Preferred Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the number of Sheridan Common Share Equivalents attributable to such share of Sheridan Series A Preferred Stock as of immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) each issued and outstanding share of Sheridan Series B Preferred Stock shall automatically be cancelled without consideration therefore. Fractional shares of Hirsch Common Stock that would otherwise by issuable hereunder to any holder of Sheridan Common Shares and/or Sheridan Preferred Shares (such holders, individually, a "Sheridan Stockholder", and collectively, the "Sheridan Stockholders") with respect to all Sheridan Common Shares and/or Sheridan Preferred Shares owned by such Sheridan Stockholder as of immediately prior to the Effective Time shall be rounded to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up). For purposes of this Agreement, the Sheridan Series A Preferred Stock and the Sheridan Series B Preferred Stock shall be referred to herein from time to time as the "Sheridan Preferred Stock."

     (b) If, between the date of this Agreement and the Effective  Time,  either
(i) the outstanding shares of common stock of Hirsch shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or (ii) the number of outstanding voting shares or shares of common stock of Hirsch changes for any reason, including without limitation the issuance of additional voting shares or shares of common stock in a financing or for the acquisition of assets or business (in each case, other than as a result of the exercise of options or warrants to purchase shares of common stock of Hirsch that are outstanding as of the date hereof), then the number of Merger Shares shall be appropriately adjusted to the extent necessary, and in a manner reasonably acceptable to Hirsch and Sheridan, to give affect to the relative values of Hirsch and Sheridan as contemplated by the Parties as of the date hereof.

     (c) If, between the date of this Agreement and the Effective Time, other than in connection with the Series B Transaction, (i) the outstanding shares of Sheridan Common Stock or Sheridan Series A Preferred Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or there is the issuance of additional shares in a financing, or (ii) the number of shares of Sheridan Common Stock issuable upon conversion of each share of Sheridan Series A Preferred Stock shall have been changed pursuant to contract, an anti-dilution adjustment provision contained in Sheridan's certificate of incorporation or otherwise (other than as a result of the continuing accrual of dividends on the Sheridan Series A Preferred Stock), or (iii) the number of outstanding shares of Sheridan Series A Preferred Stock changes for any reason, including, without limitation, the issuance of additional shares of Sheridan Series A Preferred Stock (in each case, other than as a result of the exercise of options or warrants to purchase shares of Sheridan Common Stock that are outstanding as of the date hereof), then the number of Merger Shares shall be appropriately adjusted to the extent necessary, and in a manner reasonably acceptable to Hirsch and Sheridan, to give affect to the relative values of Hirsch and Sheridan as contemplated by the Parties as of the date hereof.

     Section 1.5 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.6 Conversion of Securities. In addition to the conversion of the Sheridan Common Stock and the Sheridan Series A Preferred Stock set forth in
Section 1.4(a), at the Effective Time, each outstanding share of common stock, par value $0.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Sheridan, Hirsch or Merger Sub, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

     Section 1.7 Directors and Officers.

     (a) Hirsch. As of the Effective Time, the officers of Hirsch shall be as set forth on Schedule 1.7(a) of the Hirsch Disclosure Schedule (as defined in Article II), each of whom shall serve in such capacity until their respective successors are duly appointed and qualified. The directors of Hirsch shall be as follows: Henry Arnberg, Paul Gallagher, Joseph Bianco, Robert Michalik and five
(5) other individuals who shall be mutually agreed upon by the parties (the "Independent Directors") provided that the Independent Directors shall qualify as "independent" directors under the rules and regulations of the Securities and Exchange Commission (the "SEC") and, provided that Hirsch's securities are listed on a national securities exchange or automatic quotation system, the rules of such national securities exchange or automatic quotation system.

     (b) Surviving Corporation. As of the Effective Time, the officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.7(b) of the Sheridan Disclosure Schedule, each of whom shall serve in such capacity until their respective successors are duly elected or appointed and qualified.

     Section 1.8 Certificate of Incorporation and Bylaws.

     (a) Hirsch. Hirsch hereby agrees that the certificate of incorporation and bylaws of Hirsch in effect immediately prior to the Effective Time to be approved at a special meeting of Hirsch's stockholders shall be as set forth on Exhibit B and Exhibit C, respectively, attached hereto and shall remain in full force and effect after the Effective Time. Hirsch further agrees that pursuant to the terms of such certificate of incorporation, prior to the Effective Time, each share of Hirsch's Class A Common Stock and each share of Hirsch's Class B Common Stock will be converted into one share of Hirsch Common Stock.

     (b) Surviving Corporation. Effective immediately following the Merger, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, until amended in accordance with applicable law.

     Section 1.9 Exchange of Shares. At or following the Closing, each Sheridan Stockholder shall deliver to Hirsch any certificates representing outstanding shares of Sheridan Common Stock and/or Sheridan Series A Preferred Stock that they own (collectively, "Sheridan Certificates"), duly endorsed in proper form for transfer together with a transmittal letter in a customary form that is mutually agreeable to Hirsch and Sheridan and will be sent by Hirsch to the Sheridan Stockholders in advance of, or promptly after, the Closing, and Hirsch shall issue or cause its transfer agent to issue to each Sheridan Stockholder immediately upon receipt of such Sheridan Certificates, certificates representing the applicable Merger Shares into which the shares represented by the Sheridan Certificates were converted pursuant to Section 1.4 hereof and all Sheridan Certificates so surrendered shall subsequently be cancelled. Pending surrender of the Sheridan Certificates, each such certificate shall be deemed for all corporate purposes to evidence the Merger Shares into which such certificate shall have been converted in the Merger.

     Section 1.10 Lost Certificates. If any Sheridan Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such Person against any claim that may be made against the Surviving Corporation with respect to such Certificate, Hirsch will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Shares with respect to the Sheridan Common Stock formerly represented thereby and any unpaid dividends and other distributions deliverable in respect thereof, pursuant to this Agreement.

     Section 1.11 Options and Warrants.

     (a) At or following the Closing, each holder of a Sheridan Stock Option or Warrant (as such terms are defined below) may deliver the option and/or warrant agreements of such holder to Hirsch for cancellation, in which case, Hirsch shall issue to such option and/or warrant holder a new option or warrant agreement in accordance with the terms set forth herein.

     (b) At the Effective Time, each outstanding employee option to acquire Sheridan Common Stock ("Sheridan Stock Option") set forth in Schedule 2.2(a) of the Sheridan Disclosure Schedule shall be adjusted, in accordance with the terms of this Merger Agreement and without any action on the part of the holders of such Sheridan Stock Options, to be exercisable to purchase shares of Hirsch Common Stock as provided below. Following the Effective Time, each Sheridan Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Sheridan Stock Option was subject immediately prior to the Effective Time, except (i) each Sheridan Stock Option shall be exercisable for that number of shares of Hirsch Common Stock equal to the product of (x) the aggregate number of shares of Sheridan Common Stock for which such Sheridan Stock Option was exercisable and
(y) the Exchange Ratio, rounded to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up) and (ii) the per share exercise price of such Sheridan Stock Option shall be the aggregate exercise price for the shares of Sheridan Common Stock underlying such Sheridan Stock Option immediately prior to the Effective Time divided by the number of shares of Hirsch Common Stock for which it is then exercisable (rounded up to the nearest whole cent), subject to further adjustment as set forth therein. Following the Closing, the Sheridan Stock Options shall become options under the Hirsch 2003 Stock Option Plan, as amended, and Hirsch and each holder of Sheridan Stock Options will enter into an appropriate option agreement to reflect the foregoing.

     (c) At the Effective Time, each outstanding warrant to acquire Sheridan Common Stock (a "Warrant") shall be adjusted, in accordance with the terms of such Warrant and this Merger Agreement and without any action on the part of the holders of such Warrant, to be exercisable to purchase shares of Hirsch Common Stock (the "Warrant Shares") as provided below. Following the Effective Time, each Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Warrant was subject immediately prior to the Effective Time, except (i) each Warrant shall be exercisable for that number of shares of Hirsch Common Stock equal to the product of (x) the aggregate number of shares of Sheridan Common Stock for which such Warrant was exercisable and (y) the Exchange Ratio, rounded down to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up), and (ii) the per share exercise price of such Warrant shall be the aggregate exercise price for the shares of Sheridan Common Stock underlying such Warrant immediately prior to the Effective Time divided by the number of shares of Hirsch Common Stock for which it is then exercisable (rounded up to the nearest whole cent), subject to further adjustment as set forth therein.

     Section 1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise, unless required to do so by applicable law, rule or regulation.

     Section 1.13 Sheridan Stock Transfer Books. The stock transfer books of Sheridan shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares thereafter on the records of Sheridan. On or after the Effective Time, any Sheridan Certificates presented to Hirsch for any reason shall be converted into the Merger Shares with respect to the shares formerly represented by such Certificates and any unpaid dividends or other distributions to which the holders thereof are entitled.

     Section 1.14 No Further Rights. At and after the Effective Time, holders of Sheridan Certificates shall cease to have any rights as stockholders of the Surviving Corporation.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Except as set forth on the Schedule delivered by Sheridan to Hirsch and Merger Sub in connection with the execution and delivery of this Agreement (the "Sheridan Disclosure Schedule"), Sheridan hereby represents and warrants to Hirsch and Merger Sub, and except as set forth in the disclosure Schedule delivered by Hirsch and Merger Sub to Sheridan in connection with the execution and delivery of this Agreement (the "Hirsch Disclosure Schedule"), Hirsch and Merger Sub hereby represent and warrant to Sheridan, in each case as set forth in this Article II, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to Hirsch or its Subsidiaries is being made solely by Hirsch and Merger Sub and any representation or warranty which expressly refers to Sheridan or its Subsidiaries is being made solely by Sheridan.

     Section 2.1 Organization; Qualification.

     (a) The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. The Representing Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Representing Party from performing its obligations hereunder. As used in this Agreement, "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or developments that materially adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole. Material Adverse Effect shall not include any effect arising out of or attributable to (i) general economic conditions affecting the United States or foreign securities or currency markets generally, (ii) changes in applicable laws or accounting rules, or (iii) changes resulting from earthquake, sabotage, war or acts of terrorism. Each Representing Party has made available to the other party copies of its certificate of incorporation and bylaws. Such copies of each Representing Party's and its Subsidiaries certificate of incorporation and bylaws are complete and correct and in full force and effect, and the Representing Party is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     (b) Each of the Representing Party's Subsidiaries is listed in Schedule 2.1(b) of the Representing Party's Disclosure Schedule and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Representing Party's Subsidiaries has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and, with respect to such shares or ownership interests that are owned by the Representing Party and its subsidiaries, are owned free and clear of all liens, claims, mortgages, encumbrances, pledges and security interests of any kind. Except as set forth on
Schedule 2.1(b) of the Representing Party's Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are wholly-owned by the Representing Party.

     Section 2.2 Capital Stock.

     (a) Schedule 2.2(a) of the Representing Party's Disclosure Schedule sets forth as of the date hereof: (i) the number of authorized shares of each class or series of capital stock of the Representing Party; (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding (and if convertible into securities of the Representing Party, into how many of such securities each such share of capital stock is convertible into); (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party; (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance (except for shares reserved for issuance under stock option plans or other benefit plans), indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to stock options or other rights to purchase or receive capital stock granted under such Representing Party's stock option plan or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof. Except as set forth on Schedule 2.2(a) of the Representing Party's Disclosure Schedule, there are no unpaid dividends or unpaid distributions on any shares of capital stock.

     (b) All the outstanding shares of capital stock of the Representing Party are, and the Merger Shares to be issued in the Merger will be when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws. Except as set forth in Schedule 2.2(b) of the Representing Party's Disclosure Schedule, as of the date of this Agreement (i) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Representing Party or any of its Subsidiaries, obligating the Representing Party or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Representing Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Representing Party or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Representing Party or any Subsidiary of the Representing Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Representing Party or other entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which the Representing Party is a party or to which it is bound relating to the voting or registration of any shares of the capital stock of the Representing Party.

     (c) The Representing Party is not in violation of, nor has it violated, any federal or state securities laws in connection with any transaction relating to the Representing Party, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of the Representing Party.

     Section 2.3 Corporate  Authority Relative to this Agreement;  No Violation.

     (a) Sheridan has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Sheridan and the requisite approval of the stockholders of Sheridan (the "Sheridan Stockholder Approval") and, except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Sheridan are necessary to authorize the consummation of the transactions contemplated hereby. This
Agreement has been duly and validly executed and delivered by Sheridan and, assuming this Agreement constitutes a valid and binding agreement of Hirsch, constitutes a valid and binding agreement of Sheridan, enforceable against Sheridan in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally or (ii) general principles of equity.

     (b) Hirsch has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Hirsch, and other than the obtaining the requisite approval of the stockholders of Hirsch (the "Hirsch Stockholder Approval") and the filing of the Certificate of Merger, no other corporate proceedings on the part of Hirsch are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hirsch and, assuming this Agreement constitutes a valid and binding agreement of Sheridan, constitutes a valid and binding agreement of Hirsch, enforceable against Hirsch in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally or
(ii) general principles of equity.

     (c) Except as set forth in Schedule 2.3(c) of the Representing Party's Disclosure Schedule or as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, state securities or blue sky laws, and the rules and regulations of The Nasdaq Stock Market (or such other securities exchange as Hirsch's securities may be listed), and the filing of the Certificate of Merger under Delaware Law, none of the execution, delivery or performance of this Agreement by the Representing Party, the consummation by the Representing Party of the transactions contemplated hereby or compliance by the Representing Party with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Representing Party or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation ("Law") applicable to the Representing Party, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.4 Reports and Financial Statements.

     (a) Hirsch has previously furnished or otherwise made available (by electronic filing or otherwise) to Sheridan true and complete copies of
Hirsch's: (i) Annual Reports on Form 10-K filed with the SEC for each of the fiscal years ended January 31, 2003, 2004 and January 29, 2005; (ii) Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters occurring since the Form 10-K for the year ended January 31, 2004; (iii) each definitive proxy statement filed with the SEC since January 31, 2003; and (iv) all Current Reports on Form 8-K filed with the SEC since February 1, 2004.

     As of their respective dates, such reports and proxy statements filed with the SEC by Hirsch (collectively with, and giving effect to, all amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Hirsch and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 2003, Hirsch has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. The net realizable value of the net assets, as calculated in accordance with GAAP, is not less than $12 million on the date hereof.

     (b) Sheridan has delivered to Hirsch copies of its consolidated audited balance sheets in draft form for the period of July 29, 2003 (inception) to December 31, 2003 and for the twelve months ended December 31, 2004, together with the related statements of income, stockholders' equity and changes in cash flow for such period and the three (3) months ended March 31, 2005 (unaudited), and audited financial statements in draft form of Musicrama, Inc., Sheridan's predecessor, for the twelve months ended December 31, 2002 and for the period of January 1, 2003 to July 29, 2003 (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP throughout the periods covered thereby, and (ii) present fairly in all material respects the financial position, results of operations and changes in cash flow of Sheridan and its consolidated Subsidiaries, and its predecessor, as the case may be, as of such dates and for the periods then ended. All firms providing audit opinions to Sheridan for the above mentioned Financial Statements are registered with the Public Company Accounting Oversight Board, and Sheridan shall use its best efforts to cause such firms to issue unqualified audit opinions as soon as reasonably practicable with respect to the above-mentioned draft Financial Statements.

     Section 2.5 No Undisclosed Liabilities. Neither the Representing Party nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Representing Party under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in such a liability or obligation, except (a) liabilities or obligations with respect to Hirsch reflected in the SEC Reports and with respect to Sheridan reflected in the Financial Statements or (b) liabilities and obligations arising subsequent to the date of the Financial Statements of such Representing Party in the ordinary course of business.

     Section 2.6 No Default; Compliance with Applicable Laws. Except as set forth in Schedule 2.6 of the Representing Party's Disclosure Schedule, the ownership and operation of the businesses of the Representing Party and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Sheridan Material Contracts or Hirsch Material Contracts (as defined in Section 2.17), as applicable to Sheridan and its Subsidiaries and Hirsch and its Subsidiaries, respectively, or (iii) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit (as defined in Section 2.9) or other governmental authorization or approval applicable to the Representing Party or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Representing Party.

     Section 2.7 Environmental Matters.

     (a) Each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities ("Environmental Permits") which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted, except for such failures to have Environmental Permits which, individually or in the aggregate, do not have a Material Adverse Effect on the Representing Party. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws.

     (b) There are no Environmental Claims pending, or to the knowledge of the Representing Party, threatened, against the Representing Party or any of its Subsidiaries, or, to the knowledge of the Representing Party, any Person whose liability for any such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that would form the basis of any Environmental Claim against the Representing Party or any of its Subsidiaries, or for which the Representing Party or any of its Subsidiaries is liable.

     (d) As used in this Agreement: (i) "Environmental Claim" means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, Personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Representing Party or any of its Subsidiaries, or (B) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Law" means any law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials, or (B) the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment; and (iii) "Hazardous Materials" means
(A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law; and (C) pesticides.

     Section 2.8 Litigation. Except as set forth in Schedule 2.8 of the Representing Party's Disclosure Schedule, (i) there is no suit, claim, action, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against the Representing Party, its Subsidiaries or any of its assets or properties, (ii) the Representing Party and its Subsidiaries are not subject to any outstanding order, writ, injunction or decree, and (iii) there is no action, suit, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Representing Party (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Representing Party, excluding from the foregoing clauses anything which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.9 Permits. The Representing Party holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Permits"), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Representing Party. The Representing Party is in material compliance with the terms of the Representing Party's Permits. No investigation or review by any Governmental Entity in respect of the Representing Party is pending or, to the Representing Party's knowledge, threatened, nor has the Representing Party received notice from any Governmental Entity of its intention to conduct the same.

     Section 2.10 Employee Plans.

     (a) Schedule 2.10(a) of the Representing Party's Disclosure Schedule sets forth a true, correct and complete list of:

     (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Representing Party has any obligation or liability, contingent or otherwise (the "Benefit Plans");

     (ii)  all  employees,   consultants  and  independent  contractors  of  the
Representing Party; and

     (iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which the Representing Party has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of the Representing Party (the "Employee Arrangements").

     Benefit Plans and Employee Arrangements which cover current or former employees, consultants, contractors, officers, or directors (or their equivalent) of the Representing Party are separately identified on Schedule 2.10(a) of the Representing Party's Disclosure Schedule.

     (b) In respect of each Benefit Plan and Employee Arrangement of the Representing Party, a complete and correct copy of each of the following documents (if applicable) has been delivered to Hirsch and Sheridan (as the case may be): (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments); (iv) the most recent Internal Revenue Service ("IRS") determination, opinion or notification letter; (v) each of the stock option grant agreements used to make grants under the Representing Party's Option Plans, and all amendments thereto; (vi) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto; and (vii) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

     (c) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Representing Party does not have any obligation or liability (contingent or otherwise) in respect of any such plans, including, without limitation, any unfunded or withdrawal liability. The Representing Party is not a member of a group of trades or businesses under common control or treated as a single employer pursuant to Section 414 of the Code.

     (d) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have either received a favorable determination, opinion or notification letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plans. Any voluntary employee benefit association which provides benefits to current or former employees of the Representing Party, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

     (e) All contributions or other payments required to have been made by the Representing Party to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

     (f) The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Representing Party has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

     (g) There are no pending or, to the Representing Party's knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by Persons entitled to benefits thereunder), and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

     (h) Except as set forth on Schedule 2.10(h) of the Representing Party's Disclosure Schedule, the Representing Party does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants or contractors of the Representing Party except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Representing Party.

     (i) None of the assets of any Benefit Plan is stock of the Representing Party or any of its affiliates, or property leased to or jointly owned with the Representing Party or any of its affiliates.

     (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of the Representing Party, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or trigger any withdrawal liability thereunder or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as which may be required by the partial or full termination of any Benefit Plan intended to be qualified under Section 401 of the Code).

     (k) The Representing Party has delivered to the other a true and correct list of the following for each employee, consultant and contractor of the Representing Party as of the date hereof: base salary, any bonus obligations, immigration status, hire date, time-off balance, an indication of the existence of a signed assignment of invention agreement for each employee and including effective date and term for the contract, pay rate, termination provisions, indication that they have not received W-2 statements from the Representing Party, indication that they have not received Representing Party employee benefits and indication of a signed assignment of invention agreement for each consultant and contractor.

     (l) The Representing Party and its Subsidiaries have complied with all applicable immigration Laws and similar Laws of the United States and any other country in which its employees work.

     Section 2.11 Labor Matters.

     (a) Except as set forth on Schedule 2.11(a) of the Representing Party's Disclosure Schedule, the Representing Party is not a party to any labor or collective bargaining agreement, and no employees of the Representing Party are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Representing Party's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Representing Party's knowledge, there have been no organizing activities involving the Representing Party in respect of any group of employees of the Representing Party.

     (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party. There are no unfair labor practice charges, grievances or complaints pending or, to the Representing Party's knowledge, threatened by or on behalf of any employee or group of employees of the Representing Party and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

     (c) Except as set forth on Schedule 2.11(c) of the Representing Party's Disclosure Schedule, there are no complaints, charges or claims against the Representing Party pending or, to the Representing Party's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Representing Party, and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

     (d) The Representing Party is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

     (e) There has been no "mass layoff" or "plant closing" as defined by WARN Act in respect of the Representing Party within the six months prior to the date hereof.

     (f) As used in this Section 2.11, "Representing Party" shall mean the Representing Party and its Subsidiaries.

     Section 2.12 Absence of Certain  Changes or Events.  Except as set forth in
Schedule 2.12 of the Representing Party's Disclosure Schedule, since April 30, 2005 (i) the businesses of the Representing Party and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice and (ii) there has not been:

     (a) a material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the
Representing Party and its Subsidiaries, taken as a whole, or any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party;

     (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Representing Party, or any repurchase, redemption or other acquisition by the Representing Party of any Representing Party securities;

     (c) any incurrence or assumption by the Representing Party of any indebtedness for borrowed money (or any renewals, replacements, or extensions that increase the aggregate commitments thereunder) except (i) in the ordinary and usual course of business consistent with past practice, or (ii) in connection with any capital expenditure permitted by Section 3.1, or (iii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Representing Party for the obligations of any other Person;

     (d) any creation or assumption by the Representing Party of any Lien on any material asset of the Representing Party other than Permitted Liens (as defined in Section 8.11);

     (e) any making of any loan, advance or capital contribution to or investment in any Person by the Representing Party other than loans or advances to employees, contractors or consultants of the Representing Party made in the ordinary and usual course of business consistent with past practice;

     (f) (i) any contract or agreement entered into by the Representing Party on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Representing Party of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) other than those contemplated by this Agreement;

     (g) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of the Representing Party; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of the Representing Party; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of the Representing Party other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the Representing Party in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

     (h) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

     (i) any (i) making or revoking of any election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

     (j) any capital expenditures in excess of $500,000 in the aggregate;

     (k) any lease, license or grant to any Person of any rights in any of the Representing Party's assets or properties;

     (l) any amendment of the certificate of incorporation or bylaws of the Representing Party;

     (m) any sufferance of any damage, destruction or loss (whether or not covered by insurance) to any material assets of the Representing Party;

     (n) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Representing Party;

     (o) any issuance, or authorization for issuance, of any equity securities of the Representing Party, except for stock options issued to the Representing Party's officers, directors and employees pursuant to the Representing Party's existing stock option plans or agreements or as otherwise provided in the Agreement; and

     (p) any resignation or termination of employment of any officer, key consultant or employee of a Representing Party.

     Section 2.13 Proxy Statement. The information concerning each respective Representing Party which is included in the proxy statement (the "Proxy Statement") to be sent to the stockholders of Hirsch in connection with the special meeting of Hirsch's stockholders to consider this Agreement and the Merger (the "Hirsch Stockholders Meeting"), as such information relates to the Representing Party providing such information, shall not, on the date the Proxy Statement is first mailed to stockholders of Hirsch and at the time of the Hirsch Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Hirsch Stockholders Meeting which has become false or misleading.

     Section 2.14 Tax Matters.

     (a) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, or each affiliated, combined, consolidated or unitary group of which the Representing Party is a member (an "Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate. All Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group, including estimates and withheld Taxes, have been paid, or adequately reserved in accordance with GAAP. There is no audit or examination in process or pending and there has been no notification of any request for such audit or other examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group. All assessments for Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid.

     (c) The Representing Party has not (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Representing Party or any Representing Party's Affiliated Group with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Representing Party or any Representing Party's Affiliated Group. Neither the Representing Party nor any Representing Party's Affiliated Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes.

     (d) Neither the Representing Party nor any Representing Party's Affiliated Group has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (e) Schedule 2.14 of the Representing Party's Disclosure Schedule lists each Tax Return of the Representing Party or any Affiliated Group for which an accurate copy of the actual Tax Return as filed with the relevant taxing authority has been made available by the Representing Party to the other on or before the date hereof.

     (f) Neither the Representing Party nor any Affiliated Group has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from other taxing authorities.

     (g) Neither the Representing Party nor any member of any Affiliated Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (to any Person or entity that is not a member of any Affiliated Group) qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (h) Neither the Representing Party nor any member of any Affiliated Group has any employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

     (i) Neither the Representing Party nor any member of any Affiliated Group has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) applied to any disposition of assets owned by the Representing Party or any Affiliated Group.

     (j) Neither the Representing Party nor any member of any Affiliated Group has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

     Section 2.15 Absence of Questionable Payments. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party or its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Representing Party nor its Subsidiaries, or to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party or its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

     Section  2.16 Title and  Related  Matters.  Except as set forth on Schedule
2.16 of the Representing Party's Disclosure Schedule, the Representing Party or one of its Subsidiaries has good and valid title to, or a valid and enforceable leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the case of Sheridan in the Financial Statements and in the case of Hirsch in the SEC Reports, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof, Schedule 2.16 of the Representing Party's Disclosure Schedule contains a complete and correct list of all real property owned or leased by the Representing Party or any of its Subsidiaries, of which copies of leases have been delivered or made available to the other party, and a complete and correct list of each title insurance policy insuring title to any of such real properties owned. All rents and mortgages due have been paid.

     Section 2.17 Material Contracts.

     (a) Sheridan Contracts.

     (i) Schedule 2.17(a)(i)(a) of the Sheridan Disclosure Schedule sets forth a list of all agreements Sheridan or its Subsidiaries would be required to file as material contracts under Item 601 of Regulation S-K were Sheridan subject to the Exchange Act and the disclosure requirements of Regulation S-K (the "Sheridan Material Contracts") to which Sheridan or its Subsidiaries are a party. Sheridan has heretofore delivered to Hirsch true, correct and complete copies of all Sheridan Material Contracts except as the parties may have otherwise agreed. Except as set forth on Schedule 2.17(a)(i)(b) of the Sheridan Disclosure
Schedule, Sheridan is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (ii) Each of the Sheridan Material Contracts constitutes the valid and legally binding obligation of Sheridan, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and
(B) general principles of equity. Sheridan is not in breach or default in any material respect of any provisions of any Sheridan Material Contract and, to Sheridan's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by Sheridan or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by Sheridan. Sheridan does not have any knowledge of any termination or breach or anticipated termination or breach by the other parties to any Sheridan Material Contract or commitment to which it is a party or to which any of its assets are subject. There exists no breach or default in any material respects of any provisions of any other contract, arrangement, agreement or understanding to which Sheridan or its Subsidiaries is a party which, either individually or in the aggregate would have a Material Adverse Effect.

     (iii) No party to any such Sheridan Material Contract has given notice to Sheridan of or made a claim against Sheridan in respect of any breach or default thereunder.

     (iv) No terms and conditions of any contract, agreement or other arrangement or understanding between Sheridan and any other Person in effect on the date of this Agreement prevent, delay or materially restrict Sheridan's or any Subsidiary of Sheridan's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict Sheridan's or any Subsidiary of Sheridan's ability to deploy any material portion of its assets or resources as it deems appropriate.

     (b) Hirsch Contracts.

     (i) Schedule 2.17(b) of the Hirsch Disclosure Schedule and the SEC Reports contain true and accurate copies of all of the agreements to which Hirsch or its Subsidiaries are required to file as material contracts under Item 601 of Regulations S-K (the "Hirsch Material Contracts"), including a brief summary including the parties, subject matter, terms and payments thereunder. Hirsch has heretofore delivered to Sheridan true, correct and complete copies of all Hirsch Material Contracts except as the parties may have otherwise agreed. Except as set forth on Schedule 2.17(b) of the Hirsch Disclosure Schedule, Hirsch is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (ii) Each Hirsch Material Contract constitutes the valid and legally binding obligation of Hirsch, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and (B) general principles of equity. Hirsch is not in breach or default in any material respects of any provisions of any Hirsch Material Contract and, to Hirsch's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by Hirsch or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by Hirsch. Hirsch does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any Hirsch Material Contract or commitment to which it is a party or to which any of its assets are subject. There exists no breach or default in any material respect of any provisions of any contract, arrangement, agreement or understanding to which Hirsch or its Subsidiaries are a party which either individually or in the aggregate would have a Material Adverse Effect.

     (iii) No party to any Hirsch Material Contract has given notice to Hirsch of or made a claim against Hirsch in respect of any breach or default thereunder.

     (iv) No terms and conditions of any contract, agreement or other arrangement or understanding between Hirsch and any other Person in effect on the date of this Agreement prevent, delay or materially restrict Hirsch's or any Subsidiary of Hirsch's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict Hirsch's or any Subsidiary of Hirsch's ability to deploy any material portion of its assets or resources as it deems appropriate.

     Section 2.18 Insurance. Schedule 2.18 of the Representing Party's Disclosure Schedule sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith, the scope and amount of the coverage provided thereunder, and the expiration dates) of directors and officers liability and general liability insurance policies maintained by the Representing Party. Such policies have been issued by insurers which, have an A.M. Best rating of "A" or better, and provide coverage for the operations conducted by the Representing Party of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered by Sheridan to Hirsch and by Hirsch to Sheridan. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of the Representing Party, threatened claims, under any of the Representing Party's insurance policies.

     Section 2.19 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among the Representing Party, on the one hand, and any domestic or foreign Governmental Entity or any other Person, on the other hand. The Representing Party has not requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other Person.

     Section 2.20 Intellectual Property.

     (a) For purposes of this Agreement, "Intellectual Property" means:

     (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

     (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

     (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

     (iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, "Trademarks");

     (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of the Representing Party as such business is currently conducted and as its business is proposed to be conducted;

     (vi) all domain names registered by the Representing Party; and

     (vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

     (b) Hirsch's Intellectual Property, as listed on Schedule 2.20(b) of Hirsch's Disclosure Schedule, constitutes all of the Intellectual Property necessary to enable Hirsch to conduct its business as such business is currently being conducted and as its business is proposed to be conducted. Hirsch owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of Hirsch as currently conducted or as proposed to be conducted by Hirsch, free and clear of all liens, claims or encumbrances. No current or former officer, director, stockholder, employee, consultant, independent contractor or third party has asserted any right, claim or interest in or with respect to any Intellectual Property of Hirsch and, to the knowledge of Hirsch, there is no reasonable basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any Hirsch Intellectual Property by any employee or, to Hirsch's knowledge, former employee of Hirsch or, to Hirsch's knowledge, by any other third party. Except as set forth on Schedule 2.20(b) of the Hirsch Disclosure Schedule, there are no royalties, fees or other payments payable by Hirsch to any third Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Hirsch Intellectual Property.

     (c) With respect to each item of Hirsch Intellectual Property incorporated into any product of Hirsch or otherwise used in the business of Hirsch (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Hirsch's operations), Schedule 2.20(c) of the Hirsch Disclosure Schedule lists:

     (i) all Patents and Patent Applications, Trademarks, and Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

     (ii) the following agreements and documents relating to each of the products of Hirsch (the "Hirsch Products") or other Hirsch Intellectual
Property: all (A) agreements granting any right to distribute or sublicense a Hirsch Product on any exclusive or non-exclusive basis, (B) any exclusive or non-exclusive licenses of Intellectual Property to or from Hirsch, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Hirsch are $10,000 or more, (D) joint development agreements, (E) any agreement by which Hirsch grants any ownership right to any Hirsch Intellectual Property owned by Hirsch, (F) any judicial, administrative, regulatory or other governmental order relating to Intellectual Property, (G) any option relating to any Hirsch Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code, including without limitation any rights to create derivative works of Hirsch Products.

     (d) Schedule 2.20(d) of the Hirsch Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Hirsch is a party and pursuant to which Hirsch is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions and third-party software distributed by Hirsch in the ordinary course of business ("Third Party Intellectual Property").

     (e) Except as set forth on Schedule 2.20(e) of the Hirsch Disclosure Schedule, to the knowledge of Hirsch, there is no unauthorized use, disclosure, infringement or misappropriation of any Hirsch Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of Hirsch. Other than in respect of agreements with Hirsch's officers and directors, Hirsch has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business. There are no royalties, fees or other payments payable by Hirsch to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

     (f) Except as set forth on Schedule 2.20(f) of the Hirsch Disclosure Schedule, Hirsch is not in breach of any license, sublicense or other agreement relating to Hirsch Intellectual Property or Third Party Intellectual Property rights beyond any applicable cure periods. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement or termination of any Hirsch Intellectual Property, including any Third Party Intellectual Property.

     (g) Except as set forth on Schedule 2.8 of the Sheridan Disclosure Schedule, all Patents, registered Trademarks, registered service marks, registered Copyrights and registered domain names held by the Representing Party are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. The Representing Party is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party, which would have a Material Adverse Effect on the Representing Party. There is no proceeding pending or, to the Representing Party's knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of the Representing Party's Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party, which if adversely determined would have a Material Adverse Effect on the Representing Party. The Representing Party has not brought a proceeding alleging infringement of the Representing Party's Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

     (h) The Representing Party has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all the Representing Party Intellectual Property (except such Representing Party Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights ("Confidential Information") owned by the Representing Party used by or disclosed to a third party has been pursuant to the terms of a written or oral agreement between the Representing Party and such third party.

     (i) No product liability claims have been communicated in writing to or, to the Representing Party's knowledge, threatened against the Representing Party.

     (j) A complete list of each of the Hirsch Products and Hirsch's proprietary software ("Hirsch Software"), together with a brief description of each, is set forth in Schedule 2.20(j) of Hirsch's Disclosure Schedule. The Hirsch Software and Hirsch Products conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Hirsch.

     (k) The Representing Party is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Representing Party, or which may affect the validity, use or enforceability of such Representing Party Intellectual Property. Hirsch is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Hirsch of the Hirsch Intellectual Property or Hirsch Products.

     (l) Schedule 2.20(l) of the Sheridan Disclosure Schedule contains a list of
(i) all of Sheridan's Trademarks, (ii) substantially all of Sheridan's Copyrights, which include all Copyrights material to Sheridan's business, and
(iii) all software licenses (except for "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions), and constitutes substantially all of the Intellectual Property necessary for Sheridan to conduct its business as of the date hereof. Sheridan possesses legally enforceable rights to use all Intellectual Property used or currently proposed to be used in its business as currently conducted, except where the failure to have such rights would not individually or in the aggregate have a Material Adverse Effect on Sheridan.

     (m) For purposes of this Section 2.20, the terms "Representing Party," "Hirsch" and "Sheridan" shall include their respective Subsidiaries.

     Section 2.21 Minute Books; Stock Record Books. True and correct copies of the Representing Party's and its Subsidiaries minute books and, in the case of Sheridan and its Subsidiaries, stock record books have been made available to the other. The minute books of the Representing Party and its Subsidiaries contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Representing Party and its Subsidiaries, and accurately reflect in all material respects all corporate actions of the Representing Party and its Subsidiaries which are required by law to be passed upon by the Board of Directors or stockholders of the Representing Party and its Subsidiaries.

     Section 2.22 Bank Accounts; Powers of Attorney. Schedule 2.22 of the Representing Party's Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which the Representing Party maintains a bank account or safe deposit box (collectively, "Bank Accounts"); and (b) the names of all Persons holding powers of attorney from the Representing Party, true and correct copies thereof which have been delivered to the other.

     Section 2.23 Disclosure. The representations and warranties by the Representing Party in this Agreement and the statements contained in the schedules, certificates and other writings furnished and to be furnished by the Representing Party to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading; it being understood that as used in this Section 2.23 "material" means material to the Representing Party and its Subsidiaries, taken as a whole. The term "material" as used above does not apply to any representation or covenant herein which is already qualified as to materiality.

     Section 2.24 Disputes with Customers. Except as set forth on Schedule 2.24 of the Representing Party's Disclosure Schedule, there are no pending or, to the best of the Representing Party's knowledge and belief, threatened disputes between the Representing Party and any of its material locations, vendors, suppliers, customers or other parties outside of the ordinary course of business or that in any way relate to the operation of the business of the Representing Party and which cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party.

     Section 2.25 Accounts Receivable. All accounts receivables of the Representing Party have arisen from bona fide transactions by the Representing Party in the ordinary course of business and are, to the best of the Representing Party's knowledge and belief, deemed collectible by the Representing Party in the ordinary course of business (without, however, the Representing Party giving any warranty as to any extent of collectability whatsoever), except to the extent reserved for in the Representing Party's Financial Statements. Except as set forth on Schedule 2.25 of the Representing Party's Disclosure Schedule, there are no defenses, claims of disabilities, offsets, refusals to pay or other rights of offset against any such accounts receivable. Any allowances that the Representing Party has established specifically for doubtful accounts have been established on a basis consistent with the Representing Party's prior practice, credit experience and GAAP consistently applied. Sheridan and Hirsch have each delivered to each other a complete and accurate aging list of all of their accounts receivables as of April 30, 2005.

     Section 2.26 Certain Transactions. Except as set forth on Schedule 2.26 of the Representing Party's Disclosure Schedule, none of the stockholders, officers, directors or employees of the Representing Party, nor any member of any such Person's or stockholder's family is presently a party to any transaction with the Representing Party relating to the business of the Representing Party, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or Personal property from, or (iii) otherwise requiring payments (other than for services as officers, directors or employees of the Representing Party), to any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a stockholder, officer, director, trustee or partner.

     Section 2.27 Brokers or Finders.

     (a) Sheridan represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Sheridan agrees to indemnify and hold Hirsch, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have made by such parties or their affiliates.

     (b) Except as set forth on Schedule 2.27(b) of the Hirsch Disclosure Schedule, Hirsch represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Hirsch agrees to indemnify and hold Sheridan, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its affiliates.

     Section 2.28 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Hirsch represents and warrants that Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

     Section 2.29 Music Library and Music Products. The representation and warranty made by Sheridan in Section 7.20 of that certain Credit Agreement, dated as of December 10, 2004, by and among Sheridan, Fortress Credit Corp., as agent for the lenders, and the other signatories thereto, relating to the Music Library and Music Products of Sheridan, was true in all material respects as of the date of such agreement.

                                  ARTICLE III
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     Section 3.1 Conduct of Business of Sheridan and Hirsch. Except as contemplated by this Agreement or in connection with the Series B Transaction, during the period from the date hereof to the Effective Time (or the termination of this Agreement pursuant to Article VI), Sheridan on the one hand, and Hirsch on the other hand, will each conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve its goodwill through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 3.1 of the Disclosure Schedule of Sheridan or Hirsch, as the case may be, prior to the Effective Time, Sheridan and Hirsch, and each of their Subsidiaries, will not, without the prior written consent of the other party:

     (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of shares pursuant to outstanding Hirsch or Sheridan stock options and warrants;

     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;
(iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees, consultants or contractors (including recording artists, distributed labels or other licensees) in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of its capital stock; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

     (f) enter into any lease for new office space;

     (g) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that Hirsch or Sheridan, as the case may be, shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual;

     (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business, consistent with past practice or any assets which in the aggregate are material to Sheridan or Hirsch, as the case may be, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights or enter into or amend, in any material respect, any material contract, commitment, agreement or understanding;

     (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

     (j) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     (k) take any action (including, any action otherwise permitted by this Section 3.1) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

     (l) fail to comply in any material respect with any Law applicable to it or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on its business and operations;

     (m) effect a "mass layoff" or "plant closing" as defined in WARN Act;

     (n) dispose of or permit to lapse any rights to the use of any Intellectual Property that is material to Sheridan or Hirsch, as the case may be, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of disclosure, such Person has executed a confidentiality agreement in form acceptable to Sheridan or Hirsch, as the case may be;

     (o) sell or dispose of any Intellectual Property outside of the ordinary course of its business;

     (p) change any of the banking or safe  deposit  arrangements  described  in
Section 2.22 hereto, except in the ordinary course of business;

     (q) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

     (r) take, propose to take, or agree in writing or otherwise to take, any of the actions described in this Section 3.1 or any action which would make any of the representations or warranties of Sheridan, Hirsch or Merger Sub, as the case may be, contained in this Agreement untrue, incomplete or incorrect.

     Section 3.2 Access to Information.

     (a) Between the date hereof and the Effective Time (or termination of this Agreement pursuant to Article VI), Sheridan, Hirsch and Merger Sub will each give the authorized representatives (including counsel, financial advisors and auditors) of the other reasonable access to all its employees, consultants, contractors, plants, offices, warehouses and other facilities and to all its books and records, and will permit the other to make such inspections and investigations as each may require. Each of Sheridan, Hirsch and Merger Sub will cause its officers to furnish the other with such financial and operating data and other information in respect of its business, properties and personnel as each may from time to time reasonably request, provided that no investigation pursuant to this Section 3.2(a) shall affect or be deemed to modify any of the representations or warranties made by each of Sheridan, Hirsch and Merger Sub pursuant to this Agreement.

     (b) Between the date hereof and the Effective Time, Sheridan, Hirsch and Merger Sub shall each furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Sheridan management and Hirsch management, respectively, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are regularly prepared for Sheridan Board of Directors and Hirsch Board of Directors, respectively.

     (c) Each of Hirsch, Merger Sub and Sheridan will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement.

     Section 3.3 Continuation of Insurance Coverage. From the date hereof to the Closing, each of Sheridan and Hirsch shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     Section 4.1 Proxy Statement.

     (a) As promptly as practicable after the date of this Agreement, Hirsch shall file with the SEC a Proxy Statement with respect to, among other things, seeking Hirsch Stockholder Approval for the Merger, the approval of the amended and restated certificate of incorporation of Hirsch attached hereto as Exhibit B, the appointment of the individuals described in Section 1.7(a) hereof as directors of Hirsch (with such appointment to be effective as of the Effective
Time) and the related transactions contemplated by this Agreement. Sheridan shall furnish all information concerning it and the holders of its capital stock as Hirsch may reasonably request in connection with the preparation of the Proxy Statement. Hirsch shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Proxy Statement mailed to Hirsch's stockholders as promptly as practicable. Hirsch shall also promptly file, use all reasonable efforts to cause to become effective as promptly as possible and, if required, mail to its stockholders any amendment to the Proxy Statement that becomes necessary after mailing, the Proxy Statement.

     (b) If at any time prior to the Effective Time any event or circumstance relating to Hirsch, or its respective directors or officers, is discovered by Hirsch which is required to be set forth in an amendment or supplement to the Proxy Statement, Hirsch shall promptly inform Sheridan. All documents that Hirsch is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

     (c) If at any time prior to the Effective Time any event or circumstance relating to Sheridan, or its respective directors or officers, is discovered by Sheridan which is required to be set forth in an amendment or supplement to the Proxy Statement, Sheridan shall promptly inform Hirsch. All documents provided by Sheridan to Hirsch for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

     (d) Hirsch will advise Sheridan, promptly after it receives notice thereof, of the issuance of any stop order, or any request by the SEC for an amendment of the Proxy Statement or comments thereon or responses thereto.

     (e) Sheridan hereby covenants and agrees to cooperate with Hirsch in the preparation and filing of the Proxy Statement and will promptly provide all available financial and other information reasonably requested by Hirsch for inclusion in the Proxy Statement and that such information shall be complete and accurate in all material respects.

     Section   4.2  Hirsch   Voting   Agreement   and   Stockholders'   Meeting.

     (a) As an inducement to Sheridan to enter into this Agreement, certain stockholders of Hirsch have concurrently entered into a voting agreement in the form attached hereto as Exhibit D (the "Hirsch Voting Agreement").

     (b) Hirsch shall take all action necessary under all applicable Laws to call, give notice of and hold the Hirsch Stockholders Meeting as soon as reasonably practical after the date of this Agreement. Hirsch shall ensure that all proxies solicited in connection with the Hirsch Stockholders Meeting are solicited in compliance with all applicable Laws.

     (c) The Proxy Statement shall include a statement to the effect that the Board of Directors of Hirsch recommends that Hirsch's stockholders vote to approve the issuance of the Merger Shares in the Merger (the recommendation of Hirsch's board of directors that Hirsch's stockholders vote to approve the issuance of the Merger Shares in the Merger being referred to as the "Hirsch Board Recommendation"). Except as provided for in Section 4.14 below, The Hirsch Board Recommendation shall not be withdrawn or modified in a manner adverse to Sheridan, and no resolution by the board of directors of Hirsch or any committee thereof to withdraw or modify the Hirsch Board Recommendation in a manner adverse to Sheridan shall be adopted or proposed.

     Section 4.3 Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither Sheridan, Hirsch nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

     (b) Each of Hirsch, Merger Sub and Sheridan shall use commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other Person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of Hirsch, Merger Sub and Sheridan shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 4.3(b) shall limit a party's right to terminate this Agreement pursuant to Section 6.2 so long as such party has up to then complied in all material respects with its obligations under this Section 4.3(b).

     Section 4.4 Exclusivity. Subject to Section 4.14 below, unless Sheridan, Hirsch or Merger Sub are in breach of this Agreement prior to the Closing, and such breach has not been cured within 20 days written notice of such breach, neither Sheridan, Hirsch nor Merger Sub and any of their respective directors, officers, employees, representatives or agents shall directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of assets or capital stock or other equity interest of Sheridan, Hirsch or the Merger Sub, as the case may be, other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished to any Person any information concerning the business operations, properties or assets of Sheridan, Hirsch or the Merger Sub, as the case may be, in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Sheridan, on the one hand, and Hirsch on the other hand, will inform each other in writing immediately following the receipt by such party or a representative of any proposal or inquiry with respect to any Acquisition Transaction.

     Section 4.5 Public Announcements. Each of Hirsch, Merger Sub and Sheridan will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with Nasdaq, as determined by Hirsch, Merger Sub or Sheridan, as the case may be, a copy of which shall be sent simultaneously to the other parties upon such release.

     Section 4.6 Private Placement. Sheridan acknowledges that the issuance of the Merger Shares pursuant to Section 1.4 is intended to be exempt from registration under the Securities Act, by virtue of Regulation D of the Securities Act and/or Section 4(2) of the Securities Act, and that its stockholders, upon receipt of such Merger shares, may not sell such shares, unless such shares subsequently are registered under the Securities Act or an exemption from such registration is available. Sheridan understands that the Merger Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sheridan understands and agrees that, in order to ensure compliance with the restrictions referred to herein, Hirsch may issue appropriate "stop transfer" instructions to its transfer agent. Sheridan understands that the following legend (and such other legends as Hirsch deems appropriate) shall be placed on such shares:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

     Hirsch shall use commercially reasonable efforts to meet the requirements of Rule 144(c) of the Securities Act and, if an opinion is required by Hirsch for transfer of such shares, Hirsch shall retain counsel to determine whether such an opinion may be rendered.

     Section 4.7 Confidentiality. In the course of their business operations, all parties shall have received, and will continue to receive, information that gives the other parties an advantage over its competitors, and which is confidential and proprietary, including, without limitation, each party's respective names and preferences of customers, products and markets, technological data, computer programs, know-how, potential acquisitions, sources of financing, corporate operating and financing strategies, operating plans and similar related information (collectively, the "Confidential Material"). At no time during the period commencing on the date hereof shall any party to this Agreement, whether individually, or jointly with others, for the benefit of itself, himself, or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use any Confidential Material of the other parties; provided, however, that any such Confidential Material may be disclosed only as required by Law or the rules and regulations of the NASDAQ Stock Market, Inc.. In the event that any party is requested pursuant to, or is required by, applicable law or regulation or by legal process to disclose any Confidential Material, such party shall promptly notify the other parties of any anticipated disclosure obligation and cooperate with the other parties at such other parties' expense, in any efforts to seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to that portion of the Confidential Material that is required to be disclosed. The parties acknowledge that any disclosure of any Confidential Material would cause material and irrevocable harm to the other parties and their respective business.

     Section 4.8 Additional Documents and Further Assurances. At, and from time to time after, the date of this Agreement, at the request of Hirsch but without further consideration, Sheridan shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Hirsch reasonably may request in order to more effectively convey, transfer, assign and deliver to the Surviving Corporation, and to place the Surviving Corporation in possession and control of, any of the rights, properties, assets and business intended to be sold, conveyed, transferred, assigned and delivered hereunder, or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable the Surviving Corporation to exercise and enjoy all rights and benefits of Sheridan with respect thereto.

     Section 4.9 Notification of Certain Matters. Sheridan shall give prompt notice to Hirsch and Merger Sub, and Hirsch and Merger Sub shall give prompt notice to Sheridan, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of Sheridan, Hirsch or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (d) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this
Section 4.9 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

     Section 4.10 Employee Matters. Hirsch will cause the Surviving Corporation to honor the obligations of Sheridan under the provisions of all Benefit Plans and Employee Arrangements set forth in Sheridan's Disclosure Schedule, subject to Hirsch's right to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. After the Effective Time, the employees of Sheridan will be eligible to participate in Sheridan's Benefit Plans or, if so determined by Hirsch, Hirsch's applicable Benefit Plans, as such plans may be in effect from time to time, and, at Hirsch's sole discretion, will become employees of Hirsch. With respect to each such employee of Sheridan, service with Sheridan may be counted for purposes of determining periods of eligibility to participate or to vest in benefits under any applicable Benefit Plan of Hirsch. Hirsch will grant options to certain Sheridan employees who continue to be employed following the Closing in the amounts set forth in
Schedule 4.10 of the Hirsch Disclosure Schedule.

     Section 4.11 Third Party Consents.

     (a) Each of Hirsch, Merger Sub and Sheridan shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties and Governmental Entities necessary to the consummation of the transactions contemplated hereby (the "Third Party Consents") and will provide to the other parties hereto copies of each such Third Party Consent promptly after it is obtained. Each of Hirsch, Merger Sub and Sheridan agrees to cooperate fully with the other parties hereto in connection with the obtaining of the Third Party Consents; provided, however, that no party shall be required to pay any additional sums to secure such Third Party Consents of the other parties hereto.

     (b) In furtherance and not in limitation of the covenants of the parties contained in Section 4.11(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of Hirsch, Merger Sub and Sheridan shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

     (c) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory Law, each of Hirsch, Merger Sub and Sheridan shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     Section 4.12 Legal Opinion Certificates. Sheridan, Hirsch and Merger Sub shall execute and deliver to Ruskin Moscou Faltischek, P.C. counsel to Hirsch, and Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Sheridan, certificates at such time or times as are reasonably requested by such law firms in connection with their respective deliveries of opinions in respect of the transactions contemplated hereby. Prior to the Effective Time, none of Sheridan, Hirsch or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

     Section 4.13 Blue Sky Laws. Hirsch, Merger Sub and Sheridan shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares. The parties hereto shall use all reasonable efforts to assist each other in complying with all applicable securities and blue sky laws.

     Section 4.14 Other Potential Acquirors of Hirsch.

     (a) Prior to the Effective Time or earlier termination of this Agreement in accordance with the terms hereof, neither Hirsch nor Sheridan shall permit any of its respective Subsidiaries to, nor authorize nor permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of it or any of its Subsidiaries ("Representatives") to, directly or indirectly: (i) solicit, initiate, or encourage the submission of, any Takeover Proposal (as defined below), or take any other action to facilitate any inquiries or make any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, (ii) engage in negotiations or discussions with, or furnish any information or data, or afford access to the properties, books or records of Hirsch or Sheridan or their Subsidiaries to any third party relating to a Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal or recommend any Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any written proposal or offer (whether or not delivered to a party's stockholders generally) for a merger, consolidation, recapitalization, liquidation, dissolution or similar transaction, purchase of substantial assets, tender offer or other business combination involving the party or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets or business of, the party or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the parties and so long as Hirsch is in compliance with the provisions of Section 4.14(a), if Hirsch and its Board of Directors prior to the Hirsch Stockholders Meeting determine in good faith after discussion with its counsel that an unsolicited Takeover Proposal would likely result in a Superior Proposal (as defined below) and the Board of Directors determines in good faith that the failure to participate in discussions or negotiations with or to furnish information to the Potential Acquiror (as hereinafter defined), would violate the Board of Directors' fiduciary duties under applicable law, then Hirsch and its Board of Directors: (i) may participate in discussions or negotiations (including, as a part thereof, make any counterproposal) with or furnish information to any third party making such Takeover Proposal (a "Potential Acquiror"), and (ii) shall take and disclose to Hirsch's stockholders a position with respect to any tender or exchange offer by a third party, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 of the Exchange Act.

     (c) Any non-public information furnished to a Potential Acquiror shall be pursuant to a confidentiality agreement in form and substance reasonably acceptable to Hirsch.

     (d) The Board of Directors of Hirsch shall not approve or recommend, as the case may be, or propose to approve or recommend, as the case may be, or enter into any agreement with respect to, any Takeover Proposal, unless the Board determines in good faith, after receiving advice from their financial advisor, that such Takeover Proposal would, if so completed, result in a Superior Proposal. For purposes of this Section 4.14, "Superior Proposal" means a written Takeover Proposal made by a third party with respect to which: (i) the Board of Directors of Hirsch determines, based on such matters that they reasonably deem relevant, including, without limitation, the likelihood of consummation, the trading market, and the liquidity of any securities offered in connection with the Takeover Proposal, that the Takeover Proposal is superior as compared with the Merger from a financial point of view, and (ii) if the Takeover Proposal (x) is subject to a financing condition or (y) involves consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time (unless there is a cash payment at closing of at least $3.00 per share), Hirsch's Board of Directors have been furnished with the written opinion of the financial advisor to the Board (in the case of clause (x)), the Takeover Proposal is readily financeable and (in the case of clause (y)) that the Takeover Proposal provides a higher value per share, from a financial point of view, than would be realized by Hirsch's stockholders pursuant to the Merger.

     (e) Except as set forth in Section 4.14(d), the Board of Directors of Hirsch shall not (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Sheridan, the Board of Directors' approval or recommendation of the Merger or this Agreement, (y) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is entered into by Hirsch in accordance with Section 4.14(b)) relating to any Takeover Proposal (each, a "Proposal Agreement"), or (z) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, in response to a Superior Proposal which was not solicited by Hirsch, and which did not otherwise result from a breach of Section 4.14(a), the Board of Directors of Hirsch may, subject to the immediately following sentence, terminate this
Agreement pursuant to and subject to the terms of Section 6.4(c) and, concurrently with such termination, cause Hirsch to enter into an agreement with respect to a Superior Proposal, but only if Hirsch's Board of Directors determines, after consultation with its Superior Proposal counsel, that failure to terminate this Agreement and accept the Superior Proposal would be inconsistent with Hirsch's Board of Directors' fiduciary duties to stockholders. Such actions may be taken by Hirsch's Board of Directors only if it has delivered to Sheridan prior to or on the date of Hirsch's Stockholders' Meeting, written notice of the intent of Hirsch's Board of Directors to take the actions referred to in the preceding sentence, together with a copy of the related Proposal Agreement and a description of any terms of the Takeover Proposal not contained therein. The Board of Directors shall not terminate this Agreement and enter into an Agreement with respect to a Superior Proposal pursuant to this
Section 4.14(e) until the end of the second business day following delivery of such notice to Sheridan, after which the Board of Directors, taking into account such matters that they deem relevant (including, without limitation, the likelihood of consummation, the trading market, and the liquidity of any securities offered in connection with the Takeover Proposal, as well as any indications from Sheridan that it will make an alternative proposal), may proceed with such Superior Proposal and enter into a Proposal Agreement in connection with the Superior Proposal.

     (f) Hirsch promptly, and in any event within 48 hours of receipt of a Takeover Proposal, shall advise Sheridan orally and in writing of the submission of such Takeover Proposal, the identity of the person making such Takeover Proposal and the material terms of such Takeover Proposal; provided, however, that Sheridan shall not interfere with Hirsch or Hirsch's Board of Directors with respect to any such Takeover Proposal (including any deliberations related to such Takeover Proposal or any matter related thereto). Hirsch shall keep Sheridan fully informed of the status and material terms of any Takeover Proposal.

     Section 4.15 Registration Rights. Hirsch hereby agrees that at the Closing, Hirsch will grant to each Person that holds in excess of 5% of the outstanding Sheridan Common Stock on a fully diluted basis (assuming the conversion in full of all Sheridan Series A Preferred Stock but excluding any outstanding options or warrants) as of immediately prior to the Effective Time, registration rights pursuant to the terms of a Registration Rights Agreement substantially in the form attached hereto as Exhibit E, provided that such Person executes such agreement at or prior to the Closing.

     Section 4.16 Kinderhook Management Agreements.  Reference is hereby made to
(i) that certain Management Services Agreement, dated as of July 31, 2003 (the "Kinderhook-Musicrama MSA"), by and between Kinderhook Industries, LLC ("Kinderhook Industries") and Musicrama, Inc., a subsidiary of Sheridan ("Musicrama") and (ii) that certain Management Services Agreement, dated as of April 1, 2005 (the "Kinderhook-Sheridan MSA"), by and between Kinderhook Industries and Sheridan. Hirsch and Sheridan hereby acknowledge and agree (A) that pursuant to the terms of the Kinderhook-Sheridan MSA, $50,000 in fees will be payable to Kinderhook Industries as a result of the consummation of the Merger, (B) that such $50,000 payment will be made by Sheridan or Hirsch (on behalf of Sheridan) to Kinderhook Industries on the Closing Date, (C) that pursuant to the terms of the Kinderhook-Musicrama MSA, Musicrama is currently obligated to pay $50,000 in fees to Kinderhook Industries and, on October 1, 2005, Musicrama will be obligated to pay an additional $25,000 in fees to Kinderhook Industries, (D) that, to the extent Musicrama has not previously paid such $50,000 and/or such $25,000 to Kinderhook Industries as of the Closing Date, such amounts will be paid by Sheridan or Hirsch (on behalf of Musicrama) to Kinderhook Industries on the Closing Date and (E) that all such fees when paid to Kinderhook Industries will be deemed fully earned by Kinderhook Industries for services previously rendered. Notwithstanding anything contained herein to the contrary, Kinderhook Industries is an express third party beneficiary of this Section 4.16 and Section 5.1(c) and the provisions of this
Section 4.16 and Section 5.1(c) may not be amended or waived without the prior written consent of Kinderhook Industries.

                                   ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 5.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

     (a)  Stockholder   Approval.   This  Agreement,   the  Merger  and  related
transactions shall have been approved and adopted by the Hirsch Stockholder Approval.

     (b) Injunction, etc. As of the Effective Time, there shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

     (c) Kinderhook-Musicrama MSA. The Kinderhook-Musicrama MSA shall be amended to provide that (i) the Kinderhook-Musicrama MSA will have a remaining term of twenty months commencing on the Closing Date, (ii) that the management fees payable to Kinderhook Industries for such twenty month period commencing on the Closing Date will be an aggregate of $500,000, and that such management fees will be payable to Kinderhook Industries, in advance, in twenty monthly installments of $25,000 beginning on the Closing Date, (iii) that upon a change of control of Hirsch, all then remaining unpaid management fees for the remaining term of the Kinderhook-Musicrama MSA shall immediately be due and payable to Kinderhook Industries and (iv) the amendments provided in clauses
(i), (ii) and (iii) above shall be expressly conditioned on (A) the consummation of the Merger, (B) all payments required to be made to Kinderhook Industries pursuant to Section 4.16 hereof having been made on or prior to the Closing Date and (C) each of Hirsch and Sheridan guaranteeing the payment of the management fees payable to Kinderhook Industries pursuant to the Kinderhook-Musicrama MSA, as amended as provided herein; provided that, notwithstanding anything contained herein to the contrary, neither Hirsch, Merger Sub nor Sheridan will have the benefit of the conditions set forth in this Section 5.1(c) unless all payments required to be made to Kinderhook Industries pursuant to Section 4.16 hereof have been made on or prior to the Closing Date.

     Section 5.2 Conditions to the Obligations of Hirsch and Merger Sub. The respective obligations of Hirsch and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Hirsch and Merger Sub to the extent permitted by applicable Law:

     (a) Representations and Warranties. The representations and warranties of Sheridan contained herein shall be true and correct in each case in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) on and as of the date when made and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), provided that it shall not be a breach of this condition if such breach of any representation or warranty does not have a Material Adverse Effect on Sheridan and its subsidiaries, taken as a whole.

     (b) Performance of Agreement. Sheridan shall have performed or complied in all material respects with all covenants, conditions and other obligations contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) No Material Adverse Effect. From the date hereof through the Closing Date, there shall not have occurred any Material Adverse Effect on Sheridan and its subsidiaries, taken as a whole.

     (d) Certificate. Sheridan shall have delivered to Hirsch a certificate, dated the Closing Date, signed by the Chief Executive Officer or President of Sheridan, certifying as to the fulfillment of the conditions specified in
Section 5.2(a), Section 5.2(b) and Section 5.2(c).

     (e) Opinion of Counsel to Sheridan. Hirsch shall have received an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Sheridan, dated the Closing Date, in form and substance reasonably satisfactory to Hirsch and Merger Sub and substantially in the form attached hereto as Exhibit F.

     (f) No Court Order. Immediately prior to the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect which prevent Sheridan, Hirsch and/or Merger Sub from consummating the Merger; provided, however, that each of Hirsch and Merger Sub shall have used reasonable efforts to prevent the entry of any such injunction and to appeal as promptly as possible any such injunction or other order that may be entered.

     (g) Approvals. Sheridan shall have timely obtained from each Governmental Entity any and all Third Party Consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the blue sky laws, if any, and such approvals, waivers and consents are still in full force and effect, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 5.2(g), Material Adverse Effect will include without limitation the loss of contracts and agreements which in the aggregate represent more than 3% of its consolidated revenues.

     Section 5.3 Conditions to the Obligations of Sheridan. The obligations of Sheridan to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Sheridan to the extent permitted by applicable Law:

     (a) Representations and Warranties. The representations and warranties of Hirsch and Merger Sub contained herein shall be true and correct in each case in all material respects (other than the representations and warranties that contain materiality qualifications which shall be true and correct in all respects) on and as of the date when made and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), provided that it shall not be a breach of this condition if such breach of any representation or warranty does not have a Material Adverse Effect on Hirsch and its subsidiaries, taken as a whole.

     (b) Performance of Agreement. Hirsch shall have performed or complied in all material respects with all covenants, conditions and other obligations contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) No Material Adverse Change. Prior to the Closing, there shall not have occurred any Material Adverse Effect on Hirsch and its subsidiaries, taken as a whole.

     (d) Certificate. Each of Hirsch and Merger Sub shall have delivered to Sheridan a certificate, dated the Closing Date, signed by its Chief Executive Officer or President, certifying as to the fulfillment of the conditions specified in Section 5.3(a), Section 5.3(b) and Section 5.3(c).

     (e) Directors and Officers of Hirsch. Hirsch shall have taken, or caused to have been taken, all necessary corporate action, so that at or immediately after the Effective Time the directors and officers of Hirsch shall be as set forth on
Schedule 1.7(a) of the Sheridan Disclosure Schedule.

     (f) Opinion of Counsel to Hirsch. Sheridan shall have received an opinion of Ruskin Moscou Faltischek, P.C. counsel to Hirsch, dated the Closing Date, in the form and substance reasonably satisfactory to Sheridan and substantially in the form attached hereto as Exhibit G.

     (g) No Court Order. Immediately prior to the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect which prevent Sheridan, Hirsch and/or Merger Sub from consummating the Merger; provided, however, that Sheridan shall have used reasonable efforts to prevent the entry of any such injunction and to appeal as promptly as possible any such injunction or other order that may be entered.

     (h) Employment Agreements. Each of Joseph Bianco, Paul Gallagher, Beverly Eichel and Anil Narang shall have entered into an Employment Agreement with Hirsch containing the material terms set forth on Exhibit H attached hereto and containing such other customary terms mutually agreed to by the parties.

     (i) Approvals. Hirsch and Merger Sub shall have timely obtained from each Governmental Entity any and all Third Party Consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the blue sky laws, if any, and such approvals, waivers and consents are still in full force and effect, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 5.3(i), Material Adverse Effect will include without limitation the loss of contracts and agreements which in the aggregate represent more than 3% of its consolidated revenues.

                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

     Section 6.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Hirsch Stockholder Approval referred to in Section 5.1(a), by mutual written consent of Sheridan and Hirsch by action of their respective boards of directors.

     Section 6.2 Termination by either Hirsch or Sheridan. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Hirsch or Sheridan if:

     (a) the Merger shall not have been consummated by December 31, 2005 (the "Termination Date"); provided, however, that if the Hirsch Stockholders Meeting has not taken place by such date, Hirsch may not terminate this Agreement if Sheridan chooses to extend the Termination Date;

     (b) if the Hirsch Stockholder Approval shall not have been obtained after Hirsch convenes and holds the Hirsch Stockholders Meeting and certifies the vote with respect to the Merger; or

     (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by Hirsch Stockholder Approval);

provided,  however,  that the right to terminate this Agreement pursuant to this
Section 6.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated; and provided further, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to Hirsch in the event that any of its stockholders who are party to the Hirsch Voting Agreement have breached their obligations thereunder.

     Section 6.3 Termination by Sheridan. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Hirsch Stockholder Approval referred to in Section 5.1(a), by action of the Sheridan Board of Directors, if:

     (a) (i) any of Hirsch's representations and warranties shall have been inaccurate in any material respect as of the date of this Agreement, such that the conditions set forth in Section 5.3(a) would not be satisfied, or (ii) if
(A) any of Hirsch's representations and warranties become inaccurate in any material respect as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 5.3(a) would not be satisfied and (B) such inaccuracy has not been cured by Hirsch within twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Hirsch's covenants contained in this Agreement shall have been breached in any material respect, such that the conditions set forth in Section 5.3(b) would not be satisfied; or

     (b) the Board of Directors of Hirsch (i) withdraws or modifies adversely its recommendation of the Merger, or (ii) recommends a Takeover Proposal to Hirsch's stockholders; or

     (c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on Hirsch.

     Section 6.4 Termination by Hirsch. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Hirsch Stockholder Approval referred to in Section 5.1(a), by action of the Board of Directors of Hirsch, if:

     (a) (i) any of Sheridan's representations and warranties shall have been inaccurate in any material respect as of the date of this Agreement, such that the conditions set forth in Section 5.2(a) would not be satisfied, or (ii) if
(A) any of Sheridan's representations and warranties become inaccurate in any material respect as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 5.2(a) would not be satisfied and (B) such inaccuracy has not been cured by Sheridan within twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Sheridan's covenants contained in this Agreement shall have been breached in any material respect, such that the conditions set forth in Section 5.2(b) would not be satisfied; or

     (b) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on Sheridan; or

     (c) if, as a result of a Superior Proposal, the Board of Directors of Hirsch determines, in its good faith judgment and in the exercise of its fiduciary duties, that the failure to terminate this Agreement and accept such Superior Proposal is a violation of such fiduciary duties and Hirsch has otherwise complied in all material respects with Section 4.14.

     Section 6.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VI, this Agreement (other than this Section 6.5, Section 4.7 and Section 8.4) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

     Section 6.6 Amendment. This Agreement may be amended by action taken by Sheridan, Hirsch and Merger Sub at any time before or after approval of the Merger by Hirsch Stockholder Approval but, after any such approval, no amendment shall be made which changes the amount or form of the Merger consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 6.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VII
                              SURVIVAL; ADJUSTMENT

     Section 7.1 Survival. The representations and warranties of the parties hereto contained in this Agreement and in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive for a period of 180 days following the Effective Time. The covenants and agreements of the parties set forth herein shall survive in accordance with their terms. Notwithstanding the foregoing, if written notice (a "Claims Notice") of any claim for an adjustment to the relative holdings of the shares of Hirsch Common Stock held by the Sheridan Stockholders and the Hirsch Stockholders on the Effective Date (an "Adjustment"), setting forth such claim in reasonable detail and the amount or estimated amount of such Damages, is given by Hirsch or Sheridan, as the case may be, in accordance with Section 7.3 of this Agreement prior to the end of the applicable survival period, any claim specified therein shall be deemed to survive until such claim is finally resolved.

     Section 7.2 Adjustment.

     (a) With respect to any breach of any representation or warranty or any covenant or agreement by either Hirsch, on the one hand, or Sheridan, on the other hand (a "Breaching Party"), Hirsch shall issue to the Persons who were stockholders of Hirsch or Sheridan Stockholders, as the case may be, at the Effective Time (the "Indemnified Parties"), additional shares of Hirsch Common Stock (the "Adjustment Shares"), subject to the limitations contained in this
Article VII, in an aggregate amount sufficient to compensate the Indemnified Parties for any damage, cost, liability, fines, penalties and expenses
(including reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, whether involving a claim by a third party or a claim solely between the parties hereto) ("Damages"), incurred or suffered by an Indemnified Party arising out of any such breach. The number of Adjustment Shares shall be based on the fair market value of such shares as of the close of business on the date of issuance. The Adjustment Shares shall be issued to the Indemnified Parties pro rata in proportion to their shareholdings at the Effective Time.

     (b) Notwithstanding anything in this Agreement to the contrary, no claims for an Adjustment shall be asserted by the Indemnified Parties under this
Article VII, unless and until the aggregate amount of Damages that would otherwise be subject to the Adjustment hereunder exceeds $150,000, whereupon the Indemnified Parties shall be entitled to receive the full amount of such Damages; provided, that the maximum number of Adjustment Shares permitted hereunder shall not exceed, in the aggregate 1,000,000 shares of Hirsch Common Stock.

     Section 7.3 Procedures. If a party intends to seek an Adjustment pursuant to this Article VII, the party seeking the Adjustment shall promptly, after becoming aware of such claim, deliver a Claims Notice to the other party; provided, that the failure to provide such notice shall not affect the rights of the party seeking the Adjustment under this Article VII unless such party is actually prejudiced thereby.

     Section 7.4 Exclusive Remedy. In the event that the Closing occurs, the parties agree that their sole and exclusive remedy with respect to a breach of a representation or warranty in this Agreement shall be pursuant to the provisions of this Article VII; provided, however, that the obligations of the parties under this Agreement shall be enforceable by decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 Entire Agreement; Assignment.

     (a) This Agreement (including exhibits and schedules attached hereto) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.2 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         if to Hirsch or Merger Sub, to:    Hirsch International Corp.
                                            200 Wireless Boulevard
                                            Hauppauge, New York 11788
                                            Attention: Paul Gallagher
                                            Facsimile: (631) 952-7110

                  with copies to:           Ruskin Moscou Faltischek, P.C.
                                            East Tower, 15 Floor
                                            190 EAB Plaza
                                            Uniondale, NY 11556-0190
                                            Attention: Adam Silvers, Esq.
                                            Facsimile: (516) 663-6719

         if to Sheridan:                    Sheridan Square Entertainment, Inc.
                                            130 Fifth Avenue, 7th Floor
                                            New York, New York 10011
                                            Attention: Joseph Bianco
                                            Facsimile: (212) 414-3231

                  with copies to:           Olshan Grundman Frome Rosenzweig &
                                            Wolosky LLP
                                            Park Avenue Tower
                                            65 East 55th Street
                                            New York, New York  10022
                                            Attention: Robert L. Frome, Esq.
                                            Facsimile:  (212) 451-2222

     or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof; provided, however, that the corporate laws of the state of a party's incorporation and/or organization shall govern for purposes of corporate governance and matters of corporate law.

     Section 8.4 Expenses. Sheridan shall be solely responsible for the legal, accounting and other fees and expenses incurred by Sheridan in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. Hirsch and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by Hirsch and Merger Sub in connection with execution of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 8.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

     Section 8.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.9 Further Assurances. Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

     Section 8.10 Interpretation.

     (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement, unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

     (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 8.11 Definitions. As used herein,

     (a) "Know" or "knowledge" means, (i) in respect of Hirsch, the knowledge of the executive officers of Hirsch and its Subsidiaries, and (ii) in respect of Sheridan, the knowledge of the executive officers of Sheridan and its Subsidiaries.

     (b) "Lien" means, in respect of any asset (including any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

     (c) "Permitted Lien" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business consistent with past practices; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

     (d) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (e)  "Subsidiary"   means,  in  respect  of  any  party,  any  corporation,
partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

SHERIDAN SQUARE ENTERTAINMENT, INC.

By:/s/ Joseph J. Bianco
-----------------------
Name: Joseph J. Bianco
Title: Co-Chief Executive Officer


HIRSCH INTERNATIONAL CORP.

By:/s/ Paul Gallagher
-----------------------
Name: Paul Gallagher
Title: President and
Chief Executive Officer


SSE ACQUISITION, CORP.

By: /s/ Paul Gallagher
-----------------------
Name: Paul Gallagher
Title: President and
Chief Executive Officer

================================================================================

                          AGREEMENT AND PLAN OF MERGER



                            dated as of July 20, 2005


                                      among


                           HIRSCH INTERNATIONAL CORP.,




                              SSE ACQUISITION CORP.




                                       and



                       SHERIDAN SQUARE ENTERTAINMENT, INC.


================================================================================

                                    EXHIBITS


Certificate of Merger                                               A
Hirsch Certificate of Incorporation                                 B
Hirsch Bylaws                                                       C
Hirsch Voting Agreement                                             D
Registration Rights Agreement                                       E
Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP           F
Opinion of Ruskin Moscou Faltischek, P.C.                           G
Terms of Hirsch Officers Employment                                 H

                               INDEX OF SCHEDULES


         HIRSCH DISCLOSURE SCHEDULE

                1.7(a)  List of Directors and Officers of Hirsch
                1.8(a)  Amendment to Certificate of Incorporation
                2.1(b)  List of Subsidiaries
                2.2(a)  Capitalization
                2.2(b)  Encumbrances
                2.3(c)  No Violations
                2.6     Compliance with Applicable Laws
                2.8     Litigation
                2.10(a) Benefit Plans, List of Employees and Employee
                        Arrangements
                2.10(h) Post-retirement Life Insurance or Health Benefits
                        Coverage
                2.11(a) Labor Agreements
                2.11(c) Labor Complaints
                2.12    Absence of Certain Changes or Events
                2.14    Tax Returns
                2.16    Title and Related Matters
                2.17(b) Material Contracts; Severance or Other Employment
                        Contracts
                2.18    Insurance
                2.20(b) Necessary Intellectual Property
                2.20(c) List of Intellectual Property
                2.20(d) License Agreements
                2.20(e) Unauthorized Use of Intellectual Property
                2.20(f) Breaches of Intellectual Property Rights
                2.20(j) Products and Software
                2.22    Bank Accounts
                2.24    Customer Disputes
                2.25    Offsets to Accounts Receivable
                2.26    Related Party Transactions
                2.27(b) Brokers or Finders
                3.1     Deviation from Ordinary Course of Business
                4.10    Hirsch Option Grants

         SHERIDAN DISCLOSURE SCHEDULE

                1.7(b)          List of Officers and Directors of Surviving
                                Corporation
                2.1(b)          List of Subsidiaries
                2.2(a)          Capitalization
                2.2(b)          Encumbrances
                2.3(c)          No Violations
                2.6             Compliance with Applicable Laws
                2.8             Litigation
                2.10(a)         Benefit Plans, List of Employees and Employee
                                Arrangements
                2.10(h)         Post-retirement Life Insurance or Health
                                Benefits Coverage
                2.11(a)         Labor Agreements
                2.11(c)         Labor Complaints
                2.12            Absence of Certain Changes or Events
                2.14            Tax Returns
                2.16            Title and Related Matters
                2.17(a)(i)(a)   Material Contracts
                2.17(a)(i)(b)   Severance Agreements
                2.18            Insurance
                2.20(b)         Necessary Intellectual Property
                2.20(l)         Intellectual Property
                2.22            Bank Accounts
                2.24            Customer Disputes
                2.25            Offsets to Accounts Receivable
                2.26            Related Party Transactions
                3.1             Deviation from Ordinary Course of Business

                            GLOSSARY OF DEFINED TERMS
                            -------------------------

    Defined Terms                                   Defined in Section
    -------------                                   ------------------

Acquisition Transaction                             Section 4.4
Adjustment                                          Section 7.1
Adjustment Shares                                   Section 7.2(a)
Affiliated Group                                    Section 2.14(b)
Agreement                                           Preamble
Bank Accounts                                       Section 2.22
Benefit Plans                                       Section 2.10(a)(i)
Breaching Party                                     Section 7.2(a)
Certificate of Merger                               Section 1.2
Claims Notice                                       Section 7.1
Closing                                             Section 1.3
Closing Date                                        Section 1.3
Code                                                Recitals
Confidential Information                            Section 2.20(h)
Confidential Material                               Section 4.7
Copyrights                                          Section 2.20(a)(iii)
Damages                                             Section 7.2(a)
Delaware Law                                        Section 1.1
Effective Time                                      Section 1.2
Effective Time Sheridan Share Number                Section 1.4(a)
Employee Arrangements                               Section 2.10(a)(iii)
Environmental Claim                                 Section 2.7(d)
Environmental Law                                   Section 2.7(d)
Environmental Permits                               Section 2.7(a)
ERISA                                               Section 2.10(a)(i)
Exchange Act                                        Section 2.3(c)
Exchange Ratio                                      Section 1.4(a)
Financial Statements                                Section 2.4(b)
GAAP                                                Section 2.4(a)
Governmental Entity                                 Section 2.3(c)
Hazardous Materials                                 Section 2.7(d)
Hirsch                                              Preamble
Hirsch Board Recommendation                         Section 4.2(c)
Hirsch Common Stock                                 Recitals
Hirsch Disclosure Schedule                          Article II
Hirsch Material Contracts                           Section 2.17(b)(i)
Hirsh Products                                      Section 2.20(c)(ii)
Hirsch Software                                     Section 2.20(j)
Hirsch Stockholder Approval                         Section 2.3(b)
Hirsch Stockholders Meeting                         Section 2.13
Hirsch Voting Agreement                             Section 4.2(a)
Indemnified Parties                                 Section 7.2(a)
Independent Directors                               Section 1.7(a)
Intellectual Property                               Section 2.20(a)
IRS                                                 Section 2.10(b)
Issued Patents                                      Section 2.20(a)(i)
Kinderhook Industries                               Section 4.16
Kinderhook-Musicrama MSA                            Section 4.16
Kinderhook-Sheridan MSA                             Section 4.16
Know                                                Section 8.11(a)
Knowledge                                           Section 8.11(a)
Law                                                 Section 2.3(c)
Lien                                                Section 8.11(b)
Material Adverse Effect                             Section 2.1(a)
Merger                                              Section 1.1
Merger Shares                                       Section 1.4(a)
Merger Sub                                          Preamble
Musicrama                                           Section 4.16
Patent Applications                                 Section 2.20(a)(ii)
Patents                                             Section 2.20(a)(ii)
Permits                                             Section 2.9
Permitted Lien                                      Section 8.11(c)
Person                                              Section 8.11(d)
Potential Acquiror                                  Section 4.14(b)
Proposal Agreement                                  Section 4.14(e)
Proxy Statement                                     Section 2.13
Representatives                                     Section 4.14(a)
Representing Party                                  Article II
Representing Party's Disclosure Schedule            Article II
SEC                                                 Section 1.7(a)
SEC Reports                                         Section 2.4(a)
Securities Act                                      Section 2.3(c)
Series B Transaction                                Recitals
Sheridan                                            Preamble
Sheridan Certificate of Incorporation               Section 1.4(a)
Sheridan Certificates                               Section 1.9
Sheridan Class A Stock                              Section 1.4(a)
Sheridan Class B Stock                              Section 1.4(a)
Sheridan Common Share Equivalents                   Section 1.4(a)
Sheridan Common Shares                              Section 1.4(a)
Sheridan Common Stock                               Section 1.4(a)
Sheridan Disclosure Schedule                        Article II
Sheridan Material Contracts                         Section 2.17(a)(i)
Sheridan Preferred Shares                           Section 1.4(a)
Sheridan Preferred Stock                            Section 1.4(a)
Sheridan Series A Preferred Stock                   Section 1.4(a)
Sheridan Series B Preferred Stock                   Recitals
Sheridan Stockholders                               Section 1.4(a)
Sheridan Stockholder Approval                       Section 2.3(a)
Sheridan Stock Option                               Section 1.11(b)
Subsidiary                                          Section 8.11(e)
Superior Proposal                                   Section 4.14(d)
Surviving Corporation                               Section 1.1
Takeover Proposal                                   Section 4.14(a)
Tax Return                                          Section 2.14(a)
Taxes                                               Section 2.14(a)
Termination Date                                    Section 6.2(a)
Third Party Consents                                Section 4.11(a)
Third Party Intellectual Property                   Section 2.20(d)
Trademarks                                          Section 2.20(a)(iv)
Warrant                                             Section 1.11(c)
Warrant Shares                                      Section 1.11(c)
WARN Act                                            Section 2.11(d)

                                TABLE OF CONTENTS

ARTICLE I  THE MERGER..................................................2
      Section 1.1   The Merger.........................................2
      Section 1.2   Effective Time.....................................2
      Section 1.3   The Closing........................................2
      Section 1.4   Merger Consideration...............................2
      Section 1.5   Effects of the Merger..............................4
      Section 1.6   Conversion of Securities...........................5
      Section 1.7   Directors and Officers.............................5
      Section 1.8   Certificate of Incorporation and Bylaws............5
      Section 1.9   Exchange of Shares.................................5
      Section 1.10  Lost Certificates..................................6
      Section 1.11  Options and Warrants...............................6
      Section 1.12  Tax Consequences...................................7
      Section 1.13  Sheridan Stock Transfer Books......................7
      Section 1.14  No Further Rights..................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES.............................7
      Section 2.1   Organization; Qualification........................8
      Section 2.2   Capital Stock......................................8
      Section 2.3   Corporate Authority Relative to this Agreement;
                    No Violation.......................................9
      Section 2.4   Reports and Financial Statements...................11
      Section 2.5   No Undisclosed Liabilities.........................11
      Section 2.6   No Default; Compliance with Applicable Laws........12
      Section 2.7   Environmental Matters..............................12
      Section 2.8   Litigation.........................................13
      Section 2.9   Permits............................................13
      Section 2.10  Employee Plans.....................................13
      Section 2.11  Labor Matters......................................16
      Section 2.12  Absence of Certain Changes or Events...............17
      Section 2.13  Proxy Statement....................................18
      Section 2.14  Tax Matters........................................19
      Section 2.15  Absence of Questionable Payments...................20
      Section 2.16  Title and Related Matters..........................20
      Section 2.17  Material Contracts.................................21
      Section 2.18  Insurance..........................................23
      Section 2.19  Subsidies..........................................23
      Section 2.20  Intellectual Property..............................23
      Section 2.21  Minute Books; Stock Record Books...................26
      Section 2.22  Bank Accounts; Powers of Attorney..................27
      Section 2.23  Disclosure.........................................27
      Section 2.24  Disputes with Customers............................27
      Section 2.25  Accounts Receivable................................27
      Section 2.26  Certain Transactions...............................27
      Section 2.27  Brokers or Finders.................................28
      Section 2.28  No Prior Activities................................28

ARTICLE III  COVENANTS RELATED TO CONDUCT OF BUSINESS..................28
      Section 3.1  Conduct of Business of Sheridan and Hirsch..........28
      Section 3.2  Access to Information...............................31
      Section 3.3  Continuation of Insurance Coverage..................31

ARTICLE IV  ADDITIONAL AGREEMENTS.................... .................31
      Section 4.1   Proxy Statement....................................31
      Section 4.2   Hirsch Voting Agreement and Stockholders' Meeting..32
      Section 4.3   Commercially Reasonable Efforts....................33
      Section 4.4   Exclusivity........................................33
      Section 4.5   Public Announcements...............................34
      Section 4.6   Private Placement..................................34
      Section 4.7   Confidentiality....................................34
      Section 4.8   Additional Documents and Further Assurances........35
      Section 4.9   Notification of Certain Matters....................35
      Section 4.10  Employee Matters...................................35
      Section 4.11  Third Party Consents...............................36
      Section 4.12  Legal Opinion Certificates.........................36
      Section 4.13  Blue Sky Laws......................................36
      Section 4.14  Other Potential Acquirors of Hirsch................37
      Section 4.15  Registration Rights................................39
      Section 4.16  Kinderhook Management Agreements...................39

ARTICLE V  CONDITIONS TO CONSUMMATION OF THE MERGER....................39
      Section 5.1  Conditions to Each Party's Obligations to Effect
                   the Merger..........................................39
      Section 5.2  Conditions to the Obligations of Hirsch and
                   Merger Sub..........................................40
      Section 5.3  Conditions to the Obligations of Sheridan...........41

ARTICLE VI  TERMINATION; AMENDMENT; WAIVER.............................42
      Section 6.1  Termination by Mutual Agreement.....................42
      Section 6.2  Termination by either Hirsch or Sheridan............42
      Section 6.3  Termination by Sheridan.............................43
      Section 6.4  Termination by Hirsch...............................43
      Section 6.5  Effect of Termination and Abandonment...............44
      Section 6.6  Amendment...........................................44
      Section 6.7  Extension; Waiver...................................44

ARTICLE VII  SURVIVAL; ADJUSTMENT......................................44
      Section 7.1   Survival...........................................44
      Section 7.2   Adjustment.........................................45
      Section 7.3   Procedures.........................................45
      Section 7.4   Exclusive Remedy...................................45

ARTICLE VIII  MISCELLANEOUS............................................46
      Section 8.1   Entire Agreement; Assignment.......................46
      Section 8.2   Notices............................................46
      Section 8.3   Governing Law......................................47
      Section 8.4   Expenses...........................................47
      Section 8.5   Descriptive Headings...............................47
      Section 8.6   Severability.......................................47
      Section 8.7   Specific Performance...............................47
      Section 8.8   Counterparts.......................................48
      Section 8.9   Further Assurances.................................48
      Section 8.10  Interpretation.....................................48
      Section 8.11  Definitions........................................48

                                    ANNEX B


                              Harris Nesbitt Corp.
                                 3 Times Square
                               New York, NY 10036



July 18, 2005


CONFIDENTIAL

Board of Directors
Hirsch International Corp.
200 Wireless Blvd.
Hauppauge, NY 11788

Ladies and Gentlemen:

     Hirsch International Corp. (the "Company"), Sheridan Square Entertainment, Inc. (the "Target Company") and SSE Acquisition Corp., a wholly owned subsidiary of the Company, propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Merger Sub will be merged with and into the Target Company (the "Merger"), with the Target Company continuing as the surviving corporation and a wholly-owned subsidiary of the Company. The stockholders of the Company immediately prior to the Merger will own thirty-eight and one tenth percent (38.1%) of the Company immediately following the Merger and the stockholders of the Target Company immediately prior to the Merger will own sixty-one and nine tenths percent (61.9%) of the Company immediately following the Merger (the "Exchange").

     You have asked us whether or not, in our opinion, the Exchange is fair to the stockholders of the Company from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed the draft Merger Agreement provided to us on July 15, 2005 substantially incorporating the terms set forth in the Term Sheet dated March 30, 2005 between the Company and Target Company.

     (2) Reviewed the Company's Form 10-K and related financial information for the fiscal years ended January 29, 2005 and January 31, 2004 and the Company's Form 10-Q and the related unaudited financial information for the three months ended April 30, 2005 and the Definitive Proxy Statement dated August 6, 2004;

     (3) Reviewed the Target Company's audited financial information for the fiscal year ended December 31, 2004 and the period from July 29, 2003 to December 31, 2003 and the Target Company's unaudited financial information for the three months ended March 31, 2005;

     (4) Reviewed certain financial and operating information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Target Company, furnished to us by the Company and the Target Company;

     (5) Reviewed the Confidential Private Placement Memorandum dated December 3, 2004 of the Target Company;

     (6) Conducted discussions with members of senior management of the Company and the Target Company concerning their respective operations, financial condition and prospects;

     (7) Compared the financial performance of the Company and the Target Company with that of certain companies that we deemed to be reasonably similar to the Company and the Target Company, respectively;

     (8) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     (9) Performed discounted cash flow analyses for the Target Company; and

     (10) Reviewed such other financial studies and performed such other analyses and investigations and took into account such other matters as we deemed appropriate.

     In preparing our opinion, we have relied on the accuracy and completeness of all information reviewed by us, and we have not independently verified such information or undertaken an independent valuation or appraisal of the assets and liabilities of the Company or the Target Company, nor have we been furnished with any such valuation or appraisal. With respect to the financial projections supplied to us by the Company and the Target Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of senior management of the Company and the Target Company of the future competitive, operating and regulatory environments and related financial performance of the Company and the Target Company. We express no opinion with respect to such projections or the assumptions on which they are based. Furthermore, we have not conducted a physical inspection of the properties or facilities of the Company or the Target Company. We have assumed that the executed version of the Merger Agreement will not differ in any material respect from the last draft we have reviewed and that the Merger will be consummated on the terms set forth therein, without waiver or modification of any material terms. Our opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. We have assumed no obligation to update this opinion although any change in conditions could substantially change our opinion.

     This opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the stockholders of the Company may trade at any time.

     Further, you did not request us to, nor did we, either solicit third party indications of interest or evaluate any specific third party proposals relating to the acquisition of all or part of the Company. We did not participate in the negotiations with respect to the Merger or advise you with respect to alternatives to it.

     It is understood that this letter is for the information of the Board of Directors only and, except for inclusion of this letter in its entirety in a proxy statement of the Company relating to the Merger, may not be used or quoted for any other purpose without our prior written consent.

     In rendering this opinion, we have not been engaged to act as an agent or fiduciary of the stockholders of the Company or any other third party. We have been engaged solely to render this opinion and for no other reason. We will receive a fee for our services.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange is fair to the stockholders of the Company from a financial point of view.

                                            Very truly yours,

                                            HARRIS NESBITT CORP.


                                            --------------------------

                                    ANNEX C


                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HIRSCH INTERNATIONAL CORP.

                ------------------------------------------------
                        Under Sections 242 and 245 of the
                        Delaware General Corporation Law
                ------------------------------------------------

     The undersigned, Paul Gallagher and Beverly Eichel, being President and Secretary, respectively, of HIRSCH INTERNATIONAL CORP., a Delaware Corporation (the "Corporation") hereby certify as follows:

     1. The name of the Corporation is Hirsch International Corp. The name under which the Corporation was originally formed was Portman-Curson, Inc. The Certificate of Incorporation was filed by the Department of State of the State of Delaware on December 7, 1970.

     2. The Certificate of Incorporation of the Corporation is hereby amended to effect, among other things, a change of the Corporation's name and to eliminate the two classes of Common Stock.

     3. That the Board of Directors duly adopted resolutions proposing to amend and restate this Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

     FIRST:   The name of the Corporation is Hirsch International Corp.

     SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company is appointed the registered agent of this Corporation at the address of its registered office.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: On the filing date of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which shall be the effective date of this Second Amended and Restated Certificate of Incorporation, each share of Class A Common Stock, $.01 par value and each share of Class B Common Stock, $.01 par value shall be automatically converted into one share of Common Stock, $.01 par value ("Common Stock"). The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 consisting of (i) 50,000,000 shares of Common Stock, and
(ii) 1,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock") which shall have the following powers, privileges and rights:

     a. Common Stock. The aggregate number of shares of Common Stock which the Corporation may issue is 50,000,000, with a par value of $.01. The shares of Common Stock shall have identical rights and privileges in every respect. Each shareholder of record shall be entitled to one vote per share on all matters submitted to a vote of the shareholders.

     b. Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation may issue is 1,000,000, with a par value of $.01. The Preferred Stock may by issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article 4c, which is applicable to all series of preferred shares, but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. The Board of Directors is hereby authorized and required to fix, in the manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in this Certificate, including, but not limited to:

     (1) Designation of Series-Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

     (2) Dividend Rates and Rights. The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto, including, in the event of Cumulative Preferred Stock, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series;

     (3) Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;

     (4) Sinking Fund. The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

     (5) Voluntary Liquidation Preferences. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;

     (6) Conversion Rights. The rights, if any, of the holders of shares of each series to convert such shares into the Corporation's Common Stock and the terms and conditions of such conversion; and

     (7) Voting Rights. The voting rights, if any, of the holders of the shares of each series, and any other preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

     On the filing date of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which shall be the effective date of this Amendment, each share of Class A Common Stock $.01 par value and each share of Class B Common Stock $.01 par value shall be converted into one share of Common Stock.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subss.
     (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

          3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of Subsection (b) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: From time to time any of the provisions of this certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of Incorporation are granted subject to the provisions of this Article TENTH.

     ELEVENTH: This Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Certificate of Incorporation and hereby affirm that the statements made herein are true under the penalties of perjury, this ____ day of ____________, 2005.


                                        /s/Paul Gallagher
                                        ----------------------------
                                        Paul Gallagher, President, Chief
                                        Executive Officer and Chief
                                        Operating Officer


                                        /s/Beverly Eichel
                                        ---------------------------
                                        Beverly Eichel, Vice President-Finance,
                                        Chief Financial Officer and Secretary

                                    ANNEX D


                                      *****



                           HIRSCH INTERNATIONAL CORP.




                                      *****




                           SECOND AMENDED AND RESTATED
                                     BY-LAWS
                              (as of _____________)



                                      *****


                                   I. OFFICES

     1.1 The registered office and the registered agent of the Corporation shall be located at such place as the Board of Directors may from time to time designate.

     1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                       II. ANNUAL MEETING OF STOCKHOLDERS

     2.1 All meetings of Stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     2.2 Written notice of the Annual Meeting stating the time, place, and purpose or purposes of the meeting shall be delivered either personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting.

     2.3 When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors establishes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record on the new record date.

     2.4 Notice of meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     2.5 Any action required or permitted to be take at a meeting of Stockholders by statute, the Certificate of Incorporation, or these By-Laws, may be taken without a meeting upon the written consent of the stockholders entitled to vote who in the aggregate own the requisite amount of issued and outstanding shares of stock of the Corporation which constitutes the minimum number of votes necessary to authorize such action at a meeting at which all Stockholders entitled to vote thereon were present and voting.

                      III. SPECIAL MEETING OF STOCKHOLDERS

     3.1 Special Meetings of Stockholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     3.2 Special Meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.

     3.3 Written notice of a Special Meeting stating the time, place, and purpose or purposes of the meeting for which the meting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by mail, or by telegram, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting.

                         IV. QUORUM AND VOTING OF STOCK

     4.1 The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meeting of the Stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     4.2 If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Stockholders unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation.

     4.3 Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders, unless otherwise provided in the Certificate of Incorporation. A Stockholder may vote either in person or by proxy.

                                  V. DIRECTORS

     5.1 The number of Directors which shall constitute the whole Board of Directors shall be nine, such number to be increased or decreased by an amendment to these By-Laws. Directors need not be residents of the State of Delaware or Stockholders of the Corporation. The Directors, other than the first Board of Directors, shall be elected at the Annual Meeting of the Stockholders, except as hereinafter provided, and each Director elected shall serve until the next succeeding Annual Meeting and until his successor shall have been elected and qualified.

     5.2 Unless otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors or an increase in the number of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at any Annual Meeting or at a Special Meeting of Stockholders called for that purpose. A Director elected to fill newly created directorship shall serve until the next succeeding Annual Meeting of Stockholders and until his successor shall have been elected and qualified. If by reason of death, resignation or other cause, the Corporation has no Directors in office, any Stockholder or the executor or administrator of the deceased Stockholder may call a Special Meeting of Stockholders for the election of Directors and, over his own signature, shall give notice of said meeting in accordance with these By-Laws.

     5.3 One or more or all of the Directors of the Corporation may be removed for cause by the Stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of such Directors.

     5.4 The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

     5.5 The Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

     5.6 The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all Directors and Officers of the Corporation.

                     VI. MEETINGS OF THE BOARD OF DIRECTORS

     6.1 Meetings of the Board of Directors, regular or Special, may be held either within or without the State of Delaware, and at such time and place as shall be determined by the Board.

     6.2 Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     6.3 Special Meetings of the Board of Directors may be called by the President on two (2) days notice to each Director, either personally or by mail or by telegram; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors. Notice need not be given to any Director who signs a waiver of notice, whether before or after the meeting.

     6.4 Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     6.5 A majority of the then current number of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute, these By-Laws or by the Certificate of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute or by the Certificate of Incorporation provided, however, that the approval of not less than 70% of the Directors constituting the Board of Directors shall be required for the Board to take the following actions: (a) approval of the Corporation's annual budget; (b) the incurrence of indebtedness in excess of $2.5 million in the aggregate, excluding indebtedness incurred in the ordinary course of business; (c) issuance of any additional equity securities or any securities convertible into equity securities of the Corporation, in excess of $2.5 million in the aggregate, or the granting of any options, warrants or other right to acquire equity securities of the Corporation; (d) approval of the sale, lease, exchange or other disposition of any material asset of the Corporation or any of its subsidiaries, or the merger, consolidation or liquidation of the Corporation or any of its subsidiaries; (e) approval of the acquisition of any asset or assets outside of the ordinary course of business in one or a series of related transactions having an aggregate purchase price in excess of $5 million; (f) approval or payment of any dividend on any equity securities of the Corporation, or the repurchase or redemption of any securities of the Corporation; (g) approval of any stock split, combination or reclassification of any equity securities of the Corporation; (h) subject to Section 11.7 below, approval of any transaction between the Corporation or its subsidiaries and any Affiliate (as such term is defined in Rule 144 promulgated under the Securities Exchange Act of 1934, as amended); (i) approval of any amendment to the Corporation's Certificate of Incorporation or these By-Laws; (j) approval of a change in the number of Directors that constitute the Board of Directors and (k) approval of the appointment or removal or any executive officer, or the adoption or amendment of any employment contract or terms of employment of any executive officer or any manager with authority substantially equivalent to that of an executive officer of the Corporation or any subsidiary. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     6.6 Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a Meeting of the Board, or any committee thereof may be taken without a meeting and, shall be deemed the action of the Board of Directors or of a committee thereof, if all Directors or committee member, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

               VII. EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

     7.1 The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate one or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, subject to the provisions of
Section 6.5 above and except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or Special Meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceeding and report the same to the Board when required.

                                 VIII. NOTICES

     8.1 Whenever, under the provisions of the statues or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     8.2 Whenever any notice is required to be given by law or under the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  IX. OFFICERS

     9.1 The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose the Officers, none of whom need be a member of the Board of Directors.

     9.2 The Board of Directors may appoint such Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     9.3 The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

     9.4 The Officers of the Corporation shall hold office until their successors are duly chosen and qualified. Any Officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                 THE PRESIDENT

     9.5 The President, if one be appointed, shall preside at all meetings of the Stockholders and in the absence of the Chairman of the Board of Directors, at the meeting of the Board of Directors, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     9.6 The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the singing and execution thereof shall be delegated by the Board of Directors to some other Office or agent of the Corporation.

                              THE VICE PRESIDENTS

     9.7 The Vice President, if one be elected, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     9.8 The Secretary, if one be elected, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and Special Meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other Office to affix the seal of the Corporation and to attest the affixing by his signature.

     9.9 The Assistant Secretary, if one be elected, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     9.10 The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     9.11 The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     9.12 If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     9.13 The Assistant Treasurer, if one be elected, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                            CHIEF FINANCIAL OFFICER

     9.14 The Chief Financial Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.

                            CHIEF EXECUTIVE OFFICER

     9.15 The Chief Executive Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.

                            CHIEF OPERATING OFFICER

     9.16 The Chief Operating Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.

                           X. CERTIFICATES FOR SHARES

     10.1 The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

     10.2 When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any Stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     10.3 The signatures of the Officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issues.

                               LOST CERTIFICATES

     10.4 The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

     10.5 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                           CLOSING OF TRANSFER BOOKS

     10.6 For the purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholder, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section. such determination shall apply to any adjournment thereof.

                            REGISTERED STOCKHOLDERS

     10.7 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                              LIST OF STOCKHOLDERS

     10.8 The Officer or agent having charge of the transfer books for shares shall make, and certify a complete list of the Stockholders entitled to vote at a Stockholders' meeting, or adjournment thereof, arranged in alphabetical order within each class and series, with the address of, and the number of shares held by each Stockholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any meeting of the Stockholders.

                        XI GENERAL PROVISIONS DIVIDENDS

     11.1 Subject to the provisions of the Certificate of Incorporation and these By-Laws relating thereto, if any, dividends may be declared by the Board of Directors at any regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

     11.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     11.3 All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

     11.4 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     11.5 The Corporation seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                INDEMNIFICATION

     11.6 (a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a trustee, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgment, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

     (b) The Corporation may purchase and maintain insurance on any person who is or was a trustee, director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such position or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Paragraph 11.6(a).

                            AFFILIATED TRANSACTIONS

     11.7 All transactions between the Corporation and any of its officers, directors or Affiliates (except for wholly-owned subsidiaries) must be approved by not less and 70% of the unaffiliated members of the Board of Directors and be on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties and must be in connection with bona fide business purposes of the Corporation.

     11.8 In the event the Corporation makes a loan to an individual affiliate (other than a short-term advance for travel, business expense, relocation or similar ordinary operating expenditure), such loan shall be approved by at least 70% of the unaffiliated directors of the Corporation provided that any such loan must be permitted under applicable law, rule or regulation.

                                   AMENDMENTS

     11.9 These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the affirmative vote of not less than 70% of the members of the Board of Directors at any regular or Special Meeting of the Board of Directors, subject to any provision in the Certificate of Incorporation reserving to the Stockholders the power to adopt, amend, or repeal By-Laws, but By-Laws made by the Board of Directors may be altered or repealed and new By-Laws made by the Stockholders. The Stockholders may prescribe that any By-Law made by them shall not be altered or repealed by the Board of Directors.

                                    ANNEX E


                                VOTING AGREEMENT



     VOTING AGREEMENT (the "Agreement"), dated as of July 20, 2005, by and among Sheridan Square Entertainment, Inc., a Delaware corporation ("Sheridan"), Hirsch International Corp., a Delaware corporation ("Hirsch"), and the individuals listed on Schedule A attached hereto (each a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, Sheridan and Hirsch are parties to that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which SSE Acquisition Corp., a wholly-owned subsidiary of Hirsch, shall merge with and into Sheridan, with Sheridan being the surviving corporation and becoming a wholly-owned subsidiary of Hirsch (the "Merger Transaction"); and

     WHEREAS, as an inducement for Sheridan to enter into the Merger Agreement, the Stockholders have agreed to vote their shares of Hirsch stock in favor of the Merger Transaction;

     WHEREAS, a condition precedent to the execution and delivery of the Merger Agreement is the execution and delivery of this Agreement; and

     WHEREAS, as of the date hereof, each Stockholder is the registered owner of, or has the power to vote, the number of shares of common stock of Hirsch ("Hirsch Stock") as indicated on Schedule A.

     NOW, THEREFORE for valuable consideration, including the execution and delivery of the Merger Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.   Voting of Shares.

     a. Voting of Shares. At every meeting of the Stockholders of Hirsch called, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders of Hirsch, each Stockholder shall vote (or cause to be voted) the Shares (as defined in Section 1(b) below) owned by such
Stockholder: (i) in favor of the adoption of the Merger Agreement and all of the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving Hirsch (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Hirsch under the Merger Agreement or which would result in any of the conditions to Hirsch's obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement provided, however, that the agreements of any such Stockholder described in (i) through (iii) above shall not apply where such Stockholder is also a director of Hirsch and, Hirsch has received a Superior Proposal (as such term is defined in Section 4.14(d) of the Merger Agreement).

     b. "Shares" shall mean: (i) all securities of Hirsch (including all shares of Hirsch Stock and all options, warrants and other rights to acquire Hirsch Stock) owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of Hirsch (including all shares of Hirsch Stock and all additional options, warrants and other rights to acquire Hirsch Stock) of which each Stockholder acquires ownership during the period from the date of this Agreement through the termination of this Agreement. In the event of a stock dividend or distribution, or any change in Hirsch Stock by reason of any stock dividend or distribution, or any change in Hirsch Stock by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

     c. Each Stockholder hereby gives any consents or waivers that are reasonably required for the approval of the Merger Transaction under the terms of any agreements to which the Stockholder is a party.

     d. Nothing in this Agreement shall limit or restrict any Stockholder in acting in his capacity as a director of Hirsch or any Subsidiary of Hirsch and exercising his fiduciary responsibilities, it being understood that this Agreement shall apply to each Stockholder solely in his capacity as a stockholder of the Company, and shall not apply to such stockholders actions, judgment or decisions as a director of Hirsch or any Subsidary of Hirsch.

     e. Promptly following the execution of this Agreement, the parties hereto shall use their reasonable efforts to cause Paul Levine, a substantial shareholder of Hirsch, to execute and become a party to this Agreement.

2.   Restrictions on Transfer of Shares.

     a. Prior to the consummation of the Merger Transaction, each Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection (b) of this Section 2: (i) tender any of the Stockholder's Shares or any securities convertible into or exchangeable or exercisable for the Stockholder's Shares to any person; (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Stockholder's Shares or any securities convertible into, exchangeable or exercisable for the Stockholder's Shares; (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Stockholder's Shares; (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Hirsch (except pursuant to the Merger Transaction), (v) deposit any of the Stockholder's Shares into a voting trust or depositary facility or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto; or (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares, any securities convertible into, exchangeable or exercisable for shares of Hirsch Stock or any other capital stock of Hirsch or any interest in any of the foregoing with any person (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a "Transfer").

     b. Notwithstanding subsection (a) above, each Stockholder may take an action described in subsection (a) of this Section 2 if (i) Sheridan gives its prior written consent to such action or (ii) the proposed transferee shall have executed a counterpart of this Agreement and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

     c. No Stockholder shall request that Hirsch or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by Hirsch of any Transfer of such Stockholder's Shares, unless such Transfer is made in compliance with this Agreement.

     d. Hirsch will not register the Transfer (book-entry or otherwise) of any certificate or uncertified interest representing any of the Stockholder's Shares and will enter a stop transfer instruction on any Transfer attempted in violation of this Agreement.

3. Representations and Warranties; Additional Covenants of the Stockholders. Each Stockholder hereby represents and warrants, severally and not jointly, and covenants to Sheridan as follows:

     a. Authorization. Stockholder has the power, corporate or otherwise, and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly and validly authorized by such Stockholder and no other proceedings, corporate or otherwise, on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     b. No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents, if any, of each Stockholder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which any of its properties or assets including the Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to such Stockholder or any of its properties or assets, including the Shares.

     c. Title to Shares. Stockholder is the registered or beneficial owner of its Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of Hirsch owned of record or beneficially by such Stockholder on the date of this Agreement.

     d. Accredited Investor. Stockholder is an "accredited investor" within the meaning of the United States Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     e. Reliance by Sheridan. Stockholder acknowledges that the execution and delivery of this Agreement is a material and substantial inducement for Sheridan to execute and deliver the Merger Agreement.

     f. Certain Actions. Prior to the termination of this Agreement, each Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect.

     g. Acknowledgment and Approval of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement and that the Stockholder has reviewed and understands the terms thereof.

     h. Ownership. Nothing contained in this Agreement shall be deemed to vest in Sheridan any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder's Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Stockholder's Shares shall remain and belong to the Stockholder, and Sheridan shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Hirsch or exercise any power or authority to direct such Stockholder in the voting of any of such Stockholder's Shares, except as otherwise provided herein, or the performance of the Stockholder's duties or responsibilities as a Stockholder of Hirsch.

     i. No Solicitation. Stockholder will not, directly or indirectly, and will instruct its agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit or initiate any proposal or offer (including, without limitation, any proposal or offer to the Stockholders of Hirsch) that constitutes, or may reasonably be expected to lead to, any acquisition of Hirsch (an "Acquisition"). Stockholder shall notify Sheridan immediately after receipt by such Stockholder or any of such Stockholder's agents, representatives, affiliates, employees, officers and directors, of any proposal for, or inquiry respecting, an Acquisition or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of Hirsch by any person or entity that informs or has informed Hirsch or any Stockholder that it is considering making or has made such a proposal or inquiry provided, that if Stockholder is a director or officer of Hirsch, such disclosure does not, in the opinion of counsel to Hirsch, violate any fiduciary duty or obligation which Stockholder, in his capacity as a director or officer of Hirsch, may owe to Hirsch or the other stockholders of Hirsch. Such notice to Sheridan shall indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition, except in respect of the transactions contemplated by this Agreement, to the extent that such Stockholder is also an officer or director of Hirsch.

4.   General Provisions.

     a. Notices. All notices and other communications given or made pursuant this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

if to Hirsch:      Hirsch International Corp.
                   200 Wireless Boulevard
                   Hauppauge, New York  11788
                   Attention:  Paul Gallagher
                   Facsimile No.: (631) 952-7110

with a copy to:    Ruskin Moscou Faltischek, P.C.
                   East Tower, 15th Floor
                   190 EAB Plaza
                   Uniondale, New York  11556-0190
                   Attention:  Adam Silvers, Esq.
                   Facsimile No.:  (516) 663-6719

if to              then to the address listed opposite such  Stockholder's name
a Stockholder:     on Schedule A attached ---------- hereto.

if to Sheridan:    Sheridan Square Entertainment, Inc.
                   130 Fifth Avenue, 7th Floor
                   New York, New York  10011
                   Attention:  Joseph Bianco
                   Facsimile No.:  (212) 414-3231

with a copy to:    Olshan Grundman Frome Rosenzweig & Wolosky LLP
                   Park Avenue Tower
                   65 East 55th Street
                   New York, New York  10022
                   Attention:  Robert L. Frome, Esq.
                   Facsimile No.:  (212) 451-2222

     b. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     c. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application hereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application hereof, in any other jurisdiction.

     d. Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or further exercise hereof or the exercise of any other right, power or privilege.

     e. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties by operation of law or otherwise without the prior written consent of the other parties.

     f. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles hereof.

     h. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     i. Submission to Jurisdiction; Waivers; Consent to Service of Process. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined only in a United States or New York State Court sitting in the counties of New York or Suffolk, State of New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts in the event that any dispute arises out of this Agreement or any transaction contemplated hereby. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 4(a). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4(i), (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     j.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     k. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED ISSUES AND, THEREFORE, SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES (i) THAT SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (ii) THAT SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iii) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(k).

     l. Termination. This Agreement and all obligations of the parties hereunder and thereunder, shall terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement or
(ii) the consummation of the Merger Transaction.

     m. Further Assurances. Each party to this Agreement agrees (i) to furnish upon request to the other party such further information, (ii) to execute and deliver to the other party such other documents and (iii) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

     n. Interpretation. The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and exhibit references are to the sections and exhibits of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Sheridan"                                      "Hirsch"

Sheridan Square Entertainment, Inc.             Hirsch International Corp.



By:  /s/ Joseph J. Bianco                  By:  /s/ Paul Gallagher
    --------------------------------            -------------------------------
    Name:  Joseph J. Bianco                     Name:  Paul Gallagher
    Title:  Co-Chief Executive Officer          Title:  President and Chief CEO



"STOCKHOLDERS"



By:  /s/ Paul Gallagher
     -------------------------------
     Name:  Paul Gallagher
     Title: President and Chief CEO


By:    /s/ Henry Arnberg
       -------------------------------
       Name: Henry Arnberg
       Title: Chairman of the Board




                      [Signature Page to Voting Agreement]

                                   SCHEDULE A

                                  STOCKHOLDERS

Name                  Address                                Number and Type of Shares
----                  -------                                -------------------------

Henry Arnberg         c/o Hirsch International Corp.         981, 659 shares - Class A Common Stock
                      200 Wireless Boulevard                 400,018 shares - Class B Common Stock
                      Hauppauge, New York 11787

Paul Gallagher        c/o Hirsch International Corp.         295,000 shares - Class A Common Stock
                      200 Wireless Boulevard
                      Hauppauge, New York 11787

                                    ANNEX F


                           HIRSCH INTERNATIONAL CORP.

                             2003 STOCK OPTION PLAN


     1. Plan; Purpose; General. The purpose of this 2003 Stock Option Plan (the "Plan") is to advance the interests of Hirsch International Corp. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company.

     3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two members. Each of the members must be a "non-employee director" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 8) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "non-employee directors" within the meaning of Exchange Act Rule 16b-3.

     5. Grant of Options.

     (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after December 1, 2013 but options previously granted may extend beyond that date.

     6. Terms and Conditions of Options.

     (a) Exercise Price. The purchase price per Share for Shares issuable upon exercise of options shall be determined by the Board except that Incentive Options shall have an exercise price which is a minimum of one hundred (100%) percent of fair market value on the date of grant. For this purpose, "fair market value" will be determined as set forth in Section 8. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common Stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.

     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (d) Vesting. The Board may impose such vesting restrictions on options granted hereunder as it sees fit at the time of grant.

     (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(g).

     (f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant or advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

     (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its Common Stock previously owned by the Participant or
(iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 9 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's Common Stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     7. Shares Subject to Plan.

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares of Common Stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 5,000,000 Shares of Common Stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     8. Definitions.

     (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Common Stock shall be deemed to be:

     (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ");

     (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

     (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     10. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding option beyond five years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

ANNEX G











                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS





                FOR THE FIVE MONTHS ENDING DECEMBER 31, 2003 AND

                        THE YEAR ENDING DECEMBER 31, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Directors
Sheridan Square Entertainment, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sheridan Square Entertainment, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and for the period from July 29, 2003 (Inception) to December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sheridan Square Entertainment, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from July 29, 2003 (Inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States.


                                                  /s/ Sherb & Co., LLP
                                                  ----------------------------
                                                  Certified Public Accountants

New York, New York
June 22, 2005

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                        December 31
                                            -----------------------------------
                                                  2004               2003
                                            ---------------    ----------------

CURRENT ASSETS

  Cash and cash equivalents                  $   878,885         $  5,288,192
  Accounts receivable, net of allowances
    of $1,673,686 and $1,653,255 at           11,095,892            7,635,459
    December 31, 2004 and 2003,
    respectively

  Inventory                                    5,890,489            5,073,218
  Prepaid expenses                               455,875               85,630
  Advances to artists                          1,928,240              367,086
                                               ---------              -------

        TOTAL CURRENT ASSETS                  20,249,381           18,449,585
                                              ----------           ----------


PROPERTY AND EQUIPMENT, at cost
  less accumulated depreciation
  of $1,095,784 and $1,002,463
  at December 31, 2004 and 2003,
  respectively                                  428,536               229,008
                                               ---------              -------

OTHER ASSETS

  Security deposits and other assets            174,282                88,597

  Financing costs, less accumulated
    amortization of $377,423 and $93,095      2,552,538             1,101,349
    at December 31, 2004 and 2003,
    respectively

  Goodwill                                    2,590,000             2,590,000

  Non-contractual customer oblgiations,
    less accumulated amortization
    of $935,836 and $275,246 at
    December 31, 2004 and 2003,
    respectively                              8,973,006             9,633,596

  Music catalogs, less accumulated
  amortization of $833,940 and $183,767      15,051,041             6,635,833
                                             ----------             ---------
    at December 31, 2004 and 2003,
    respectively

        TOTAL OTHER ASSETS                   29,340,867            20,049,375
                                             ----------            ----------

        TOTAL ASSETS                        $50,018,784           $38,727,968
                                            ===========           ===========


                See Notes to Consolidated Financial Statements


                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         December 31
                                             ----------------------------------
                                                   2004               2003
                                             ---------------    ---------------

CURRENT LIABILITIES

        Accounts payable                     $  8,352,433       $  7,443,197

        Accrued expenses                        1,405,559          1,629,575

        Royalties payable                       3,531,247          2,225,093

        Reserve for returns                     1,966,329          1,608,624

        Deferred revenue - current portion        330,217            366,908

        Other liabilities                         240,996            461,844

        Notes payable - current portion         1,366,200          1,579,167

        Due on catalog acquisition -
          current portion                       1,000,000               -
                                               ----------         ----------

          TOTAL CURRENT LIABILITIES            18,192,981         15,314,408
                                               ----------         ----------

LONG TERM LIABILITIES

        Deferred revenue less
          current portion                        147,434            262,136

        Due on catalog acquisition -
          less current portion                 2,000,000               -

        Notes payable - less current
          portion                             15,531,623          7,138,063

        Deferred tax liability                 2,590,000          2,590,000
                                               ---------          ---------

          TOTAL LONG TERM LIABILITIES         20,269,057          9,990,199
                                              ----------         ----------

          TOTAL LIABILITIES                   38,462,038         25,304,607
                                              ----------         ----------

        COMMITMENTS AND CONTINGENCIES

        MINORITY INTEREST                         20,045             -
                                              ----------         ----------

                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                LIABILITIES AND STOCKHOLDERS' EQUITY -- Continued
                                   December 31


                                                         December 31
                                             ----------------------------------
                                                   2004               2003
                                             ---------------    ---------------

STOCKHOLDERS' EQUITY

Non-voting preferred stock
  Series A1, $1.00 par value; 8,245,000
  shares authorized; 8,031,250
  shares issued and outstanding; total
  liquidation preference of
  outstanding shares - $8,031,250              8,031,250          8,031,250

Non-voting preferred stock
  Series A2, $1.00 par value; 8,245,000
  shares authorized; 4,133,157
  shares issued and outstanding; total
  liquidation preference of
  outstanding shares - $6,968,750 and
  $4,133,157 as of December 31,
  2004 and December 31, 2003, respectively     6,968,750          4,133,157

Non-voting preferred stock
  Series A3, $1.00 par value; 1,500,000
  shares authorized; 1,422,368
  shares issued and outstanding; total
  liquidation preference of
  outstanding shares - $1,422,368              1,422,368          1,422,368

Non-voting preferred stock
  Series A4, $1.00 par value; 30,000
  shares authorized; 28,834 shares
  issued and outstanding; total
  liquidation preference of                       28,834             28,834
  outstanding shares - $28,834

Non-voting preferred stock
  Series A5, $1.00 par value; 10,000,000
  shares authorized; -0- shares
  issued and outstanding                            -                   -

Non-voting preferred stock
  Series A6, $1.00 par value; 20,000
  shares authorized; -0- shares
  issued and outstanding                            -                   -

Non-voting preferred stock
  Series B, $1.00 par value;
  300,000 shares authorized; 12,598
  shares issued and outstanding;
  total liquidation preference of
  outstanding shares - $1,259,820                12,598                 -

Voting common stock
  Class A, $0.01 par value; 200,000
  authorized; 94,536 shares issued
  and outstanding                                   945                 945

Non-Voting common stock
  Class B, $0.01 par value; 1,000
  authorized; 288 shares
  shares issued and outstanding                       3                   3

Additional paid in capital                    1,247,222                -

Accumulated deficit) retained earnings      (6,175,269)           (193,196)
                                            ----------             -------

        TOTAL STOCKHOLDERS' EQUITY          11,536,701           13,423,361
                                            ----------           ----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                     $50,018,784          $38,727,968
                                           ===========          ===========

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       For The Period From July
                                  For The Year Ended    29, 2003 (Inception)
                                  December 31, 2004     to December 31, 2003
                                  -----------------    ------------------------

NET SALES                            $37,991,526            $17,279,270

COST OF SALES                         24,762,134             10,605,063
                                      ----------             ----------

GROSS PROFIT                          13,229,392              6,674,207
                                      ----------              ---------

SELLING AND ADMINISTRATIVE
  EXPENSES                            16,634,503              5,303,317

DEPRECIATION AND AMORTIZATION          1,717,734                629,774
                                       ---------                -------

TOTAL EXPENSES                        18,352,237              5,933,091
                                      ----------              ---------


(LOSS) INCOME FROM OPERATIONS        (5,122,845)                741,116
                                     ----------               ---------


OTHER EXPENSES
  Interest Expense                      644,721                 174,349
  Minority Interest                      20,045                       -
  Abandoned Acquisition Expenses        194,462                       -
  Lease Settlement Charge                     -                 759,963
                                     ----------               ---------


TOTAL OTHER EXPENSES (INCOME)           859,228                 934,312
                                     ----------               ---------

NET (LOSS) INCOME                 $ (5,982,073)              $(193,196)
                                  =============              ==========

                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

          FOR THE PERIOD JULY 29, 2003 (INCEPTION) TO DECEMBER 31, 2004

                                                                                                             (Accumulated
                                                                                                              Deficit)
                             Common Stock                        Preferred Stock                Additional
                     -----------------------------    --------------------------------------    Paid In       Retained
                     Shares      Class    Amount       Shares       Series       Amount         Capital       Earnings      Total
                     --------    ------   --------    ----------    ------    --------------    ---------    ------------  --------

Balance - July 29,
2003 (Inception)        -         -       $ -              -          -        $-                $-            $-           $-

Proceeds from
issuance of
stock                80,312        A         803      8,031,250      A1       8,031,250           -            -          8,032,053

Stock issue for
acquisition          14,224        A         142      1,422,368      A3       1,422,368           -            -          1,422,510

                        288        B           3         28,834      A4          28,834           -            -             28,837

Proceeds from
sale of stock           -                    -         4,133,157     A2       4,133,157           -            -          4,133,157


Net Loss                -                    -             -                       -              -          (27,950)      (27,950)
                     ------                  ---     ----------               ----------                     -------     ----------

Balance -
December 31,
2003                 94,824                  948     13,615,609               13,615,609          -          (27,950)    13,588,607
                     ------                  ---     ----------               ----------                     -------     ----------

Proceeds from
issuance of
stock                   -                    -        2,835,593      A2       2,835,593           -            -          2,835,593

Proceeds from
issuance of
stock                   -                    -           12,598       B          12,598         1,247,222      -          1,259,820

Net Loss                -                    -            -                        -               -        (5,982,073)  5,982,073)
                     --------             --------    ----------              --------------    ---------    ---------- -----------

Balance -
December 31,
2004                 94,824                $948       16,463,800              $16,463,800       1,247,222  $(6,175,269) $11,536,701
                     ========             ========    ==========              ============      =========  ============ ===========



                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    For The Period From
                                                                                     July 29, 2003
                                                          For The Year Ended         (Inception) to
                                                          December 31, 2004         December 31, 2003
                                                          -----------------         -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $   (5,982,073)             $   (193,196)
  Adjustments to reconcile net (loss) income
  to net cash used by operating activities:

     Depreciation                                                 120,700                    77,666
     Amortization                                               1,595,091                   552,108
     Minority interests                                            20,045                         -
     Deferred tax expense                                         264,000                   110,000
  (Increase) Decrease in:
     Accounts receivable                                      (1,968,895)               (2,498,366)
     Inventory                                                  (639,935)               (2,359,563)
     Prepaid expenses                                           (370,245)                   881,141
     Security deposits and other assets                            26,466                  (88,597)
     Advances to artists                                      (1,060,349)                   556,758
  Increase (Decrease) in:
     Accounts payable                                           (234,300)               (3,630,998)
     Accrued expenses                                           (224,016)                    91,090
     Royalties payable                                          1,306,154                 2,225,093
     Reserve for returns                                        (479,822)                    29,234
     Other liabilities                                          (642,336)                   342,727
     Deferred revenue                                           (151,393)                   629,044
                                                        -----------------        ------------------
Net cash used in operating activities                         (8,684,908)               (3,385,859)
                                                        -----------------        ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                         (239,364)                  (96,720)
     Net payment made to former owners of Musicrama                    -                (9,000,000)
     Cost of acquiring subsidiaries                             (128,811)                 (576,422)
     Acquisition of music catalogs                            (5,896,713)                 (340,000)
                                                        -----------------        ------------------
Net cash used by investing activities                         (6,264,888)              (10,013,142)
                                                        -----------------        ------------------

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    For The Period From
                                                                                     July 29, 2003
                                                          For The Year Ended         (Inception) to
                                                          December 31, 2004         December 31, 2003
                                                          -----------------         -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing under revolving bank loan                        2,988,705                3,521,530
  Proceeds from notes payable                                7,021,388                4,500,000
  Principal payments on notes payable                      (1,829,500)                (304,300)
  Financing transaction costs                              (1,735,517)                (864,444)
  Capital contributions                                      4,095,413               11,834,407
                                                          -----------------         -----------------
Net cash provided by financing activities                   10,540,489               18,687,193
                                                          -----------------         -----------------


NET (DECREASE) INCREASE IN CASH                             (4,409,307)               5,288,192

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD               5,288,192                       -
                                                          -----------------         -----------------


CASH AND CASH EQUIVALENTS - END OF PERIOD                  $    878,885              $5,288,192
                                                           ================         =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
  Interest                                                 $    536,587              $  120,708
                                                           ================         =================
  Taxes                                                    $     61,390              $  101,017
                                                           ================         =================


NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common and preferred stock issued for music
    catalog purchases                                      $        -                $1,451,347
  Common and preferred stock issued for contribution
    of music catalog                                                                 $  330,033
  Common stock issued in connection with sale of
    preferred stock                                                                  $      770
  Acquisition of subsidiary for debt                       $        -                $1,000,000
  Holdback reserve on catalog acquisition                  $ 3,000,000               $        -



                 See Notes to Consolidated Financial Statements

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 1:        Organization and Nature of Business

               Sheridan Square Entertainment, Inc. ("Sheridan"), formerly known as Sheridan Square Acquisition, Inc. was incorporated on July 29, 2003 in Delaware and currently has its corporate offices located in New York. During 2003, Music Distribution Holdings, LLC, a wholly owned subsidiary of Sheridan purchased Musicrama, Inc. ("Musicrama"), a distributor of prerecorded music and Sheridan Square Entertainment, LLC d/b/a Artemis Records ("Artemis"), a record label that produces original music recordings and licenses its music catalog. On June 30, 2004, Sheridan Square Entertainment, LLC was merged into Sheridan. In 2004, Sheridan purchased (i) Tone Cool Records Corporation ("Tone Cool"), a record label incorporated in Massachusetts, (ii) substantially all of the music recordings catalog of Ropeadope Music Entertainment, LLC ("Ropeadope"), (iii) the assets of Compendia Music Group ("Compendia"), a major record label, and (iv) formed Musicrama Distribution and Marketing Inc.("MDM") to develop, enhance and expand Musicrama's retail resources. The above entities are collectively referred to as Sheridan Square Entertainment, Inc. and Subsidiaries (collectively "the Company")


Note 2:        Summary of Significant Accounting Policies

               This summary of significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

               Principles of Consolidation

               The accompanying consolidated financial statements include the accounts of Sheridan Square Entertainment, Inc. and its subsidiaries, all of which are wholly-owned except for a joint venture disclosed in Note 3. All significant intercompany accounts and transactions have been eliminated.

               Cash and Cash Equivalents

               The  Company  considers  all  short-term  investments,   with  an
               original maturity of three months or less, to be cash equivalents. Accounts at banking institutions may at times exceed federally insured limits. As of December 31, 2004 and 2003 the Company had $613,647 and $4,744,851, respectively over such limits.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 2:        Summary of Significant Accounting Policies (continued)

               Revenue Recognition

               The Company derives its revenue substantially from sales arising from the distribution of prerecorded music, the sale of music recordings (predominantly compact discs) produced by the Company, and from the licensing of Company-owned master recordings. Revenue from music sales is recognized at the time of shipment to the customer, while licensing revenue is recognized as income is earned over the term of the agreement. Most sales of prerecorded music are made with a right of return of unsold goods. Estimated reserves for returns are established by management based upon historical experience and product mix and are subject to ongoing review and adjustment by the Company. These reserves are recorded at the time of sale and are reflected as a reduction in revenues. The accompanying consolidated balance sheet includes a provision for returns which has been netted against the accounts receivable of Musicrama and a liability for the reserve for returns for Artemis, Tone Cool and Compendia. Minimum guarantees (advances) received from licensees are recorded as deferred revenue and are amortized over the performance period, which is generally the period covered by the agreement.

               Cost of Goods Sold

               The Company expenses all product manufacturing, distribution costs, freight in and royalty costs associated with music sales as cost of goods sold. Distribution fees, included in cost of sales, are primarily paid to third party distributors based on a percentage of sales. The services provided by the third party distributor include sales, fulfillment and storage of the Company's product. Also included in distribution fees are fees paid to a third party service provider for data entry, generation of invoices, cash processing and logistics services. Distribution fees were approximately $1,740,305 and $1,402,146 for the year and period ended December 31, 2004 and 2003, respectively.

               Shipping and Handling Costs

               Musicrama expenses all shipping and handling costs incurred in the shipment of goods to customers as part of selling and administrative expenses.

               Accounts Receivable

               The Company does not have a provision for doubtful accounts. Amounts deemed unrecoverable by management, based on specific analysis, are written off as they are identified. Management believes that this approach is approximate to the allowance method. Estimated reserves for returns are established by management and at December 31, 2004 and December 31, 2003, Musicrama's reserve was $1,560,581. Musicrama also provides for an allowance for customer trade discounts which was $113,105 and $92,674 at December 31, 2004 and December 31, 2003, respectively.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 2:        Summary of Significant Accounting Policies (continued)


               Inventory

               Inventory consists of musical recordings, such as compact discs, audiocassettes, digital discs, videotapes, and record albums stated at lower of cost or market as determined under the average cost method, or net realizable value.

               Property and Equipment

               Property and equipment are carried at cost. Depreciation of property and equipment are calculated using accelerated methods over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are charged to expense as incurred.

               Estimates

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used in accounting for, among other things, excess and obsolete inventory, allowance for doubtful accounts, reserves for returns, useful lives for depreciation and amortization, future cash flows associated with impairment testing for goodwill and long-lived assets, deferred tax assets and contingencies.

               Music Catalog

               The Company capitalizes the costs to purchase master recordings at the time of acquisition. These costs are amortized over the estimated useful life of these master recordings and represents management's best estimate of the average period of value. Total amortization expense for music catalogues are $650,173 and
               $183,767 for the year and period ended December 31, 2004 and 2003, respectively. The music catalogs are reviewed for impairment at the end of each year and the amortization period and carrying value are adjusted when events or changes in circumstances warrant.

               Advances to Artists

               Advances to artists, which are recoupable against future royalties, are capitalized only in the case of "proven" artists, which are defined as those whose past performance and current popularity supports capitalization. Unearned balances are reviewed periodically and if future performance is no longer assured, the balances are appropriately reserved.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 2:        Summary of Significant Accounting Policies (continued)


               Goodwill

               Goodwill in the amount of $2,590,000 resulted from an acquisition in August 2003 (see Note 3). The Company has adopted Financial Accounting Standards Board No. 142 which eliminated the amortization of goodwill and substituted an annual review of the asset for possible impairment requiring the comparison of fair market value to carrying value. Fair market value is estimated using the present value of expected future cash flows and other measures. The Company has completed the required annual testing of goodwill for impairment and has determined that none of its goodwill is impaired. Goodwill is being amortized over a fifteen-year life for income tax purposes.

               License Revenues

               The Company licenses a portion of its catalog to foreign music companies under distribution agreements. In most instances the Company receives a non-refundable, recoupable advance on signing the agreement. The Company is obligated to deliver its catalog to the distributor and to pay royalties to the owners of the copyrighted music. The advances received are recorded as deferred income and recognized as income as earned over the term of the agreement. At December 31, 2004 and 2003, the deferred revenue was $477,651 and $629,044, respectively.

               Major Customers

               Sales to the ten major customers of Musicrama represented approximately 88% of total sales for Musicrama for the year ended December 31, 2004 and sales to eleven major customers represented 89% of total sales for the five months ended December 31, 2003. The amount due from major customers of Musicrama, included in trade receivables, net of return reserves, was approximately $4,926,907 at December 31, 2004 and $4,212,882 at December 31,
               2003.

               Advertising Costs

               Advertising costs are expensed as incurred with the exception of any expenses paid in connection with a sales event that has not yet taken place. Advertising expense for the year ended December 31, 2004 and the five months ended December 31, 2003 was $1,635,758 and $606,614, respectively.

               Fair Value of Financial Instruments

               The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short maturities. The Company's notes payable (or long-term debt) approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2004 and 2003.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 2:        Summary of Significant Accounting Policies (continued)


               Impairment of Long-Lived Assets

               In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 31, 2004 and 2003, the Company does not believe that any impairment has occurred.

               Financing Costs

               Financing costs are amortized on a straight-line basis over the respective life of the financing. Amortization expense for the year ended December 31, 2004 was $284,328 and for the five months ended December 31, 2003 was $93,095.

               Concentration of Credit Risk

               Artemis, Compendia and Tone Cool sell substantially their entire product through one major distributor who accounts to them on a monthly basis. The Company does an ongoing credit evaluation of the distributor's financial condition and believes it does not have a concentration of credit risk.

               Income Taxes

               The Company files a consolidated federal tax return with its subsidiaries, and separate state and local corporate tax returns. The financial statements are prepared on an accrual basis. Temporary differences occur when income and expenses are recognized in different periods for financial reporting purposes and for purposes for computing income taxes currently payable.
               Deferred taxes are provided as a result of such temporary differences.

               Royalties

               The Company is obligated to pay royalties to the owners of music copyrights used in master recordings. The Company accrues royalties using contractual rates and certain estimated rates on units sold. The contractual royalty liability is computed quarterly and the accrued royalty balance is adjusted accordingly. The royalty agreements are subject to audit by licensors.

               Industry Segment Information

               The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 2:        Summary of Significant Accounting Policies (continued)


               Recent Accounting Pronouncements

               In November 2004, the Financial Accounting Standards Board issued ("the FASB") issued Statement of Financial Accounting Standards No. 151 ("SFAS No. 151"), "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No.151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management is currently evaluating the provisions of SFAS No. 151 and does not expect the adoption will have a material impact on the Company's financial position, results of operations or cash flows.

               In December 2004, the FASB finalized SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), amending SFAS No. 123, effective beginning the Company's first quarter of fiscal 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in its financial statements. Further, adoption of SFAS No. 123R will require additional accounting related to income tax effects and additional disclosure regarding cash flow effects resulting from share-based payments arrangements. The adoption of SFAS 123R will not effect the Company's cash flows or financial position, but may have an adverse impact on results of operations if options are granted in the future.

               In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment for APB Opinion No. 29". This statement amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for the Company's year ended December 31, 2006. Management is currently evaluating the impact of the adoption of SFAS No. 153 on the Company's consolidated financial position, liquidity, or results of operations.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 3:        Acquisitions

               On July 31, 2003, Music Distribution Holdings, LLC, ("Music LLC") a wholly owned subsidiary of the Company and a Delaware limited liability company, purchased 100% of the outstanding common stock of Musicrama for $10,000,000. Simultaneously, Music LLC merged into Musicrama. The purchase method was used to account for the acquisition and an election under Internal Revenue Code Section 338 was filed with the Internal Revenue Service. The $9,908,842 excess of the purchase price over the fair market value of acquired assets was allocated to goodwill. Payment of the purchase price consisted of a cash payment of $9,000,000 and the issuance of $1,000,000 in subordinated promissory notes as discussed in Note 4.


               The following table gives a summary of the acquisitions in financial terms:

               Purchase Price                                $     10,000,000
               Acquisition Costs                                      442,831
               Fair Value of Assets Acquired                      (7,871,821)
               Fair Value of Liabilities Assumed                    7,337,832
                                                             ----------------
               Non-contractual customer obligations          $      9,908,842
                                                             ================

               The detailed components consist of the following:

               Purchase Price
               Cash to Sellers                               $       9,000,000
               Notes payables issued to Sellers                      1,000,000
                                                             -----------------

                                                             $      10,000,000
                                                             =================


               Fair Value of Assets Acquired:
               Accounts receivable                           $       4,573,951
               Inventory                                             2,681,667
               Property, plant and equipment                            61,555
               Other                                                   554,648
                                                             -----------------
                                                             $       7,871,821
                                                             =================
               Liabilities Assumed:
               Accounts payable and accrued expenses         $       7,337,832
                                                             -----------------

                                                             $       7,337,832
                                                             =================

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 3:        Acquisitions (Continued)

               On August 5, 2003, the Company entered into a Shareholders and Stock Purchase Agreement, with Music Holdings LLC (a shareholder), Goldberg Records, LLC and Artemis, pursuant to which (i) Goldberg Records, LLC contributed its entire interest in Artemis in exchange for capital stock in the Company; (ii) the holders of all of the outstanding Class B non-voting membership interests of Artemis were contributed in exchange for capital stock in the Company; and (iii) Trans World Entertainment Corp. and Wherehouse Entertainment, Inc. were each granted capital stock in exchange for their non-voting membership interests in Artemis. The purchase method of accounting was used for this transaction and the $6,479,600 excess of the purchase price over the fair market value of the other assets acquired was allocated to music catalog.

               The following table gives a summary of the acquisitions in financial terms:

               Purchase Price                                 $     1,451,347
               Acquisition Costs                                      133,591
               Fair Value of Assets Acquired                      (2,078,693)
               Fair Value of Liabilities Assumed                    6,973,355
                                                              ---------------

               Music Catalog                                  $     6,479,600
                                                              ===============

               The detailed components consist of the following:

               Purchase Price
               Stock issued to Sellers                       $     1,451,344
                                                             ---------------
                                                             $     1,451,344
                                                             ===============
               Fair Value of Assets Acquired:
               Accounts Receivable                           $       562,339
               Inventory                                              31,988
               Property, Plant and Equipment                         148,399
               Intangible Assets                                     412,123
               Other                                                 923,844
                                                             ---------------
                                                             $     2,078,693
                                                             ===============
               Liabilities Assumed:
               Accounts payable and accrued expenses         $     3,736,363
               Reserve for returns                                 1,579,390
               Notes payable                                         119,117
               Other                                               1,538,485
                                                             ---------------
                                                             $     6,973,355
                                                             ===============

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 3:        Acquisitions (Continued)

               The above acquisition was a non-taxable business combination, resulting in a lower assigned value for the music catalog for income tax purposes, thereby reducing the potential tax benefit for future amortization of the music catalog. Accordingly, the Company has recorded Goodwill and a deferred tax liability of $2,590,000. This is based on an expected 40% tax rate for the entire value of the music catalog that management has determined will not be amortizable for income tax purposes.

               On October 15, 2003 the Company purchased the assets of Triloka for $300,000 that included master recordings, artist agreements, music publishing rights, copyrights, trademarks, inventory, and receivables. The purchase price, including acquisition costs of $40,000, was capitalized as a music catalog asset.

               On January 27, 2004, the Company entered into a joint venture with Ultimatum LLC by purchasing a 50% interest in the recording contract for the group, Sugarcult. The Company made a non-refundable, non-recoupable payment for these rights and capitalized the cost as a catalog cost. This joint venture interest is included in the consolidation because the Company exercises control over the operations of the joint venture and has all the risks of loss. The amount due the minority interest holder at December 31, 2004 was $20,045.

               On May 25, 2004, the Company purchased 100% of the outstanding common stock of Tone Cool Records Corp. for $750,000, plus acquisition costs of $128,811. The purchase method was used to account for the acquisition and an election under Internal Revenue Code Section 338 was filed with the Internal Revenue Service. The $ 713,994 excess of the purchase price over the fair market value of acquired assets was allocated to music catalogs .

               On September 8, 2004, the Company purchased substantially all of the assets of Ropeadope Music Entertainment, LLC for $250,000 including master recordings, artist agreements, music publishing rights, copyrights, trademarks, inventory and receivables. The purchase price of $262,500 (including acquisition costs) was capitalized as inventory.

               On December 12, 2004, the Company purchased certain assets and assumed certain liabilities of Compendia Music Group for $7,396,713, net of closing adjustments. The purchase method of accounting was used for this transaction and the $7,338,887 excess of the purchase price over the fair market value of the non-music catalog assets acquired was allocated to the music catalog. This agreement provided for a $3,000,000 reserve against potential claims (see Note 6).

               The following table gives a summary of the acquisitions in financial terms:

               Purchase Price                                  $   7,396,713
               Fair Value of Assets Acquired                     (2,460,377)
               Fair Value of Liabilities Assumed                   2,402,551
                                                               -------------
               Music Catalog                                   $   7,338,887
                                                               =============

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 3:           Acquisitions (Continued)


               The detailed components consist of the following:

               Purchase Price
               Cash to Sellers                                $   4,396,713
               Reserve against potential claims                   3,000,000
                                                              -------------
                                                              $   7,396,713
                                                              =============

               Fair Value of Assets Acquired:
               Accounts receivable                            $   1,481,520
               Inventory                                            404,388
               Property, plant and equipment                         73,664
               Other                                                500,805
                                                              -------------
                                                              $   2,460,377
                                                              =============

               Liabilities Assumed:
               Accounts payable                               $  1,143,536
               Customer deposits                                   837,527
               Notes payable                                       421,488
                                                              ------------
                                                              $  2,402,551
                                                              ============

               The following is the unaudited pro forma statement of operations for the acquisition of Compendia as if it occurred on July 29, 2003.
                                                            For the Period
                                   Year Ended         July 29, 2003 (Inception)
                                 December 31, 2004    Through December 31, 2003
                                    (Unaudited)            (Unaudited)
                                    -------------         ------------
Net Sales                             $44,013,683          $20,450,509
Cost of Goods                          28,037,517           15,571,233
                                    -------------         ------------
  Gross Profit                         15,976,166          $ 4,879,276
Operating Expenses                     25,360,751            9,420,623
                                    -------------         ------------
  Operating (Loss) Income             (9,384,585)          (4,541,347)
  Other Expense                       (3,369,863)          (1,933,750)
                                    -------------         ------------
   Net Loss                         $(12,754,448)         $(6,475,097)
                                    ============          ============


Note 4:        Property and Equipment

               Property and equipment consists of the following at December 31:

                                                       2004           2003
                                                       ----           ----
         Equipment and furnishings                  $1,392,175     $1,065,642
         Leasehold improvements                        132,145        165,829
                                                    ----------     ----------
                                                     1,524,320      1,231,471
         Less: Accumulated depreciation              1,095,784      1,002,463
                                                    ----------     ----------
         Property and equipment at net book value     $428,536       $229,008
                                                    ==========     ==========

         Depreciation expense was $120,700 during the year ended
         December 31, 2004 and $77,666 for the five months ended
         December 31, 2003

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 5:        Notes Payable


     Notes payable as of December 31, 2004 and 2003
     consists of the following:                                  2004     2003
                                                                 ----     ----

     In connection  with the  Musicrama  acquisition,
     Musicrama  entered into a subordinated   promissory
     note  to  former   shareholders  of  Musicrama,
     guaranteed by the Company,  with interest at market
     rate, which at December 31, 2004 and 2003 was 5.25%
     and 4.00% respectively.  These notes are due on
     January 15, 2005 with accrued interest.                  $75,000  $162,500

     In connection  with the  Musicrama  acquisition,
     Musicrama  entered into a subordinated   convertible
     promissory  note  to  former  shareholders  of
     Musicrama, with interest at 5% per annum, originally
     payable August 1, 2004 and extended to June 30, 2005
     subject to prepayments  if additional  equity
     financing is obtained by the Company.  This note is
     convertible  into 3.25% of outstanding common stock of
     Musicrama, Inc. or 1.5% Class A2 voting unit ownership
     interest in Music  Holdings,  LLC, a shareholder of
     the Company.                                              750,000  750,000

     In connection  with the  Musicrama  acquisition,
     Musicrama  entered into a Revolving  credit note
     facility with a financial  institution.  Under this
     facility,  Musicrama  may draw up to  $12,500,000.
     The amount  that can be drawn down under the note is
     limited to a  percentage  of  receivables  and
     inventories,  as defined in the loan  agreement.
     Interest  is based on the higher of  bank's  base
     rate or the  Federal  Funds  rate in effect on that
     date, plus 0.75%. At December 31, 2004 and 2003
     the effective interest rate was 5.50% and 4.25%
     per annum,  respectively.  Interest is payable monthly
     and the note  matures  on July 30,  2008.  This
     note and the term  loan as discussed below is secured
     by all of Musicrama's  property  including cash,
     receivables,  inventory and fixed assets, and is
     guaranteed by the Company. During  2004,  this
     agreement  was  amended to allow the Company to
     borrow additional funds through Musicrama's
     purchase of accounts receivables from Artemis
     under a factoring agreement. The receivables
     purchased from Artemis are guaranteed by a
     shareholder  of Music  Holdings, LLC, the majority
     shareholder of the Company.                           8,510,234  5,521,530

     In connection with the Musicrama acquisition,
     Musicrama entered into a Term loan with a financial
     institution  payable in monthly installments of
     $54,167 until August 2004 and $77,083  thereafter.
     In December 2004, the Company made a $1,000,000
     principal payment on this loan. Interest is based
     on the higher of bank's base rate or the  Federal
     Funds rate on that date, plus 3.5% per annum. At
     December 31, 2004 and 2003, the effective  interest
     rate was 8.25% and 7.00% per annum, respectively.      541,200    2,283,20

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 5:   Notes Payable (continued)

                                                                2004    2003

     On December 10, 2004 the Company entered into a Term loan for $10,000,000, payable
     December 10, 2009, subject to prepayments if there are excess cash flows as defined in the agreement. Interest per annum is 11% plus the greater of 2% or LIBOR. At December 31, 2004, the interest rate was 13.37%. This loan provides that instead of a cash payment, 5% of the interest payable can be added to principal.
     This note is secured by all of the Company's assets with the exclusion of Musicrama's property, including cash, receivables, inventory and fixed assets.

                                                        $7,021,389           -
                                                        ----------    --------
                                                        16,897,823   8,717,230
        Less Current Portion                             1,366,200   1,579,167
                                                        ----------   ---------

        Long Term Portion                              $15,531,623  $7,138,063
                                                       -----------  ----------

     Notes payable matures as follows for the five years ending December 31:

            2005                            $  1,366,200
            2006                                       -
            2007                                       -
            2008                               8,510,234
            2009                               7,021,389
                                             -----------
                                   Total     $16,897,823
                                             ===========

Note 6:   Due on Catalog Acquisition

          Due on catalog acquisition consists of a $3,000,000 reserve against potential claims on the Compendia acquisition completed on December 12, 2004. Of this amount, $1,000,000 is a reserve for all claims made pertaining to returns during the six months following the acquisition. An independent expert will review the claims as defined in the contract and determine the amount of the claims, if any, and the amount due the seller. The $2,000,000 reserve is for all allowable claims as defined in the contract made by the Company during the two years ending December 12, 2006.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Note 7:   Stockholders' Equity

          On July 29, 2003, the Company issued 4,951,250 of Series A1 Preferred stock and 49,512 shares of Class A common stock for net proceeds of $4,951,250. These shares were purchased by Music Holding, the majority shareholder of the Company.

          On August 5, 2003, the Company issued 2,750,000 shares of Series A1 Preferred stock and 27,500 shares of Class A common stock for net proceeds of $2,750,000. These shares were purchased by Music Holdings.

          On August 5, 2003, the Company issued 330,000 shares of Series A1 Preferred stock and 3,300 shares of Class A common stock for the contribution of 100% of Music Holdings' interest in Artemis Classics, LLC, representing 51% of the total ownership of Artemis Classics.

          On August 5, 2003, the Company issued 1,422,368 shares of Series A3 Preferred stock, 28,834 shares of Series A4 Preferred stock, 14,224 shares of Class A common stock, and 288 shares of Class B common stock to acquire Artemis.

          During 2003, the Company sold 4,133,157 shares of Series A2 Preferred stock for net proceeds of $4,133,157. These shares were purchased by Music Holdings, a majority shareholder of the Company.

          During 2004, the Company sold 2,835,593 shares of Series A2 Preferred stock for net proceeds of $2,835,593. These shares were purchased by Music Holdings, a majority shareholder of the Company.

          During 2004, the Company sold 1,259,820 shares of Series B Preferred stock for net proceeds of $1,259,820. These shares were purchased by Music Holdings, a majority shareholder of the Company.

          Series  A1 and  Series A
          Series A1 and Series A2 are non-voting, preferred stock; holders have a first priority preference equal to its par value in the event of the sale of the Company or the Company's liquidation.

          Series  A3 and  Series A4
          Series A3 and Series A4 are non-voting, preferred stock; holders have a second priority preference equal to its par value in the event of the sale of the Company or the Company's liquidation.

          Series B
          Series B is non-voting preferred stock. Dividends accrue at the rate of ten percent (10%) per annum on the Liquidation Amount and are cumulative. Each share has a Liquidation Amount equal to $100 plus any dividends that are accumulated but unpaid.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMEN

                           DECEMBER 31, 2004 AND 2003

Note 8:   Commitments and Contingencies

          Leases

          The  Company  leases  its  offices  and  warehouse   facilities  under
          operating leases, which expire November 30, 2005 and August 31, 2007, respectively. Minimum annual lease payments are as follows:

                        Year
                        ----
                        2005                    $  640,308
                        2006                       111,271
                        2007                        76,013
                                                 ----------
                                Total           $  827,592
                                                ==========

          The  Company   pays  $7,500  per  month  for  various   offices  on  a
          month-to-month basis.

          Rent expense for the year ended December 31, 2004 was $759,657 and for the five months ended December 31, 2003 was $224,295.

          Commitments

          The Company entered into a management services agreement with a shareholder of Music Holdings LLC, through July 31, 2008 that provides for an annual fee based on a percentage of earnings before interest, taxes, depreciation and amortization with a minimum and maximum stated in the agreement. At December 31, 2004, the total commitment through July 31, 2008 had a minimum value of $358,833 and a maximum value of $1,389,583.

          The Company and its subsidiaries have entered into various employment contracts with its executives. The total unpaid commitment of these contracts by year is as follows:

                        Year                         Amount
                        ----                         ------
                        2005                     $1,944,967
                        2006                      1,720,207
                        2007                        423,502
                        2008                        132,708
                                                    -------
                                                 $4,221,384
                                                 ==========

          Under the terms of certain employment contracts, the Company has agreed to grant options to purchase a number of shares of Class A Common Stock equal to two percent of the Company's equity on a fully-diluted basis as of December 31, 2004. The terms of the option grants, including the exercise price and vesting provisions, are subject to approval by the Board of Directors.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 8:   Commitments and Contingencies (continued)

          Retirement Plan

          The Company has a 401(k) profit sharing plan for certain eligible employees who work more than 1,000 hours per year. Employees can make voluntary contributions up to federally designated limits. The Company has the option to match a percentage of eligible employee's compensation election. The Company's contribution for the year ended December 31, 2004 was $17,410, and there was no Company contribution for the five months ended December 31, 2003. Eligible employees are always fully vested in their account balances. The Company's profit sharing plan expenses for the year ended December 31, 2004 was $6,856 and for the five months ended December 31, 2003 was $772.

          Litigation

          In 1999, Artemis sought a declaratory judgment that it had exclusive rights to the trademark "Artemis Records." During a trial commenced in June, 2000 a settlement was reached providing for payment of $125,000 by Artemis, however defendant failed to sign the settlement agreement and no payment was made. In January, 2005 defendant petitioned the Court to reopen the case to enforce the court-brokered settlement; the Court dismissed the case on the grounds that it no longer had jurisdiction. Defendant has filed a claim with the U.S. Patent and Trademark Office to cancel the Company's registration of the "Artemis" trademark. Company's counsel believes that the passage of time has substantially weakened any potential claim of defendant to the trademark; therefore no provision has been made for any potential liability.

          In May 2003 an action was commenced against the Company and Sony Music Entertainment Inc.("Sony") alleging tortious interference with certain contract rights related to the distribution of plaintiff's recording by the Company. The Company and Sony were granted a motion for summary judgment and the case was dismissed in its entirety. Plaintiff has appealed. Company's counsel believes that the Company has meritorious defenses and is likely to prevail on appeal; therefore no provision has been made for any potential liability.

          The Company is a party to other litigation which management believes is in the ordinary course of business. Although liability cannot be presently determined, it is the opinion of management that the ultimate outcome of any matter, individually and in the aggregate, will not have a material adverse effect on the financial position or overall trends in results of operations.

          Distribution Agreement

          Artemis and Compendia have exclusive distribution agreements in the United States with a major distributor. The Artemis agreement commenced April 21, 2003 and the Compendia agreement commenced December 1, 2003. Both agreements provide for a three-year term and an automatic three-year renewal unless either party gives written notice of non-renewal.

          The Artemis distribution agreement allowed Artemis to cancel the agreement prior to termination; Artemis exercised its right of termination, effective April 30, 2005.


Note 9:   Related Party Transactions

          Included in Notes Payable at December 31, 2004 is a subordinated promissory note of $75,000 ($162,500 at December 31, 2003) and a subordinated convertible note of $750,000 (See Note 5).

          Interest Expense for the year ended December 31, 2004 and the five months ended December 31, 2003 includes $41,175 and $18,771, respectively, paid or accrued on notes payable to former shareholders of Musicrama.

          Management Expense for the year ended December 31, 2004 and for the five months ended December 31, 2003, includes $123,333 and $231,858, respectively, paid to a shareholder of Music Holdings.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 10:  Income Taxes

          At December 31, 2004, the Company had net operating loss carryovers totaling approximately $6,218,000 available to offset future taxable income, if any. These losses expire at various dates through 2024. The Company has a deferred tax asset of approximately $2,539,000 arising from net operating loss deductions and temporary differences and has recorded a valuation allowance for the full amount of such deferred tax asset.

          The following is reconciliation between the expected income tax expense (benefit), assuming a statutory Federal tax rate of 35%, and the actual income tax expense (benefit):


                                                                                For the Period
                                                                                From July 29,
                                                                                     2003
                                                           For the Year         (Inception) to
                                                          Ended December         December 31,
                                                             31, 2004                2003
                                                          ----------------     -----------------
  Expected income tax (benefit) expense
     based on Federal rate                             $      (2,094,000)  $           (68,000)
  State tax (benefit) expense net of
     Federal effect                                             (299,000)              (10,000)
  Amortization of music catalog                                   160,000                66,000
  Other permanent differences                                   (145,000)             (150,000)
  Increase in valuation allowance                               2,378,000               161,000
                                                          ----------------     -----------------
  Net deferred tax expense                             $          --           $        --
                                                          ================     =================

The following is a schedule of the Company's net deferred tax assets and liability as of:

                                                                      December 31,
                                                          --------------------------------------
                                                                  2004                 2003
                                                          ----------------    ------------------
 Deferred tax asset:
    Net operating loss                                  $      2,489,000    $           97,000
    Other                                                         52,000                65,000
    Valuation allowance                                      (2,541,000)             (162,000)
                                                          ----------------    ------------------
                                                         $             -     $             -
                                                          ================    ==================

 Deferred tax liability:
     Goodwill resulting from the valuation
     difference of music catalogs for income tax
     purposes                                           $      2,590,000    $        2,590,000
                                                          ================    ==================

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 11:  Subsequent Events

          On January 25, 2005, the Company amended its certificate of incorporation, changing its authorized capital stock to 10,051,000 shares of which 10,000,000 is Class A Common Stock, par value $0.01 per share; 1,000 shares of Class B Common Stock, par value $0.01 per share; 1,300 shares of Series A Convertible Preferred Stock ("Series A"), par value $1.00 per share; and 48,700 shares of Undesignated Preferred Stock, par value $1.00 per share. Class A Common shares have voting rights, and Class B Common shares have none. Series A has voting rights equal to the number of shares of Class A Common that it can convert into at $63.20 per Class A Common share. Class A provides cumulative dividends of 8% for one year, 10% for the next six months, 12% for the next six months, and 14% after two years. Upon liquidation, Series A has a first priority preference equal to 125% of stated value per share plus any accrued, but unpaid, dividends thereon. Pursuant to this Amendment, the Company cancelled all issued shares of preferred stock, and accrued dividends, and reissued all previous holders of preferred stock shares a total of 710.62 shares of Series A. This Amendment is not reflected in the financial statements.

          On December 3, 2004, the Company began an offering of a private placement of capital stock, in anticipation with above capital restructuring of the Company. This placement provides for the sale of a minimum of 40 units and a maximum of 100 units, each unit consisting of four shares of Series A, par value $1 per share, and warrants to purchase 396 shares of Class A Common Stock, par value $.01 per share, at an offering price of $100,000 per unit. These warrants are exercisable at $75.84 per share and expire five years from the date of issuance. The number of shares underlying the warrants are adjustable dependent on the Series A achieving certain milestones. Under this placement, the Company has issued 185.28 shares of Series A, and realized $4,234,678, net of expenses during the six months ended June 30, 2005. Subsequent to June 30, 3005, the Company has sold approximately 6 units of this offering and realized $133,000, net of expenses.

          On February 10, 2005, Musicrama amended its revolving credit, term loan and security agreement with its institutional lender, whereby the lender consented to Musicrama entering into a factoring agreement with Compendia to purchase certain receivables, allowing such receivables to qualify as collateral under the revolving credit agreement as amended.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


Note 11:  Subsequent Events  (continued)

          On July 20, 2005, the Company entered into a definitive merger agreement with Hirsch International Corp. and Subsidiaries ("Hirsch"), a single source provider of equipment, value added products and services to the embroidery industry. Under the terms of the agreement the Company's stockholders will receive approximately 15,000,000 shares of Hirsch's common stock. Following the merger, the Company is expected to own approximately 62% of the outstanding common stock of Hirsch.

          On July 20, 2005, the Company authorized the designation of 40 shares of Series B Convertible Participating Preferred Stock ("Series B"), at a par value of $1.00 per share. Series B is senior to all other equity securities of the Company, including Series A, in terms of dividends, distributions and liquidation preference. The stated value of Series B is $25,000 per share. Dividends on Series B accrue commencing January 1, 2006 whether declared or not. Dividends accrue at annual rate of 8% until April 1, 2006, whereupon the rate shall increase to 14% annually until July 1, 2006, hereupon the rate shall increase to 18% annually. These dates of dividend commencement are contingent upon the Company having i.) sold substantially all the assets of the Company, ii.) entered into a transaction whereby the Company is no longer the owner of more than 50% of the voting power of the successor entity, or iii.) having entered into a merger agreement with Hirsch International Corp. (see above) (the "Hirsch Merger"). At any time after issuance the Series B may be redeemed by the Company. If the Hirsch Merger does not occur, the Series B may be purchased by a major shareholder for 80% of its stated value inclusive of accrued and unpaid dividends. If the Hirsch Merger is terminated prior to consummation, the Series B holders, at their option, may convert their shares into Class A Common shares at an initial price of $63.20 per share. The Series B shares have voting rights to approve matters that adversely impact their rights, ranking or preference. Such voting is determined to the extent the Series B is convertible into Class A common shares.

          On July 22, 2005, the Company issued 20 shares of Series B Convertible Preferred Stock and realized $500,000.

                                    ANNEX H









                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)


                        CONSOLIDATED FINANCIAL STATEMENTS





               FOR THE TWELVE MONTHS ENDING DECEMBER 10, 2003 AND

                        THE YEAR ENDING DECEMBER 31, 2002

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Management
Compendia Media

We have audited the accompanying consolidated balance sheets of Compendia Media (a division of Compendia Media Group, Inc.) as of December 10, 2004 and December 31, 2003, and the related statements of operations, divisional equity (deficit) and cash flows for the period January 1, 2004 through December 10, 2004 and for the year ended December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Compendia Media (a division of Compendia Media Group, Inc.) as of December 10, 2004 and December 31, 2003, and the results of its operations and its cash flows for the period January 1, 2004 through December 10, 2004 and for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.



                                                 /s/ Sherb & Co., LLP
                                                 ----------------------------
                                                 Certified Public Accountants

New York, New York
June 20 2005

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)

                                 BALANCE SHEETS


                                     ASSETS

                                                  December 10,    December 31,
                                                     2004            2003
                                                  -----------    ------------
CURRENT ASSETS
  Accounts receivable, net of allowance           $ 1,337,503    $  1,967,064
  Inventory                                           404,388         450,448
  Advances to artists                                 900,425       1,175,319
  Distribution advances                                49,066         550,026
  Other assets                                        409,369         328,199
                                                  -----------    ------------
        TOTAL CURRENT ASSETS                        3,100,751       4,471,056
                                                  -----------    ------------

PROPERTY AND EQUIPMENT, at cost less
  accumulated depreciation of $2,449,106
  and $2,353,764 at December 10, 2004 and
  December 31,2003, respectively                      117,134         306,569
                                                  -----------    ------------
OTHER ASSETS
  Other assets                                              -          21,197
  Recorded music costs, less accumulated
    amortization of $1,951,596 and
    $1,934,867 at December 10, 2004 and
    December 31, 2003, respectively                   110,696          25,304
  Music catalogs, less accumulated
    amortization of $3,847,995 and
    $1,313,049 at December 10, 2004
    and December 31, 2003, respectively             4,905,666       7,440,611
                                                  -----------    ------------
        TOTAL OTHER ASSETS                          5,016,362       7,487,112
                                                  -----------    ------------

        TOTAL ASSETS                              $ 8,234,247    $ 12,264,737
                                                  ===========    ============


                      See Notes to the Financial Statements

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)

                                 BALANCE SHEETS


                       LIABILITIES AND DIVISIONAL DEFICIT

                                                  December 10,    December 31,
                                                     2004            2003
                                                  -----------    ------------
CURRENT LIABILITIES
  Bank overdraft                                  $   271,471    $    374,355
  Accounts payable                                    285,867         273,392
  Accrued expenses                                    151,608         174,352
  Royalties payable                                 1,359,166       2,385,848
  Notes payable - current portion                  12,061,076      10,051,808
                                                  -----------    ------------
        TOTAL CURRENT LIABILITIES                  14,129,188     13,259,755
                                                  -----------    ------------


LONG TERM LIABILITIES
  Notes payable - less current portion             22,700,997     20,218,212
                                                  -----------    ------------

        TOTAL LIABILITIES                          36,830,185     33,477,967
                                                  -----------    ------------

COMMITMENTS AND CONTINGENCIES

DIVISIONAL DEFICIT
  Contributed Capital                              19,597,481     19,597,481
  Accumulated Deficit                            (48,193,419)   (40,810,711)
                                                 -----------    -----------

     TOTAL DIVISIONAL DEFICIT                    (28,595,938)   (21,213,230)
                                                 -----------    -----------

        TOTAL LIABILITIES AND DIVISIONAL
        DEFICIT                                  $ 8,234,247    $12,264,737
                                                 ===========    ===========

                      See Notes to the Financial Statements

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)

                            STATEMENTS OF OPERATIONS



                                   For The Period
                                   from January 1, 2004       For The Year
                                   through December 10,     Ended December 31,
                                          2004                    2003
                                   --------------------     ------------------

        NET SALES                  $          6,113,926     $        8,214,769

        COST OF SALES                         3,990,025              7,538,882
                                   --------------------     ------------------
        GROSS PROFIT                          2,123,901                675,887
                                   --------------------     ------------------
        SELLING AND
        ADMINISTRATIVE EXPENSES               4,281,861              7,318,829

        DEPRECIATION AND AMORTIZATION         2,720,520                921,743
                                   --------------------     ------------------
        TOTAL EXPENSES                        7,002,381              8,240,572
                                   --------------------     ------------------
        LOSS FROM OPERATIONS                (4,878,480)            (7,564,685)
                                   --------------------     ------------------

        Other Income (Expenses)
        Other Financing Costs                        -                   2,149
        Other Gain                               3,431                   5,100
        Interest Income                              -                   1,092
        Interest Expense                    (2,507,659)            (2,300,047)
                                   --------------------     ------------------
                                            (2,504,228)            (2,291,706)
                                   --------------------     ------------------

        NET LOSS                   $        (7,382,708)     $      (9,856,391)
                                   ===================      =================


                      See Notes to the Financial Statements

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)

                    STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)

                                         Contributed             Accumulated             Divisional
                                           Capital                 Deficit                 Deficit
                                      ------------------     --------------------     ------------------

Balance - January 1, 2003             $       19,597,481     $       (30,954,320)     $     (11,356,839)

  Net loss - 2003                                      -              (9,856,391)             (9,856,391)
                                      ------------------     --------------------     ------------------


Balance - December 31, 2003                  19,597,481             (40,810,711)            (21,213,230)

  Net loss - 2004                                     -              (7,382,708)             (7,382,708)
                                      ------------------     --------------------     ------------------


Balance - December 10, 2004           $       19,597,481     $      (48,193,419)      $     (28,595,938)
                                      ==================     ====================     ==================


                      See Notes to the Financial Statements

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                       For The Period from            For The Year
                                                       January 1, 2004 through           Ended
                                                       December 10, 2004            December 31, 2003
                                                       ------------------------     -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                             $            (7,382,708)     $       (9,856,391)

  Adjustments to reconcile net loss
    to net cash used in operating activities:
    Depreciation                                                        168,845                 326,673
    Amortization                                                      2,551,675                 595,070
  (Increase) Decrease in:
    Accounts receivable                                                 629,561               (303,237)
    Inventory                                                            46,060               2,467,340
    Advances to artists                                                 274,894               (233,651)
    Distribution Advances                                               500,960               (527,115)
    Other assets                                                       (59,973)                 981,987
  Increase (Decrease) in:
    Accounts payable                                                     12,474                (27,215)
    Accrued expenses                                                   (22,744)               (122,110)
    Royalties payable                                               (1,026,682)                 932,936
                                                     --------------------------     -------------------
Net cash used in operating activities                               (4,307,638)             (5,765,713)
                                                     --------------------------     -------------------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition (disposal) of property
  and equipment                                                          20,590                 (53,555)
  Acquisition of music catalogs and
  recorded music assets                                               (102,121)                 (29,326)
                                                     --------------------------     --------------------
Net cash (used in) provided by
  investing activities                                                 (81,531)                 (82,881)
                                                     --------------------------     --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank Overdraft                                                      (102,884)                  236,358
  Net proceeds from notes payable                                     4,492,053                5,612,236
                                                     --------------------------     --------------------

Net cash used in financing activities                                 4,389,169                5,848,594
                                                     --------------------------     --------------------


NET INCREASE (DECREASE) IN CASH                                              -                        -


CASH AND CASH EQUIVALENTS - beginning
  of period                                                                  -                        -
                                                     --------------------------     --------------------

CASH AND CASH EQUIVALENTS - end
 of period                                           $                       -      $                 -
                                                     ==========================     ====================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid during the period for:
    Interest                                         $                2,507,659     $          2,300,047
                                                     ==========================     ====================
    Taxes                                            $                        -     $                  -
                                                     ==========================     ====================


                      See Notes to the Financial Statements

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 1:   Summary of Significant Accounting Policies

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and
          objectivity.   These  accounting   policies  are  in  conformity  with
          accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

          Basis of Presentation

          Compendia Media (the "Company") is a division of Compendia Media Group, Inc., a subsidiary of Dominion Resources, Inc. ("Dominion Resources"). The Company is a record label that produces original music recordings and licenses their music catalogs. The financial statements include the financial position and results of operation of the Company.

          Cash and Cash Equivalents

          The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents. Accounts at banking institutions may at times exceed federally insured limits. As of December 10, 2004 and December 31, 2003, the Company did not exceed their federally insured limits.

          Revenue Recognition

          The Company derives its revenue substantially from the sale of music recordings (predominantly compact discs) produced by the Company, and from the licensing of Company-owned master recordings. Revenue from music sales is recognized at the time of shipment to the customer, while licensing revenue is recognized as income is earned over the term of the agreement. Most sales of prerecorded music are made with a right of return of unsold goods. Estimated reserves for returns are established by management based upon historical experience and product mix and are subject to ongoing review and adjustment by the Company. These reserves are recorded at the time of sale and are reflected as a reduction in revenues.

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 2:   Summary of Significant Accounting Policies (continued)

          Cost of Goods Sold

          Prior to 2004, the Company expensed all product manufacturing, distribution costs, freight in and royalty costs associated with music sales as cost of goods sold. The Company expensed as part of selling and administrative expenses all shipping and handling costs incurred in the shipment of goods to customers.

          During 2004, the Company sold substantially their entire product through a third party distributor who accounted to it on a monthly basis. The distribution fees charged by the distributor, included in cost of sales, are primarily paid based on a percentage of sales. The services provided by the third party distributor include sales, fulfillment and storage of the Company's product. Also included in distribution fees are fees paid to the third party distributor for data entry, generation of invoices, cash processing and logistics services. Distribution fees were approximately $970,000 for the eleven months ended December 10, 2004.

          Accounts Receivable

          Amounts deemed unrecoverable by management, based on specific analysis, are reserved as they are identified. Estimated reserves for returns are established by management based upon historical experience and are subject to on-going review and adjustment by the Company. Total reserves as of December 10, 2004 and December 31, 2003 were approximately $857,000 and $751,000, respectively.

          Inventory

          Inventory consists of musical recordings, such as compact discs, audiocassettes, digital discs, videotapes, and record albums stated at lower of cost or market as determined under the average cost method, or net realizable value.

          Property and Equipment

          Property and equipment are carried at cost. Depreciation of property and equipment are calculated using accelerated methods over the estimated useful lives of the related assets, five to seven years. Expenditures for repairs and maintenance are charged to expense as incurred.

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003

Note 2:   Summary of Significant Accounting Policies (continued)

          Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used in accounting for, among other things, excess and obsolete inventory, allowance for doubtful accounts, reserves for returns, useful lives for depreciation and amortization, deferred tax assets and contingencies.

          Music Catalog and Recorded Music Costs

          The Company capitalizes the costs to purchase master recordings at the time of acquisition, and capitalizes the production costs of master recordings, net of any recoupable amounts. These costs are amortized over the estimated useful life of these master recordings and represents management's best estimate of the average period of value. The music catalogs are reviewed for impairment at the end of each year, the amortization period, and carrying values are adjusted when events or changes in circumstances warrant.

          Advances to Artists

          Advances to artists, which are recoupable against future royalties, are capitalized. Unearned balances are reviewed periodically and if future performance is no longer assured, the balances are appropriately reserved.

          License Revenues

          The Company licenses a portion of its catalog to foreign music companies under distribution agreements. In most instances the Company receives a non-refundable but recoupable advance on signing the agreement. The Company is obligated to deliver its catalog to the distributor and to pay royalties to the owners of the copyrighted music. The advances received are recorded as income at the time of receipt.

          Advertising Costs

          Advertising costs are expensed as incurred with the exception of any expenses paid in connection with a sales event that has not yet taken place. Advertising expense for the eleven months ended December 10, 2004 and the year ended December 31, 2003 was $1,172,184 and $1,521,103, respectively.

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 2:   Summary of Significant Accounting Policies (continued)

          Concentration of Credit Risk

          During 2004, the Company sold substantially their entire product through one major distributor who accounted to it on a monthly basis. The Company does an ongoing credit evaluation of the distributor's financial condition and believes it does not have a concentration of credit risk.

          Prior to 2004, the Company self-distributed its product. Sales to the ten major customers of the Company represented approximately 68% of total sales for the Company for the years ended December 31, 2003. The amount due from these 10 major customers of the Company, included in trade receivables, net of return reserves, was approximately $1,538,566 on December 31, 2003.


          Income Taxes

          For Federal tax purposes, had the Company been a stand-alone entity, the Company would have had no tax expense for the eleven months ended December 10, 2004 and the year ended December 31, 2003 due to its losses. Additionally, the Company would have generated deferred tax assets based upon its net operating losses, which the Company would have recorded a full valuation allowance.


          Royalties

          The Company is obligated to pay royalties to the owners of music copyrights used in master recordings. The Company accrues royalties using contractual rates and certain estimated rates on units sold. The contractual royalty liability is computed quarterly and the accrued royalty balance is adjusted accordingly. The royalty agreements are subject to audit by licensors.


          Fair Value of Financial Instruments

          The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short maturities. The Company's notes payable (or long-term debt) approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 10, 2004 and December 31, 2003.

                                COMPENDIA MEDIA
                  (a division of Compendia Media Group, Inc.)
                                    NOTES TO
                              FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 2:   Summary of Significant Accounting Policies (continued)

          Impairment of Long-Lived Assets

          In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 10, 2004 and December 31, 2003, the Company does not believe that any impairment has occurred.


Note 3:   Property and Equipment

          Property and equipment consists of the following at:

                                              December 10,      December 31,
                                                  2004              2003
                                             ---------------    -------------

        Equipment and furnishings              $2,328,618        $2,372,984
        Leasehold improvements                    237,622           287,349
                                              -----------        ----------
                                                2,566,230         2,660,333
        Less: Accumulated depreciation          2,449,106         2,353,764
                                              -----------         ---------
        Property and equipment at
        net book value                          $ 117,134        $  306,569
                                                =========        ==========

          Depreciation expense was $168,845 and $326,673 during the period ending December 10, 2004 and the year ended December 31, 2003, respectively.


Note 4:   Notes Payable

          The Company had a term loan with a bank, which was owned by Dominion Resources, in the amount of $16,000,000, which provided for accrued interest to be added to the principal balance. The amount of interest added to the principal as of December 10, 2004 and December 31, 2003 was $4,517,655 and $3,007,970, respectively. In addition, the Company had a revolving credit facility with a bank, which was owned by Dominion Resources, of $12,500,000 and $11,750,000 at December 10, 2004 and December 31, 2003 respectively, which provided for accrued interest to be added to the principal balance. The amounts outstanding, including interest, under the facility were $14,244,418 and $11,262,050 at December 10, 2004 and December 31, 2003,
          respectively. The expiration date of these loans is September 30, 2006.

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 4:   Notes Payable (continued)

          The rates of interest on the term loan was 9.25% and 8.0% at December 10, 2004 and December 31, 2003, respectively, and on the revolving credit facility was 9.25% and 8.0% at December 10, 2004 and December 31, 2003, respectively. The amounts outstanding under the Term Loan and the revolving credit facility were not among the liabilities assumed at the time of acquisition by Sheridan. (See Note 6)


Note 5:   Commitments and Contingencies

          Leases

          The Company leases its offices under an operating lease, which expires October 31, 2005. Minimum annual lease payments are as follows:

          Year
          ----
          2004 one month ended December 31, 2004         $   10,210
                         2005                                         102,100
                                                                      -------
          Total                                          $ 112,310
                                                         =========

          Rent expense was $393,654 and $385,604 for the eleven and one half months period ended December 10, 2004 and for the year ended December 31, 2003, respectively. The Company had leased a warehouse facility and certain offices, and these leases were terminated prior to December 2004.

          Commitments

          As of December 10, 2004, the Company had an obligation under an employment contract. This agreement expires on December 31, 2004. The total unpaid commitment on this contract is $25,000 as of December 10, 2004.


          Litigation

          The Company is a party to litigation which management believes is in the ordinary course of business. Although liability cannot be presently determined, it is the opinion of management that the ultimate outcome of any matter, individually and in the aggregate, will not have a material adverse effect on the financial position or overall trends in results of operations.

                                 COMPENDIA MEDIA
                   (a division of Compendia Media Group, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 1, 2004 THROUGH DECEMBER 10, 2004
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003


Note 5:   Commitments and Contingencies (continued)

          Distribution Agreement

          The Company has an exclusive distribution agreement in the United States with a major distributor beginning December 1, 2003. The agreement provides for a three-year term. The distributor can request renewal of the contract upon notice to the Company no later than 150 days prior to the expiration of the original term. This renewal can be rejected by the Company upon written notice within 30 days of receipt of such notice.


Note 6:   Subsequent Events

          Effective December 10, 2004, certain assets and liabilities of the Company were acquired by Compendia Acquisition, LLC and CM, LLC, both of these companies being owned by Sheridan Square Entertainment, Inc. The purchase price was $7,396,713.

                                     ANNEX I














                                 MUSICRAMA, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS





                  FOR THE SEVEN MONTHS ENDING JULY 31, 2003 AND

                        THE YEAR ENDING DECEMBER 31, 2002

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Directors
Musicrama, Inc.

We have audited the accompanying consolidated balance sheets of Musicrama, Inc. as of July 31, 2003 and December 31, 2002, and the related statements of operations, stockholder's equity and cash flows for the seven months ended July 31, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Musicrama, Inc. as of July 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the seven months ended July 31, 2003 and for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.



                                               /s/ Sherb & Co., LLP
                                               ----------------------------
                                               Certified Public Accountants

New York, New York
June 20 2005

                                 MUSICRAMA, INC.

                                 BALANCE SHEETS

                                                        July 31, 2003          December 31, 2002
                                                        -------------          -----------------

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                            $     410,913          $  2,019,851
  Trade receivables, net of allowances                     4,573,951             4,307,106
  Inventory                                                2,681,667             2,159,790
  Prepaid expenses                                           136,263                70,292
                                                        ------------            ----------
          TOTAL CURRENT ASSETS                             7,802,794             8,557,039
                                                        ------------            ----------


PROPERTY AND EQUIPMENT, at cost
  less accumulated depreciation of
  $385,871 and $354,448, respectively                         61,555                57,391
                                                        ------------            ----------

OTHER ASSETS
  Security deposit and other assets                            7,472                14,708
                                                        ------------            ----------


                                                        $  7,871,821           $ 8,629,138
                                                        ============           ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                 $  7,337,832           $ 5,654,142
  Loans Payable to Stockholders                                    -               727,548
  Income tax payable                                               -               123,000
                                                        ------------            ----------
          TOTAL CURRENT LIABILITIES                        7,337,832             6,504,690
                                                        ------------            ----------
LONG TERM LIABILITIES
  Loans Payable to Stockholders                                    -             1,000,000
                                                        ------------            ----------
          TOTAL LIABILITIES                                7,337,832             7,504,690
                                                        ------------            ----------

STOCKHOLDERS' EQUITY
  Common stock, $10 par value; 200 authorized;                 1,000                 1,000
          100 shares issued and outstanding
     Retained earnings                                       532,989             1,123,448
                                                        ------------            ----------
          TOTAL STOCKHOLDERS' EQUITY                         533,989             1,124,448
                                                        ------------            ----------

                                                        $  7,871,821           $ 8,629,138
                                                        ============           ===========


                       See Notes to Financial Statements.

                                 MUSICRAMA, INC.

                            STATEMENTS OF OPERATIONS

                                          For the Seven
                                          Months Ended     For the Year Ended
                                          July 31, 2003    December 31, 2002
                                          -------------    -----------------


NET SALES                                $  13,198,757      $  26,024,156
COST OF SALES                                8,704,942         18,140,729
                                          ------------     --------------
GROSS PROFIT                                 4,493,815          7,883,427
                                          ------------     --------------

SELLING AND ADMINISTRATIVE EXPENSES          2,834,572          5,457,473
DEPRECIATION AND AMORTIZATION                   31,423             57,530
                                          ------------     --------------
TOTAL EXPENSES                               2,865,995          5,515,003
                                          ------------     --------------
INCOME FROM OPERATIONS                       1,627,820          2,368,424
                                          ------------     --------------
OTHER EXPENSES (INCOME)
  Other Expense                                 13,956                  -
  Interest Income                                    -           (15,906)
  Interest Expense                              67,451            119,747
                                          ------------     --------------
         TOTAL OTHER EXPENSES                   81,407            103,841
                                          ------------     --------------

INCOME BEFORE PROVISION FOR INCOME TAXES     1,546,413          2,264,583

PROVISION FOR INCOME TAXES                      33,500            141,135

                                          ------------     --------------

NET INCOME                                $  1,512,913        $ 2,123,448
                                          ============     ==============

                                 MUSICRAMA, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                  AND FOR THE SEVEN MONTHS ENDED JULY 31, 2003


                                                 Common Stock                                Total
                                            -----------------------        Retrained      Stockholders'
                                             Shares          Amount         Earnings         Equity
                                            ---------      --------       -----------    -------------


Balances - December 31, 2001                 100            $  1,000       $  166,663      $    167,663
                                                                                                      -
      Dividends Paid                           -                  -       (1,166,663)       (1,166,663)
      Net Income                               -                  -        2,123,448          2,123,448
                                          ---------         ---------    ------------      ------------

Balances - December 31, 2002                 100               1,000       1,123,448         1,124,448


      Dividends Paid                           -                  -      (2,103,372)       (2,103,372)
      Net Income                               -                  -        1,512,913         1,512,913
                                          ---------         ---------    ------------      ------------

Balances - July 31, 2003                     100            $ 1,000       $  532,989     $     533,989
                                          =========         =========    ============    =============


                        See Notes to Financial Statements

                                 MUSICRAMA, INC.

                             STATEMENT OF CASH FLOWS

                                                         For the Seven
                                                         Months Ended         For the Year Ended
                                                         July 31, 2003         December 31, 2002
                                                         ---------------     -----------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $   1,512,913         $   2,123,448
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities
    Depreciation                                                31,423                57,530
  Increase) decrease in:
    Accounts receivable                                      (266,845)           (3,712,315)
    Inventory                                                (521,877)               177,691
    Prepaid expenses                                          (65,971)                 4,752
    Security deposits                                            7,236                 (828)
    Increase (decrease) in:
    Accounts payable and accrued expenses                    1,683,690             1,043,907
    Income taxes payable                                     (123,000)               123,000
                                                         ---------------       ----------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          2,257,569             (182,815)
                                                         ---------------       ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                       (35,587)              (72,727)
                                                         ---------------       ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                           (2,103,372)           (1,166,663)
  Borrowings (Repayments) under revolving loan, net                  -               (3,889)
  Loans payable - affiliates                                         -               (8,000)
  Loans payable - officers                                 (1,727,548)             (531,363)
                                                         ---------------       ---------------
NET CASH USED IN FINANCING ACTIVITIES                      (3,830,920)           (1,709,915)
                                                         ---------------       ---------------

NET DECREASE IN CASH                                       (1,608,938)           (1,965,457)

CASH AND CASH EQUIVALENTS - BEGINNING                        2,019,851             3,985,308
                                                         ---------------       ---------------

CASH AND CASH EQUIVALENTS - END                          $     410,913         $   2,019,851
                                                         ===============       ================


SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
Cash paid during the period for:
  Interest                                               $      67,451         $     119,747
                                                         ===============       ===============
  Tax                                                    $     178,110         $           -
                                                         ===============       ===============


                       See Notes to Financial Statements.

                                 MUSICRAMA, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1:   Organization and Nature of Business

          Musicrama,  Inc.  (the  "Company")  was  incorporated  in New  York on
          December  31,  1992  to  conduct   business  as  a  music   recordings
          distributor.


Note 2:   Summary of Significant Accounting Policies

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and
          objectivity.   These  accounting   policies  are  in  conformity  with
          accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

          Cash and Cash Equivalents

          The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents. Accounts at banking institutions may at times exceed federally insured limits.

          Accounts Receivable

          The Company does not have a provision for doubtful accounts. Amounts deemed unrecoverable by management, base on specific analysis, are written off as they are identified. Management believes that this approach is approximate to the allowance method. Estimated reserves for returns are established by management based upon historical experience and are subject to ongoing review and adjustment by the Company. The Company also provides for an allowance for customer trade discounts.

          Inventory

          Inventory consists of musical recordings, such as compact discs, audiocassettes, digital discs, videotapes, and record albums stated at lower of cost or market as determined under the average cost method, or net realizable value.

          Property and Equipment

          Property and equipment are carried at cost. Depreciation of property and equipment are calculated using accelerated methods over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are charged to expense as incurred.

                                 MUSICRAMA, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 2:   Summary of Significant Accounting Policies (continued)

          Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

          Revenue Recognition

          The Company derives its revenue substantially from sales arising from the distribution of prerecorded music. Most sales of prerecorded music are made with a right of return of unsold goods. Estimated reserves for returns are established by management based upon historical experience and product mix and are subject to ongoing review and adjustment by the Company. These reserves are recorded at the time of sale and are reflected as a reduction in revenues. The accompanying balance sheet includes a provision for returns which has been netted against the accounts receivable in the amount of $2,110,388 and $2,346,476 at July 31, 2003 and December 31, 2002, respectively.

          Cost of Goods Sold

          The Company includes the cost of product and freight in associated with music sales as cost of goods sold.

          Shipping and Handling Costs

          The Company expenses as part of selling and administrative expenses all shipping and handling costs incurred in the shipment of goods to customers.

          Fair Value of Financial Instruments

          The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short maturities. The Company's notes payable (or long-term debt) approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at July 31, 2003 and December 31, 2002, respectively.

                                 MUSICRAMA, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 2:   Summary of Significant Accounting Policies (continued)

          Impairment of Long-Lived Assets

          In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 31, 2002 and July 31, 2003, the Company does not believe that any impairment has occurred.

          Income Taxes

          The Company has elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code and, accordingly, was not responsible for federal income taxes and state corporation franchise tax. The Company files New York City corporate tax returns and such taxes have been reflected in the financial statements.

          The Company was taxed as an S corporation until July 31, 2003, when 100% of the Company's outstanding common stock was purchased, thereby effecting a change in ownership and a disqualifying event regarding the Company's tax status. Subsequent to acquisition, the Company began taxation as a C corporation. The change in the Company's tax status will not have a material effect on the financial statements.

          Advertising Costs

          Advertising costs are expensed as incurred with the exception of any expenses paid in connection with a sales event that has not yet taken place. Advertising expense for the seven months ended July 31, 2003 was $28,689 and for the year ended December 31, 2002 was $239,940.

          Major Customers

          Sales to eleven major customers represented approximately 88% of total sales for the seven months ended July 31, 2003. The amount due from major customers, included in trade receivables, was approximately $6,376,875 at July 31, 2003

          Sales to eleven major customers represented approximately 89% of total sales for the year ended December 31, 2002. The amount due from major customers, included in trade receivables, was approximately $6,203,294 at December 31, 2002.

                                 MUSICRAMA, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 3:   Loans Payable to Stockholders

          The Company has obtained short term loans from their stockholders, which accrue interest at 13.5% per annum. The balance of these loans at December 31, 2002 was $1,727,548, of which $727,548 is classified as short term and is due upon demand, and $1,000,000 is long term. There were no amounts outstanding at July 31, 2003.

          Interest expense on these loans was $119,747 and $65,818 for the year ended December 31, 2002 and the seven months ended July 31, 2003, respectively.

          The Company has availability to $1,000,000 line of credit from a bank, which accrues interest at the prime rate. There were no borrowings under this line of credit at December 31, 2002 and July 31, 2003. This line was cancelled in conjunction with the acquisition of the Company on July 31, 2003.


Note 4:   Property and Equipment

          Property and equipment consists of the following:

                                       July 31, 2003         December 31, 2002
                                       -------------         -----------------

     Equipment and furnishings         $   420,423              $   384,836
     Leasehold improvements                 27,003                   27,003
                                       -----------              -----------
                                           447,426                  411,839
     Less: Accumulated depreciation        385,871                  354,448
                                        ----------               ----------
     Property and equipment at
       net book value                 $     61,555             $     57,391
                                      ===========              ===========

          Depreciation expense was $57,530 for the year ended December 31, 2002 and $31,423 during the seven months ended July 31, 2003.

                                 MUSICRAMA, INC.

                          NOTES TO FINANCIAL STATEMENT


Note 5:   Commitments and Contingencies

          Leases

          The Company leases its office and warehouse facilities under an operating lease, which expires August 31, 2007. Minimum annual lease payments are as follows:

                 Year
                 Five Months Ended December 31, 2003        $     34,787
                 2004                                            103,373
                 2005                                            107,250
                 2006                                            111,271
                 2007                                             76,013
                                                             -----------
                                                             $   432,694
                                                             ===========

          Rent expense for the year ended December 31, 2002 was $81,465 and for the seven months ended July 31, 2003 was $36,948.


Note 6:   Related Party Transactions

          Included in Notes Payable at December 31, 2002 are notes payable to shareholders of $1,727,548 (See Note 4).

          Interest Expense for the year ended December 31, 2002 and for the seven months ended July 31, 2003 included $119,747 and $67,471, respectively, paid on notes payable to shareholders.

          At December 31, 2002, the Company had a non-interest bearing loan of $4,933 to a related party. The Company also paid commissions of $75,000 to this related party during the year ended December 31, 2002.


Note 7:   Subsequent Events

          On July 31, 2003, Music Distribution Holdings, LLC, a Delaware limited liability company, purchased 100% of the outstanding common stock of Musicrama, Inc. for $10,000,000. Simultaneously, Music Distribution Holdings, LLC merged into Musicrama, Inc. The purchase method was used to account for the acquisition and an election under Section 338 was filed with the Internal Revenue Service. The excess of the purchase price over assets allocated to goodwill was $9,908,842. The purchase payment consisted of a cash payment of $9,000,000 and the issuance of $1,000,000 in subordinated promissory notes to the former stockholders.

                                     ANNEX J






           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)


                        CONSOLIDATED FINANCIAL STATEMENTS



                  FOR THE SEVEN MONTHS ENDING JULY 31, 2003 AND

                        THE YEAR ENDING DECEMBER 31, 2002

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Members
Sheridan Square Entertainment, LLC d/b/a Artemis Records

We have audited the accompanying consolidated balance sheets of Sheridan Square Entertainment, LLC d/b/a Artemis Records as of July 31, 2003 and December 31, 2002, and the related consolidated statements of operations, members' deficit and cash flows for the seven months ended July 31, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sheridan Square Entertainment, LLC d/b/a Artemis Records as of July 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the seven months ended July 31, 2003 and for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.




                                                /s/ Sherb & Co., LLP
                                                ----------------------------
                                                Certified Public Accountants

New York, New York
June 20, 2005

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                           CONSOLIDATED BALANCE SHEETS

                       JULY 31, 2003 AND DECEMBER 31, 2002


                                     ASSETS

                                                     July 31       December 31
                                                      2003             2002
                                                    ---------      -----------

CURRENT ASSETS
  Cash and cash equivalents                       $     224,991   $  3,255,891
  Accounts receivable                                   443,222      2,857,487
  Inventory                                              31,988         40,114
  Prepaid expenses                                      174,693              -
  Advances to artists                                   368,422        342,725
                                                  -------------    -----------
        TOTAL CURRENT ASSETS                          1,243,316      6,496,217
                                                  -------------    -----------

PROPERTY AND EQUIPMENT, at cost
  less accumulated depreciation of
  $538,926 and $575,681, respectively                  148,399          63,916

OTHER ASSETS
  Security deposits                                    155,738          83,809
  Intangibles, less accumulated amortization
    of $2,625,686 and $2,527,584, respectively         412,123         506,979
                                                  ------------     -----------
        TOTAL OTHER ASSETS                             567,861         590,788
                                                  ------------     -----------

TOTAL ASSETS                                      $  1,959,576    $  7,150,921
                                                  ============    ============

               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                           CONSOLIDATED BALANCE SHEETS

                       JULY 31, 2003 AND DECEMBER 31, 2002


                                   LIABILITIES

                                              July 31         December 31
                                                2003              2002
                                           -------------     ---------------

CURRENT LIABILITIES
  Accounts payable                         $     327,155         393,871
  Accrued expenses                             1,792,716       2,139,741
  Royalties payable                            1,616,492       2,536,305
  Reserve for returns                          1,579,390       3,819,638
  Deferrred Revenue - current portion            136,431         271,929
  Other liabilities                              758,615         827,692
                                           -------------    ------------
        TOTAL CURRENT LIABILITIES              6,210,799       9,989,176
                                           -------------    ------------

LONG TERM LIABILITIES

  Deferred revenue less current portion          643,439          78,071
  Loans payable                                3,000,000               -
  Notes payable                                        -      34,098,716
                                           -------------    ------------
        TOTAL LONG TERM LIABILITIES            3,643,439      34,176,787
                                           -------------    ------------

        TOTAL LIABILITIES                      9,854,238      44,165,963
                                           -------------    ------------

COMMITMENTS AND CONTINGENCIES


MEMBERS' DEFICIT
  Members' Equity                             45,802,885      14,741,752
  Accumulated Deficit                       (53,697,547)    (51,756,794)
                                           -------------    ------------
        TOTAL MEMBERS' DEFICIT               (7,894,662)    (37,015,042)
                                           -------------    ------------

TOTAL LIABILITIES AND MEMBERS' DEFICIT     $  1,959,576        7,150,921
                                           ============        =========


               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For The Seven       For The Year
                                            Months Ended       Ended December
                                            July 31, 2003         31, 2002
                                           ---------------    ----------------

NET SALES  (RETURNS)                     $      (637,845       $    15,107,419

COST OF SALES                                 (2,019,480)            9,138,057
                                         ----------------      ---------------

GROSS PROFIT                                    1,381,635            5,969,362
                                         ----------------      ---------------

SELLING AND ADMINISTRATIVE EXPENSES             3,307,487           13,762,886


DEPRECIATION AND AMORTIZATION                      13,984              373,262
                                         ----------------      ---------------

TOTAL EXPENSES                                  3,321,471           14,136,148
                                         ----------------      ---------------

LOSS FROM OPERATIONS                          (1,939,836)          (8,166,786)


Interest Expense                                     917               872,132
                                         ----------------      ---------------

NET LOSS                                 $    (1,940,753)      $   (9,038,918)
                                         ================      ===============





               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

  FOE THE SEVEN MONTHS ENDED JULY 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

                                      Members'          Accumulated
                                      Equity             Deficit              Total
                                   --------------     ---------------     ------------

Balance - December 31, 2001       $     18,195,834   $   (42,717,876)   $  (24,522,042)

      Members' draw                    (3,454,082)                 -        (3,454,082)

      Net loss                                  -         (9,038,918)       (9,038,918)
                                  ---------------    ----------------     -------------

Balance - December 31, 2002            14,741,752        (51,756,794)      (37,015,042)

      Members' contribution            31,061,133                  -         31,061,133

      Net loss                                  -         (1,940,753)       (1,940,753)
                                  ---------------    ----------------     -------------

Balance - July 31, 2003           $    45,802,885   $    (53,697,547)     $ (7,894,662)
                                  ===============    ================     =============








               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               For The Seven     For The Year
                                               Months Ended     Ended December
                                               July 31, 2003       31, 2002
                                               -------------    ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                     $ (1,940,753)    $   (9,038,918)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization                     13,984           373,262
  (Increase) Decrease in:
    Accounts receivable                            2,295,148         2,343,867
    Inventory                                          8,126           196,824
    Prepaid expenses                               (346,091)         4,614,684
    Security deposit                                (71,929)                 -
    Advances to artists                             (25,697)           702,683
    Other receivables                                215,516           249,521
  Increase (Decrease) in:
    Accounts payable                                (66,716)           306,424
    Accrued expenses                               (347,025)           389,736
    Royalties payable                              (919,813)            73,302
    Reserve for returns                          (2,240,248)         1,198,980
    Other liabilities                               (69,077)           472,013
    Deferred revenue                                 429,870       (2,296,331)
                                               -------------     -------------
Net cash used by operating activities            (3,064,705)         (413,953)
                                               -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment             (47,729)          (17,305)
                                               -------------     -------------
Net cash used by investing activities               (47,729)          (17,305)
                                               -------------     -------------




               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                           -            6,454,116
  Proceeds from loans payable                      3,000,000                 -
  Principal payments on notes payable           (33,979,599)                 -
  Capital contributions                           31,061,133       (3,454,082)
                                               -------------     -------------
Net cash provided by financing activities             81,534         3,000,034
                                               -------------     -------------
NET (DECREASE) INCREASE IN CASH                  (3,030,900)         2,568,776

CASH AND CASH EQUIVALENTS - BEGINNING              3,255,891           687,115
                                               -------------     -------------

CASH AND CASH EQUIVALENTS - END                $     224,991     $   3,255,891
                                               =============     =============


                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                   $      60,779     $      785,78
                                               =============     =============
    Taxes                                      $       7,728     $      34,869
                                               =============     =============



               See Notes to the Consolidated Financial Statements

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1:   Organization and Nature of Business

          Sheridan Square Entertainment, LLC d/b/a Artemis Records ("Artemis" or the "Company"), was organized in Delaware on February 24, 1999. Artemis is a record label that produces original music recordings and licenses its music catalog.

Note 2:   Summary of Significant Accounting Policies

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

          Principles of Consolidation

          The  accompanying   consolidated   financial  statements  include  the
          accounts of Artemis Classics, LLC ("Classics"). All significant intercompany accounts and transactions have been eliminated.

          Cash and Cash Equivalents

          The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents. Accounts at banking institutions may at times exceed federally insured limits. As of July 31, 2003 and December 31, 2002, the Company had $121,909 and $3,155,891, respectively over such limits.

          Revenue Recognition

          The Company derives its revenue substantially from the sale of music recordings (predominantly compact discs) produced by the Company, and from the licensing of Company-owned master recordings. Revenue from music sales is recognized at the time of shipment to the customer, while licensing revenue is recognized as income is earned over the term of the agreement. Most sales of prerecorded music are made with a right of return of unsold goods. Estimated reserves for returns are established by management based upon historical experience and product mix and are subject to ongoing review and adjustment by the Company. These reserves are recorded at the time of sale and are reflected as a reduction in revenues. During 2003, the Company changed third party distributors resulting in additional returns and the related adjustment to the returns reserve. The accompanying consolidated balance sheet includes a liability for the reserve for returns for Artemis. Minimum guarantees (advances) received from licensees are recorded as deferred revenue and are amortized over the performance period, which is generally the period covered by the agreement.

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2:   Summary of Significant Accounting Policies (continued)

          Cost of Goods Sold

          The Company expenses all product manufacturing, distribution costs, freight in and royalty costs associated with music sales as cost of goods sold.

          Distribution fees, included in cost of sales, are primarily paid to third party distributors based on a percentage of sales. The services provided by the third party distributor include sales, fulfillment and storage of the Company's product. Also included in distribution fees are fees paid to a third party service provider for data entry, generation of invoices, cash processing and logistics services. Distribution fees were approximately $157,106 and $2,459,808 for the seven months ended July 31, 2003 and the year ended December 31, 2002, respectively.

          Accounts Receivable

          The Company does not have a provision for doubtful accounts. Amounts deemed unrecoverable by management, based on specific analysis, are written off as they are identified. Management believes that this approach is approximate to the allowance method.

          Inventory

          Inventory consists of musical recordings, such as compact discs, audiocassettes, digital discs, videotapes, and record albums stated at lower of cost or market as determined under the average cost method, or net realizable value.

          Property and Equipment

          Property and equipment are carried at cost. Depreciation of property and equipment are calculated using accelerated methods over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are charged to expense as incurred.

          Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used in accounting for, among other things, excess and obsolete inventory, allowance for doubtful accounts, reserves for returns, useful lives for depreciation and amortization, deferred tax assets and contingencies.

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2:   Summary of Significant Accounting Policies (continued)

          Music Catalog

          The Company capitalizes the costs to purchase master recordings at the time of acquisition. These costs are amortized over the estimated useful life of these master recordings and represents management's best estimate of the average period of value. The music catalogs are reviewed for impairment at the end of each year and the amortization period and carrying value are adjusted when events or changes in circumstances warrant.

          Advances to Artists

          Advances to artists, which are recoupable against future royalties, are capitalized only in the case of "proven" artists, which are defined as those whose past performance and current popularity supports capitalization. Unearned balances are reviewed periodically and if future performance is no longer assured, the balances are appropriately reserved.

          License Revenues

          The Company licenses a portion of its catalog to foreign music companies under distribution agreements. In most instances the Company receives a non-refundable, recoupable advance on signing the agreement. The Company is obligated to deliver its catalog to the distributor and to pay royalties to the owners of the copyrighted music. The advances received are recorded as deferred income and recognized as income as earned over the term of the agreement. At July 31, 2003 and December 31, 2002, the deferred revenue was $779,870 and $350,000, respectively.

          Advertising Costs

          Advertising costs are expensed as incurred with the exception of any expenses paid in connection with a sales event that has not yet taken place. Advertising expense for the seven months ended July 31, 2003 and the year ended December 31, 2002 was $122,660 and $3,483,670, respectively.

          Intangibles

          Intangible assets, consisting of trademarks and other intangibles, are recorded at cost and amortized on a straight line basis over fifteen years. At July 31, 2003 and December 31, 2002, the amortization expense was $100,051 and $214,773, respectively.


                               2003       2004      2005      2006       2007
                               ----       ----      ----      ----       ----
          Amortization
          of intangibles     $33,919    $81,405    $81,405   $81,405    $81,405

          SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2:   Summary of Significant Accounting Policies (continued)

          Concentration of Credit Risk

          Artemis sells substantially their entire product through one major distributor who accounts to it on a monthly basis. The Company does an ongoing credit evaluation of the distributor's financial condition and believes it does not have a concentration of credit risk.

          Income Taxes

          No provision for income taxes has been reflected in the accompanying financial statements since, according to the Internal Revenue Code, a Limited Liability Company is not responsible for payment of income taxes; all income, gains, losses and credits retain their character and pass through directly to the individual members.

          Royalties

          The Company is obligated to pay royalties to the owners of music copyrights used in master recordings. The Company accrues royalties using contractual rates and certain estimated rates on units sold. The contractual royalty liability is computed quarterly and the accrued royalty balance is adjusted accordingly. The royalty agreements are subject to audit by licensors.

          Fair Value of Financial Instruments

          The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short maturities. The Company's notes payable (or long-term debt) approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at July 31, 2003 and December 31, 2002.

          Impairment of Long-Lived Assets

          In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At July 31, 2003 and December 31, 2002, the Company does not believe that any impairment has occurred.

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3:   Property and Equipment

                  Property and equipment consists of the following:

                                                       July 31   December 31
                                                        2003         2002
                                                        ----         ----

        Equipment and furnishings (5 years)           $568,225     $507,257
        Leasehold improvements (39 years)              119,100      132,339
                                                      --------     --------
                                                       687,324      639,596
        Less: Accumulated depreciation                 538,926      575,681
                                                      --------      -------

        Property and equipment at net book value      $148,399      $63,916
                                                      ========      =======


          Depreciation expense was ($86,067) during the seven months ended July 31, 2003 and $158,489 for the year December 31, 2002


Note 4:   Notes Payable

          Long term borrowings represent draw downs on a $40,000,000 bank line of credit guaranteed by a member of the company. The balance outstanding as of December 31, 2002 was $34,098,716. In February 2003, a member of the Company contributed $31,106,563 to the Company in exchange for members equity, and the Company repaid the principal balance and accrued interest with the proceeds.


Note 5:   Loans Payable

          In July 2003 the Company was loaned $3,000,000 by Sheridan Square Entertainment, Inc., formerly known as Sheridan Square Acquisition, Inc, ("Sheridan"). Sheridan was incorporated in Delaware on July 29, 2003. This loan is non-interest bearing. This loan was advanced in anticipation of Sheridan's acquisition of the Company on July 31, 2003 (see Note 7)

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6:   Commitments and Contingencies

          Leases

          The Company leases its offices under operating leases, which expire November 30, 2005. Minimum annual lease payments are as follows:

                Year
                ----
                2003 five months ending December 2003        $  130,971
                2004                                            314,330
                2005                                            314,330
                                                             ----------
                             Total                           $  759,631
                                                             ==========

          Rent expense for the seven months ended July 31, 2003 was $433,654 and for the year ended December 31, 2002 was $535,784.


          Commitments

          The Company and its subsidiary have entered into various employment contracts with its executives. The total unpaid commitment of these contracts by year is as follows:

                Year                                           Amount
                ----                                           ------
                2003 five months ending December 2003       $  660,005
                2004                                           367,000
                                                            ----------
                                                            $1,027,005
                  Retirement Plan

          The Company has a 401(k) profit sharing plan for certain eligible employees who work more than 1,000 hours per year. Employees can make voluntary contributions up to federally designated limits. The Company has the option to match a percentage of eligible employee's compensation election. Eligible employees are always fully vested in their account balances. The Company's employer match for the seven months July 31, 2003 was $19,062 and for the year ended December 31, 2002 was $60,246. The Company's profit sharing plan expenses for the seven months July 31, 2003 was $3,223 and for the year ended December 31, 2002 was $5,845.

           SHERIDAN SQUARE ENTERTAINMENT, LLC (d/b/a/ ARTEMIS RECORDS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6:   Commitments and Contingencies (continued)

          Litigation

          In 1999, Artemis sought a declaratory judgment that it had exclusive rights to the trademark "Artemis Records." During a trial commenced in June, 2000 a settlement was reached providing for payment of $125,000 by Artemis, however defendant failed to sign the settlement agreement and no payment was made. In January, 2005 defendant petitioned the Court to reopen the case to enforce the court-brokered settlement; the Court dismissed the case on the grounds that it no longer had jurisdiction. Defendant has filed a claim with the U.S. Patent and Trademark Office to cancel the Company's registration of the "Artemis" trademark. Company's counsel believes that the passage of time has substantially weakened any potential claim of defendant to the trademark; therefore no provision has been made for any potential liability.

          The Company is a party to other litigation which management believes is in the ordinary course of business. Although liability cannot be presently determined, it is the opinion of management that the ultimate outcome of any matter, individually and in the aggregate, will not have a material adverse effect on the financial position or overall trends in results of operations.


          Distribution Agreement

          Artemis' product is distributed through third parties. Prior to April 30, 2003, Artemis product was distributed under an agreement which provided for a three-year term and an automatic three-year renewal unless either party gives written notice of non-renewal. This distribution agreement allowed Artemis to cancel the agreement prior to termination and the Company exercised its right of termination effective April 30, 2003..

          Beginning May 1, 2003, the Company entered into another distribution agreement which provided for a three-year term and an automatic three-year renewal unless either party gives written notice of non-renewal. This distribution agreement allowed Artemis to cancel the agreement prior to termination. Artemis exercised its right of termination, effective April 30, 2005.


Note 7:   Subsequent Events

          On August 3, 2003, Sheridan purchased 100% of the membership interest of the Company. The terms of the agreements were as follows:

          Goldberg Records LLC contributed its entire interest in Artemis in exchange for 15% of the capital stock of the Sheridan. Artemis owned 49% of Classics. Music Holdings, LLC, a shareholder of Sheridan, owned the remaining 51% of Classics and contributed this interest valued at $330,000 to Sheridan in exchange for capital stock of Sheridan.

                                     ANNEX K











                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                      June 30,        June 30,
                                                        2005           2004
                                                     ----------      ---------

CURRENT ASSETS
  Cash and cash equivalents                         $  323,249      $ 1,240,226
  Accounts receivable, net of allowances
    of $1,707,059 and $1,661,313, at June
    30, 2005 and 2004, respectively                 11,725,264        9,452,132
  Inventory                                          7,187,042        5,080,174
  Prepaid expenses                                     996,485        1,236,414
  Advances to artists                                2,867,636          988,648
                                                   -----------        ---------
        TOTAL CURRENT ASSETS                        23,099,677       17,997,594
                                                   -----------        ---------


PROPERTY AND EQUIPMENT, at cost less
  accumulated depreciation of $1,155,104
  and $1,060,468, as of June 30, 2005
  and 2004, respectively                               386,054          287,563
                                                   -----------        ---------


OTHER ASSETS
  Security deposits and other assets                   358,276          203,928
  Financing costs, less accumulated
    amortization of $668,880 and $214,915, at
    June 30, 2005 and 2004, respectively             2,348,636        1,029,528
  Goodwill                                           2,590,000        2,590,000
  Non-contractual customer obligations,
    less accumulated amortization of
    $1,130,785 and $484,826 at
    June 30, 2005 and 2004 respectively              8,642,711        9,303,301
  Music catalogs, less accumulated
    amortization of $1,130,785 and
    $484,286, at June 30, 2005 and 2004,
    respectively                                    14,460,060        7,920,278
                                                   -----------        ---------
        TOTAL OTHER ASSETS                          28,399,683       21,047,035
                                                   -----------        ---------
        TOTAL ASSETS                              $ 51,885,415     $ 39,332,192
                                                  ============     ============

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    June 30,        June 30,
                                                      2005            2004
                                                  -----------      ----------
CURRENT LIABILITIES
  Accounts payable                                $9,295,539       $7,046,403
  Accrued expenses                                   797,617        2,546,192
  Royalties payable                                2,385,342        1,976,807
  Reserve for returns                              1,512,413          640,329
  Deferred revenue - current portion                 186,935          147,384
  Other liabilities                                  398,865          389,033
  Notes payable - current portion                    829,000        1,704,377
  Due on catalog acquisition - current portion     1,000,000                -
  Accrued dividends payable                          706,563                -
                                                  ----------        ---------

        TOTAL CURRENT LIABILITIES                 17,112,274       14,450,525
                                                  ----------       ----------


LONG TERM LIABILITIES
  Deferred revenue less current portion              180,380          473,837
  Due on catalog acquisition - less
    current portion                                2,000,000               -
  Notes payable - less current portion            16,864,790        9,695,864
  Deferred tax liability                           2,590,000        2,590,000
                                                  ----------       ----------

        TOTAL LONG TERM LIABILITIES               21,635,170       12,759,701
                                                  ----------       ----------


        TOTAL LIABILITIES                         38,747,444       27,262,226
                                                  ----------       ----------

COMMITMENTS AND CONTINGENCIES


MINORITY INTEREST                                    95,800            10,023
                                                  ---------        ----------




                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                LIABILITIES AND STOCKHOLDERS' EQUITY -- Continued


                                                    June 30,        June 30,
                                                      2005            2004
                                                  -----------      ----------
  Accounts payable                                $9,295,539       $7,046,403


STOCKHOLDERS' EQUITY
  Voting preferred stock
    Series A Convertible Preferred,
      $1.00 par value; 1,300 shares
      authorized; 896 shares issued and
      outstanding                                       896               581
    Series B Convertible Preferred,
      $1.00 par value; 40 shares authorized;
      -0- shares issued and outstanding                  -                  -
  Undesignated Preferred Stock
    $1.00 par value; 48,660 shares authorized;
    -0- shares issued and outstanding                    -                  -
  Voting common stock
    Class A, $0.01 par value; 10,000,000
    authorized; 94,536 shares issued and
    outstanding                                        945                945
  Non-Voting common stock
    Class B, $0.01 par value; 1,000 authorized;
    288 shares issued and outstanding                    3                  3
  Additional paid in Capital
                                                21,238,241         14,525,028
  Accumulated deficit                          (8,197,913)        (2,466,613)
                                               -----------        -----------
        TOTAL STOCKHOLDERS' EQUITY              13,042,172         12,059,943
                                               -----------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 51,885,415       $ 39,332,192
                                              ============       ============


                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                              For the Six Months Ended
                                                      June 30,
                                          -------------------------------
                                              2005              2004
                                          -------------    --------------

NET SALES                                  $ 19,012,989       $16,959,361

COST OF SALES                                 9,846,468        10,943,595
                                          -------------    --------------

GROSS PROFIT                                  9,166,521         6,015,765
                                          -------------    --------------

SELLING AND ADMINISTRATIVE EXPENSES           9,064,410         7,231,089

DEPRECIATION AND AMORTIZATION                 1,236,298           810,903
                                          -------------    --------------

TOTAL EXPENSES                               10,300,708         8,041,991
                                          -------------    --------------

LOSS FROM OPERATIONS                        (1,134,187)       (2,026,226)
                                          -------------    --------------
OTHER EXPENSES

         Interest Expense                       812,701           237,169
         Minority Interest                       75,755            10,023
                                          -------------    --------------

TOTAL OTHER EXPENSES                            888,456           247,191
                                          -------------    --------------

LOSS BEFORE INCOME TAXES                    (2,022,644)       (2,273,417)
                                          -------------    --------------

NET LOSS                                    (2,022,644)       (2,273,417)

Preferred stock dividends                       706,563                 -
                                          -------------    --------------

NET LOSS AVAILABLE TO COMMON
  STOCKHOLDERS                             ($2,729,207)      ($2,273,417)
                                          =============   ===============

                 See Notes to Consolidated Financial Statements.

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  For the Six Months Ended
                                                          June 30,
                                               ------------------------------
                                                     2005             2004
                                               ---------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                     $   (2,022,644)  $  (2,273,417)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation                                        59,320          58,005
    Amortization                                     1,125,178         658,801
    Minority interests                                (20,045)          10,023
    Deferred tax expense                               132,000         184,000
  (Increase) Decrease in:
    Accounts receivable                              (629,372)     (1,806,655)
    Inventory                                      (1,296,553)          28,492
    Prepaid expenses                                 (540,610)     (1,150,784)
    Security deposits and other assets               (183,994)         (3,180)
    Advances to artists                              (939,396)       (621,562)
  Increase (Decrease) in:
    Accounts payable                                   943,106       (396,794)
    Accrued expenses                                 (607,942)         916,617
    Royalties payable                              (1,145,905)       (248,286)
    Reserve for returns                              (453,916)       (968,295)
    Other liabilities                                  157,869        (72,811)
    Deferred revenue                                 (110,337)         (7,823)
                                               ---------------     -----------
Net cash used in operating activities              (5,665,242)     (5,825,670)
                                               ---------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Acquisition of property and equipment               (16,838)       (109,360)
  Cost of acquiring subsidiaries                        -            (128,811)
  Acquisition of music catalogs                         -          (1,500,000)
                                               ---------------     -----------

Net cash used by investing activities                 (16,838)     (1,738,171)
                                               ---------------     -----------


                 See Notes to Consolidated Financial Statements

                       SHERIDAN SQUARE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the Six Months Ended
                                                            June 30,
                                                 ------------------------------
                                                    2005              2004
                                                -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing under revolving bank loan            1,016,058          3,095,711
  Proceeds from notes payable                      317,509                  -
  Principal payments on notes payable            (537,600)          (412,700)
  Financing transaction costs                            -           (77,136)
  Capital contributions                          4,234,678            910,000
                                                ----------        -----------
Net cash provided by financing activities        5,030,645          3,515,875
                                                ----------        -----------

NET (DECREASE) INCREASE IN CASH                  (651,434)        (4,047,966)

CASH AND CASH EQUIVALENTS - BEGINNING
 OF PERIOD                                         878,885          5,288,192
                                                ----------        -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD       $  227,451        $ 1,240,226
                                                ==========        ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid during the period for:
            Interest                            $  601,103        $   221,688
                                                ==========        ===========
            Taxes                               $        -        $         -
                                                ==========        ===========




                 See Notes to Consolidated Financial Statements

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Note 1:   Organization and Nature of Business

          Sheridan Square Entertainment, Inc. ("Sheridan"), formerly known as Sheridan Square Acquisition, Inc. was incorporated on July 29, 2003 in Delaware and currently has its corporate offices located in New York. During 2003, Music Distribution Holdings, LLC, a wholly owned subsidiary of Sheridan purchased Musicrama, Inc. ("Musicrama"), a distributor of prerecorded music and Sheridan Square Entertainment, LLC d/b/a Artemis Records ("Artemis"), a record label that produces original music recordings and licenses its music catalog. On June 30, 2004, Sheridan Square Entertainment, LLC was merged into Sheridan. In 2004, Sheridan purchased (i) Tone Cool Records Corporation ("Tone Cool"), a record label incorporated in Massachusetts, (ii) substantially all of the music recordings catalog of Ropeadope Music Entertainment, LLC ("Ropeadope"), (iii) the assets of Compendia Music Group ("Compendia"), a major record label, and (iv) formed Musicrama Distribution and Marketing Inc.("MDM") to develop, enhance and expand Musicrama's retail resources. The above entities are collectively referred to as Sheridan Square Entertainment, Inc. and Subsidiaries (collectively "the Company")

          Basis of Presentation

          In the opinion of management of the Company, the accompanying unaudited consolidated interim financial statements reflect all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2005 and the consolidated results of its operations and its cash flows for the six months ended June 30, 2005 and 2004. The results of operations for such interim periods are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. In addition, management is required to make estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgment and available information. Also, during interim periods, certain costs and expenses are allocated among periods based on an estimate of time expired, benefit received, or other activity associated with the periods. Accordingly, actual results could differ from those estimates. The interim results are not necessarily indicative of results expected for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes included in the Company's year end audited financial statement, included herein in this proxy on Form _________, filed with the Securities and Exchange Commission.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Note 2:   Stockholders' Equity

          On January 25, 2005, the Company amended its certificate of incorporation, changing its authorized capital stock to 10,051,000 shares of which 10,000,000 is Class A Common Stock, par value $0.01 per share; 1,000 shares of Class B Common Stock, par value $0.01 per share; 1,300 shares of Series A Convertible Preferred Stock ("Series A"), par value $1.00 per share; and 48,700 shares of Undesignated Preferred Stock, par value $1.00 per share. Class A Common shares have voting rights, and Class B Common shares have none. Series A has voting rights equal to the number of shares of Class A Common that it can convert into at $63.20 per Class A Common share. Class A provides cumulative dividends of 8% for one year, 10% for the next six months, 12% for the next six months, and 14% after two years. Upon liquidation, Series A has a first priority preference equal to 125% of stated value per share plus any accrued, but unpaid, dividends thereon. Pursuant to this Amendment, the Company cancelled all issued shares of preferred stock, and accrued dividends, and reissued all previous holders of preferred stock shares a total of 710.62 shares of Series A.

          On December 3, 2004, the Company began an offering of a private placement of capital stock, in anticipation with above capital restructuring of the Company. This placement provides for the sale of a minimum of 40 units and a maximum of 100 units, each unit consisting of four shares of Series A, par value $1 per share, and warrants to purchase 396 shares of Class A Common Stock, par value $.01 per share, at an offering price of $100,000 per unit. These warrants are exercisable at $75.84 per share and expire five years from the date of issuance. The number of shares underlying the warrants are adjustable dependent on the Series A achieving certain milestones. Under this placement, the Company has issued 185.28 shares of Series A, and realized $4,234,678, net of expenses as of June 30, 2005. Subsequent to June 30, 2005, the Company has sold approximately 6 units of this offering and realized $133,000, net of expenses.

Note 3:   Notes Payable

          On February 10, 2005, Musicrama amended its revolving credit, term loan and security agreement with its institutional lender, whereby the lender consented to Musicrama entering into a factoring agreement with Compendia to purchase certain receivables, allowing such receivables to qualify as collateral under the revolving credit agreement as amended.

              SHERIDAN SQUARE ENTERTAINMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004


Note 4:   Acquisitions

          On December 12, 2004, the Company purchased certain assets and assumed certain liabilities of Compendia Music Group for $7,396,713, net of closing adjustments. The following is the unaudited pro forma statement of operations for the acquisition of Compendia as if it occurred on January 1, 2004.

                                                   Six Months Ended
                                                   June 30, 2004
                                                     (Unaudited)
                                                   ----------------
        Net Sales                                     $20,783,111
        Cost of Goods                                  12,952,748
                                                      -----------
        Gross Profit                                    7,830,362
        Operating Expenses                             10,747,021
                                                      -----------
        Operating Loss                                (2,916,659)
        Other Expense                                     978,378
                                                      -----------
        Net Loss                                    ($ 3,895,037)
                                                    =============

Note 5:   Subsequent Events

          On July 20, 2005, the Company entered into a definitive merger agreement with Hirsch International Corp. and Subsidiaries ("Hirsch"), a single source provider of equipment, value added products and services to the embroidery industry. Under the terms of the agreement the Company's stockholders will receive approximately 15,000,000 shares of Hirsch's common stock. Following the merger, the Company is expected to own approximately 62% of the outstanding common stock of Hirsch.

          On July 20, 2005, the Company authorized the designation of 40 shares of Series B Convertible Participating Preferred Stock ("Series B"), at a par value of $1.00 per share. Series B is senior to all other equity securities of the Company, including Series A, in terms of dividends, distributions and liquidation preference. The stated value of Series B is $25,000 per share. Dividends on Series B accrue commencing January 1, 2006 whether declared or not. Dividends accrue at annual rate of 8% until April 1, 2006, whereupon the rate shall increase to 14% annually until July 1, 2006, hereupon the rate shall increase to 18% annually. These dates of dividend commencement are contingent upon the Company having i.) sold substantially all the assets of the Company, ii.) entered into a transaction whereby the Company is no longer the owner of more than 50% of the voting power of the successor entity, or iii.) having entered into a merger agreement with Hirsch International Corp. (see above) (the "Hirsch Merger"). At any time after issuance the Series B may be redeemed by the Company. If the Hirsch Merger does not occur, the Series B may be purchased by a major shareholder for 80% of its stated value inclusive of accrued and unpaid dividends. If the Hirsch Merger is terminated prior to consummation, the Series B holders, at their option, may convert their shares into Class A Common shares at an initial price of $63.20 per share. The Series B shares have voting rights to approve matters that adversely impact their rights, ranking or preference. Such voting is determined to the extent the Series B is convertible into Class A common shares.

          On July 22, 2005, the Company issued 20 shares of Series B Convertible Preferred Stock and realized $500,000.